   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2001



                                                      REGISTRATION NO. 333-54086

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          IASIS HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

              DELAWARE                               8062                              76-0450619
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                         113 SEABOARD LANE, SUITE A-200
                           FRANKLIN, TENNESSEE 37067
                                 (615) 844-2747
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 FRANK A. COYLE
                         GENERAL COUNSEL AND SECRETARY
                         113 SEABOARD LANE, SUITE A-200
                           FRANKLIN, TENNESSEE 37067
                                 (615) 844-2747
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   PHYLLIS G. KORFF                                        JEFFREY BAGNER
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                  FOUR TIMES SQUARE                                      ONE NEW YORK PLAZA
               NEW YORK, NEW YORK 10036                               NEW YORK, NEW YORK 10004
                    (212) 735-3000                                         (212) 859-8000

                                  LEIGH WALTON
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED
                   TITLE OF EACH CLASS OF                            MAXIMUM AGGREGATE                    AMOUNT OF
                SECURITIES TO BE REGISTERED                          OFFERING PRICE(1)               REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.....................           $245,640,000                        $61,410
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) Includes common stock issuable upon exercise of the underwriters' over-allotment option.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. The Registrant paid $50,313 of the registration fee in connection with the initial filing of this Registration Statement on January 22, 2001.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This registration statement contains two forms of prospectus: one to be used in connection with a U.S. and Canadian offering of the registrant's common stock and one to be used in connection with a concurrent international offering of the common stock. The international prospectus will be identical to the U.S. prospectus except that it will have a different front cover page, table of contents page, underwriting section and back cover page. The U.S. prospectus is included herein and is followed by the alternate pages to be used in the international prospectus. The alternate pages to be used in the international prospectus have been labeled "Alternate Page for International Prospectus."

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED FEBRUARY 13, 2001

PROSPECTUS


                               13,350,000 SHARES


                                  [IASIS LOGO]

                                  COMMON STOCK
                             ----------------------


     This is IASIS Healthcare Corporation's initial public offering. We are selling all of the shares. The U.S. underwriters are offering 10,680,000 shares in the U.S. and Canada and the international managers are offering 2,670,000 shares outside the U.S. and Canada.



     We expect the public offering price to be between $14.00 and $16.00 per share. Currently, no public market exists for the shares. After pricing of the offering, the shares will trade on the New York Stock Exchange under the symbol "IAS."


     INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                             ----------------------

                                                              PER SHARE              TOTAL
                                                              ---------              -----
Public offering price.......................................      $                    $
Underwriting discount.......................................      $                    $
Proceeds, before expenses, to IASIS Healthcare..............      $                    $


     The U.S. underwriters may also purchase up to an additional 1,602,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an additional 400,500 shares from us.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares will be ready for delivery on or about           , 2001.
                             ----------------------

MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

                                                  BANC OF AMERICA SECURITIES LLC
                                                              CIBC WORLD MARKETS
                                                       DEUTSCHE BANC ALEXM BROWN
                                                                 LEHMAN BROTHERS
JEFFERIES & COMPANY, INC.                          SUNTRUST EQUITABLE SECURITIES
                             ----------------------

             The date of this prospectus is                , 2001.

                       Omitted Graphic and Image Material

     The following graphic and image material is omitted from the form of the prospectus filed electronically:

     Inside Front Cover:

     The IASIS Healthcare Corporation logo and a map of the contiguous United States indicating the four states, Utah, Arizona, Texas and Florida, and six markets, Salt Lake City, Utah, Phoenix, Arizona, Odessa, San Antonio and Port Arthur, Texas, and Tampa-St. Petersburg, Florida, in which we operate. The map shows the location of our 15 hospitals and five ambulatory surgery centers in these markets, as well as our corporate headquarters near Nashville, Tennessee.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    8
Forward-Looking Statements..................................   15
Use of Proceeds.............................................   16
Dividend Policy.............................................   16
Capitalization..............................................   17
Dilution....................................................   18
Selected Financial Data.....................................   19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Business....................................................   36
Management..................................................   57
Stock Ownership of Principal Stockholders and Management....   64
Certain Relationships and Related Party Transactions........   66
Description of Indebtedness.................................   69
Description of Our Capital Stock............................   71
Shares Eligible for Future Sale.............................   74
Certain United States Federal Tax Consequences to Non-United
  States Holders............................................   76
Underwriting................................................   79
Legal Matters...............................................   83
Experts.....................................................   83
Where You Can Find More Information.........................   83
Index to Financial Statements...............................  F-1
Index to Unaudited Pro Forma and Pro Forma As Adjusted
  Combined and Consolidated Financial Information...........  P-1


                            ------------------------

     You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

     The following summary highlights some of the information from this prospectus and may not contain all the information that is important to you. You should read the entire prospectus, including the section entitled "Risk Factors" and our consolidated and combined financial statements and related notes, before deciding to invest in our common stock. In this prospectus, unless the context otherwise requires a different meaning, all references to (1) "IASIS," "we," "our," "us," or "our company" are to IASIS Healthcare Corporation and its subsidiaries, (2) "Paracelsus" are to Paracelsus Healthcare Corporation, (3) "Tenet" are to Tenet Healthcare Corporation, (4) "Paracelsus hospitals" are to the five hospitals that were owned by a subsidiary of Paracelsus in which we acquired a controlling interest as part of a recapitalization transaction in October 1999, and (5) "Tenet hospitals" are to the ten hospitals that we acquired from Tenet in October 1999.

OUR COMPANY

     We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians, working with local managed care plans and recruiting experienced local management. As of December 31, 2000, we owned or leased 15 hospitals with a total of 2,194 operating beds. Our hospitals are currently located in four regions:

     - Salt Lake City, Utah;

     - Phoenix, Arizona;

     - Tampa-St. Petersburg, Florida; and

     - three cities in the State of Texas, including San Antonio.


For the twelve months ended December 31, 2000, approximately 90% of our net revenue was derived from markets within our regions that are growing at rates above the national average. Additionally, our net revenue from hospital operations is well balanced across these regions, with each region contributing between 20% and 25% of our total net revenue. We also operate five ambulatory surgery centers and a Medicaid managed health plan called Health Choice that serves over 42,000 members in Arizona. For the twelve months ended December 31, 2000, we had total net revenue of $848.3 million and EBITDA of $124.1 million, both excluding start-up results at one of our hospitals.


     IASIS was formed in October 1999 through a series of transactions that were arranged by Joseph Littlejohn & Levy, Inc. and members of our management team. Joseph Littlejohn & Levy is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. As part of a recapitalization transaction, we acquired a controlling interest in a subsidiary of Paracelsus that owned five hospitals and other related assets. Following this transaction, we also acquired ten hospitals and other related assets from Tenet.

     Since October 1999, we have put in place an experienced senior management team under whose leadership we have:

     - developed strategic plans for each of our markets and facilities;

     - recruited additional physicians to our hospitals;

     - expanded and improved our facilities and services;

     - installed standardized clinical and financial information systems in 11 of our 15 hospitals;

     - strengthened our local management teams; and

     - initiated company-wide compliance and quality assurance programs.


As a result of these initiatives, during the twelve months ended December 31, 2000, we achieved net revenue growth of 8.5% and an increase in patient admissions of 8.6% compared to the pro forma twelve months ended December 31, 1999, both excluding start-up results at one of our hospitals.

BUSINESS STRATEGY


     Our objective is to provide high quality, cost-effective healthcare services in the communities we serve. The key elements of our business strategy are:


     - INCREASE OUR MARKET SHARE IN HIGH-GROWTH MARKETS. Most of our hospitals are located in high-growth markets that are expected to experience population growth rates through 2005 in excess of the national average. We intend to increase our market share in our existing markets through organic growth and selective acquisitions.


     - RECRUIT AND RETAIN QUALITY PHYSICIANS. We intend to continue to recruit and retain quality physicians for our medical staffs and maintain their loyalty to our facilities by:

        - equipping our hospitals with technologically advanced equipment;

        - sponsoring training programs to educate physicians on advanced medical procedures;

        - providing physicians with remote access to clinical information through our new information systems; and

        - enhancing physician convenience and access.


       We also use our existing physician relationships to recruit new primary care physicians and specialists. In addition, we are establishing local physician advisory committees to work closely with our local management teams and to advise us on facility- and market-specific needs and strategies.


     - INCREASE REVENUE BY EXPANDING OUR SERVICES. We analyze demographic and patient data and consult with key physicians and payors to identify and prioritize the healthcare needs of the communities we serve. In fiscal 2001, we intend to allocate approximately 80% of our capital expenditure budget to expand services and purchase new equipment. Examples include:

        - expanding emergency room and surgical capacity;

        - upgrading and expanding specialty services, including cardiology, orthopedics and obstetrics;

        - updating our technology in imaging, diagnostic and other medical equipment; and

        - enhancing the convenience and quality of our outpatient services.


     - PROVIDE HIGH QUALITY SERVICES. We believe the high quality of our services differentiates our hospitals within their markets and provides us with a competitive advantage. Between January 1, 1999 and February 1, 2001, six of our hospitals were surveyed by the Joint Commission on Accreditation of Healthcare Organizations and the average of our scores, some of which are preliminary, is 94. Additionally, in 2000, two of our hospitals were recognized by the HCIA-Sachs Institute as being among the "Top 100 Hospitals in America" for demonstrating superior clinical, operational and financial performance.


     - FOCUS ON OPERATIONAL EXCELLENCE. Our management team has extensive multi-facility operating experience and focuses on operational excellence at our facilities. We believe we can improve our operations and profitability by:


        - implementing case and resource management with a focus on efficient staffing and supply utilization;


        - capitalizing on purchasing efficiencies and reducing operating costs through our relationship with Broadlane, a national group purchasing organization;

        - completing the installation of standardized information systems at each of our facilities to provide us with more accurate, timely and cost-effective clinical and financial information; and

        - improving our billing and collection processes to increase cash flow and reduce bad debt expenses.

     - CONTINUE TO DEVELOP FAVORABLE MANAGED CARE RELATIONSHIPS. We plan to increase patient volume at our facilities and improve our profitability by negotiating more favorable terms with managed care plans and, where desirable, entering into contracts with additional managed care plans. We believe that we will be able to negotiate more favorable terms by marketing facility-specific strengths that demonstrate:

          - the quality and breadth of our services;

          - the expertise of our physicians; and

          - convenient patient access.

      We also organize our hospitals as networks to strengthen our market presence and more effectively deliver healthcare services, both of which increase our attractiveness to managed care plans.

     - CONTINUE TO STRENGTHEN LOCAL MANAGEMENT TEAMS. We recruit experienced senior managers to give our hospitals their own dedicated management teams. Since October 1999, we have hired new executive managers at 10 of our 15 hospitals. We believe a strong local management team at each facility, including a chief executive officer, chief financial officer and chief nursing officer, enhances physician and community relations. We have developed a performance-based compensation program based upon the achievement of qualitative and quantitative goals set forth in an operating plan for each facility.

     - SELECTIVELY PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. We intend to selectively pursue hospital acquisitions in existing and new markets where we believe we can improve the financial and operational performance of the acquired hospital and enhance our regional presence. We intend to target hospitals with 100 to 400 beds. We will focus our new market development efforts in high-growth urban and suburban regions with stable or improving managed care environments. In addition, we will continue to identify opportunities to expand our presence through strategic alliances with other healthcare providers.

INDUSTRY OVERVIEW

     The U.S. Health Care Financing Administration estimated that in 1999 total annual U.S. healthcare expenditures grew by 6.0% to $1.2 trillion. It projects that total U.S. healthcare spending will grow by 6.5% annually from 2001 through 2008. By these estimates, healthcare expenditures will account for approximately $2.2 trillion, or 16.2%, of the total U.S. gross domestic product by 2008.


     Hospital services represents the largest segment of the healthcare industry, accounting for 33% of total healthcare expenditures in 1999, or $401 billion. The U.S. Health Care Financing Administration projects the hospital services category to grow by 5.7% per year through 2008. It expects growth in hospital spending to continue due to the aging of the U.S. population and consumer demand for expanded medical services. According to the American Hospital Association, there are over 5,000 hospitals in the United States, of which approximately 86% are owned by not-for-profit and government entities.


                            ------------------------

     Our principal executive offices are located at 113 Seaboard Lane, Suite A-200, Franklin, Tennessee 37067 and our telephone number at that address is
(615) 844-2747. Our corporate website address is www.iasishealthcare.com. Information contained on our website is not part of this prospectus.

                                  THE OFFERING
Common stock offered by IASIS

     U.S. offering...............    10,680,000 shares


     International offering......     2,670,000 shares

                                     ----------------

          Total..................    13,350,000 shares



Shares outstanding after this
offering.........................    45,311,445 shares



Use of proceeds..................    We estimate that our net proceeds from this
                                     offering without exercise of the
                                     over-allotment options will be
                                     approximately $185.0 million. We intend to use the net proceeds to repay a portion of our outstanding indebtedness and possibly to fund purchases of two hospital facilities we currently operate under a lease. See "Use of Proceeds."


Risk factors.....................    See "Risk Factors" beginning on page 8 and
                                     other information included in this
                                     prospectus for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.


NYSE symbol......................    "IAS"



     The number of shares outstanding after this offering excludes 7,158,280 shares of common stock reserved for issuance under our 2000 Stock Option Plan. Of these reserved shares, 6,514,422 shares are issuable upon exercise of outstanding stock options. Of these shares, 2,146,342 shares are issuable at an exercise price of $9.52 per share, 2,439,413 shares are issuable at an exercise price of $24.76 per share and 1,928,667 shares are issuable at an exercise price of $40.00 per share.


     Unless otherwise indicated, the information in this prospectus assumes:


     - a 10.5-for-one common stock split prior to the closing of this offering and the resulting restatement of all common share and per share data;



     - no exercise of the underwriters' over-allotment options to purchase 2,002,500 additional shares of our common stock;


     - no exercise of outstanding options to purchase our common stock; and


     - an assumed offering price of $15.00 per share, which is the mid-point of the range of the initial offering prices set forth on the cover page of this prospectus.

                        SUMMARY FINANCIAL AND OTHER DATA


     The comparability of our financial and other data has been affected by the change in our fiscal year from December 31 to September 30 during 1999, the recapitalization involving the Paracelsus hospitals effective October 8, 1999 and the Tenet acquisition effective October 15, 1999. To facilitate comparisons, summary financial and other data in the following tables has been presented for
(1) the nine months ended September 30, 2000, (2) our most recent fiscal year ended September 30, 2000, (3) our most recent quarter ended December 31, 2000, and (4) for selected operating data, the twelve months ended December 31, 2000, and, in each case, the corresponding prior periods.



     You should read the summary financial and other data below in conjunction with our consolidated and combined financial statements, condensed and consolidated unaudited financial statements, pro forma and pro forma as adjusted consolidated and combined financial statements and their respective accompanying notes.


     The following table presents summary financial data for:


     - the nine months and the year ended September 30, 1999 on a pro forma basis, giving effect to the recapitalization of the Paracelsus hospitals, the Tenet acquisition and the merger with a company formed by members of our management as if these events had occurred on the first day of the period;



     - the nine months ended September 30, 2000 on an actual basis;



     - the year ended September 30, 2000 (1) on a pro forma basis giving effect to the recapitalization of the Paracelsus hospitals, the Tenet acquisition and the merger with a company formed by members of our management as if these events had occurred on October 1, 1999 and (2) on a pro forma as adjusted basis giving effect to this offering;



     - the three months ended December 31, 1999 on a pro forma basis giving effect to the recapitalization of the Paracelsus hospitals, the Tenet acquisition and the merger with a company formed by members of our management as if these events had occurred on October 1, 1999; and



     - the three months ended and as of December 31, 2000 (1) on an actual basis and (2) on a pro forma as adjusted basis giving effect to this offering.


                                             NINE MONTHS ENDED                  YEAR ENDED
                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                           ---------------------   ------------------------------------
                                             PRO                     PRO          PRO        PRO FORMA
                                            FORMA       ACTUAL      FORMA        FORMA      AS ADJUSTED
                                             1999        2000        1999        2000         2000(A)
                                           --------   ----------   --------   -----------   -----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..............................  $581,466   $  637,468   $763,848   $   838,017   $   838,017
Costs and expenses:
  Salaries and benefits..................   195,064      224,545    257,700       294,165       294,165
  Supplies and other operating
    expenses.............................   239,798      281,607    318,047       370,051       370,051
  Provision for bad debts................    43,765       47,350     57,436        60,949        60,949
  Interest, net..........................    49,192       47,977     65,589        65,084        45,960
  Depreciation and amortization..........    35,150       37,175     47,343        48,808        48,808
  Allocated management fees..............    11,112           --     14,370           313           313
  Recapitalization costs(b)..............        --           36         --            --            --
  Loss on sale of accounts receivable....     4,548           --      4,548         2,191         2,191
                                           --------   ----------   --------   -----------   -----------
  Total costs and expenses...............   578,629      638,690    765,033       841,561       822,437
                                           --------   ----------   --------   -----------   -----------
Earnings (loss) from continuing
  operations before minority interests
  and income taxes.......................     2,837       (1,222)    (1,185)       (3,544)       15,580
Minority interests.......................      (622)         166       (232)         (180)         (180)
                                           --------   ----------   --------   -----------   -----------
Earnings (loss) from continuing
  operations before income taxes.........     3,459       (1,388)      (953)       (3,364)       15,760
Income tax expense.......................     1,384        2,219         --         2,219         6,832
                                           --------   ----------   --------   -----------   -----------
Net earnings (loss) from continuing
  operations.............................  $  2,075   $   (3,607)  $   (953)  $    (5,583)  $     8,928
                                           ========   ==========   ========   ===========   ===========
Net earnings (loss) from continuing
  operations attributable to common
  stockholders(c)........................  $     --   $  (23,489)  $     --   $    (5,583)  $     8,928
Basic and diluted net earnings (loss)
  from continuing operations per common
  share(c)...............................  $     --   $    (1.63)  $     --   $     (0.18)  $      0.20
Weighted average number of common shares
  used for basic net earnings (loss) from
  continuing operations per common
  share(c)...............................        --   14,401,430         --    31,434,863    44,784,863
Weighted average number of common and
  common equivalent shares used for
  diluted net earnings from continuing
  operations per common share(c).........        --           --         --            --    44,977,529

                                                     THREE MONTHS ENDED
                                                        DECEMBER 31,
                                           ---------------------------------------
                                               PRO                      PRO FORMA
                                              FORMA        ACTUAL      AS ADJUSTED
                                              1999          2000         2000(A)
                                           -----------   -----------   -----------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..............................  $   200,549   $   219,369   $  219,369
Costs and expenses:
  Salaries and benefits..................       69,620        77,085       77,085
  Supplies and other operating
    expenses.............................       88,444        97,131       97,131
  Provision for bad debts................       13,599        17,395       17,395
  Interest, net..........................       17,107        17,208       12,084
  Depreciation and amortization..........       11,633        14,108       14,108
  Allocated management fees..............          313            --           --
  Recapitalization costs(b)..............           --            --           --
  Loss on sale of accounts receivable....        2,191            --           --
                                           -----------   -----------   ----------
  Total costs and expenses...............      202,907       222,927      217,803
                                           -----------   -----------   ----------
Earnings (loss) from continuing
  operations before minority interests
  and income taxes.......................       (2,358)       (3,558)       1,566
Minority interests.......................         (346)           53           53
                                           -----------   -----------   ----------
Earnings (loss) from continuing
  operations before income taxes.........       (2,012)       (3,611)       1,513
Income tax expense.......................           --            --          761
                                           -----------   -----------   ----------
Net earnings (loss) from continuing
  operations.............................  $    (2,012)  $    (3,611)  $      752
                                           ===========   ===========   ==========
Net earnings (loss) from continuing
  operations attributable to common
  stockholders(c)........................  $    (2,012)  $    21,737   $      752
Basic and diluted net earnings (loss)
  from continuing operations per common
  share(c)...............................  $     (0.07)  $      0.81   $     0.02
Weighted average number of common shares
  used for basic net earnings (loss) from
  continuing operations per common
  share(c)...............................   30,458,745    26,779,284   45,143,711
Weighted average number of common and
  common equivalent shares used for
  diluted net earnings from continuing
  operations per common share(c).........           --            --   45,631,810



(footnotes begin on page 7)

                                                                   AS OF DECEMBER 31, 2000
                                                                  --------------------------
                                                                                PRO FORMA
                                                                                    AS
                                                                   ACTUAL      ADJUSTED(d)
                                                                  --------    --------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................      $891,949       $891,949
Long-term debt and capital lease obligations, excluding
  current maturities........................................       560,322        376,322
Stockholders' equity........................................       192,556        376,556
Working capital.............................................        79,170         79,170


SELECTED OPERATING DATA


     The following table presents (1) pro forma combined operating data for our acute care service and Health Choice business segments for the nine months ended September 30, 1999 and for the three months ended December 31, 1999, (2) actual operating data for our acute care service and Health Choice business segments for the nine months ended September 30, 2000 and for the three months ended December 31, 2000 and (3) pro forma and actual operating data for the twelve months ended December 31, 1999 and 2000.



                                                NINE MONTHS ENDED       THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                  SEPTEMBER 30,            DECEMBER 31,             DECEMBER 31,
                                              ---------------------    ---------------------    --------------------
                                              PRO FORMA     ACTUAL     PRO FORMA     ACTUAL     PRO FORMA    ACTUAL    PERCENTAGE
                                                1999         2000        1999         2000        1999        2000       CHANGE
                                              ---------    --------    ---------    --------    ---------   --------   ----------
                                                                            (DOLLARS IN THOUSANDS)
FINANCIAL DATA:

ACUTE CARE SERVICE
  ALL FACILITIES EXCLUDING ROCKY MOUNTAIN
    MEDICAL CENTER
  Net revenue.............................    $518,522     $562,558    $178,275     $188,505    $696,797    $751,063       7.8%
  EBITDA(e)...............................      84,597       90,493      25,473       30,049     110,070     120,542       9.5%
  ROCKY MOUNTAIN MEDICAL CENTER
  Net revenue.............................    $     --     $  4,463    $     --     $  4,092    $     --    $  8,555        --
  EBITDA(e)...............................          --       (8,917)         --       (3,479)         --     (12,396)       --
HEALTH CHOICE
  Net revenue.............................    $ 62,944     $ 70,447    $ 22,274     $ 26,772    $ 85,218    $ 97,219      14.1%
  EBITDA(e)...............................       2,582        2,390         909        1,188       3,491       3,578       2.5%
TOTAL
  Net revenue.............................    $581,466     $637,468    $200,549     $219,369    $782,015    $856,837       9.6%
  EBITDA(e)...............................      87,179       83,966      26,382       27,758     113,561     111,724      (1.6)%
  Adjusted EBITDA(e)......................      87,179       92,883      26,382       31,237     113,561     124,120       9.3%
OPERATING DATA:
ACUTE CARE SERVICE
  ALL FACILITIES EXCLUDING ROCKY MOUNTAIN
    MEDICAL CENTER:
  Number of hospitals at end of period....          14           14          14           14          14          14        --
  Number of operating beds at end of
    period................................       2,144        2,123       2,144        2,123       2,144       2,123        --
  Average daily census(f).................         898          942         880          940         893         941       5.4%
  Average length of stay(g)...............         4.6          4.5         4.4          4.4         4.6         4.4      (2.7)%
  Occupancy rates (average beds in
    service)..............................        41.9%        44.2%       41.1%        44.3%       41.7%       44.2%      6.2%
  Admissions(h)...........................      53,183       57,750      18,200       19,796      71,383      77,546       8.6%
  Adjusted admissions(i)..................      85,376       93,810      29,632       31,391     115,008     125,201       8.9%
  Patient days(j).........................     245,029      258,012      80,985       86,442     326,014     344,454       5.7%
  Adjusted patient days(i)................     388,919      407,115     128,340      133,107     517,259     540,222       4.4%



                                             (footnotes begin on following page)

(a) The pro forma as adjusted statement of operations data for the year ended September 30, 2000 and the three months ended December 31, 2000 give effect to the sale of 13,350,000 shares of common stock in the offering and the application of the estimated net proceeds from the offering to the repayment of debt as described in "Use of Proceeds," as if they had occurred at the beginning of the period presented.



(b) We incurred legal, accounting and other related charges in connection with the recapitalization transaction. These non-recurring costs are not reflected in the pro forma and pro forma as adjusted financial information.



(c) Includes preferred stock dividends and accretion of $19,882 for the nine months ended September 30, 2000 (actual) and the reversal of preferred stock dividends of $(25,348) for the three months ended December 31, 2000 (actual). Net earnings (loss) from continuing operations per common share and the weighted average number of common and common equivalent shares for the year ended September 30, 2000 (pro forma) and for the three months ended December 31, 1999 (pro forma) give effect to the exchange of our mandatorily redeemable Series A and Series B preferred stock for 17,357,671 shares of our common stock which occurred on October 26, 2000 as if the exchange occurred at the beginning of the period presented. Net earnings
     (loss) from continuing operations per common share and the weighted average number of common and common equivalent shares for the year ended September 30, 2000 (pro forma as adjusted) and for the three months ended December 31, 2000 (pro forma as adjusted) give effect to this offering and the above noted exchange of our preferred stock as if the exchange and the offering occurred at the beginning of the period presented. Net earnings (loss) from continuing operations per common share is not shown for any period ended prior to October 1, 1999 as such periods represent combined financial statements for entities under common control.



(d)The pro forma as adjusted balance sheet data as of December 31, 2000 gives effect to the sale of 13,350,000 shares of common stock in this offering and the application of the estimated net proceeds from the offering to the repayment of debt, as described in "Use of Proceeds," as if these events occurred as of December 31, 2000.



(e) EBITDA represents earnings from continuing operations before interest expense, minority interests, income taxes, recapitalization costs and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for start up losses from Rocky Mountain Medical Center which was opened on April 10, 2000. Because our 1999 results do not include Rocky Mountain Medical Center, Adjusted EBITDA makes the 2000 period more comparable to the 1999 period. Although you should not consider EBITDA or Adjusted EBITDA in isolation or as a substitute for net earnings, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States, management understands that EBITDA and Adjusted EBITDA are commonly used to evaluate a company's financial performance, especially in evaluating healthcare companies. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.



(f)  Represents the average number of inpatients in our hospitals each day.



(g) Represents the average number of days that a patient stayed in our hospitals.



(h) Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.



(i) Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenues and then dividing that number by gross inpatient revenues.



(j)  Represents the number of days our beds were occupied over the period.

                                  RISK FACTORS

     You should carefully consider the following factors in addition to the other information in this prospectus before investing in our common stock.

                         RISKS RELATED TO OUR BUSINESS

IF WE ARE UNABLE TO ENTER INTO FAVORABLE CONTRACTS WITH MANAGED CARE PLANS, OUR OPERATING REVENUE MAY BE REDUCED.


     Our ability to negotiate favorable contracts with health maintenance organizations, preferred provider organizations and other managed care plans significantly affects the revenue and operating results of most of our hospitals. Revenue derived from health maintenance organizations, preferred provider organizations and other managed care plans accounted for approximately 38% of our net patient revenue for the fiscal year ended September 30, 2000. Our future success will depend, in part, on our ability to renew existing managed care contracts and enter into new managed care contracts on terms favorable to us. Other healthcare companies, including some with greater financial resources, greater geographic coverage or a wider range of services, may compete with us for these opportunities. As of December 31, 2000, our hospitals received payments under only one significant capitated contract, which generates approximately $13.0 million of our revenue on an annualized basis. We receive specific fixed periodic payments based on the number of members of the organization we serve under this capitated contract, regardless of the actual costs incurred and services provided by us. The payments we receive under this capitated contract or any future capitated contracts we may enter into may not be adequate to cover the costs of meeting the healthcare needs of the people covered by these plans.


CHANGES IN GOVERNMENTAL PROGRAMS MAY SIGNIFICANTLY REDUCE OUR REVENUE.

     Government healthcare programs, principally Medicare and Medicaid, accounted for approximately 37% of our net revenue for the fiscal year ended September 30, 2000, exclusive of revenue from Health Choice. Recent legislative changes, including those enacted as part of the Balanced Budget Act of 1997, have resulted in limitations on and, in some cases, reductions in levels of, payments to healthcare providers for certain services under many of these government programs. Many changes imposed by the Balanced Budget Act of 1997 are being phased in over a period of years. Certain rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and will be mitigated by the Benefits Improvement Protection Act of 2000. Nonetheless, the Balanced Budget Act of 1997 significantly changed the method of payment under the Medicare and Medicaid programs. This change has resulted, and we expect will continue to result, in significant reductions in payments for our inpatient, outpatient, home health and skilled nursing services. Final regulations implementing Medicare's new prospective payment system for outpatient hospital services also were promulgated recently. To date, our cash flows have been somewhat negatively affected by the delays in processing our claims under this new system.

OUR HOSPITALS FACE COMPETITION FOR PATIENTS FROM OTHER HOSPITALS AND HEALTHCARE PROVIDERS.

     The hospital industry is highly competitive. Our hospitals face competition for patients from other hospitals in our markets, large tertiary care centers and outpatient service providers that provide similar services to those provided by our hospitals. Some of the hospitals that compete with ours are owned by governmental agencies or not-for-profit corporations supported by endowments and charitable contributions and can finance capital expenditures and operations on a tax-exempt basis. Some of our competitors are larger, are more established, have greater geographic coverage, offer a wider range of services or have more capital or other resources than we do. If our competitors are able to finance capital improvements, recruit physicians, expand services or obtain favorable managed care contracts at their facilities, we may experience a decline in patient volume.

OUR PERFORMANCE DEPENDS ON OUR ABILITY TO RECRUIT QUALITY PHYSICIANS.

     The success of our hospitals depends on the following factors, among others:

     - the number and quality of the physicians on the medical staffs of our hospitals;

     - the admitting practices of those physicians; and

     - our maintenance of good relations with those physicians.


We generally do not employ physicians. If we are unable to provide adequate support personnel or technologically advanced equipment and facilities at our hospitals that meet the needs of physicians, they may be discouraged from referring patients to our facilities, which could adversely affect our profitability.


OUR HOSPITALS FACE COMPETITION FOR STAFFING, WHICH MAY INCREASE OUR LABOR COSTS AND REDUCE PROFITABILITY.

     We compete with other healthcare providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our hospitals, including nurses and other non-physician healthcare professionals. In some markets, the scarce availability of nurses and other medical support personnel has become a significant operating issue to healthcare providers. This shortage may require us to enhance wages and benefits to recruit and retain nurses and other medical support personnel or to hire more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control our labor costs could have a material adverse effect on our profitability.

WE MAY CONTINUE TO HAVE OPERATING LOSSES AT ROCKY MOUNTAIN MEDICAL CENTER.


     The census levels and resulting net revenue at Rocky Mountain Medical Center have been significantly lower than we expected prior to opening the hospital, principally as a result of what we believe to be exclusionary contracting practices pursued in the Salt Lake City area by a competitor. We believe these practices have had a material adverse effect on the business and operations of Rocky Mountain Medical Center by precluding significant managed care companies from contracting with Rocky Mountain Medical Center, thereby preventing certain physicians and patients from using this facility. For the fiscal year ended September 30, 2000 and the three months ended December 31, 2000, our operating expenses exceeded our net revenue by $9.0 million and $3.5 million, respectively, at Rocky Mountain Medical Center. We filed a lawsuit against the competitor seeking damages and other remedies. This lawsuit is currently pending. We executed managed care contracts that became effective as of January 1, 2001 with two large managed care plans in Salt Lake City. These plans previously did not contract with Rocky Mountain Medical Center. If we are unsuccessful in growing revenue at Rocky Mountain Medical Center and reducing its operating losses, we may be forced to significantly alter our plans and strategies with respect to this hospital.


OUR SIGNIFICANT INDEBTEDNESS MAY LIMIT OUR ABILITY TO GROW AND COMPETE WITH OTHER HOSPITAL COMPANIES.


     As of December 31, 2000, we had total long-term debt of $560.3 million excluding current maturities. After giving effect to this offering and assuming that all the net proceeds will be used to repay outstanding indebtedness, we will have approximately $376.3 million in total long-term debt excluding current maturities. This represents approximately 49.8% of our total capitalization. The amount of our outstanding indebtedness is large compared to the net book value of our assets, and we have significant repayment obligations under our outstanding debt. In addition, the outstanding indebtedness under our bank credit facility bears interest at floating rates. Therefore, increases in prevailing interest rates will increase our interest payment obligations.

     Our significant debt repayment obligations:

     - limit our ability to use operating cash flow in other areas of our business because we must use a substantial portion of these funds to make principal and interest payments;

     - increase our vulnerability to general adverse economic and industry conditions because we must still meet our debt service obligations, notwithstanding the fact that our revenue may have decreased; and

     - limit our ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions and other general corporate requirements.

     Our debt agreements contain financial covenants that restrict our ability to incur additional indebtedness, make capital expenditures, and engage in mergers, acquisitions and asset sales. If we breach any of the restrictions in our debt agreements, we may have to immediately repay a significant portion of our indebtedness. In addition, substantially all of our current stockholders have pledged their common stock for the benefit of our lenders as security for our obligations under our bank credit facility. In the event of a default under our bank credit facility, our lenders would have the right to foreclose on the common stock of our current stockholders, which would result in a change of control of our company.

IF WE FAIL TO COMPLY WITH EXTENSIVE LAWS AND GOVERNMENT REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

     The healthcare industry, including our company, is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:


     - billing for services;


     - relationships with physicians and other referral sources;

     - adequacy of medical care;

     - quality of medical equipment and services;

     - qualifications of medical and support personnel;

     - confidentiality, maintenance and security issues associated with medical records;


     - the screening, stabilization and transfer of patients who have emergency medical conditions;


     - licensure;


     - operating policies and procedures; and



     - addition of facilities and services.



     Because many of these laws and regulations are relatively new, we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.


     If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including:

     - criminal penalties;

     - civil penalties, including the loss of our licenses to operate one or more of our facilities; and

     - exclusion of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs.

STATE EFFORTS TO REGULATE THE CONSTRUCTION OR EXPANSION OF HOSPITALS COULD IMPAIR OUR ABILITY TO OPERATE AND EXPAND OUR OPERATIONS.

     Some states require healthcare providers to obtain prior approval, known as certificates of need, for:

     - the purchase, construction or expansion of healthcare facilities;

     - capital expenditures exceeding a prescribed amount; or

     - changes in services or bed capacity.

In giving approval, these states consider the need for additional or expanded healthcare facilities or services. Florida is the only state in which we currently own hospitals that has certificate of need laws. The failure to obtain any required certificate of need could impair our ability to operate or expand operations.

PROVIDERS IN THE HEALTHCARE INDUSTRY HAVE BEEN THE SUBJECT OF FEDERAL AND STATE INVESTIGATIONS, AND WE MAY BECOME SUBJECT TO INVESTIGATIONS IN THE FUTURE.

     Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of hospital companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including:

     - referral, cost reporting and billing practices;

     - laboratory and home healthcare services; and

     - physician ownership and joint ventures involving hospitals.


Amendments in 1986 to the federal False Claims Act have made it easier for private parties to bring "qui tam" whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions.


     The Office of the Inspector General of the U.S. Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Initiatives include a focus on hospital billing for outpatient charges associated with inpatient services, as well as hospital laboratory billing practices.


     Some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings, we provide some durable medical equipment and home healthcare services, we have joint venture arrangements involving physician investors and we have one hospital that has physician investors. In addition, our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. We are not aware of any material governmental investigations involving any of our facilities, our executives or managers. Any future investigations of us, our executives or managers could result in significant liabilities or penalties to us, as well as adverse publicity.


WE HAVE A LIMITED OPERATING HISTORY.

     Some of our current management team began operating our hospitals in October 1999. Other members of our key hospital management team have joined us since then. Additionally, David R. White became chief executive officer of our company on December 1, 2000, having served as our Chairman since October 1999. As a result, although the individual members of our management team have experience managing large groups of hospitals, they have limited experience managing our hospitals and working together as a single management team. Therefore, you should evaluate our business operations in view of the risks, uncertainties, delays and difficulties associated with a new company.


     In addition, our lack of operating history may make it difficult for investors to evaluate our business and financial condition. We have only been operating all of our facilities together for one full fiscal year and therefore we do not have complete comparative historical financial information with which to evaluate our performance. We have provided pro forma financial and other data for the nine months ended September 30, 1999, the years ended September 30, 1999 and 2000, and the three months ended December 31, 1999, but such data is not necessarily indicative of what our performance would have been had we owned all of our facilities during such periods. In addition, much of our historical information was prepared by the prior owners of our facilities.


IF WE FAIL TO SUCCESSFULLY IMPLEMENT AND INTEGRATE OUR INFORMATION SYSTEMS AT OUR HOSPITALS, OUR EXPENSES COULD INCREASE, AND OUR CASH FLOWS COULD BE NEGATIVELY AFFECTED.


     Our success is dependent in part on our access to sophisticated information systems and our ability to successfully implement and integrate these systems into our operations. We recently have converted and upgraded our information systems in 11 of our 15 hospitals, and plan to complete similar conversions at our remaining hospitals by December 31, 2001. These systems are essential to the following areas of our business operations, among others:


     - patient accounting, including billing and collection of net revenue;

     - financial, accounting, reporting and payroll;

     - coding and compliance;

     - laboratory, radiology and pharmacy systems;

     - medical records and document storage;

     - inventory management; and

     - negotiating, pricing and administering managed care contracts.

If we are unable to successfully implement and integrate these systems, we may experience delays in collection of net revenue and may not be able to realize anticipated cost savings.

SIGNIFICANT COMPETITION FROM OTHER HEALTHCARE COMPANIES AND STATE EFFORTS TO REGULATE THE SALE OF NOT-FOR-PROFIT HOSPITALS MAY AFFECT OUR ABILITY TO ACQUIRE HOSPITALS.

     One element of our business strategy is to expand through selective acquisitions of hospitals in our existing markets and in new high-growth markets. We compete for acquisitions with other healthcare companies, some of which have greater competitive advantages or financial resources than us. Therefore, we may not be able to acquire hospitals on terms favorable to us or at all. Additionally, many states, including some where we have hospitals and others where we may in the future acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the not-for-profit seller. These review and approval processes can add time to the closing of an acquisition of a not-for-profit hospital and future actions on the state level could seriously delay or even prevent our ability to acquire not-for-profit hospitals in the future.

DIFFICULTIES WITH THE INTEGRATION OF ACQUISITIONS MAY DISRUPT OUR ONGOING OPERATIONS.

     If we are able to make acquisitions, we cannot guarantee that we will be able to effectively integrate the acquired facilities with our existing operations. The process of integrating acquired hospitals may require a disproportionate amount of management's time and attention, potentially distracting management from its day-to-day responsibilities. In addition, poor integration of acquired facilities could cause interruptions to our business activities, including those of the acquired facilities. As a result, we may not realize all or any of the anticipated benefits of an acquisition and we may incur significant costs related to the acquisitions or integration of these facilities. In addition, we may acquire hospitals that have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations.

Although we seek indemnification from prospective sellers covering these matters, we may nevertheless have material liabilities for past activities of acquired hospitals.

IF ANY ONE OF THE REGIONS IN WHICH WE OPERATE EXPERIENCES AN ECONOMIC DOWNTURN OR OTHER MATERIAL CHANGE, OUR OVERALL BUSINESS RESULTS MAY SUFFER.


     Of our 15 acute care hospitals, five are located in Salt Lake City, three are located in Phoenix, three are located in Tampa-St. Petersburg, and four are located in the State of Texas. For the twelve months ended December 31, 2000, our net revenue was generated as follows:



               OPERATIONS                  NET REVENUE
               ----------                  -----------
Salt Lake City...........................      25%
Phoenix..................................      22%
Tampa-St. Petersburg.....................      20%
Texas....................................      21%
Health Choice and other..................      12%


Any material change in the current demographic, economic, competitive or regulatory conditions in any of these regions could adversely affect our overall business results because of the significance of our operations in each of these regions to our overall operating performance. Moreover, due to the concentration of our revenue in only four regions, our business is not diversified and, therefore, is subject to greater market risks than some competing multi-facility healthcare companies.

WE MAY BE SUBJECT TO LIABILITIES BECAUSE OF CLAIMS BROUGHT AGAINST OUR
FACILITIES.

     Plaintiffs frequently bring actions against hospitals and other healthcare providers, alleging malpractice, product liability or other legal theories. Many of these actions involve large claims and significant defense costs. We maintain professional malpractice liability insurance and general liability insurance in amounts we believe are sufficient to cover claims arising out of the operations of our facilities. Some of the claims, however, could exceed the scope of the coverage in effect or coverage of particular claims or damages could be denied. Our insurance coverage may not continue to be available at a reasonable cost.


SHOULD WE BE UNABLE TO CONTROL HEALTHCARE COSTS AT HEALTH CHOICE, OUR PROFITABILITY MAY BE ADVERSELY AFFECTED.



     During the fiscal year ended September 30, 2000, our Health Choice health plan generated approximately 11% of our net revenue and 3% of our EBITDA. Health Choice derives substantially all of its net revenue through a contract with the Arizona Health Care Cost Containment System, which is the state agency that administers Arizona's Medicaid program. The Arizona Health Care Cost Containment System sets the capitated rates we receive at Health Choice and Health Choice subcontracts with physicians, hospitals and other healthcare providers to provide services to its enrollees. If we fail to effectively manage healthcare costs, these costs may exceed the payments we receive. Many factors can cause actual healthcare costs to exceed the capitated rates set by the Arizona Health Care Cost Containment System, including:


     - our ability to contract with cost-effective healthcare providers;

     - the increased cost of individual healthcare services;

     - the type and number of individual healthcare services delivered; and

     - the occurrence of catastrophes, epidemics or other unforeseen occurrences.

                         RISKS RELATED TO THIS OFFERING

JOSEPH LITTLEJOHN & LEVY CONTROLS OUR COMPANY AND ITS INTERESTS MAY CONFLICT WITH YOUR INTERESTS AS A STOCKHOLDER.


     JLL Healthcare, LLC, which is controlled by an affiliate of Joseph Littlejohn & Levy, Inc., will beneficially own approximately 62% of our outstanding common stock after this offering. As a result of its voting power, JLL Healthcare will be in a position to elect our board of directors and control all matters affecting us, including any determination with respect to:


     - our direction and policies;

     - any merger, consolidation or sale of all or substantially all of our assets;

     - future issuances of common stock, preferred stock or other securities;

     - future incurrence of debt; and

     - any dividends on our common stock or preferred stock.

Accordingly, this concentration of control gives JLL Healthcare the ability to prevent a change of control or a business combination of our company.

BECAUSE THE INITIAL PUBLIC OFFERING PRICE OF OUR COMMON STOCK EXCEEDS OUR NET TANGIBLE BOOK VALUE PER SHARE, INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.


     Our existing stockholders acquired their shares of common stock at an average cost substantially below the initial public offering price. As a result, purchasers of the common stock in the offering will experience immediate and substantial dilution in the amount of $13.88 per share.


IF EXISTING STOCKHOLDERS SELL THEIR COMMON STOCK, YOU COULD LOSE A SIGNIFICANT PART OF YOUR INVESTMENT.


     Sales of a substantial number of shares of our common stock into the public market after this offering, or the perception that these sales could occur, could have a material adverse effect on our stock price. Immediately prior to this offering, there were 31,961,445 shares of our common stock outstanding. We have granted our existing stockholders demand rights, subject to some conditions, to cause us to file, at our expense, a registration statement under the Securities Act covering resales of their shares. These shares will represent approximately 71% of our outstanding common stock after this offering. JLL Healthcare and, if approved by JLL Healthcare pursuant to the stockholders agreement, our other existing stockholders may sell their shares under Rule 144 of the Securities Act if the requirements of that rule are satisfied. Our executive officers, directors and holders of substantially all of our currently outstanding shares and options have agreed, with exceptions, not to sell or transfer any of our common stock for 180 days after the date of this prospectus without first obtaining the prior written consent of Merrill Lynch.


IF OUR STOCK PRICE FLUCTUATES AFTER THE INITIAL OFFERING, YOU COULD LOSE A SIGNIFICANT PART OF YOUR INVESTMENT.


     Prior to this offering, there has been no public market for our common stock. The shares have been approved for listing on the New York Stock Exchange under the symbol "IAS." We do not know if an active trading market will develop for our common stock or how the common stock will trade in the future. We will determine the initial public offering price through negotiation with our underwriters. However, you may not be able to resell your shares at or above the initial public offering price because of fluctuations in the market price of our common stock resulting from changes in our operating performance or prospects, changes in interest rates, changes in analyst earnings estimates or recommendations. In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance or prospects of particular companies.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE NEAR FUTURE.

     We do not anticipate paying cash dividends in the foreseeable future. In addition, the terms of our outstanding debt restrict our ability to pay cash dividends on our common stock. Any future indebtedness we may incur to refinance our existing debt or to fund future growth may prohibit or limit our ability to pay dividends.

IF PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW DELAY OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY, WE MAY BE UNABLE TO CONSUMMATE A TRANSACTION THAT OUR STOCKHOLDERS CONSIDER FAVORABLE.

     Our certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable by:

     - authorizing the issuance of preferred stock, the terms of which may be determined at the sole discretion of the board of directors; and

     - establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at meetings.

Delaware law also may discourage, delay or prevent someone from acquiring or merging with us.

                           FORWARD-LOOKING STATEMENTS


     Some of the statements in this prospectus are forward-looking statements. We generally identify forward-looking statements in this prospectus using words like "believe," "intend," "expect," "estimate," "may," "should," "plan," "project," "contemplate," "anticipate," "predict" or similar expressions. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include the risks and uncertainties discussed under the caption "Risk Factors" in this prospectus. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

                                USE OF PROCEEDS


     We estimate that the net proceeds to us from the sale of the 13,350,000 shares of common stock that we are offering will be approximately $185 million, after deducting the underwriting discount and estimated offering expenses, or approximately $213 million if the underwriters' over-allotment options are exercised in full. We will use the net proceeds from this offering to repay a portion of our outstanding indebtedness and possibly to fund purchases of two hospital facilities we currently operate under a lease. Unless otherwise indicated, all information in this prospectus assumes that we will use all of the net proceeds from this offering to repay outstanding indebtedness under our bank credit facility.



     Our bank credit facility consists of a revolving credit facility and tranche A and tranche B term loans. We may reborrow any amounts repaid under the revolving credit facility for working capital and other general corporate purposes. Amounts repaid under the term loans may not be reborrowed. Under the terms of our bank credit facility, the tranche A and B term loans must be repaid on a pro rata basis based upon the outstanding principal amount of each loan. Additionally, we will have to pay a 1% prepayment premium on the prepaid principal amount of the tranche B loan. Our revolving credit facility and tranche A term loan bear interest at either the Morgan Guaranty Trust Company of New York's alternate base rate, plus a margin ranging from 1.00% to 2.50%, or its reserve-adjusted Eurodollar rate, plus a margin ranging from 2.00% to 3.50%, both depending on our leverage ratio. The revolving credit facility terminates and the tranche A term loan matures on September 30, 2004. The tranche B term loan bears interest at the alternate base rate, plus 3.25%, or the reserve-adjusted Eurodollar rate, plus 4.25%. The tranche B loan matures on September 30, 2006. The weighted average interest rate on our bank credit facility was approximately 11.1% at December 31, 2000.



     We have $230.0 million in 13% senior subordinated notes due October 15, 2009. We have the option, subject to the consent of our senior lenders, to use a portion of the net proceeds from this offering to redeem up to 35% of the notes at a redemption price of 113% of the principal amount of the notes, plus accrued unpaid interest to the redemption date.



     We are currently negotiating to acquire two hospital facilities that we currently operate under a lease agreement for approximately $55 million. Annual rent payments for these hospitals are currently approximately $7.7 million. We cannot assure you that we will be able to reach an agreement to purchase these facilities. If we are unable to reach an agreement to purchase these facilities, we will use all of the net proceeds from this offering to repay outstanding indebtedness. Our bank credit facility does not permit us to acquire these facilities without the consent of our lenders.



     Until used to repay indebtedness or fund the purchase of these facilities, we will invest the net proceeds of this offering in short-term, investment grade securities.




                                DIVIDEND POLICY

     We have not declared or paid a cash dividend on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently retain all earnings to support operations and finance expansion. Any determination to declare dividends on our capital stock will depend upon our operating results, market conditions and other factors deemed relevant by our board of directors. Our bank credit facility restricts our ability to pay cash dividends on our common stock, and the indenture governing our senior subordinated notes currently prohibits the payment of cash dividends on our common stock.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of December 31, 2000 on an actual basis and on a pro forma as adjusted basis giving effect to the sale of 13,350,000 shares of our common stock in this offering and application of the net proceeds to repay outstanding indebtedness under our bank credit facility as if these events had occurred as of December 31, 2000. See "Use of Proceeds" on page 16. The information in the following table gives effect to an increase in authorized shares and a 10.5-for-one common stock split.



                                                              AS OF DECEMBER 31, 2000
                                                              -----------------------
                                                                           PRO FORMA
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   -----------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
Long-term debt:
  Bank credit facility:(a)
     Revolving credit loans.................................  $  16,500    $      --
     Term loans.............................................    325,000      157,500
  Senior subordinated notes due 2009........................    230,000      230,000
  Capital lease obligations.................................      1,279        1,279
                                                              ---------    ---------
     Total debt.............................................    572,779      388,779
  Less current maturities...................................    (12,457)     (12,457)
                                                              ---------    ---------
     Total long-term debt...................................    560,322      376,322
                                                              ---------    ---------
Minority interest...........................................      2,075        2,075
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares
     authorized; no shares issued and outstanding actual and
     pro forma as adjusted..................................         --           --
  Common stock, $.01 par value, 100,000,000 shares
     authorized; 31,932,016 shares issued and outstanding
     actual; 45,282,016 shares issued and outstanding pro
     forma as adjusted......................................        319          453
  Nonvoting common stock, $.01 par value, 10,000,000 shares
     authorized; no shares issued and outstanding actual and
     pro forma as adjusted..................................         --           --
  Additional paid-in capital................................    450,215      635,081
  Treasury stock, at cost, 16,277,625 shares actual and pro
     forma as adjusted......................................   (155,025)    (155,025)
  Accumulated deficit.......................................   (102,953)    (103,953)
                                                              ---------    ---------
Total stockholders' equity..................................    192,556      376,556
                                                              ---------    ---------
Total capitalization........................................  $ 754,953    $ 754,953
                                                              =========    =========


---------------

(a) The bank credit facility includes tranche A and tranche B term loans and a revolving credit facility. For more information about our bank credit facility, see "Description of Indebtedness" beginning on page 69.



The table above excludes:



     - 6,543,851 shares of common stock issuable upon exercise of options outstanding at December 31, 2000; and



     - an additional 643,858 shares of common stock reserved for issuance under our 2000 Stock Option Plan at December 31, 2000.

                                    DILUTION


     Our net tangible book deficit as of December 31, 2000 was approximately $133.5 million, or $4.18 per share of common stock. Net tangible book value (deficit) per share represents the amount of total tangible assets less total liabilities, divided by the shares of common stock outstanding as of December 31, 2000. After giving effect to the issuance and sale of the 13,350,000 shares of common stock in this offering, and after deducting the underwriting discount and the estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2000 would have been $50.5 million, or $1.12 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $5.30 per share of common stock to existing stockholders and an immediate dilution of $13.88 per common share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:



Initial public offering price per share.....................            $15.00
  Net tangible book (deficit) per share as of December 31,
     2000...................................................  $(4.18)
  Increase in net tangible book value per share attributable
     to new investors.......................................    5.30
Pro forma net tangible book value per share after
  offering..................................................              1.12
                                                                        ------
Dilution per share to new investors.........................            $13.88
                                                                        ======



     The following table summarizes the differences between the number of shares of common stock purchased from us, the aggregate effective cash consideration paid and the average price per share paid by existing stockholders and new investors purchasing shares of common stock in this offering:



                              SHARES PURCHASED         TOTAL CONSIDERATION
                            ---------------------    -----------------------    AVERAGE PRICE
                              NUMBER      PERCENT       AMOUNT       PERCENT      PER SHARE
                            ----------    -------    ------------    -------    -------------
Existing stockholders.....  31,932,016      70.5%    $303,992,792      60.3%       $  9.52
New investors.............  13,350,000      29.5      200,250,000      39.7          15.00
                            ----------     -----     ------------     -----
     Total................  45,282,016     100.0%    $504,242,792       100%
                            ==========     =====     ============     =====



     The foregoing discussion and table assumes no exercise of any stock options outstanding at December 31, 2000. To the extent that any of these options are exercised, there will be further dilution to the new investors. As of December 31, 2000, there were options outstanding to purchase an aggregate of 6,543,851 shares of our common stock, of which 1,380,851 were then vested and exercisable. As of December 31, 2000, 2,175,771 of these shares were issuable at an exercise price of $9.52 per share, 2,439,413 of these shares were issuable at an exercise price of $24.76 per share and 1,928,667 of these shares were issuable at an exercise price of $40.00 per share. Following December 31, 2000, options to purchase 29,429 of these shares were exercised.

                            SELECTED FINANCIAL DATA



     We derived the selected financial data for each of the three years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1999 from the combined financial statements of the Paracelsus hospitals, which have been audited by Ernst & Young LLP, independent auditors for Paracelsus. We derived the selected financial data for the nine months ended September 30, 1998 from the unaudited condensed combined financial statements of the Paracelsus hospitals.



     We derived the selected financial data for the fiscal year ended September 30, 2000 from our consolidated and combined financial statements, which have been audited by Ernst & Young LLP and include financial data for the Tenet hospitals from October 15, 1999, their date of acquisition. We derived the selected financial data for the three months ended December 31, 1999, which include financial data for the Tenet hospitals from October 15, 1999, their date of acquisition, and for the three months ended December 31, 2000 from our unaudited condensed and consolidated financial statements. The unaudited condensed and consolidated financial statements and the unaudited condensed combined financial statements reflect all adjustments that, in the opinion of our management, are necessary for a fair presentation of such information.



     You should read the selected financial data in the tables below in conjunction with our consolidated and combined financial statements, unaudited condensed and consolidated financial statements and the accompanying notes. You should also read Management's Discussion and Analysis of Financial Condition and Results of Operations. All of these materials are contained elsewhere in this prospectus.


                                                             PARACELSUS HOSPITALS                                   IASIS
                                  ---------------------------------------------------------------------------   -------------
                                   PREDECESSOR
                                     COMPANY
                                  --------------
                                   PERIOD FROM      PERIOD FROM
                                    JANUARY 1,        DATE OF           YEARS ENDED        NINE MONTHS ENDED     YEAR ENDED
                                     1996 TO       ACQUISITION TO      DECEMBER 31,          SEPTEMBER 30,      SEPTEMBER 30,
                                     DATE OF        DECEMBER 31,    -------------------   -------------------   -------------
                                  ACQUISITION(A)      1996(B)       1997(C)      1998       1998       1999        2000(C)
                                  --------------   --------------   --------   --------   --------   --------   -------------
                                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenue.....................     $ 88,886         $ 98,249      $186,263   $178,309   $134,017   $137,397     $ 815,163
Costs and expenses:
  Salaries and benefits.........       32,087           41,040        63,902     63,158     47,306     47,169       285,451
  Supplies and other operating
    expenses....................       32,377           43,343        71,609     71,346     55,073     56,846       357,552
  Provision for bad debts.......        6,032            7,382        16,488     11,822      8,131      9,934        60,579
  Interest, net.................        6,125            8,465        22,097     17,088     13,426      7,304        62,352
  Depreciation and
    amortization................        4,031            6,863        11,122     11,770      8,606      9,620        47,559
  Allocated management fees.....        2,822            3,839         7,519      6,587      4,940      5,027            --
  Recapitalization costs(d).....           --               --            --         --         --         --         3,478
  Restructuring and impairment
    charges(e)..................           --           52,492            --         --         --         --            --
  Loss contract accrual(f)......           --           38,082            --         --         --         --            --
  Reversal of excess loss
    contract accrual(f).........           --               --       (15,531)    (7,500)    (7,500)        --            --
  Cost of hospital closure(g)...           --               --         3,500         --         --         --            --
                                     --------         --------      --------   --------   --------   --------     ---------
  Total costs and expenses......       83,474          201,506       180,706    174,271    129,982    135,900       816,971
                                     --------         --------      --------   --------   --------   --------     ---------
Earnings (loss) from continuing
  operations before minority
  interests and income taxes....        5,412         (103,257)        5,557      4,038      4,035      1,497        (1,808)
Minority interests..............           --               --            23         68         54       (140)           74
                                     --------         --------      --------   --------   --------   --------     ---------
Earnings (loss) from continuing
  operations before income
  taxes.........................        5,412         (103,257)        5,534      3,970      3,981      1,637        (1,882)
Income tax expense (benefit)....        2,116           (9,210)           --         --         --         --         2,219
                                     --------         --------      --------   --------   --------   --------     ---------
Net earnings (loss) from
  continuing operations.........     $  3,296         $(94,047)     $  5,534   $  3,970   $  3,981   $  1,637     $  (4,101)
                                     ========         ========      ========   ========   ========   ========     =========

                                          IASIS
                                  ---------------------

                                   THREE MONTHS ENDED
                                      DECEMBER 31,
                                  ---------------------
                                     1999        2000
                                  ----------   --------
                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenue.....................  $  177,695   $219,369
Costs and expenses:
  Salaries and benefits.........      60,906     77,085
  Supplies and other operating
    expenses....................      75,945     97,131
  Provision for bad debts.......      13,229     17,395
  Interest, net.................      14,375     17,208
  Depreciation and
    amortization................      10,384     14,108
  Allocated management fees.....          --         --
  Recapitalization costs(d).....       3,442         --
  Restructuring and impairment
    charges(e)..................          --         --
  Loss contract accrual(f)......          --         --
  Reversal of excess loss
    contract accrual(f).........          --         --
  Cost of hospital closure(g)...          --         --
                                  ----------   --------
  Total costs and expenses......     178,281    222,927
                                  ----------   --------
Earnings (loss) from continuing
  operations before minority
  interests and income taxes....        (586)    (3,558)
Minority interests..............         (92)        53
                                  ----------   --------
Earnings (loss) from continuing
  operations before income
  taxes.........................        (494)    (3,611)
Income tax expense (benefit)....          --         --
                                  ----------   --------
Net earnings (loss) from
  continuing operations.........  $     (494)  $ (3,611)
                                  ==========   ========



                                             (footnotes begin on following page)

                                              PARACELSUS HOSPITALS
                              -----------------------------------------------------
                               PREDECESSOR
                                 COMPANY
                              --------------
                               PERIOD FROM      PERIOD FROM
                                JANUARY 1,        DATE OF           YEARS ENDED
                                 1996 TO       ACQUISITION TO      DECEMBER 31,
                                 DATE OF        DECEMBER 31,    -------------------
                              ACQUISITION(A)      1996(B)       1997(C)      1998
                              --------------   --------------   --------   --------
                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Net earnings (loss) from
  continuing operations
  attributable to common
  stockholders(h)...........           --               --            --         --
Net earnings (loss) from
  continuing operations per
  common share(h)...........           --               --            --         --
Weighted average number of
  common shares.............           --               --            --         --
Cash dividends declared per
  common share..............           --               --            --         --
BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets................                      $256,288      $232,943   $216,319
Long-term debt and capital
  lease obligations
  (including current
  portion)..................                         1,565         2,019      2,273
Mandatorily redeemable
  Series A and Series B
  preferred stock(i)........           --               --            --         --
Stockholders' equity
  (deficit)(i)..............                       (93,879)      (89,115)   (85,635)
Working capital.............                        11,112        16,028     10,350

                               PARACELSUS HOSPITALS                     IASIS
                               --------------------   -----------------------------------------

                                 NINE MONTHS ENDED     YEAR ENDED        THREE MONTHS ENDED
                                   SEPTEMBER 30,      SEPTEMBER 30,         DECEMBER 31,
                                -------------------   -------------   -------------------------
                                  1998       1999        2000(C)         1999          2000
                                --------   --------   -------------   -----------   -----------
                                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Net earnings (loss) from
  continuing operations
  attributable to common
  stockholders(h)...........          --         --    $   (29,503)   $    (6,014)  $    21,737
Net earnings (loss) from
  continuing operations per
  common share(h)...........          --         --    $     (2.10)   $     (0.46)  $      0.81
Weighted average number of
  common shares.............          --         --     14,077,192     13,101,074    26,779,284
Cash dividends declared per
  common share..............          --         --             --             --            --
BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets................    $222,458   $213,259    $   873,839    $   862,541   $   891,949
Long-term debt and capital
  lease obligations
  (including current
  portion)..................       1,269      1,499        557,654        561,289       572,779
Mandatorily redeemable
  Series A and Series B
  preferred stock(i)........          --         --        189,278        169,443            --
Stockholders' equity
  (deficit)(i)..............     (85,568)   (84,585)         5,431         38,101       192,556
Working capital.............      17,433      3,687         65,018         82,761        79,170


---------------
 (a) Represents the results of operations of Davis Hospital and Medical Center and Pioneer Valley Hospital from January 1, 1996 to May 17, 1996, the date Paracelsus acquired these hospitals.

(b) Represents the results of operations of Davis Hospital and Medical Center, Pioneer Valley Hospital and Rocky Mountain Medical Center, formerly known as PHC Regional Hospital and Medical Center, from May 17, 1996, the date Paracelsus acquired these hospitals, through December 31, 1996, and the results of operations of Salt Lake Regional Medical Center and Jordan Valley Hospital from August 16, 1996, the date Paracelsus acquired these hospitals, through December 31, 1996.


 (c) Rocky Mountain Medical Center was closed on June 30, 1997 by Paracelsus. We reopened the facility on April 10, 2000.


(d) We incurred legal, accounting and other related charges of approximately $3.5 million in connection with the recapitalization transaction.


 (e) During 1996, Paracelsus recorded an impairment charge of approximately $52.5 million due to significant losses incurred at Rocky Mountain Medical Center. The charge was based upon independent third party appraisals.



 (f) The loss reserve of approximately $38.1 million initially recorded in 1996 in connection with an unprofitable capitated Medicare managed care contract at Rocky Mountain Medical Center was reduced by approximately $15.5 million in 1997 and by $7.5 million in 1998 based on the final settlement of the unprofitable contract.



 (g) In June 1997, Paracelsus recorded a charge of $3.5 million due to the closure of Rocky Mountain Medical Center.



(h) Includes preferred stock dividends accrued (reversed) and accretion of $25,402, $5,520 and $(25,348) for the year ended September 30, 2000, and the three months ended December 31, 1999 and 2000, respectively. Net earnings
    (loss) from continuing operations per common share is not shown for any period ended prior to October 1, 1999 as such periods represent combined financial statements for entities under common control.



 (i) On October 26, 2000, all shares of our mandatorily redeemable Series A and Series B preferred stock were exchanged for shares of our common stock on the basis of ten common shares for each preferred share. This exchange was recorded in the quarter ended December 31, 2000, and increased our stockholders' equity by approximately $189.3 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated and combined financial statements and related notes, the unaudited condensed and consolidated financial statements and related notes and the other financial information appearing elsewhere in this prospectus. Data for the nine months ended September 30, 1998, the year ended September 30, 1999 and the three months ended December 31, 1999 and 2000 is unaudited. Data for the nine months ended September 30, 1998 and the year ended September 30, 1999 has been derived from the unaudited condensed combined financial statements of the Paracelsus hospitals. Data for the nine months ended September 30, 1999 has been derived from the audited combined financial statements of Paracelsus. Data for the fiscal year ended September 30, 2000 has been derived from our audited consolidated and combined financial statements. Data for the three months ended December 31, 1999 and 2000 has been derived from our unaudited condensed and consolidated financial statements. Data for periods prior to the 2000 fiscal year may not be indicative of the results of operations that we would have experienced had we been an independent, stand-alone entity during all of the periods presented. Data for the three months ended December 31, 1999 and 2000 and the nine months ended September 30, 1998 and 1999 may not be indicative of operating results for the full respective years.


GENERAL

     We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians, working with local managed care plans and recruiting experienced local management. As of December 31, 2000, we owned or leased 15 hospitals with a total of 2,194 operating beds. Our hospitals are currently located in four regions:

     - Salt Lake City, Utah;

     - Phoenix, Arizona;

     - Tampa-St. Petersburg, Florida; and

     - three cities in the State of Texas, including San Antonio.


We also operate five ambulatory surgery centers and a Medicaid managed health plan called Health Choice that serves over 42,000 members in Arizona.



     Net revenue is comprised of net patient service revenue and other revenue. Net patient service revenue is reported net of contractual adjustments. The adjustments principally result from differences between the hospitals' established charges and payment rates under Medicare, Medicaid and the various managed care organizations. Established hospital charges generally have increased at a faster rate than the rate of increase for Medicare and Medicaid payments. We record net patient service revenue at the estimated net realizable amounts for services rendered to Medicare and Medicaid patients, including estimated retroactive adjustments under reimbursement agreements with the payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and are adjusted in future periods, if necessary, when final settlements are determined. Other revenue includes revenue from Health Choice, medical office building rental income and other miscellaneous revenue. Operating expenses consist of salaries and benefits, supplies, other operating expenses, provision for bad debts, allocation of management fees and reversal of excess loss accruals.


     Our hospitals' revenue continues to be affected by an increasing proportion of revenue being derived from fixed payment, higher discount sources including Medicare, Medicaid, managed care organizations and others. Fixed payment amounts are often based upon a diagnosis regardless of the cost incurred or the level of services provided. Our revenue, cash flows and earnings have been reduced by this reimbursement methodology. We expect patient volumes from Medicare and Medicaid to continue to increase due to the general aging of the population and expansion of state Medicaid programs. Under the Balanced Budget Act of 1997, reimbursement from Medicare and Medicaid was reduced during 1998 and 1999, and will continue to be reduced as certain changes are phased in during 2000 and 2001. Certain of the rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and will be further mitigated by the Benefits Improvement Protection Act of 2000. It is estimated that the Benefits Improvement Protection Act of 2000 will provide approximately $35 billion in funding restorations to Medicare healthcare providers over a period of five years, approximately one-third of which will go to hospitals. Exclusive of Health Choice, the percentage of our net revenue related to Medicare and Medicaid was approximately 37% for the fiscal year ended September 30, 2000.



     Our revenue also is affected by the trend toward performing more services on an outpatient basis due to advances in medical technology and pharmacology as well as cost containment pressures from Medicare, Medicaid, managed care organizations and other sources of revenue. Approximately 37% of our gross patient revenue during the fiscal year ended September 30, 2000 was generated from outpatient procedures.



     Based on our preliminary assessment of the recently released final regulations implementing Medicare's new prospective payment system for outpatient hospital care, we currently do not expect the prospective payment system to have a material adverse effect on our future operating results. We have been somewhat negatively affected by delays in processing our claims under the new prospective payment system for outpatient hospital care subsequent to its implementation in August 2000.


RECAPITALIZATION AND ACQUISITION TRANSACTIONS


     IASIS was formed in October 1999 through a series of transactions that were arranged by Joseph Littlejohn & Levy, Inc. and members of our management team. Joseph Littlejohn & Levy is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. The first transaction was effective October 8, 1999, when Paracelsus and unrelated third parties recapitalized five acute care hospitals in the Salt Lake City, Utah market owned by a subsidiary of Paracelsus, valued at $287.0 million, net of a working capital adjustment of $1.0 million.


     In connection with the recapitalization, JLL Healthcare, LLC and some of our stockholders purchased an aggregate of $125.0 million of the outstanding common stock of a subsidiary of Paracelsus. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus. The recapitalization transaction resulted in Paracelsus retaining an approximately 6% minority interest at an implied value of approximately $8.0 million in the preexisting Paracelsus subsidiary that owned the Paracelsus Utah facilities. After the recapitalization, the preexisting Paracelsus subsidiary changed its name to IASIS Healthcare Corporation and changed its fiscal year end to September 30.

     The second transaction was effective October 15, 1999, when we acquired ten acute care hospitals and other related facilities and assets from Tenet for approximately $431.8 million in cash and approximately $41.2 million in assumed liabilities. We have reached an agreement with Tenet on the net working capital acquired in the transaction with the exception of adjustments relating to physician services operations and certain other matters. The effect of the adjustment for these remaining matters, if any, is not expected to be material and would result in a reduction in goodwill recognized in the Tenet transaction.

     Concurrent with the Tenet transaction, a company formed by members of our management to acquire and operate hospitals and related businesses was merged with and into a wholly owned subsidiary of our company. In the merger, stockholders of this company received shares of our common stock and preferred stock with a total value of approximately $9.5 million.


     The Tenet transaction and merger with a company formed by members of our management were accounted for using the purchase method of accounting. The operating results of these acquired companies have been included in our consolidated and combined statements of operations from the October 15, 1999 date of acquisition.

DISCONTINUED OPERATIONS


     Our financial results from continuing operations do not include the results of operations of Clinicare, our physician practice operations consisting of 31 physicians in 13 offices. We are exiting this business and intend to sell the assets of our physician practices and close our practice support offices. Revenue and expenses associated with these operations have been reclassified to discontinued operations. We incurred losses from our discontinued physician practice operations in the fiscal year ended September 30, 2000 of $10.6 million, compared to losses of $644,000 in the year ended September 30, 1999. The loss from discontinued operations in the fiscal year ended September 30, 2000 includes a charge of $7.4 million to provide for costs associated with the discontinuation and disposal of the physician practice operations.


SELECTED OPERATING DATA

     The following table sets forth selected operating data for each of the periods presented. The operating data include the Tenet hospitals from October 15, 1999, their date of acquisition.


                                      NINE MONTHS ENDED       YEAR ENDED        THREE MONTHS ENDED
                                        SEPTEMBER 30,        SEPTEMBER 30,         DECEMBER 31,
                                      ------------------   -----------------    -------------------
                                       1998       1999      1999      2000        1999       2000
                                      -------    -------   -------   -------    --------   --------
Number of hospitals at end of
  period............................       4          4          4        15         14         15
Licensed beds at end of period......     515        515        515     2,685(a)   2,567      2,685(a)
Operating beds at end of period.....     501        501        501     2,194(a)   2,144      2,194(a)
Average length of stay (days)(b)....    3.49       3.59       3.53      4.45       4.41       4.36
Occupancy rates (average beds in
  service)(c).......................    35.1%      36.4%      34.7%     43.5%      41.2%      44.3%
Admissions(d).......................  13,736     13,849     17,946    74,243     16,137     20,006
Adjusted admissions(e)..............  26,100(f)  25,726     33,969   121,030     26,451     31,789
Patient days(g).....................  48,003     49,773     63,398   330,510     71,109     87,260
Adjusted patient days(e)............  91,200(f)  93,863    122,691   522,908    113,319    134,658


---------------

(a) Includes 118 licensed beds and 71 operating beds at Rocky Mountain Medical Center, formerly named PHC Regional Hospital and Medical Center, which was closed in June 1997 by Paracelsus and reopened by us on April 10, 2000.



(b)Represents the average number of days that a patient stayed in our hospitals.



 (c)Excludes 71 beds at Rocky Mountain Medical Center placed in service on April 10, 2000. If these beds are included, the occupancy rate would have been 43.0% for the fiscal year ended September 30, 2000 and 43.2% for the three months ended December 31, 2000.



(d) Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.



(e) Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenue and then dividing that number by gross inpatient revenue.



(f) Estimated based upon 1999 data. Data for 1998 was not readily available.



(g) Represents the number of days our beds were occupied over the period.

RESULTS OF OPERATIONS



     The following table presents, for the periods indicated, information expressed as a percentage of net revenue. Such information has been derived from our consolidated and combined statements of operations. The results of operations include the Tenet hospitals and the company formed by members of our management from October 15, 1999, their acquisition date.



                                   NINE MONTHS ENDED          YEAR ENDED         THREE MONTHS ENDED
                                     SEPTEMBER 30,          SEPTEMBER 30,           DECEMBER 31,
                                   ------------------      ----------------      ------------------
                                    1998        1999       1999       2000        1999        2000
                                   ------      ------      -----      -----      ------      ------
Net revenue......................  100.0%      100.0%      100.0%     100.0%     100.0%      100.0%
Salaries and benefits............   35.3        34.3        34.7       35.0       34.3        35.1
Supplies.........................   13.6        14.3        14.3       15.1       14.7        14.7
Provision for bad debts..........    6.1         7.2         7.5        7.4        7.5         7.9
Other operating expenses(a)......   25.6        30.8        29.6       28.8       28.0        29.6
                                   -----       -----       -----      -----      -----       -----
Total operating expenses.........   80.6        86.6        86.1       86.3       84.5        87.3
                                   -----       -----       -----      -----      -----       -----
EBITDA(b)........................   19.4        13.4        13.9       13.7       15.5        12.7
Depreciation and amortization....    6.4         7.0         7.0        5.8        5.8         6.4
Interest, net....................   10.0         5.3         6.1        7.7        8.1         7.9
Minority interests...............     --        (0.1)       (0.1)        --         --          --
Recapitalization costs...........     --          --          --        0.4        1.9          --
                                   -----       -----       -----      -----      -----       -----
Earnings (loss) from continuing
  operations before income
  taxes..........................    3.0         1.2         0.9       (0.2)      (0.3)       (1.6)
Income tax expense...............     --          --          --        0.3         --          --
                                   -----       -----       -----      -----      -----       -----
Net earnings (loss) from
  continuing operations..........    3.0         1.2         0.9       (0.5)      (0.3)       (1.6)
Discontinued operations..........   (0.3)       (0.4)       (0.4)      (1.3)      (0.7)         --
                                   -----       -----       -----      -----      -----       -----
Net earnings (loss)..............    2.7%        0.8%        0.5%      (1.8)%     (1.0)%      (1.6)%
                                   =====       =====       =====      =====      =====       =====


---------------
(a) Other operating expenses consist of allocated management fees, reversal of excess loss contract accruals and other direct operating costs.

(b) EBITDA represents earnings from continuing operations before interest expense, minority interests, income taxes, recapitalization costs and depreciation and amortization. Although you should not consider EBITDA in isolation or as a substitute for net earnings, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States, management understands that EBITDA is commonly used to evaluate a company's financial performance, especially in evaluating healthcare companies. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.


  Three Months Ended December 31, 2000 Compared to Three Months Ended December 31, 1999



     Net revenue for the three months ended December 31, 2000 was $219.4 million, an increase of $41.7 million, or 23.5%, from $177.7 million for the three months ended December 31, 1999. Approximately $22.8 million of the increase in net revenue is attributable to the fact that revenue for the three months ended December 31, 2000 included a full three months of operations for the Tenet facilities and Health Choice compared to the prior year period, which included the results of operations for the Tenet facilities and Health Choice from their acquisition date, October 15, 1999. The remaining $18.9 million increase in net revenue is due to increasing volume and revenue growth in both our hospital operations, which we refer to as our acute care service segment in our financial statements, and Health Choice.



     Net revenue from our hospital operations for the three months ended December 31, 2000 was $192.6 million, an increase of $33.9 million, or 21.4%, from $158.7 million for the three months ended

December 31, 1999. Approximately $19.5 million of the increase is due to the results of the Tenet hospital facilities being included for a full three months for the quarter ended December 31, 2000, and $4.1 million of the increase is due to the opening of Rocky Mountain Medical Center on April 10, 2000. The remaining increase in net revenue of $10.3 million is due primarily to volume growth in our hospital operations. The increase in volume was attributable largely to our increased focus on improving physician relations and communications, physician recruitment, new services, facility improvements and population growth in our primary service areas.



     Admissions, excluding Rocky Mountain Medical Center, increased 22.7% from 16,137 for the three months ended December 31, 1999 to 19,796 for the same period in 2000, and patient days, excluding Rocky Mountain Medical Center, increased 21.6% from 71,109 for the three months ended December 31, 1999 to 86,442 for the same period in 2000. Adjusted admissions, excluding Rocky Mountain Medical Center, increased 18.7% from 26,451 for the three months ended December 31, 1999 to 31,391 for the same period in 2000 and adjusted patient days, excluding Rocky Mountain Medical Center, increased 17.5% from 113,319 for the three months ended December 31, 1999 to 133,107 for the same period in 2000. Had the Tenet hospital facilities been included as of October 1, 1999 rather than October 15, 1999, the date of the Tenet acquisition, admissions, patient days, adjusted admissions and adjusted patient days, excluding Rocky Mountain Medical Center, would have increased 8.8%, 6.7%, 5.9% and 3.7%, respectively. The volume growth was well balanced across all the markets in which we operate.



     Net revenue from Health Choice was $26.8 million for the three months ended December 31, 2000, an increase of $7.8 million, or 41.1%, from $19.0 million in the same period in 1999. Approximately $3.3 million of the increase is due to the results of Health Choice being included for a full three months for the quarter ended December 31, 2000. Additionally, covered lives under this prepaid Medicaid plan have increased from 36,800 at December 31, 1999 to 42,200 at December 31, 2000, an increase of 14.7%. The increase in covered lives has positively impacted Health Choice revenue for the three months ended December 31, 2000 compared to the prior period.



     Operating expenses increased $41.5 million from $150.1 million for the three months ended December 31, 1999 to $191.6 million for the three months ended December 31, 2000 largely due to the addition of the Tenet hospitals and Health Choice effective October 15, 1999 and the opening of Rocky Mountain Medical Center. Operating expenses as a percentage of net revenue were 87.3% for the three months ended December 31, 2000 and 84.5% for the three months ended December 31, 1999. Excluding Rocky Mountain Medical Center, operating expenses as a percentage of net revenue were 85.5% for the three months ended December 31, 2000.



     Operating expenses from our hospital operations for the three months ended December 31, 2000 were $166.0 million, an increase of $34.0 million, or 25.7%, from $132.0 million for the three months ended December 31, 1999. Approximately $20.8 million of the increase, consisting of $8.7 million in salaries and benefits, $1.8 million in supplies, $400,000 in provision for bad debts and $9.9 million in other operating expenses, is due to the results of the Tenet hospital facilities being included for a full three months for the quarter ended December 31, 2000. Of the remaining $13.2 million increase in operating expenses, $7.6 million is due to the opening of Rocky Mountain Medical Center and $5.6 million is due primarily to the volume growth in our hospital operations.



     Operating expenses from our hospital operations, excluding Rocky Mountain Medical Center, as a percentage of net revenue were 84.1% for the three months ended December 31, 2000 compared to 83.1% for the three months ended December 31, 1999. This increase was due primarily to increased salaries and benefits expense as a percentage of net revenue of 1.2% for the three months ended December 31, 2000 compared to the same period in 1999. The increase in salaries and benefits expense as a percentage of net revenue was primarily due to general wage inflation, an increased level of temporary staffing in certain of our markets where volume has been growing and increased staffing at our corporate office compared to the same period in the prior year.



     We opened Rocky Mountain Medical Center in Salt Lake City, Utah on April 10, 2000. Rocky Mountain Medical Center is Salt Lake City's newest acute care hospital with 118 licensed beds and 71 operating beds. Rocky Mountain Medical Center offers general medicine, surgery, emergency room services, cardiology, orthopedics, oncology and after-hours pediatrics programs. During the three months ended December 31, 2000, Rocky Mountain Medical Center generated net revenue of $4.1 million and incurred operating expenses of $7.6 million, resulting in a loss before interest, taxes, depreciation and amortization of $3.5 million. Our census levels and net revenue have been significantly lower than we expected prior to opening the hospital principally as a result of what we believe to be exclusionary contracting practices pursued in Salt Lake City by a competitor. We believe these exclusionary practices have had a material adverse effect on the business and operations of Rocky Mountain Medical Center by precluding certain significant managed care companies from contracting with Rocky Mountain Medical Center, thereby preventing certain physicians and patients from using this facility. On April 18, 2000, we filed a lawsuit against the competitor seeking damages and other remedies. The lawsuit is currently pending.



     We have negotiated managed care contracts that became effective January 1, 2001 with two large managed care plans in the Salt Lake City market. We believe these managed care plans previously did not contract with Rocky Mountain Medical Center because of the exclusionary contracting practices of our competitor. Additionally, we have completed operating room modifications that will enable us to perform orthopedic procedures and began providing new cardiology services at Rocky Mountain Medical Center in January 2001. Primarily as a result of these new contracts and services, we have seen our daily census increase to as high as 29, and our average daily census has increased from an average of less than ten during the three months ended December 31, 2000 to 17 in January 2001. In addition, the medical office building on the Rocky Mountain Medical Center campus was approximately 66% occupied as of December 31, 2000, and we have in excess of 215 physicians on the medical staff.



     We incurred operating expenses of $7.6 million during the three months ended December 31, 2000 at Rocky Mountain Medical Center consisting of $2.5 million in salaries and benefits, $600,000 in supplies, $1.3 million in provision for bad debts and $3.2 million in other operating expenses. Other operating expenses included costs for purchased services, rents and leases, utilities, marketing, insurance and other expenses, including approximately $473,000 of professional fees associated with the lawsuit noted above. We expect to continue to have operating losses at Rocky Mountain Medical Center until we are able to build our census to a level that causes our net revenue to exceed our operating expenses.



     Operating expenses for Health Choice increased $7.5 million during the three months ended December 31, 2000 compared to the same period in 1999 due to the incremental cost of increased enrollment and the fact that Health Choice was acquired effective October 15, 1999 and therefore did not have a full quarter of expenses in the prior period. Operating expenses as a percentage of net revenue for Health Choice were comparable at 95.6% for the three months ended December 31, 2000 and 95.2% for the three months ended December 31, 2000.



     EBITDA was $27.8 million, or 12.7% of net revenue, for the three months ended December 31, 2000, compared to $27.6 million, or 15.5% of net revenue, for the three months ended December 31, 1999. This decline in the EBITDA margin was due primarily to the operating losses at Rocky Mountain Medical Center. Excluding results from Rocky Mountain Medical Center, net revenue and EBITDA were $215.3 million and $31.3 million, respectively, for the three months ended December 31, 2000, resulting in an EBITDA margin of 14.5%.



     EBITDA for hospital operations, excluding Rocky Mountain Medical Center, was $30.1 million, or 16.0% of net revenue, for the three months ended December 31, 2000, compared to $26.7 million, or 16.8% of net revenue, for the three months ended December 31, 1999. Assuming that the acquisition of the Tenet hospital facilities on October 15, 1999 was effective as of October 1, 1999, EBITDA for hospital operations, excluding Rocky Mountain Medical Center, for the three months ended December 31, 1999 would have been $25.5 million, or 14.3% of net revenue.



     Health Choice, our Medicaid managed health plan, has a significantly lower EBITDA margin than hospital operations. EBITDA for Health Choice was $1.2 million, or 4.4% of net revenue, for the three months ended December 31, 2000, compared to $900,000, or 4.8% of net revenue, for the three months ended December 31, 1999. Assuming that the acquisition of Health Choice on October 15, 1999 was effective as of October 1, 1999, the EBITDA margin for Health Choice for the three months ended December 31, 1999 would have been 4.1% of net revenue.



     Depreciation and amortization expense increased $3.7 million from $10.4 million for the three months ended December 31, 1999 to $14.1 million for the three months ended December 31, 2000 due to the acquisition of the Tenet facilities on October 15, 1999 and the depreciation of assets associated with Rocky Mountain Medical Center.



     Interest expense increased $2.8 million from $14.4 million for the three months ended December 31, 1999 to $17.2 million for the three months ended December 31, 2000, due to the timing of borrowings of $560.0 million associated with the acquisition of the Tenet hospitals and the recapitalization of the Paracelsus hospitals on October 15, 1999 and interest rate increases.



     We incurred legal, accounting and other related costs of approximately $3.4 million during the three months ended December 31, 1999 related to the recapitalization transaction.



     Losses from continuing operations before income taxes were $3.6 million for the three months ended December 31, 2000 compared to a loss of $500,000 for the three months ended December 31, 1999. The increase in losses from continuing operations before income taxes was due to losses at Rocky Mountain Medical Center, increases in depreciation and amortization expense and interest expense during the three months ended December 31, 2000, offset partially by recapitalization costs incurred in the three months ended December 31, 1999.



     We recorded no provision for income taxes for the three months ended December 31, 2000 and 1999 due to the uncertainty of realizing a tax benefit related to the losses incurred.



     We incurred losses from our discontinued physician practice operations for the three months ended December 31, 1999 of $1.2 million.



     Net loss for the three months ended December 31, 2000 was $3.6 million compared to a net loss of $1.7 million for the three months ended December 31, 1999.



     We recorded a reversal of preferred stock dividends of $25.3 million during the three months ended December 31, 2000, compared to preferred stock dividends and accretion of $5.5 million recorded during the three months ended December 31, 1999. The preferred stock, which was exchanged for shares of our common stock on the basis of ten common shares for each preferred share in October 2000, was mandatorily redeemable and dividends were payable in shares of our common stock. The preferred stock was exchanged for common stock without benefit to the preferred stockholders of the accrued dividends, therefore, the accrual of dividends was reversed. The exchange did not result in a cash payment. Net earnings attributable to common stockholders after the effect of the preferred stock dividends and accretion for the three months ended December 31, 2000 was $21.7 million compared to a net loss of $7.2 million for the same period in 1999.



  Year Ended September 30, 2000 Compared to the Year Ended September 30, 1999


     Net revenue for the fiscal year ended September 30, 2000 was $815.2 million, an increase of $633.5 million, or 348.7%, from $181.7 million for the fiscal year ended September 30, 1999. The increase in net revenue is due largely to the addition of the Tenet hospitals. The Tenet hospitals contributed approximately $607.5 million in net revenue for the fiscal year ended September 30, 2000, or 95.9% of the total increase in net revenue for the fiscal year ended September 30, 2000, compared to the same period in 1999. During the fiscal year ended September 30, 2000, total admissions and patient days were 74,243 and 330,510, respectively, of which 54,572 admissions and 262,734 patient days resulted from the addition of the Tenet hospitals. Same facilities, which represent the Paracelsus operations other than Rocky Mountain Medical Center, provided $203.2 million in net revenue in 2000 versus $181.7 million in 1999, or $21.5 million of the increase in net revenue for the fiscal year ended September 30, 2000 compared to 1999. The remaining increase in net revenue related to the opening of Rocky Mountain Medical Center in

April 2000, which contributed $4.5 million in net revenue during the fiscal year ended September 30, 2000.

     As noted above, same facilities net revenue increased by $21.5 million, an 11.8% increase over the 1999 period. The increase in net revenue of same facilities was attributable primarily to an increase in volume. Same facility admissions increased 7.6% from 17,946 for the fiscal year ended September 30, 1999 to 19,315 for the same period in 2000 and same facility patient days increased 4.7% from 63,398 in 1999 to 66,387 in 2000. Same facility adjusted admissions increased 17.6% from 33,969 for the fiscal year ended September 30, 1999 to 39,934 for the same period in 2000 and same facility adjusted patient days increased 12.3% from 122,691 in 1999 to 137,744 in 2000. The increase in volume for same facilities was attributable largely to our increased focus on improving physician relations and communications, physician recruitment, new services, facility improvements and population growth in our primary service areas.

     Operating expenses increased by $547.2 million from $156.4 million for the fiscal year ended September 30, 1999 to $703.6 million for the fiscal year ended September 30, 2000 largely due to the addition of the Tenet hospitals. The Tenet hospitals contributed $511.6 million in operating expenses for the fiscal year ended September 30, 2000, or 93.5% of the total increase in operating expenses for the fiscal year ended September 30, 2000 compared to the fiscal year ended September 30, 1999. Components of this increase are $204.1 million in salaries and benefits, $92.9 million in supplies, $45.8 million in provision for bad debts and $168.8 million in other operating expenses.

     Operating expenses for same facilities increased $18.6 million during the fiscal year ended September 30, 2000, due primarily to the incremental cost of increased patient volume, higher supply costs, and increased salary, benefit and temporary staffing costs. We have experienced increased competition for personnel in Utah, which required us to use a higher level of temporary staffing to meet patient needs. The increased level of temporary staffing and general wage inflation has resulted in an increase in salaries and benefits expense per paid full time equivalent employee over the prior year period. We are sharing personnel among hospitals in the Utah market where possible to increase staffing efficiency and reduce the need for temporary staffing. Effective April 1, 2000, we converted information systems at three of our Utah facilities. These conversions require extensive staff training, both formal and informal on the job training, which creates additional temporary and overtime costs. Our benefit expense is higher than in the prior year period due to higher costs, use of a different benefit plan in the current period, and differences in the way we record benefits compared to the allocation methodologies used by the former owner. The increase in supply costs is due to rising costs of pharmaceuticals and other supplies, including high cost medical devices, and increasing volume in existing services.

     Of the remaining $17.0 million increase in operating expenses, $13.5 million is related to Rocky Mountain Medical Center and $3.5 million is related to corporate and miscellaneous other operating expenses that have increased as a result of the growth of our company. During the fiscal year ended September 30, 2000, we added personnel to our corporate staff in the areas of operations management, operations finance, clinical operations, information systems and corporate finance.


     During the fiscal year ended September 30, 2000, at Rocky Mountain Medical Center we recorded net revenue of $4.5 million and incurred operating expenses of $13.5 million, resulting in a loss before interest, taxes, depreciation and amortization of $9.0 million. Our census levels and net revenue were significantly lower than we expected prior to opening the hospital. The operating expenses of $13.5 million incurred during the fiscal year ended September 30, 2000 consisted of $5.5 million in salaries and benefits, $1.3 million in supplies, $900,000 in provision for bad debts and $5.8 million in other operating expenses. Other operating expenses included costs for purchased services, rents and leases, utilities, marketing, insurance and other expenses, including approximately $335,000 of professional fees associated with the lawsuit we have filed with respect to Rocky Mountain Medical Center.


     Operating expenses as a percentage of net revenue were 86.3% for the fiscal year ended September 30, 2000 and 86.1% for the fiscal year ended September 30, 1999. EBITDA was $111.6 million, or 13.7% of net revenue, for the fiscal year ended September 30, 2000, compared to $25.3 million, or 13.9% of net revenue, for the fiscal year ended September 30, 1999. This decline in the EBITDA margin was due primarily to the addition of Health Choice, which was a part of the acquisition of the Tenet facilities, and the operating losses at Rocky Mountain Medical Center. Health Choice, our Medicaid managed health plan, has a significantly lower EBITDA margin than the acute care services business. Excluding results from Rocky Mountain Medical Center and Health Choice, net revenue and EBITDA were $721.3 million and $117.3 million, respectively, for the fiscal year ended September 30, 2000, resulting in an EBITDA margin of 16.3%.

     Depreciation and amortization expense increased $34.8 million from $12.8 million for the fiscal year ended September 30, 1999 to $47.6 million for the fiscal year ended September 30, 2000 due to the Tenet transaction and the merger with a company formed by members of our management.

     Interest expense increased $51.4 million from $11.0 million for the fiscal year ended September 30, 1999 to $62.4 million for the fiscal year ended September 30, 2000, primarily due to borrowings of $560.0 million associated with the acquisition of the Tenet hospitals and the recapitalization of the Paracelsus hospitals. Interest expense of $11.0 million for the fiscal year ended September 30, 1999 primarily represents interest costs that Paracelsus allocated to us.

     We incurred legal, accounting and other related costs of approximately $3.5 million during the fiscal year ended September 30, 2000 related to the recapitalization transaction.

     Earnings (loss) from continuing operations before income taxes was a loss of $1.9 million for the fiscal year ended September 30, 2000 and earnings of $1.6 million for the fiscal year ended September 30, 1999. The decrease in the earnings from operations before income taxes was due largely to increases in interest expense and recapitalization costs offset partially by operating earnings from the acquisition of the Tenet hospitals.

     We recorded a provision for income taxes for the fiscal year ended September 30, 2000 of $2.2 million. We recorded no provision or benefit for income taxes in 1999. Our provision for income taxes results from differences between earnings recognized for financial reporting purposes and taxable income and the corresponding change in valuation allowance on our deferred tax assets. See Note 7 of the notes to our consolidated and combined financial statements for information regarding differences between effective tax rates and statutory rates.


     We incurred losses from our discontinued physician practice operations for the fiscal year ended September 30, 2000 of $10.6 million, compared to losses of $644,000 in 1999. The loss from discontinued operations for the fiscal year ended September 30, 2000 includes a charge of $7.4 million to provide for costs associated with the discontinuation and disposal of the physician practice operations.


     Net earnings (loss) for the fiscal year ended September 30, 2000 was a loss of $14.7 million compared to net earnings of $1.0 million for the fiscal year ended September 30, 1999.

     We recorded preferred stock dividends and accretion of $25.4 million during the fiscal year ended September 30, 2000. The preferred stock, which was exchanged for shares of common stock in October 2000, was mandatorily redeemable and dividends were payable in shares of our capital stock. Therefore, the accrual of dividends did not result in a cash payment. Net earnings (loss) attributable to common stockholders after the effect of the preferred stock dividends and accretion for the fiscal year ended September 30, 2000 was a loss of $40.1 million compared to net earnings of $1.0 million for the same period in 1999.

 Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998

     Net revenue for the nine months ended September 30, 1999, was $137.4 million, an increase of $3.4 million, or 2.5%, from $134.0 million for the nine months ended September 30, 1998. The increase in net revenue is largely due to increased patient volumes in admissions and patient days. To a lesser extent, net revenue was unfavorably affected by the Balanced Budget Act of 1997, which was substantially phased in by the third quarter of 1998, the increasing penetration of managed care and the restructuring of home health operations in the latter half of 1998. The Paracelsus hospitals experienced a slight increase of 0.8%
in inpatient admissions from 13,736 in the nine months ended September 30, 1998 to 13,849 for the nine months ended September 30, 1999. Patient days increased 3.7% from 48,003 in 1998 to 49,773 in 1999. The increase in admissions and patient days resulted from the increase in number of physicians and services at several hospitals, increased volume generated from certain hospital benchmarking and service awareness programs implemented in 1998 and favorable demographic changes in the Salt Lake City metropolitan area.

     Operating expenses increased by $11.1 million from $107.9 million for the nine months ended September 30, 1998 to $119.0 million for the nine months ended September 30, 1999, primarily as a result of an unusual gain of $7.5 million relating to the settlement of a capitated contract dispute that was recorded during the nine months ended September 30, 1998 and increases in supply costs and the provision for bad debts. An increase in acuity at one hospital contributed to the increase in supply costs. The increase in the provision for bad debts resulted from the effect of a computer system conversion at certain hospitals, personnel turnover that unfavorably affected billings and collections at certain facilities and a favorable effect in 1998 from the collection of accounts previously written off. As a result of the computer system conversion at certain hospitals, the billing function and collection efforts were hampered as resources were directed towards the conversion rather than devoting full effort to billing and collecting receivables. Also, the computer system conversion resulted in certain data being lost, thereby further hindering collection efforts on converted patient accounts.

     Allocated management fees increased $100,000 from $4.9 million for the nine months ended September 30, 1998 to $5.0 million for the nine months ended September 30, 1999 due to an increase in revenue at the Paracelsus hospitals during this period. The allocated management fees are for corporate general and administrative, financial, legal, human resources, information systems and other services and are allocated pro rata to Paracelsus hospitals based on net revenue, which is believed to be indicative of the consumption of corporate services relative to all hospitals of Paracelsus. Allocated management fees equated to 3.7% of net revenue for the nine months ended September 30, 1999 and 1998. Amounts allocated are not necessarily indicative of the actual costs that may have been incurred had we operated as an entity unaffiliated with Paracelsus.

     Various cost reduction initiatives were undertaken in the latter half of 1998 associated with consolidating certain departments and eliminating corresponding management functions. In addition, these initiatives included elimination of excess labor and contracted services, which consisted of a combination of staff and wage reductions, overtime reductions and reduction in the utilization of outside contracted nurses. The financial effect of these various cost reduction initiatives is not individually determinable due to system limitations. Salaries and benefits as a percentage of net revenue improved from 35.3% for the nine months ended September 30, 1998, to 34.3% for the nine months ended September 30, 1999.

     Operating expenses as a percentage of net revenue were 86.6% for the nine months ended September 30, 1999 and 80.6% for the nine months ended September 30, 1998. EBITDA was $18.4 million, or 13.4% of net revenue, for the nine months ended September 30, 1999 compared to $26.1 million, or 19.4% of net revenue, for the nine months ended September 30, 1998. The decline in the EBITDA margin was due primarily to the unusual gain of $7.5 million relating to the settlement of a capitated contract dispute recorded during the nine months ended September 30, 1998.

     Depreciation and amortization expense increased $1.0 million from $8.6 million for the nine months ended September 30, 1998 to $9.6 million for the nine months ended September 30, 1999 primarily due to additions to property and equipment.

     Interest expense decreased $6.1 million from $13.4 million for the nine months ended September 30, 1998 to $7.3 million for the nine months ended September 30, 1999, primarily due to an increase in cash generated from operations and a decrease in interest allocation from Paracelsus.

     Earnings from continuing operations before income taxes was $1.6 million and $4.0 million for the nine months ended September 30, 1999 and 1998, respectively. Earnings from continuing operations before income taxes in 1998 included an unusual gain of $7.5 million relating to the settlement of a capitated contract dispute.

     The Paracelsus hospitals recorded no income tax provision or benefit for the nine months ended September 30, 1999 and 1998 due to revisions of the estimated valuation allowance on deferred tax assets.


     Losses from our discontinued physician practice operations for the nine months ended September 30, 1999 were $587,000, compared to losses of $435,000 for the nine months ended September 30, 1998.


     Net earnings for the nine months ended September 30, 1999 was $1.0 million compared to net earnings of $3.6 million for the nine months ended September 30, 1998.

SUMMARY OF OPERATIONS BY QUARTER

     The patient volumes and net operating revenue at our hospitals and ambulatory surgery centers are subject to seasonal variations and generally are greater during the quarters ending December 31 and March 31 than other quarters. These seasonal variations are caused by a number of factors, including seasonal cycles of illness, climate and weather conditions, vacation patterns of both patients and physicians and other factors relating to the timing of elective procedures.


     The following table presents unaudited quarterly operating results for the fiscal years ended September 30, 1999 and 2000 and the quarter ended December 31, 2000. We believe that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the consolidated and combined financial statements and the unaudited condensed and consolidated financial statements. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods.


                                                                   QUARTER ENDED
                                              -------------------------------------------------------
                                                DEC. 31,       MAR. 31,      JUNE 30,      SEPT. 30,
                                                  1998           1999          1999          1999
                                              -------------   -----------   -----------   -----------
                                                                  (IN THOUSANDS)
Net revenue.................................   $    44,292    $    46,642   $    45,807   $    44,948
EBITDA......................................         6,830          7,308         7,183         3,930
Net earnings (loss) from continuing
  operations................................           (10)         1,757         1,687        (1,807)
Net earnings (loss).........................           (67)         1,562         1,491        (2,003)


                                                                   QUARTER ENDED
                                              -------------------------------------------------------
                                                DEC. 31,       MAR. 31,      JUNE 30,      SEPT. 30,
                                                  1999           2000          2000          2000
                                              -------------   -----------   -----------   -----------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue.................................   $   177,695    $   220,513   $   210,879   $   206,076
EBITDA......................................        27,615         37,063        27,520        19,383
Net earnings (loss) from continuing
  operations................................          (494)         7,859        (1,575)       (9,891)
Net earnings (loss).........................        (1,713)         6,176          (788)      (18,378)
Net loss attributable to common
  stockholders(a)...........................        (7,233)          (452)       (7,415)      (25,005)
Net earnings (loss) per common share:
  Net earnings (loss) from continuing
     operations per common share(a)(b)......   $     (0.46)   $      0.09   $     (0.57)  $     (1.15)
  Net earnings (loss) from discontinued
     operations per common share............         (0.09)         (0.12)         0.06         (0.59)
                                               -----------    -----------   -----------   -----------
  Net loss per common share(a)..............   $     (0.55)   $     (0.03)  $     (0.51)  $     (1.74)
                                               ===========    ===========   ===========   ===========
  Weighted average number of common
     shares.................................    13,101,074     14,400,613    14,400,613    14,403,063

                                                 QUARTER ENDED
                                                 DEC. 31, 2000
                                             ----------------------
                                             (DOLLARS IN THOUSANDS,
                                             EXCEPT PER SHARE DATA)
Net revenue................................       $   219,369
EBITDA.....................................            27,758
Net loss from continuing operations........            (3,611)
Net loss...................................            (3,611)
Net earnings attributable to common
  stockholders.............................            21,737
Net earnings per common share:
  Net earnings from continuing operations
     per common share(b)(c)................       $      0.81
  Net loss per common share from
     discontinued operations...............                --
                                                  -----------
  Net earnings per common share(c).........       $      0.81
                                                  ===========
  Weighted average number of common
     shares................................        26,779,284


---------------

(a) Includes preferred stock dividends and accretion of $5,520, $6,628, $6,627 and $6,627 incurred during the quarters ended December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, respectively.



(b)Net earnings (loss) from continuing operations per common share is not shown for any period ended prior to October 1, 1999 as such periods represent combined financial statements for entities under common control.



(c)Includes reversal of preferred stock dividends of $25,348.


LIQUIDITY AND CAPITAL RESOURCES


     At December 31, 2000, we had $79.2 million in working capital, compared to $65.0 million at September 30, 2000, an increase of $14.2 million. We used cash of $6.0 million in operating activities during the three months ended December 31, 2000, compared to using $67.1 million of cash in operating activities during the three months ended December 31, 1999. During the three months ended December 31, 2000, the increase in working capital and negative cash flow from operations were due primarily to the growth in accounts receivable of $19.2 million from $146.7 million at September 30, 2000 to $165.9 million at December 31, 2000. At December 31, 2000, net accounts receivable of $165.9 million amounted to approximately 78.6 days of net revenue outstanding compared to 70 days at September 30, 2000. The increase in days of net revenue outstanding at December 31, 2000 is due in part to information system conversions and related business office disruptions in our Florida and Texas markets during the fourth quarter of fiscal year 2000 and the quarter ended December 31, 2000. In addition, we have been negatively affected to some extent by delays in processing our claims under the new prospective payment system for outpatient hospital care subsequent to its implementation in August 2000.



     Our investing activities used $10.3 million during the three months ended December 31, 2000. Capital expenditures for the three months ended December 31, 2000 were approximately $9.4 million, including capital expenditures of $4.0 million for information systems, $2.7 million for equipment and improvements at Rocky Mountain Medical Center and $600,000 for renovation and expansion of the emergency room at one of our hospitals. We have budgeted capital expenditures for the remainder of fiscal 2001 of approximately $40.0 million, including $22.1 million for expansion and new services at our facilities, $10.4 million for renovation and replacement equipment at our facilities and $3.7 million for implementation and integration of our information systems. The capital expenditures budget for 2001 is based upon our analysis of various factors, many of which are beyond our control, and we cannot assure you that our capital expenditures will not exceed budgeted amounts.



     Financing activities during the three months ended December 31, 2000 provided net cash of $16.3 million due primarily to borrowings under our bank credit facility. During the three months ended

December 31, 2000, we borrowed $45.6 million pursuant to the terms of our revolving credit facility, we repaid $1.8 million in outstanding borrowings pursuant to the terms of our bank credit facility and capital lease obligations and we made voluntary prepayments of $29.1 million pursuant to the terms of our revolving credit facility. During the next twelve months, we are required to repay a total of $11.9 million under our bank credit facility. During the three months ended December 31, 2000, we received proceeds of approximately $1.6 million from the issuance of an aggregate of 170,057 shares of common stock to certain of our existing stockholders.



     Effective October 15, 1999, we entered into a bank credit facility through which a syndicate of lenders made a total of $455.0 million available to us in the form of an $80.0 million tranche A term loan, a $250.0 million tranche B term loan and a $125.0 million revolving credit facility. Proceeds from the tranche A and tranche B term loans were used in conjunction with the recapitalization and acquisition transactions. The $125.0 million revolving credit facility is available for working capital and other general corporate purposes.



     The bank credit facility requires that we comply with various financial ratios and tests and contains covenants limiting our ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The bank credit facility is guaranteed by our subsidiaries and these guarantees are secured by a pledge of substantially all the subsidiaries' assets.



     As described in "Use of Proceeds" on page 16, we will use some or all of the net proceeds from this offering to repay a portion of our outstanding indebtedness. Therefore, we expect that our interest expense in fiscal 2001 will be lower than in fiscal 2000.



     As of December 31, 2000, amounts outstanding under the tranche A and tranche B term loans were $77.5 million and $247.5 million, respectively, and we had $16.5 million outstanding under our revolving credit facility. As of September 30, 2000, amounts outstanding under the tranche A and tranche B term loans were $78.3 million and $248.3 million, respectively, and no amounts were outstanding under our revolving credit facility. The revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued by us and, as of December 31, 2000, we had issued $28.6 million in letters of credit. The loans under the bank credit facility bear interest at variable rates at specified margins above either the agent bank's alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate of outstanding borrowings under the bank credit facility was approximately 11.1% at December 31, 2000. As of February 8, 2001 we had drawn $24.5 million under our revolving credit facility and had issued $28.6 million in letters of credit, resulting in remaining availability under the revolving credit facility of $73.7 million.



     On October 13, 1999, we issued $230.0 million of 13% senior subordinated notes due 2009. On May 25, 2000, we exchanged all of our outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended. The notes are unsecured obligations and are subordinated in right of payment to all of our existing and future senior indebtedness. If a change in control occurs, as defined in the indenture, each holder of the notes will have the right to require us to repurchase all or any part of that holder's notes in cash at 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest to the date of purchase. Except with respect to a change of control, we are not required to make mandatory redemption or sinking fund payments with respect to the notes. At December 31, 2000, all our subsidiaries fully and unconditionally guaranteed the notes on a joint and several basis. The indenture for the notes contains certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and our ability to merge or consolidate.



     On October 26, 2000, all shares of our mandatorily redeemable Series A and Series B preferred stock were exchanged for shares of our common stock on the basis of ten common shares for each preferred share. This exchange increased our net earnings attributable to common stockholders by $25.3 million, increased stockholders' equity by approximately $189.3 million and did not affect our cash flow.

     On February 1, 2001, we sold limited partnership units in our subsidiary that owns Odessa Regional Hospital to third party investors for an aggregate of $2.1 million. The net proceeds of this equity sale will be used to fund a portion of the expansion of the hospital, which is expected to be completed within the next 18 to 24 months. After giving effect to this sale, we will own approximately 88.7% of the equity in this subsidiary.



     Our liquidity and capital resources have been negatively affected by Rocky Mountain Medical Center. During the fiscal year ended September 30, 2000, at Rocky Mountain Medical Center we incurred operating losses of $9.0 million, working capital growth of approximately $1.4 million and capital expenditures of $8.8 million and entered into sixty-month operating leases for new medical equipment requiring aggregate lease payments of approximately $215,000 per month. During the three months ended December 31, 2000, at Rocky Mountain Medical Center we incurred operating losses of $3.5 million and capital expenditures of $2.7 million. We expect to continue to incur operating losses until our census levels and patient mix generate sufficient net revenue to cover our operating expenses. We intend to reduce the operating losses by increasing volume under new and existing managed care contracts, recruiting new physicians, marketing our services to consumers and making an additional $3.3 million of capital expenditures in the remainder of 2001 to support hospital services, including our diagnostic and operating capabilities for the cardiology and orthopedics programs. If we are unsuccessful in growing revenue and reducing operating losses at Rocky Mountain Medical Center, we may be forced to significantly alter our plans and strategies with respect to this hospital.



     In connection with the recapitalization transaction and the Tenet transaction, we did not assume any liability or obligation of Paracelsus or Tenet owed to payors, including private insurers and government payors such as Medicare and Medicaid programs. We also did not assume any cost report reimbursements, settlements, repayments or fines, if any, to the extent they relate to periods prior to the respective closing dates of these transactions. Our agreements with Paracelsus and Tenet include customary indemnification and hold harmless provisions for any damages we incur relating to these types of excluded liabilities. In addition, in the Tenet transaction we agreed to use our best efforts to cause Tenet to be released from its obligations under certain contractual obligations that we assumed in the Tenet transaction. If we are unable to cause Tenet to be released from its obligations, in 2002 we may be required to make a cash payment to Tenet of up to $4.0 million and increase a letter of credit we have provided to Tenet by $5.0 million.


     Subsequent to the recapitalization transaction, Paracelsus filed a petition for relief pursuant to Chapter 11 of the United States Bankruptcy Code. In October 2000, Paracelsus filed with the United States Bankruptcy Court a Disclosure Statement and a Plan of Reorganization under Chapter 11 of the Bankruptcy Code. We filed timely objections and proofs of claim against Paracelsus. In response to our objections and proofs of claim, and in exchange for our agreement to withdraw our objections to its Plan of Reorganization, we negotiated a resolution with Paracelsus whereby Paracelsus agreed that the restructured debtor would assume all indemnification obligations of Paracelsus under our recapitalization agreement. Confirmation of this plan by the bankruptcy court is pending. We also continue to have indemnification rights against other subsidiaries of Paracelsus that are also parties to our recapitalization agreement, which rights are not affected by the bankruptcy proceeding.


     We have provided performance guaranties in the form of a surety bond in the amount of $9.4 million and a letter of credit in the amount of $1.6 million for the benefit of the Arizona Health Care Cost Containment System to support our obligations under the Health Choice contract to provide and pay for the healthcare services. The amount of the performance guaranty that the Arizona Health Care Cost Containment System requires is based upon the membership in the plan and the related capitation paid to us. We do not currently expect a material increase in the amount of the performance guaranties during the 2001 fiscal year.



     Based upon our current level of operations and anticipated growth, we believe that cash generated from operations and amounts available under the revolving credit facility, together with the estimated net proceeds of this offering, will be adequate to finance our capital expenditures and working capital needs for the next 12 to 18 months. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that future borrowings will be available under our bank credit facility, or otherwise, to enable us to grow our business, service our indebtedness including the bank credit facility and our senior subordinated notes, or to make anticipated capital expenditures. One element of our business strategy is expansion through the acquisition of hospitals in our existing and new high-growth markets. The completion of acquisitions may result in the incurrence of, or assumption by us, of additional indebtedness. Our future operating performance, ability to reduce operating losses at Rocky Mountain Medical Center, ability to service or refinance the senior subordinated notes and ability to service and extend or refinance the bank credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are subject to market risk from exposure to changes in interest rates based on our financing, investing and cash management activities. Amounts outstanding under our bank credit facility bear interest at floating rates at specified margins above either the agent bank's alternate base rate or its reserve adjusted Eurodollar rate. We have not taken any action to cover interest rate risk and are not a party to any interest rate market risk management activities.


     Although changes in the alternate base rate or reserve-adjusted Eurodollar rate would affect the cost of funds borrowed in the future, we believe the effect, if any, of reasonably possible near term changes in interest rates on our consolidated financial position, results of operations or cash flow would not be material. The fair market value of the outstanding obligations under our bank credit facility approximates the carrying value of the bank credit facility as a result of the variable interest rates. See "Description of Indebtedness" beginning on page 69 for more detail.

                                    BUSINESS

INDUSTRY OVERVIEW

     The U.S. Health Care Financing Administration estimated that in 1999 total annual U.S. healthcare expenditures grew by 6.0% to $1.2 trillion. It projects that total U.S. healthcare spending will grow by 6.5% annually from 2001 through 2008. By these estimates, healthcare expenditures will account for approximately $2.2 trillion, or 16.2%, of the total U.S. gross domestic product by 2008.


     Hospital services represents the largest segment of the healthcare industry, accounting for 33% of total healthcare expenditures in 1999, or $401 billion. The U.S. Health Care Financing Administration projects the hospital services category to grow by 5.7% per year through 2008. It expects growth in hospital spending to continue due to the aging of the U.S. population and consumer demand for expanded medical services. According to the American Hospital Association, there are over 5,000 hospitals in the United States, of which approximately 86% are owned by not-for-profit and government entities.


     The U.S. hospital industry is broadly defined to include acute care, rehabilitation and psychiatric facilities that are either public (government owned and operated), not-for-profit private (religious or secular), or for-profit institutions (investor owned). These facilities offer a broad range of healthcare services, including internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics, obstetrics and gynecology, and emergency services. In addition, hospitals also offer other ancillary services including psychiatric, diagnostic, rehabilitation, home health and outpatient surgery services.

  Hospital Industry Trends

     Demographic Trends. According to the U.S. Census Bureau, there are approximately 35 million Americans aged 65 or older in the United States today, who comprise approximately 13% of the total U.S. population. By the year 2030 the number of elderly persons is expected to climb to 69 million, or 20% of the total population. Due to the increasing life expectancy of Americans, the number of people aged 85 years and older is also expected to increase from 4.3 million to 8.5 million by the year 2030. This increase in life expectancy will increase demand for healthcare services and, as importantly, the demand for innovative, more sophisticated means of delivering those services. Hospitals, as the largest category of care in the healthcare market, will be among the main beneficiaries of this increase in demand.

     Consolidation. During the late 1980s and early 1990s, there was significant industry consolidation involving large, investor-owned hospital companies seeking to achieve economies of scale. While consolidation activity in the hospital industry is continuing, this consolidation is primarily taking place through mergers and acquisitions involving not-for-profit hospital systems. Reasons for this activity include:

     - limited access to capital;

     - financial performance issues, including challenges associated with changes in reimbursement;

     - the desire to enhance the local availability of healthcare in the community;

     - the need and ability to recruit primary care physicians and specialists; and

     - the need to achieve general economies of scale and to gain access to standardized and centralized functions, including favorable supply agreements.

     Shifting Utilization Trends. Over the past decade, many procedures that had previously required hospital visits with overnight stays have been performed on an outpatient basis. This shift has been driven by cost containment efforts led by private and government payors. The focus on cost containment has coincided with advancements in medical technology that have allowed patients to be treated with less invasive procedures that do not require overnight stays. According to the American Hospital Association, the number of surgeries performed on an inpatient basis declined from 1994 to 1998 at an average annual rate of 0.3%, from 9.8 million in 1994 to 9.7 million in 1998. During the same period, the number of outpatient surgeries increased at an average annual rate of 4.3%, from 13.2 million in 1994 to 15.6 million in 1998. The mix of inpatient as compared to outpatient surgeries shifted from a ratio of 42.8% inpatient to 57.2% outpatient in 1994 to a ratio of 38.4% inpatient to 61.6% outpatient in 1998.

     These trends have led to a reduction in the average length of stay and, as a result, inpatient utilization rates. According to the American Hospital Association, the average length of stay in hospitals has declined from 6.7 days in 1994 to 6.0 days in 1998.

COMPANY OVERVIEW

     We are a leading owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. We operate our hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets we serve, promoting strong relationships with physicians, working with local managed care plans and recruiting experienced local management. As of December 31, 2000, we owned or leased 15 hospitals with a total of 2,194 operating beds. Our hospitals are currently located in four regions:

     - Salt Lake City, Utah;

     - Phoenix, Arizona;

     - Tampa-St. Petersburg, Florida; and

     - three cities in the State of Texas, including San Antonio.


For the twelve months ended December 31, 2000, approximately 90% of our net revenue was derived from markets within our regions that are growing at rates above the national average. Additionally, our net revenue from hospital operations is well balanced across these regions, with each region contributing between 20% and 25% of our total net revenue. We also operate five ambulatory surgery centers and a Medicaid managed health plan called Health Choice that serves over 42,000 members in Arizona. For the twelve months ended December 31, 2000, we had total net revenue of $848.3 million and EBITDA of $124.1 million, both excluding start-up results at one of our hospitals.


     IASIS was formed in October 1999 through a series of transactions that were arranged by Joseph Littlejohn & Levy, Inc. and members of our management team. Joseph Littlejohn & Levy is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. As part of a recapitalization transaction, we acquired a controlling interest in a subsidiary of Paracelsus that owned five hospitals and other related assets. Following this transaction, we also acquired ten hospitals and other related assets from Tenet.

     Since October 1999, we have put in place an experienced senior management team under whose leadership we have:

     - developed strategic plans for each of our markets and facilities;

     - recruited additional physicians to our hospitals;

     - expanded and improved our facilities and services;

     - installed standardized clinical and financial information systems in 11 of our 15 hospitals;

     - strengthened our local management teams; and

     - initiated company-wide compliance and quality assurance programs.


As a result of these initiatives, during the twelve months ended December 31, 2000, we achieved net revenue growth of 8.5% and an increase in patient admissions of 8.6% compared to the pro forma twelve months ended December 31, 1999, both excluding start-up results at Rocky Mountain Medical Center.


BUSINESS STRATEGY

     Our objective is to provide high quality, cost-effective healthcare services in the communities we serve. The key elements of our business strategy are:


     - INCREASE OUR MARKET SHARE IN HIGH-GROWTH MARKETS. Most of our hospitals are located in high-growth markets that are expected to experience population growth rates through 2005 in excess of the national average. We intend to increase our market share in our existing markets through organic growth and selective acquisitions.


     - RECRUIT AND RETAIN QUALITY PHYSICIANS. We intend to continue to recruit and retain quality physicians for our medical staffs and maintain their loyalty to our facilities by:

        - equipping our hospitals with technologically advanced equipment;

        - sponsoring training programs to educate physicians on advanced medical procedures;

        - providing physicians with remote access to clinical information through our new information systems; and

        - enhancing physician convenience and access.

       We also use our existing physician relationships to recruit new primary care physicians and specialists. In addition, we are establishing local physician advisory committees to work closely with our local management teams and to advise us on facility- and market-specific needs and strategies.


     - INCREASE REVENUE BY EXPANDING OUR SERVICES. We analyze demographic and patient data and consult with key physicians and payors to identify and prioritize the healthcare needs of the communities we serve. In fiscal 2001, we intend to allocate approximately 80% of our capital expenditure budget to expand services and purchase new equipment. Examples include:


        - expanding emergency room and surgical capacity;

        - upgrading and expanding specialty services, including cardiology, orthopedics and obstetrics;

        - updating our technology in imaging, diagnostic and other medical equipment; and

        - enhancing the convenience and quality of our outpatient services.


     - PROVIDE HIGH QUALITY SERVICES. We believe the high quality of our services differentiates our hospitals within their markets and provides us with a competitive advantage. Between January 1, 1999 and February 1, 2001, six of our hospitals were surveyed by the Joint Commission on Accreditation of Healthcare Organizations and the average of our scores, some of which are preliminary, is 94. Additionally, in 2000, two of our hospitals were recognized by the HCIA-Sachs Institute as being among the "Top 100 Hospitals in America" for demonstrating superior clinical, operational and financial performance.


     - FOCUS ON OPERATIONAL EXCELLENCE. Our management team has extensive multi-facility operating experience and focuses on operational excellence at our facilities. We believe we can improve our operations and profitability by:


        - implementing case and resource management with a focus on efficient staffing and supply utilization;


        - capitalizing on purchasing efficiencies and reducing operating costs through our relationship with Broadlane, a national group purchasing organization;

        - completing the installation of standardized information systems at each of our facilities to provide us with more accurate, timely and cost-effective clinical and financial information; and

        - improving our billing and collection processes to increase cash flow and reduce bad debt expenses.

     - CONTINUE TO DEVELOP FAVORABLE MANAGED CARE RELATIONSHIPS. We plan to increase patient volume at our facilities and improve our profitability by negotiating more favorable terms with managed care plans and, where desirable, entering into contracts with additional managed care plans. We believe that we will be able to negotiate more favorable terms by marketing facility-specific strengths that demonstrate:

          - the quality and breadth of our services;

          - the expertise of our physicians; and

          - convenient patient access.

      We also organize our hospitals as networks to strengthen our market presence and more effectively deliver healthcare services, both of which increase our attractiveness to managed care plans.


     - CONTINUE TO STRENGTHEN LOCAL MANAGEMENT TEAMS. We recruit experienced senior managers to give our hospitals their own dedicated management teams. Since October 1999, we have hired new executive managers at 10 of our 15 hospitals. We believe a strong local management team at each facility, including a chief executive officer, chief financial officer and chief nursing officer, enhances physician and community relations. We have developed a performance-based compensation program based upon the achievement of qualitative and quantitative goals set forth in an operating plan for each facility.


     - SELECTIVELY PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. We intend to selectively pursue hospital acquisitions in existing and new markets where we believe we can improve the financial and operational performance of the acquired hospital and enhance our regional presence. We intend to target hospitals with 100 to 400 beds. We will focus our new market development efforts in high-growth urban and suburban regions with stable or improving managed care environments. In addition, we will continue to identify opportunities to expand our presence through strategic alliances with other healthcare providers.

OUR MARKETS

     Our hospitals are located in some of the fastest growing markets in the United States.

  Salt Lake City, Utah


     We operate five hospitals with a total of 633 licensed beds in the Salt Lake City market. The population in this market is projected to grow by 6.9% between 2000 and 2005, which is one and one-half times the national average. We generated approximately 25% of our net revenue for the twelve months ended December 31, 2000 in this market.


  Phoenix, Arizona


     We operate three hospitals with a total of 602 licensed beds in the Phoenix market. The population in this market is projected to grow by 13.5% between 2000 and 2005, which is three times the national average. We generated approximately 22% of our net revenue, exclusive of Health Choice and other operations, for the twelve months ended December 31, 2000 in this market. In 2000, the Joint Commission on Accreditation of Health Care Organizations surveyed St. Luke's Medical Center, Tempe St. Luke's Hospital, and Mesa General Hospital Medical Center and scored these facilities 91, 94 and a preliminary 93, respectively. In addition, during 2000, Tempe-St. Luke's Hospital was recognized by HCIA-Sachs Institute as one of the "Top 100 Hospitals in America."


  Tampa-St. Petersburg, Florida


     We operate three hospitals with a total of 682 licensed beds in the Tampa-St. Petersburg market. The population in this market is projected to grow by 5.4% between 2000 and 2005, which exceeds the national average. We generated approximately 20% of our net revenue for the twelve months ended December 31, 2000 in this market. In 2000, Palms of Pasadena Hospital, one of our hospitals in this market, was recognized by HCIA-Sachs Institute as one of the "Top 100 Hospitals in America."


  Texas


     We operate four hospitals with a total of 768 licensed beds in San Antonio, Odessa and Beaumont. The population in San Antonio is projected to grow by 9.2% between 2000 and 2005, which is twice the national average. We generated approximately 21% of our net revenue for the twelve months ended December 31, 2000 in Texas. In January 2001, Park Place Medical Center, Mid-Jefferson Hospital and Southwest General Hospital were surveyed by the Joint Commission on Accreditation of Health Care Organizations and received preliminary scores of 97, 98 and 92, respectively.

OUR FACILITIES


     We operate 15 acute care hospitals and five ambulatory surgery centers. Of the 15 hospitals we operate, we own 11 and lease four. One of the hospitals we own has third party investors that together own an 11.2% ownership interest. Three of the surgery centers we operate are owned by joint ventures in which we own varying interests. The following table contains information concerning our hospitals and ambulatory surgery centers.



                                                                                         LICENSED
FACILITY                                                          CITY          STATE      BEDS
--------                                                    ----------------    -----    --------
HOSPITALS
Salt Lake City, Utah
Davis Hospital and Medical Center.........................  Layton              UT         126
Jordan Valley Hospital....................................  West Jordan         UT          50
Pioneer Valley Hospital(a)................................  West Valley City    UT         139
Rocky Mountain Medical Center.............................  Salt Lake City      UT         118
Salt Lake Regional Medical Center.........................  Salt Lake City      UT         200
Phoenix, Arizona
Mesa General Hospital Medical Center(b)...................  Mesa                AZ         143
St. Luke's Medical Center(c)(d)...........................  Phoenix             AZ         350
Tempe St. Luke's Hospital(d)..............................  Tempe               AZ         109
Tampa-St. Petersburg, Florida
Memorial Hospital of Tampa................................  Tampa               FL         174
Palms of Pasadena Hospital................................  St. Petersburg      FL         307
Town & Country Hospital...................................  Tampa               FL         201
State of Texas
Mid-Jefferson Hospital....................................  Nederland           TX         138
Odessa Regional Hospital(e)...............................  Odessa              TX         100
Park Place Medical Center.................................  Port Arthur         TX         244
Southwest General Hospital................................  San Antonio         TX         286
SURGERY CENTERS
Salt Lake City, Utah
Davis Surgical Center(f)..................................  Layton              UT          --
Sandy City ASC(g).........................................  West Jordan         UT          --
Phoenix, Arizona
Biltmore Surgery Center(h)................................  Phoenix             AZ          --
Metro Surgery Center......................................  Mesa                AZ          --
Arizona Diagnostic and Surgery Center.....................  Mesa                AZ          --


---------------

(a) Pioneer Valley Hospital is leased pursuant to a lease agreement that expires on January 31, 2004. We have options to extend the term of the lease through January 31, 2034.


(b) Mesa General Hospital Medical Center is leased pursuant to a lease agreement that expires on July 31, 2003. We have options to extend the term of the lease through July 31, 2023.

 (c) Includes St. Luke's Behavioral Health Center.

(d) St. Luke's Medical Center, St. Luke's Behavioral Center and Tempe St. Luke's Hospital are leased pursuant to a lease agreement that expires on January 31, 2010. We have an option to extend the term of the lease through January 31, 2015.


 (e)Owned by a limited partnership in which we own an 88.7% interest.



 (f) Owned by a joint venture in which we own a 30% interest.

(g) Owned by a joint venture in which we own a 50% interest.



(h) Owned by a joint venture in which we own a 62.4% interest.


     We also operate medical office buildings in conjunction with our hospitals. These office buildings are occupied primarily by physicians who practice at our hospitals.

     Our principal executive offices in Franklin, Tennessee are located in approximately 18,500 square feet of office space, subject to a lease that expires in 2003 with respect to approximately 2,000 square feet and in 2005 with respect to the remaining 16,500 square feet. We have an option to extend the term of the lease for two additional five-year periods. Our principal executive offices, hospitals and other facilities are suitable for their respective uses and generally are adequate for our present needs.

HOSPITAL OPERATIONS


     Our senior management team has extensive multi-facility operating experience and focuses on maintaining operational excellence at our facilities. At each hospital we operate, we implement systematic policies and procedures to improve the hospital's operating and financial performance. A hospital's local management team is generally comprised of a chief executive officer, chief financial officer and chief nursing officer. Local management teams, in consultation with our corporate staff, develop annual operating plans setting forth revenue growth strategies for the expansion of services offered by the hospital and the recruitment of physicians in each community and plans to reduce costs by improving operating efficiencies. We believe that the competence, skills and experience of the management team at each hospital is critical to the hospital's success because of its role in executing the hospital's operating plan. We have developed a performance-based compensation program for each local management team based upon achievement of the goals set forth in the annual operating plan.


     Our hospital management teams are advised by boards of trustees that include members of hospital medical staffs as well as community leaders. The board of trustees establishes policies concerning medical, professional and ethical practices, monitors such practices and is responsible for ensuring that these practices conform to established standards. We maintain quality assurance programs to support and monitor quality of care standards and to meet accreditation and regulatory requirements. We monitor patient care evaluations and other quality of care assessment activities on a continuing basis.

     We believe that the ability of our hospitals to meet the healthcare needs of their communities is determined by the quality, skills and compassion of our employees, breadth of our services, level of technology, emphasis on quality of care, level of physician support and convenience for patients and physicians. Factors that affect demand for our services include the size of and growth in local population, local economic conditions, the availability of reimbursement programs such as Medicare and Medicaid and market penetration of managed care programs. Improved treatment protocols as a result of advances in medical technology and pharmacology also affect the nature and demand for healthcare services across the industry, including at our hospitals.

     The following table presents (1) pro forma combined operating data for our hospitals for the years ended September 30, 1999 and 2000 and (2) pro forma combined and actual operating data for our hospitals for the three months ended December 31, 1999 and 2000, respectively. The pro forma combined operating data for all periods presented gives effect to the recapitalization transaction and the Tenet acquisition as if they occurred at the beginning of the pro forma periods presented. Data does not include Health Choice.


                                                                         THREE MONTHS ENDED
                                                                            DECEMBER 31,
                               YEAR ENDED SEPTEMBER 30,                 ---------------------
                                      PRO FORMA            PERCENTAGE                           PERCENTAGE
                               ------------------------     INCREASE    PRO FORMA     ACTUAL     INCREASE
                                  1999          2000       (DECREASE)     1999         2000     (DECREASE)
                               ----------    ----------    ----------   ---------    --------   ----------
Number of hospitals at end of
  period.....................         14            15         --             14           15          --
Number of operating beds at
  end of period..............      2,144         2,194(a)     2.3%         2,144        2,194(a)       2.3%
Average daily census(b)......        888           930         --            880          948          --
Average length of stay
  (days)(c)..................        4.6           4.5         --            4.4          4.4          --
Occupancy rates (average beds
  in service)(d).............       41.4%         43.4%        --           41.1%        44.3%         --
Admissions(e)................     70,443        76,306        8.3%        18,200       20,006         9.9%
Adjusted admissions(f).......    112,966       124,211        9.9%        29,632       31,789         7.3%
Patient days(g)..............    324,274       340,386        5.0%        80,985       87,260         7.7%
Adjusted patient days(f).....    513,055       537,929        4.8%       128,340      134,658         4.9%


---------------
 (a) Includes 71 beds at Rocky Mountain Medical Center, formerly named PHC Regional Hospital and Medical Center, which was closed in June 1997 by Paracelsus and reopened by us on April 10, 2000.

 (b) Represents the average number of inpatients in our hospitals each day.

 (c) Represents the average number of days that a patient stayed in our hospitals.


 (d) Excludes 71 beds at Rocky Mountain Medical Center placed in service on April 10, 2000. If these beds are included, the occupancy rate would have been 42.9% for the fiscal year ended September 30, 2000 and 43.2% for the three months ended December 31, 2000.


 (e) Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.


 (f) Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenue and then dividing that number by gross inpatient revenue.


 (g) Represents the number of days our beds were occupied over the period.

     Our hospitals continue to experience shifts from inpatient to outpatient care as well as reductions in average lengths of inpatient stay, primarily as a result of improvements in technology, pharmacology and clinical practices and hospital payment changes by Medicare and insurance carriers. In response to this shift toward outpatient care, we are reconfiguring some hospitals to more effectively accommodate outpatient services and restructuring existing surgical and diagnostic capacity to permit additional outpatient volume and a greater variety of outpatient services. Our facilities will continue to deliver those outpatient services that can be provided on a quality, cost-effective basis and that we believe will be in increased demand.

     In addition, inpatient care is shifting increasingly to sub-acute care when a less-intensive, lower cost level of care is appropriate. We have been proactive in the development of a variety of sub-acute inpatient services to utilize a portion of our available capacity. By offering cost-effective sub-acute services in appropriate circumstances, we are able to provide a continuum of care when the demand for such services exists. For example, some of our hospitals have developed rehabilitation units. These units utilize less intensive staffing levels with corresponding lower costs to provide a range of services sought by physicians, patients and payors.

HEALTH CHOICE


     Health Choice is a prepaid Medicaid managed health plan in the Phoenix, Arizona area that we acquired in connection with the acquisition of the Tenet hospitals. For the fiscal year ended September 30, 2000, we derived approximately $89.4 million or 11.0% of our total net revenue of $815.2 million from Health Choice. Health Choice derives substantially all of its revenue through a contract with the Arizona Health Care Cost Containment System to provide specified health services to qualified Medicaid enrollees through contracts with providers. The contract requires Health Choice to arrange for healthcare services for enrolled Medicaid patients in exchange for fixed periodic payments and supplemental payments from the Arizona Health Care Cost Containment System. Health Choice subcontracts with physicians, hospitals and other healthcare providers to provide services to its enrollees. These services are provided regardless of the actual costs incurred to provide these services. We receive reinsurance and other supplemental payments from the Arizona Health Care Cost Containment System to cover certain costs of healthcare services that exceed certain thresholds. Health Choice is reimbursed for healthcare costs that exceed stated amounts at a rate of 75% (85% for catastrophic cases) of qualified healthcare costs in excess of stated levels of $5,000 to $35,000 depending on the rate code assigned to the member. Qualified costs are the lesser of the amount paid by Health Choice or the Arizona Health Care Cost Containment System fee schedule. We have provided performance guaranties in the form of a surety bond in the amount of $9.4 million and a letter of credit in the amount of $1.6 million for the benefit of the Arizona Health Care Cost Containment System to support our obligations under the contract to provide and pay for the healthcare services. The amount of the performance guaranty that the Arizona Health Care Cost Containment System requires is based upon the membership in the plan and the related capitation paid to us. We currently do not expect a material increase in the amount of the performance guaranties during the 2001 fiscal year. The contract with the Arizona Health Care Cost Containment System commenced on October 1, 1997 for an initial term of one year and reserves to the Arizona Health Care Cost Containment System the option to extend the term of the contract from time to time through September 30, 2002. Under the current amendment, the contract has been extended through September 30, 2001. In the event the contract with the Arizona Health Care Cost Containment System were to be discontinued, our revenue would be reduced and profitability could be adversely affected.


OUR INFORMATION SYSTEMS

     We recently have converted and upgraded our clinical and financial information systems in 11 of our 15 hospitals. We selected McKesson HBOC's clinical and patient accounting software and Lawson's financial application and enterprise resource planning software. We plan to complete similar conversions at our remaining hospitals no later than December 31, 2001. These sophisticated systems are essential to the following areas of our business operations, among others:

     - patient accounting, including billing and collection of net revenue;

     - financial, accounting, reporting and payroll;

     - coding and compliance;

     - laboratory, radiology and pharmacy systems;

     - medical records and document storage;

     - materials and asset management; and

     - negotiating, pricing and administering our managed care contracts.

We will continue to standardize and integrate our information systems, which will allow us to:

     - optimize staffing levels according to patient volumes and seasonal needs at each facility;

     - reduce bad debt expense by effectively managing each hospital's billing and collection processes; and

     - reduce supply costs by concentrating our purchasing power and eliminating waste and over-utilization.

SOURCES OF REVENUE

     We receive payment for patient services from:

     - the federal government primarily under the Medicare program;

     - state Medicaid programs;

     - health maintenance organizations or "HMOs", preferred provider organizations or "PPOs" and other private insurers; and

     - individual patients.


     The table below presents the approximate percentage of net patient revenue received from the following sources:


            NET REVENUE BY PAYOR SOURCE               1998     1999     2000
            ---------------------------               -----    -----    -----
Medicare............................................   35.8%    31.5%    29.6%
Medicaid............................................    6.9      6.7      7.4
Private insurance and other.........................   57.3     61.8     63.0(a)
                                                      -----    -----    -----
Total...............................................  100.0%   100.0%   100.0%
                                                      =====    =====    =====

---------------
(a) For the fiscal year ended September 30, 2000, 37.6% of our net patient revenue was from private managed care payors.

     For 2000, the above table includes data for our company for the fiscal year ended September 30, 2000 and data for the Tenet hospitals for the period from October 1, 1999 through October 15, 1999. For 1999, the above table includes data for the Paracelsus hospitals for the nine months ended September 30, 1999 and the Tenet hospitals for the nine months ended August 31, 1999. For 1998, the above table includes data for the Paracelsus hospitals for the year ended December 31, 1998 and the Tenet hospitals for the year ended May 31, 1998. This data does not include Health Choice.

     We believe that reductions in Medicare payments as a percentage of our total revenue, renegotiation of our managed care contracts and increased penetration of commercial insurance companies in our markets have resulted in an increase in the percentage of revenue from managed care plans, private insurance companies and other private sources.

     Most of our hospitals offer discounts from established charges to private managed care plans if they are large group purchasers of healthcare services. These discount programs limit our ability to increase charges in response to increasing costs. Patients generally are not responsible for any difference between established hospital charges and amounts reimbursed for such services under Medicare, Medicaid, some private insurance plans, health maintenance organizations or preferred provider organizations, but are generally responsible for services not covered by these plans, and exclusions, deductibles or co-insurance features of their coverage. The amount of these exclusions, deductibles and co-insurance generally has been increasing each year. Collecting amounts due from individual patients is typically more difficult than collecting from governmental or private managed care plans.

COMPETITION


     Most of our hospitals are located in high-growth markets that are expected to experience population growth rates through 2005 in excess of the national average. In large part, a hospital's revenue, whether from managed care plans, traditional health insurance payors or directly from patients, depends on the quality and scope of physicians' practices associated with the hospital. Physicians refer patients to hospitals primarily on the basis of the quality and scope of services provided by the hospital, the quality of the medical staff and employees affiliated with the hospital, the quality and age of the hospital's facilities and equipment, and the hospital's location. We intend to retain and recruit physicians by equipping our hospitals with technologically advanced equipment, sponsoring training programs to educate physicians on advanced medical procedures and enhancing physician convenience and access. While physicians may terminate their affiliation with a hospital operated by us at any time, our hospitals seek to retain physicians of varied specialties on the hospitals' medical staffs and to recruit other qualified physicians. We strive to maintain and improve the level of care at our hospitals and to provide quality facilities, equipment, employees and services for physicians and their patients. A number of factors affect our competitive position, including:


     - number, quality and specialties of physicians, nurses and other healthcare professionals;

     - the scope, breadth and quality of services;

     - reputation;

     - managed care contracting relationships;

     - physical condition of facilities and medical equipment;

     - location;

     - availability of parking or proximity to public transportation;

     - charges for services; and

     - ability to form local hospital networks.

     We currently face competition from established, not-for-profit healthcare corporations, investor-owned hospital corporations, large tertiary care centers and outpatient service providers. In the future, we expect to encounter increased competition from companies, like ours, that consolidate hospitals and healthcare companies in specific geographic markets. Continued consolidation in the healthcare industry will be a leading contributing factor to increased competition in markets in which we already have a presence and in markets we may enter in the future.

     Another factor in the competitive position of a hospital is the ability of its management to negotiate contracts with purchasers of group healthcare services. The importance of obtaining managed care contracts has increased in recent years and is expected to continue to increase as private and government payors and others turn to managed care organizations to help control rising healthcare costs. Our markets have experienced significant managed care penetration. The revenue and operating results of our hospitals are significantly affected by our hospitals' ability to negotiate favorable contracts with managed care plans. Health maintenance organizations and preferred provider organizations use managed care contracts to direct patients to, and manage the use of, hospital services in exchange for discounts from the hospitals' established charges. Traditional health insurers also are interested in containing costs through similar contracts with hospitals.

     An additional competitive factor is whether a hospital is part of a local hospital network and the scope and quality of services offered by the network and by competing networks. A hospital that is part of a network that offers a broad range of services in a wide geographic area is more likely to obtain more favorable managed care contracts than a hospital that is not. We intend to evaluate changing circumstances in each geographic area in which we operate on an ongoing basis and to position ourselves to compete in these managed care markets by forming our own, or joining with others to form, local hospital networks.

EMPLOYEES AND MEDICAL STAFF

     As of December 31, 2000, we had approximately 8,100 employees, including approximately 2,800 part-time employees. Our employees are not subject to collective bargaining agreements. We consider our employee relations to be good. In certain markets, there currently is a shortage of nurses and other medical support personnel. We recruit and retain nurses and medical support personnel by creating a desirable, professional work environment, providing competitive wages, benefits and long-term incentives, and providing career development and other training programs. In order to supplement our current employee base, we intend to expand our relationship with colleges, universities and other medical education institutions in our markets and recruit nurses and other medical support personnel from abroad.

     Our hospitals are staffed by licensed physicians who have been admitted to the medical staff of our individual hospitals. Any licensed physician may apply to be admitted to the medical staff of any of our hospitals, but admission to the staff must be approved by each hospital's medical staff and the appropriate governing board of the hospitals in accordance with established credentialing criteria.

COMPLIANCE PROGRAM


     Under our management's leadership, we have voluntarily initiated a company-wide compliance program. Our compliance program is designed to ensure that we maintain high standards of conduct in the operation of our business and implement policies and procedures so that employees act in compliance with all applicable laws, regulations and company policies. The organizational structure of our compliance program includes a compliance committee of our board of directors, a corporate management compliance committee and local management compliance committees at each of our facilities. The compliance committee of the board of directors has been formed and its charter has been adopted, but members will not be appointed until we appoint additional independent directors. These committees have the responsibility for the effective development and implementation of our program. Our Vice President of Ethics and Business Practices, who reports directly to our Chief Executive Officer and will report to the compliance committee of our board of directors, serves as Chief Compliance Officer and is charged with direct responsibility for the development and implementation of our compliance program. We also have designated a Facility Compliance Officer for each facility. Other features of our compliance program include initial and periodic timing and effectiveness reviews, the development and implementation of policies and procedures and a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations.


REIMBURSEMENT

  Medicare

     Medicare is a federal program that provides hospital and medical insurance benefits to persons age 65 and over, some disabled persons and persons with end-stage renal disease. All of our hospitals are certified as providers of Medicare services. Under the Medicare program, acute care hospitals receive reimbursement under a prospective payment system for inpatient hospital services. Currently, hospitals exempt from the prospective payment system methodology include psychiatric, long-term care, rehabilitation hospitals, children's hospitals and cancer hospitals. Specially designated psychiatric or rehabilitation units that are distinct parts of an acute care hospital and that meet Health Care Financing Administration criteria for exemption are reimbursed on a reasonable cost-based system, subject to cost limits. Under the Balanced Budget Act of 1997, prospective payment system-exempt hospitals and hospital units may receive reduced reimbursement. Effective for cost reporting periods beginning on or after April 1, 2001, inpatient rehabilitation services will be paid through a prospective payment system methodology.

     Under the current hospital prospective payment system, a hospital receives a fixed payment based on the patient's assigned diagnosis related group. This diagnosis related group classifies categories of illnesses according to the estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. The diagnosis related group rates for acute care hospitals are based upon a statistically normal distribution of severity. When treatments for patients fall well outside the normal distribution, providers may request and receive additional payments. The diagnosis related group payments do not consider a specific hospital's actual costs but are adjusted for geographic area wage differentials.

     The diagnosis related group rates are adjusted annually and have been affected by federal legislation. The index used to adjust the diagnosis related group rates, known as the "market basket index," gives consideration to the inflation experienced by hospitals and entities outside of the healthcare industry in purchasing goods and services. However, for several years the percentage increases to the diagnosis related group rates have been lower than the percentage increases in the costs of goods and services purchased by

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hospitals. The diagnosis related group rates are adjusted each federal fiscal year. We anticipate that future legislation may decrease the future rate of increase for diagnosis related group payments, but we are unable to predict the amount of the reduction.

     Outpatient services traditionally have been paid at the lower of established charges or on a reasonable cost basis. On August 1, 2000, the Health Care Financing Administration began reimbursing hospital outpatient services and certain Medicare Part B services furnished to hospital inpatients who have no Part A coverage on a prospective payment system basis. The Health Care Financing Administration will continue to use existing fee schedules to pay for physical, occupational and speech therapies, durable medical equipment, clinical diagnostic laboratory services and nonimplantable orthotics and prosthetics.


     All services paid under the new prospective payment system for hospital outpatient services are classified into groups called ambulatory payment classifications or "APC"s. Services in each APC are similar clinically and in terms of the resources they require. A payment rate is established for each APC. The fee schedule for the outpatient prospective payment system is to be updated by the market basket index for the federal fiscal year 2000 and the market basket index minus 1% for the federal fiscal year 2002. Depending on the services provided, a hospital may be paid for more than one APC for a patient visit. Based upon our preliminary assessment of the recently released final regulations implementing Medicare's new prospective payment system for outpatient hospital care, we currently do not expect such prospective payment system to have a material adverse effect on our future operating results. However, we have been negatively affected to some extent by delays in processing our claims under the new prospective payment system for outpatient hospital care subsequent to its implementation in August 2000.


     Medicare historically has reimbursed skilled nursing units within hospitals on the basis of actual costs, subject to limits. The Balanced Budget Act of 1997 requires the establishment of a prospective payment system for Medicare skilled nursing units, under which units will be paid a federal per diem rate for virtually all covered services. The new payment system is in the process of being phased in. The effect of the new payment system generally has been to significantly reduce reimbursement for skilled nursing services, which has led many hospitals to close such units. We will monitor closely and evaluate the few remaining skilled nursing units in our hospitals and related facilities to determine whether it is feasible to continue to offer such services under the new reimbursement regime.

  Medicaid

     Medicaid programs are jointly funded by federal and state governments and are administered by states under an approved plan that provides hospital and other healthcare benefits to qualifying individuals who are unable to afford care. All of our hospitals are certified as providers of Medicaid services. State Medicaid programs may use a prospective payment system, cost-based or other payment methodology for hospital services. Medicaid programs are required to take into account and make payments to hospitals serving disproportionate numbers of low income patients with special needs. Medicaid reimbursement often is less than a hospital's cost of services. The federal government and many states currently are considering significant reductions in the level of Medicaid funding while at the same time expanding Medicaid benefits which could adversely affect future levels of Medicaid reimbursements received by our hospitals.

  Annual Cost Reports

     All hospitals participating in the Medicare and Medicaid programs, whether paid on a reasonable cost basis or under a prospective payment system, are required to meet specific financial reporting requirements. Federal regulations require submission of annual cost reports identifying medical costs and expenses associated with the services provided by each hospital to Medicare beneficiaries and Medicaid recipients. Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. The audit process, particularly in the case of Medicaid, takes several years to reach the final determination of allowable amounts under the programs. Providers also have the right of appeal, and it is common to contest issues raised in audits of prior years' reports.

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

     Many prior year cost reports of our facilities are still open. If any of our facilities are found to have been in violation of federal or state laws relating to preparing and filing of Medicare or Medicaid cost reports, whether prior to or after the recapitalization transactions and our ownership of these facilities, our facilities and we could be subject to substantial monetary fines, civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. If an allegation is lodged against one of our facilities for a violation occurring during the time period before the recapitalization transaction, or before our acquisition of the Tenet hospitals, we may have indemnification rights against Paracelsus or Tenet, as the case may be. In the recapitalization transaction with Paracelsus and in the Tenet transaction, we negotiated customary indemnification and hold harmless provisions for any damages we may incur.

  Managed Care

     The percentage of admissions and net revenue attributable to managed care plans has increased as a result of pressures to control the cost of healthcare services. We expect that the trend toward increasing percentages related to managed care plans will continue in the future. Generally, we receive lower payments from managed care plans than from traditional commercial/indemnity insurers; however, as part of our business strategy, we intend to take steps to improve our managed care position.

  Commercial Insurance

     Our hospitals provide services to some individuals covered by traditional private healthcare insurance. Private insurance carriers make direct payments to hospitals or, in some cases, reimburse their policy holders, based upon the particular hospital's established charges and the particular coverage provided in the insurance policy.

     Commercial insurers are continuing efforts to limit the payments for hospital services by adopting discounted payment mechanisms, including prospective payment or diagnosis related group-based payment systems, for more inpatient and outpatient services. To the extent that these efforts are successful, hospitals may receive reduced levels of reimbursement, which may have a negative effect on operating results.

GOVERNMENT REGULATION AND OTHER FACTORS

  Licensure, Certification and Accreditation

     Healthcare facility construction and operation is subject to federal, state and local regulations relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection laws. Our facilities also are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. We believe that all of our operating healthcare facilities are properly licensed under appropriate state laws. All of our operating hospitals are certified under the Medicare program and are accredited by the Joint Commission on Accreditation of Healthcare Organizations, the effect of which is to permit the facilities to participate in the Medicare and Medicaid programs. If any facility loses its accreditation by this Joint Commission, or otherwise loses its certification under the Medicare program, then the facility will be unable to receive reimbursement from the Medicare and Medicaid programs. We intend to conduct our operations in compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure from time to time, certification and accreditation are subject to change and, in order to remain qualified, we may need to make changes in our facilities, equipment, personnel and services.

  Certificates of Need

     In some states, the construction of new facilities, acquisition of existing facilities or addition of new beds or services may be subject to review by state regulatory agencies under a certificate of need program. Florida is the only state in which we currently operate that requires approval under a certificate of need program. These laws generally require appropriate state agency determination of public need and approval

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

prior to the addition of beds or services or other capital expenditures. Failure to obtain necessary state approval can result in the inability to expand facilities, add services, complete an acquisition or change ownership. Further, violation may result in the imposition of civil sanctions or the revocation of a facility's license.

  Utilization Review

     Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients be reviewed by peer review organizations that analyze the appropriateness of Medicare and Medicaid patient admissions and discharges, quality of care provided, validity of diagnosis, related group classifications and appropriateness of cases of extraordinary length of stay or cost. Peer review organizations may deny payment for services provided, assess fines and recommend to the Department of Health and Human Services that a provider not in substantial compliance with the standards of the peer review organization be excluded from participation in the Medicare program. Most non-governmental managed care organizations also require utilization review.

  Federal and State Fraud and Abuse Provisions

     Participation in any federal healthcare program, like Medicare, is regulated heavily by statute and regulation. If a hospital provider fails to substantially comply with the numerous conditions of participation in the Medicare or Medicaid program or performs specific prohibited acts, the hospital's participation in the Medicare program may be terminated or civil or criminal penalties may be imposed upon it under provisions of the Social Security Act.

     Among these statutes is a section of the Social Security Act known as the anti-kickback statute. This law prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent of generating referrals or orders for services or items covered by a federal healthcare program. Violations of this statute constitute a felony and can result in imprisonment or fines, civil penalties up to $50,000, damages up to three times the total amount of remuneration and exclusion from participation in federal healthcare programs, including Medicare and Medicaid.

     As authorized by Congress, the Office of the Inspector General at the Department of Health and Human Services, has published final safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the anti-kickback statute. Currently there are safe harbors for various activities, including the following: investment interests, space rental, equipment rental, practitioner recruitment, personal services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, ambulatory surgery centers, and referral agreements for specialty services.

     The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the anti-kickback statute. The conduct and business arrangements, however, do risk increased scrutiny by government enforcement authorities. We may be less willing than some of our competitors to enter into conduct or business arrangements that do not clearly satisfy the safe harbors. As a result, this unwillingness may put us at a competitive disadvantage.

     The Office of the Inspector General, among other regulatory agencies, is responsible for identifying and eliminating fraud, abuse and waste. The Office of the Inspector General carries out this mission through a nationwide program of audits, investigations and inspections. In order to provide guidance to healthcare providers, the Office of the Inspector General has from time to time issued "fraud alerts" that, although they do not have the force of law, identify features of a transaction that may indicate that the

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

transaction could violate the anti-kickback statute or other federal healthcare laws. The Office of the Inspector General has identified several incentive arrangements as potential violations, including:

     - payment of any incentive by the hospital when a physician refers a patient to the hospital;

     - use of free or significantly discounted office space or equipment for physicians in facilities usually located close to the hospital;

     - provision of free or significantly discounted billing, nursing, or other staff services;

     - free training for a physician's office staff, including management and laboratory techniques;

     - guaranties that provide that if the physician's income fails to reach a predetermined level, the hospital will pay any portion of the remainder;

     - low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the hospital;

     - payment of the costs of a physician's travel and expenses for conferences;

     - payment of services which require few, if any, substantive duties by the physician, or payment for services in excess of the fair market value of the services rendered; or

     - purchasing goods or services from physicians at prices in excess of their fair market value.


     We have a variety of financial relationships with physicians who refer patients to our hospitals. Physicians own interests in three of our ambulatory surgery centers and one of our hospitals. We also have contracts with physicians providing for a variety of financial arrangements, including employment contracts, leases and professional service agreements. We provide financial incentives to recruit physicians to relocate to communities served by our hospitals, including minimum revenue guaranties and loans. Although we believe that our arrangements with physicians have been structured to comply with current law and available interpretations, some of our arrangements do not expressly meet requirements for safe harbor protection under the anti-kickback statute. We cannot assure you that regulatory authorities that enforce these laws will not determine that these financial arrangements violate the anti-kickback statute or other applicable laws. This determination could subject us to liabilities under the Social Security Act, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other federal healthcare programs, any of which could have a material adverse effect on our business, financial condition or results of operations.


     The Social Security Act also imposes criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Like the anti-kickback statute, these provisions are very broad. Further, the Health Insurance Portability and Accountability Act of 1996 created civil penalties for conduct including improper coding and billing for unnecessary goods and services. Careful and accurate preparation and submission of claims for reimbursement must be performed in order to avoid liability.

     The Health Insurance Portability and Accountability Act of 1996 also broadened the scope of the fraud and abuse laws by adding several criminal provisions for healthcare fraud offenses that apply to all health benefit programs. This act also created new enforcement mechanisms to combat fraud and abuse, including the Medicare Integrity Program and an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, federal enforcement officials now have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud. It also establishes a new violation for the payment of inducements to Medicare or Medicaid beneficiaries in order to influence those beneficiaries to order or receive services from a particular provider or practitioner.

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

     The Social Security Act also includes a provision commonly known as the "Stark Law." This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship if these entities provide certain designated health services that are reimbursable by Medicare, including inpatient and outpatient hospital services. Sanctions for violating the Stark Law include civil money penalties up to $15,000 per prohibited service provided, assessments equal to twice the dollar value of each such service provided and exclusion from the federal healthcare programs. There are a number of exceptions to the self-referral prohibition, including an exception for a physician's ownership interest in an entire hospital as opposed to an ownership interest in a hospital department. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements.


     We have structured our financial arrangements with physicians to comply with the statutory exceptions to the Stark Law. On January 4, 2001, the Health Care Financing Administration issued final regulations subject to comment intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered the first phase of a two-phase process, with the remaining regulations to be published at an unknown future date. The phase one regulations are to be effective January 4, 2002, or in the case of some of the provisions relating to home health agencies, April 6, 2001. The Health Care Financing Administration is accepting comments on the phase one regulations until April 4, 2001, which may lead to further changes. We cannot predict the final form that these regulations will take or the effect that the final regulations will have on us.


     Evolving interpretations of current, or the adoption of new, federal or state laws or regulations could affect many of the arrangements entered into by each of our hospitals. Law enforcement authorities, including the Office of the Inspector General, the courts and Congress are increasing scrutiny of arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals and opportunities. Investigators also have demonstrated a willingness to look behind the formalities of a business transaction to determine the underlying purpose of payments between healthcare providers and potential referral sources.

     Many of the states in which we operate also have adopted laws that prohibit payments to physicians in exchange for referrals similar to the anti-kickback statute, some of which apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties as well as loss of licensure. Many states also have passed self-referral legislation similar to the Stark Law, prohibiting the referral of patients to entities with which the physician has a financial relationship regardless of the source of payment for care. Little precedent exists for the interpretation or enforcement of these state laws.

  The Federal False Claims Act and Similar State Laws

     Another trend affecting the healthcare industry today is the increased use of the federal False Claims Act, and, in particular, actions being brought by individuals on the government's behalf under the False Claims Act's "qui tam" or whistleblower provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. If the government intervenes in the action and prevails, the party filing the initial complaint may share in any settlement or judgment. If the government does not intervene in the action, the whistleblower plaintiff may pursue the action independently. When a private party brings a qui tam action under the False Claims Act, the defendant generally will not be served with the lawsuit until the government makes a determination whether it will intervene.

     When a defendant is determined by a court of law to be liable under the False Claims Act, the defendant must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim. Settlements entered into prior to litigation usually involve a less severe damages methodology. There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The False Claims Act defines the term "knowingly" broadly.

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

Thus, although simple negligence will not give rise to liability under the False Claims Act, submitting a claim with reckless disregard to its truth or falsity constitutes "knowing" submission under the False Claims Act and, therefore, will qualify for liability. In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute and the Stark Law, have thereby submitted false claims under the False Claims Act. From time to time, companies in the healthcare industry, including ours, may be subject to actions under the False Claims Act. We currently are not aware of any actions against us under the False Claims Act.

     A number of states, including states in which we operate, have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court.

  Corporate Practice of Medicine/Fee Splitting

     The states in which we operate have laws that prohibit unlicensed persons or business entities, including corporations, from employing physicians or laws that prohibit direct or indirect payments or fee-splitting arrangements between physicians and unlicensed persons or business entities. Possible sanctions for violations of these restrictions include loss of a physician's license, civil and criminal penalties and rescission of business arrangements that may violate these restrictions. These statutes vary from state to state, are often vague and seldom have been interpreted by the courts or regulatory agencies. Although we exercise care to structure our arrangements with healthcare providers to comply with the relevant state law, and believe these arrangements comply with applicable laws in all material respects, we cannot assure you that governmental officials charged with responsibility for enforcing these laws will not assert that we, or transactions in which we are involved, are in violation of such laws, or that such laws ultimately will be interpreted by the courts in a manner consistent with our interpretations.

  Administrative Simplification


     The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 require the use of uniform electronic data transmission standards for healthcare claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the healthcare industry. On August 17, 2000, the Health Care Financing Administration published final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations is required by October 16, 2002. We cannot predict the impact that final regulations, when fully implemented, will have on us.



     The Administrative Simplification Provisions also require the Health Care Financing Administration to adopt standards to protect the security and privacy of health-related information. The Health Care Financing Administration proposed regulations containing security standards on August 12, 1998. These proposed security regulations have not been finalized, but as proposed, would require healthcare providers to implement organizational and technical practices to protect the security of electronically maintained or transmitted health-related information. In addition, the Health Care Financing Administration released final regulations containing privacy standards in December 2000. These privacy regulations are effective February 2001 but compliance with these regulations is not required until February 2003. Therefore, these privacy regulations could be further amended prior to the compliance date. However, as currently drafted, the privacy regulations will extensively regulate the use and disclosure of individually identifiable health-related information. The security regulations, as proposed, and the privacy regulations could impose significant costs on our facilities in order to comply with these standards. We cannot predict the final form that these regulations will take or the impact that final regulations, when fully implemented, will have on us.


     Violations of the Administrative Simplification Provisions could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation. In addition, our facilities will continue to remain subject to any state laws that are more restrictive than

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the regulations issued under the Administrative Simplification Provisions. These statutes vary by state and could impose additional penalties.

  The Emergency Medical Treatment and Active Labor Act


     The Federal Emergency Medical Treatment and Active Labor Act was adopted by Congress in response to reports of a widespread hospital emergency room practice of "patient dumping." At the time of the enactment, patient dumping was considered to have occurred when a hospital capable of providing the needed care sent a patient to another facility or simply turned the patient away based on such patient's inability to pay for his or her care. The law imposes requirements upon physicians, hospitals and other facilities that provide emergency medical services. Such requirements pertain to what care must be provided to anyone who comes to such facilities seeking care before they may be transferred to another facility or otherwise denied care. Regulations recently have been adopted that expand the areas within a facility that must provide emergency treatment to include provider based outpatient departments. Sanctions for violations of this statute include termination of a hospital's Medicare provider agreement, exclusion of a physician from participation in Medicare and Medicaid programs and civil money penalties. In addition, the law creates private civil remedies that enable an individual who suffers personal harm as a direct result of a violation of the law, and a medical facility that suffers a financial loss as a direct result of another participating hospital's violation of the law, to sue the offending hospital for damages and equitable relief. Although we believe that our practices are in material compliance with the law, we can give no assurance that governmental officials responsible for enforcing the law will not assert from time to time that our facilities are in violation of this statute.


  Healthcare Reform

     The healthcare industry attracts much legislative interest and public attention. Changes in the Medicare, Medicaid and other programs, hospital cost-containment initiatives by public and private payors, proposals to limit payments and healthcare spending and industry-wide competitive factors are highly significant to the healthcare industry. In addition, a framework of extremely complex federal and state laws, rules and regulations governs the healthcare industry and, for many provisions, there is little history of regulatory or judicial interpretation to rely on.

     Many states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and change private healthcare insurance. Most states, including the states in which we operate, have applied for and been granted federal waivers from current Medicaid regulations to allow them to serve some or all of their Medicaid participants through managed care providers. We are unable to predict the future course of federal, state or local healthcare legislation. Further changes in the law or regulatory framework that reduce our revenue or increase our costs could have a material adverse effect on our business, financial condition or results of operations.

  Conversion Legislation

     Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit hospitals. These laws generally include provisions relating to attorney general approval, advance notification and community involvement. In addition, state attorneys general in states without specific conversion legislation may exercise authority over these transactions based upon existing law. In many states, there has been an increased interest in the oversight of not-for-profit conversions. The adoption of conversion legislation and the increased review of not-for-profit hospital conversions may increase the cost and difficulty or prevent the completion of transactions with or acquisitions of not-for-profit organizations in various states.

  Healthcare Industry Investigations

     Significant media and public attention has focused in recent years on the hospital industry. There are numerous ongoing federal and state investigations regarding multiple issues including cost reporting and billing practices, especially those relating to clinical laboratory test claims and home health agency costs, physician recruitment practices, and physician ownership of healthcare providers and joint ventures with

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

hospitals. These investigations have targeted hospital companies as well as their executives and managers. We have substantial Medicare, Medicaid and other governmental billings, which could result in heightened scrutiny of our operations. We continue to monitor these and all other aspects of our business and have developed a compliance program to assist us in gaining comfort that our business practices are consistent with both legal principles and current industry standards. However, because the law in this area is complex and constantly evolving, we cannot assure you that government investigations will not result in interpretations that are inconsistent with industry practices, including ours. In public statements surrounding current investigations, governmental authorities have taken positions on a number of issues, including some for which little official interpretation previously has been available, that appear to be inconsistent with practices that have been common within the industry and that previously have not been challenged in this manner. In some instances, government investigations that have in the past been conducted under the civil provisions of federal law may now be conducted as criminal investigations.

     Many current healthcare investigations are national initiatives in which federal agencies target an entire segment of the healthcare industry. One example is the federal government's initiative regarding hospital providers' improper requests for separate payments for services rendered to a patient on an outpatient basis within three days prior to the patient's admission to the hospital, where reimbursement for such services is included as part of the reimbursement for services furnished during an inpatient stay. In particular, the government has targeted all hospital providers to ensure conformity with this reimbursement rule. Another example involves the federal government's initiative regarding healthcare providers "unbundling" and separately billing for laboratory tests that should have been billed as a "bundled unit." The federal government also has launched a national investigative initiative targeting the billing of claims for inpatient services related to bacterial pneumonia, as the government has found that many hospital providers have attempted to bill for pneumonia cases under more complex and expensive reimbursement codes, such as diagnosis related groups codes. Further, the federal government continues to investigate Medicare overpayments to prospective payment hospitals that incorrectly report transfers of patients to other prospective payment system hospitals as discharges. We are aware that prior to our acquisition of them, several of our hospitals were contacted in relation to certain government investigations that were targeted at an entire segment of the healthcare industry. Although we take the position that, under the terms of the acquisition agreements, the prior owners of these hospitals retained any liability resulting from these government investigations, we cannot assure you that the prior owners' resolution of these matters or failure to resolve these matters, in the event that any resolution was deemed necessary, will not have a material adverse effect on our operations.

     It is possible that governmental entities could initiate investigations in the future at facilities operated by us and that such investigations could result in significant penalties to us, as well as adverse publicity. It is also possible that our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. We are not aware of any material governmental investigations involving any of our facilities, our executives or managers. The positions taken by authorities in any future investigations of us, our executives or managers or other healthcare providers and the liabilities or penalties that may be imposed could have a material adverse effect on our business, financial condition and results of operations.

  Health Choice Regulatory Matters

     Health Choice is subject to state and federal laws and regulations, and the Health Care Financing Administration and the Arizona Health Care Cost Containment System have the right to audit Health Choice to determine the plan's compliance with such standards. Health Choice is required to file periodic reports with the Arizona Health Care Cost Containment System and to meet certain financial viability standards. Health Choice also must provide its enrollees with certain mandated benefits and must meet certain quality assurance and improvement requirements. As of October 16, 2002, Health Choice must comply with the standardized formats for electronic transactions set forth in the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act, and when final

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


regulations become effective, Health Choice will be required to comply with federal security and privacy standards for health-related information. We cannot predict the final form that these regulations will take or the impact that the final regulations, when fully implemented, will have on us.


     The federal anti-kickback statute has been interpreted to prohibit the payment, solicitation, offering or receipt of any form of remuneration in return for the referral of federal healthcare program patients or any item or service that is reimbursed, in whole or in part, by any federal healthcare program. Similar anti-kickback statutes have been adopted in Arizona, which apply regardless of the source of reimbursement. The Department of Health and Human Services has adopted safe harbor regulations specifying certain relationships and activities that are deemed not to violate the federal anti-kickback statute that specifically relate to managed care:

     - waivers by health maintenance organizations of Medicare and Medicaid beneficiaries' obligation to pay cost-sharing amounts or to provide other incentives in order to attract Medicare and Medicaid enrollees;

     - certain discounts offered to prepaid health plans by contracting providers;

     - certain price reductions offered to eligible managed care organizations; and

     - certain price reductions offered by contractors with substantial financial risk to managed care organizations.

     We believe that the incentives offered by Health Choice to its Medicaid enrollees and the discounts it receives from contracting healthcare providers should satisfy the requirements of the safe harbor regulations. However, failure to satisfy each criterion of the applicable safe harbor does not mean that the arrangement constitutes a violation of the law; rather the safe harbor regulations provide that the arrangement must be analyzed on the basis of its specific facts and circumstances. We believe that Health Choice's arrangements comply in all material respects with the federal anti-kickback statute and similar Arizona statutes.

ENVIRONMENTAL MATTERS

     We are subject to various federal, state and local laws and regulations relating to environmental protection. Our hospitals are not highly regulated under environmental laws because we do not engage in any industrial activities at those locations. The principal environmental requirements and concerns applicable to our operations relate to:

     - the proper handling and disposal of hazardous and low level medical radioactive waste;

     - ownership or historical use of underground and above-ground storage tanks;

     - management of impacts from leaks of hydraulic fluid or oil associated with elevators, chiller units or incinerators;

     - appropriate management of asbestos-containing materials present or likely to be present at some locations; and

     - the potential acquisition of or maintenance of air emission permits for boilers or other equipment.

     We do not expect our compliance with environmental laws and regulations to have a material effect on us. We also may be subject to requirements related to the remediation of substances that have been released to the environment at properties owned or operated by us or at properties where substances were sent for off-site treatment or disposal. These remediation requirements may be imposed without regard to fault, and liability for environmental remediation can be substantial.

INSURANCE

     As is typical in the healthcare industry, we are subject to claims and legal actions by patients in the ordinary course of business. To cover these claims, we maintain professional malpractice liability insurance and general liability insurance in amounts that we believe to be sufficient for our operations, although some claims may exceed the scope of the coverage in effect. We also maintain umbrella coverage. Losses up to our self-insured retentions and any losses incurred in excess of amounts maintained under such insurance will be funded from working capital. At various times in the past, the cost of malpractice and other liability insurance has risen significantly. Therefore, we cannot assure you that this insurance will continue to be available at reasonable prices that will allow us to maintain adequate levels of coverage. We also cannot assure you that our cash flow will be adequate to provide for professional and general liability claims in the future.

LEGAL PROCEEDINGS

     On August 18, 2000, our subsidiary, Rocky Mountain Medical Center, filed a Complaint and Motion for Preliminary Injunction in the Third Judicial District Court for Salt Lake County, State of Utah against St. Mark's Hospital. St. Mark's Hospital is owned by HCA - The Healthcare Company. The complaint alleges certain state law violations by St. Mark's Hospital, including exclusionary contracting practices constituting, among other things, a group boycott under the Utah Antitrust Act. This lawsuit is currently pending.


     We are involved in other litigation and proceedings in the ordinary course of our business. We do not believe the outcome of any such litigation, individually or in the aggregate, will have a material adverse effect upon our business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The table below presents information with respect to our directors and executive officers at the time of the closing of this offering:



NAME                          AGE                            POSITION
----                          ---                            --------
David R. White..............  53     Chairman of the Board and Chief Executive Officer
C. Wayne Gower..............  53     President, Chief Operating Officer and Director
John K. Crawford............  42     Executive Vice President, Chief Financial Officer and
                                     Director
Frank A. Coyle..............  36     Secretary and General Counsel
Jerre H. Frazier............  65     Chief Compliance Officer
Linda W. Hischke............  56     Division President
Michael French..............  51     Division President
Michael S. Berk.............  31     Director
Jay R. Bloom................  45     Director
Ramsey A. Frank.............  40     Director
Paul S. Levy................  53     Director
Jeffrey C. Lightcap.........  42     Director
R. Clayton McWhorter........  67     Director
David Y. Ying...............  46     Director



     DAVID R. WHITE was our non-executive Chairman of the Board of Directors from October 1999 until November 30, 2000. On December 1, 2000, Mr. White was appointed our Chief Executive Officer. He continues to serve as Chairman of the Board. Mr. White served as President and Chief Executive Officer of LifeTrust, an assisted living company, from November 1998 until November 2000. From June 1994 to September 1998, Mr. White served as President of the Atlantic Group at Columbia/HCA, where he was responsible for 45 hospitals located in nine states. Previously, Mr. White was Executive Vice President and Chief Operating Officer at Community Health Systems, Inc., a for-profit hospital management company that operated approximately 20 acute-care hospitals.


     C. WAYNE GOWER has been our President since October 1999, our Chief Operating Officer since December 1, 2000, and a Director since October 1999. From October 1999 until November 30, 2000, Mr. Gower served as our Chief Executive Officer. From November 1998 until October 1999, Mr. Gower served as Chief Executive Officer of Iasis Healthcare Corporation, a company formed by members of our management that was merged into one of our subsidiaries. Mr. Gower served as President of Columbia/HCA's Summit Division from April 1994 to September 1998, with responsibility for 21 hospitals with net revenue in excess of $1.0 billion. During his tenure with Columbia/HCA, Mr. Gower had direct accountability for 30 hospitals, which included the acquisition and development of five hospitals. From 1982 to 1993, Mr. Gower served as Group Vice President of Quorum Health Resources, Inc., Senior Vice President of Acquisitions and Development for Community Health Systems, Inc. and Vice President of Operations for Republic Health Corporation. Prior to 1982, Mr. Gower spent seven years in various management and financial capacities at Hospital Affiliates International. Mr. Gower began his career as an auditor with Peat, Marwick and Mitchell.

     JOHN K. CRAWFORD has been our Executive Vice President and Chief Financial Officer since February 2000 and one of our Directors since March 2000. From October 1997 to October 1999, Mr. Crawford served as Executive Vice President and Chief Financial Officer of PhyCor, Inc., a physician management company. Mr. Crawford served as Vice President and Chief Financial Officer of PhyCor, Inc. from July 1994 to October 1997. From 1991 to July 1994, he served in numerous operating and finance positions at PhyCor. Previously, he was a Senior Manager at KPMG LLP, where he served numerous clients with a concentration on start-up and high-growth companies.

     FRANK A. COYLE has been our Secretary and General Counsel since October 1999. From August 1998 until October 1999, Mr. Coyle served as Secretary and General Counsel of Iasis Healthcare Corporation, a company formed by members of our management that was merged into one of our subsidiaries. Mr. Coyle served from May 1995 to August 1998 as Assistant Vice President Development in Physician Services and in-house Development Counsel for Columbia/HCA. From May 1990 to May 1995, Mr. Coyle was an attorney with Baker, Worthington, Crossley, Stansberry & Woolf where his work included mergers, acquisitions, securities transactions, not-for-profit representation and formation of Tennessee health maintenance organizations.


     JERRE H. FRAZIER has been our Vice President of Ethics and Business Practices and Chief Compliance Officer since November 1999. Mr. Frazier served from 1996 to November 1999 as Director of Compliance for Columbia/HCA. From 1990 to 1996, Mr. Frazier was an attorney with Baker, Worthington, Crossley, Stansberry & Woolf. Prior to that time, Mr. Frazier practiced law for more than 35 years in Washington, D.C., Houston, Texas and Nashville, Tennessee. Mr. Frazier has extensive experience with healthcare and regulatory matters.


     LINDA W. HISCHKE has been our Division President for the Utah and Texas markets since October 1999. Ms. Hischke served from 1998 to 1999 as President of WYN Associates Healthcare Consulting in Park City, Utah. From 1995 to 1997, Ms. Hischke served as President for the Mountain Division of Columbia/HCA, where she was responsible for hospitals with revenue in excess of $1.0 billion. Previously, she served as a Regional Vice President for HealthTrust in Houston, Texas, where she was responsible for 12 hospitals.

     MICHAEL FRENCH has been our Division President for the Arizona and Florida markets since November 2000. Mr. French served from October 1998 to November 2000 as President and Chief Operating Officer of Charter Behavioral Health Systems, Inc. From May 1997 to August 1998, Mr. French served as Vice President, Southeast Region for Tenet Health System. From January 1995 to February 1997, Mr. French served as President and Chief Executive Officer of Intercoastal Health Systems, Inc.


     MICHAEL S. BERK has been one of our Directors since October 1999. Mr. Berk is a Vice President of Joseph Littlejohn & Levy, which he joined in February 1999. From September 1997 to February 1999, Mr. Berk was an associate at Frontenac Company.



     JAY R. BLOOM has been one of our Directors since October 1999. Mr. Bloom is a Managing Director and co-head of the Leveraged Financed Group of CIBC World Markets, a position he has held since August 1995. From February 1990 to August 1995, Mr. Bloom was a Managing Director of the Argosy Group L.P. Mr. Bloom is also a Managing Director of Trimaran Fund Management, L.L.C., the investment advisor to Trimaran Fund II, L.L.C., and a Managing Director of Caravelle Advisors, L.L.C. Mr. Bloom serves as a director of several companies, including Heating Oil Partners, L.P. and Transportation Technologies Industries, Inc.



     RAMSEY A. FRANK has been one of our Directors since October 1999. Mr. Frank is a Senior Managing Director of Joseph Littlejohn & Levy, which he joined in September 1999. From January 1993 to September 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of AdvancePCS.


     PAUL S. LEVY has been one of our Directors since October 1999. Mr. Levy is a Senior Managing Director of Joseph Littlejohn & Levy, which he founded in 1988. Mr. Levy serves as a director of several companies, including Motor Coach Industries International Inc., Hayes Lemmerz International Inc., Builders FirstSource, Inc., Fairfield Manufacturing Company, Inc., AdvancePCS and New World Pasta Company.

     JEFFREY C. LIGHTCAP has been one of our Directors since October 1999. Mr. Lightcap is a Senior Managing Director of Joseph Littlejohn & Levy, which he joined in June 1997. From February 1993 to May 1997, Mr. Lightcap was a Managing Director at Merrill Lynch & Co., Inc., where he was the head of leveraged buyout firm coverage for the mergers and acquisitions group. Mr. Lightcap serves as a director of several companies, including Motor Coach Industries International Inc., Hayes Lemmerz International Inc. and New World Pasta Company.



     R. CLAYTON MCWHORTER has been one of our directors since February 2001. Mr. McWhorter is Chairman and Chief Executive Officer of Clayton Associates, LLC, a venture capital firm he founded in 1996. Mr. McWhorter served as Chairman of the Board of Columbia/HCA from April 1995 to May 1996. He served as Chairman, President and Chief Operating Officer of HealthTrust, Inc. from April 1987 to April 1995 and as President and Chief Executive Officer of Hospital Corporation of America from 1985 to April 1987. Mr. McWhorter also serves as a director of Edgewater Technologies, Inc.



     DAVID Y. YING has been one of our Directors since October 1999. Mr. Ying is a Senior Managing Director of Joseph Littlejohn & Levy, which he joined in June 1997. From January 1993 to May 1997, Mr. Ying was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he was the head of its restructuring department. Mr. Ying serves as a director of several companies, including Motor Coach Industries International Inc., Hayes Lemmerz International Inc., Builders FirstSource, Inc. and New World Pasta Company.



     Mr. French served as President and Chief Executive Officer of Charter Behavioral Health Systems, Inc. from October 1998 to November 2000. Charter filed for reorganization under Chapter 11 of the United States Bankruptcy Code in February 2000.



     Our certificate of incorporation and by-laws provide that our board consist of not less than three nor more than fifteen members, the exact number of which shall be determined by our board in a resolution. Our directors are elected at our annual meeting of stockholders for one-year terms and until their successors are duly elected and qualified. Our executive officers serve at the discretion of the board of directors.



     We intend to appoint two new independent directors within three months of this offering and one additional independent director within one year of this offering. We currently anticipate that these new directors will include a senior executive with healthcare industry experience, a physician and a person with extensive healthcare regulatory experience.


COMMITTEES OF THE BOARD OF DIRECTORS


     Our board of directors has compensation and audit committees and has agreed to establish a compliance committee. The compensation committee currently consists of Messrs. Lightcap and Berk and will include new independent directors upon their appointment to our board of directors. The audit committee currently consists of Mr. Bloom and will include new independent directors upon their appointment to our board of directors. The compliance committee will consist of one of our current directors and one or more newly appointed independent directors. Our board of directors has approved the charter of our compliance committee.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During fiscal 2000, the compensation committee was comprised of Messrs. White, Levy, Lightcap and Frank J. Rodriguez, one of our former directors. Messrs. Levy, Lightcap and Rodriguez have never been officers or employees of our company or its subsidiaries. Mr. White was not an officer or employee of our company during the 2000 fiscal year; however, he was appointed our Chief Executive Officer on December 1, 2000.

DIRECTOR COMPENSATION


     Currently, our directors do not receive any compensation for their services. We do, however, reimburse them for travel expenses and other out-of-pocket costs incurred in connection with attendance at board of directors and committee meetings. Following this offering, we intend to adopt customary compensation arrangements for our independent directors that are consistent with other publicly traded hospital companies.


CHIEF EXECUTIVE OFFICER APPOINTMENT


     On December 1, 2000, David R. White was appointed our Chief Executive Officer. In connection with this appointment, our board of directors granted Mr. White options to purchase 207,520 shares of our common stock at an exercise price of $9.52 per share, 243,919 shares at an exercise price of $24.76 per share, and 191,652 shares at an exercise price of $40.00 per share. Twenty percent of the options vested on the date of grant. The remaining options vest in four equal annual installments, with the first installment vesting on September 30, 2001. The options have a ten year term. In May 2000, our board of directors granted David R. White, who at the time was serving as our non-executive Chairman, options to purchase 350,009 shares of our common stock at an exercise price of $9.52 per share, 406,535 shares at an exercise price of $24.76 per share, and 319,418 shares at an exercise price of $40.00 per share. The options vest in five equal annual installments, with the first installment vesting on September 30, 2000, and have a ten year term. For a discussion of Mr. White's terms of employment, please see the section of this prospectus entitled "Employment Agreements."


EXECUTIVE COMPENSATION


     The following table provides information as to annual, long-term or other compensation during the last fiscal year for our Chief Executive Officer as of September 30, 2000 and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2000.


                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                  ANNUAL COMPENSATION        SECURITIES
                                              ---------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION
---------------------------                   ----   ---------   --------   ------------   ------------
C. Wayne Gower..............................  2000   $510,000       --       1,074,388       $  3,546(b)
  President & Chief Operating Officer(a)
John K. Crawford............................  2000    277,883       --         653,622          3,494(b)
  Executive Vice President & Chief Financial
  Officer
Linda W. Hischke............................  2000    250,900       --         251,997        116,803(c)
  Division President
Frank A. Coyle..............................  2000    148,817       --         100,795          3,390(b)
  Secretary and General Counsel
Ken Perry(d)................................  2000    200,112       --         262,497          4,528(b)
  Vice President -- Financial Operations


---------------
(a) Mr. Gower served as our President and Chief Executive Officer through November 30, 2000. He has served as our President and Chief Operating Officer since December 1, 2000.

(b) Our contribution on behalf of the employee to our 401(k) plan.

(c) Our contribution of $3,157 on behalf of Ms. Hischke to our 401(k) plan and relocation allowance of $113,646.

(d) Mr. Perry served as our Vice President-Financial Operations through November 30, 2000 and subsequently left our company.

STOCK OPTION GRANTS


     The following table sets forth certain information concerning options granted in 2000 to the named executive officers. None of the named executive officers were granted stock appreciation rights.


                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                        PERCENT
                                        OF TOTAL                                POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     OPTIONS                                    ASSUMED ANNUAL RATES OF
                         SECURITIES    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                         UNDERLYING    EMPLOYEES      EXERCISE                           OPTION TERM
                           OPTIONS     IN FISCAL      OR BASE      EXPIRATION   ------------------------------
NAME                     GRANTED (#)    YEAR (%)    PRICE ($/SH)      DATE         5% ($)           10% ($)
----                     -----------   ----------   ------------   ----------   ------------      ------------
C. Wayne Gower.........      31,079(a)                  9.52         5/1/10        186,153           471,748
                            317,370(b)                  9.52         5/1/10      1,900,884         4,817,214
                            406,526(b)                 24.76         5/1/10             --                --
                            319,413(b)                 40.00         5/1/10             --                --
                          ---------
                          1,074,388       19.9%
John K. Crawford.......     211,985(b)                  9.52         5/1/10      1,269,688         3,217,639
                            247,317(b)                 24.76         5/1/10             --                --
                            194,320(b)                 40.00         5/1/10             --                --
                          ---------
                            653,622       12.1%
Linda W. Hischke.......      81,729(b)                  9.52         5/1/10        489,519         1,240,537
                             95,350(b)                 24.76         5/1/10             --                --
                             74,918(b)                 40.00         5/1/10             --                --
                          ---------
                            251,997        4.7%
Frank A. Coyle(c)......      18,647(a)                  9.52         5/1/10        111,692           283,049
                             14,043(b)                  9.52         5/1/10         84,115           213,163
                             38,139(b)                 24.76         5/1/10             --                --
                             29,966(b)                 40.00         5/1/10             --                --
                          ---------
                            100,795        1.9%
Ken Perry..............      26,936(a)                  9.52         5/1/10        161,337           408,859
                             58,197(b)                  9.52         5/1/10        348,577           883,364
                             99,324(b)                 24.76         5/1/10             --                --
                             78,040(b)                 40.00         5/1/10             --                --
                          ---------
                            262,497        4.9%


---------------
(a) The options were fully vested on the date of grant.

(b) The options vest in five equal annual installments. The first installment vested on September 30, 2000.


(c) On December 1, 2000, we granted Mr. Coyle options to purchase 8,172 shares of our common stock at an exercise price of $9.52 per share, 9,534 shares at an exercise price of $24.76 per share, and 7,491 shares at an exercise price of $40.00 per share.

     The following table summarizes certain information with respect to unexercised options held by the named executive officers at September 30, 2000. The securities underlying unexercised options were valued at $9.52 per share at September 30, 2000 pursuant to a valuation conducted by an independent investment banking firm. No unexercised options were in-the-money at September 30, 2000.


                            FISCAL YEAR-END OPTIONS


                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING
                                                              UNEXERCISED OPTIONS HELD AT
                                                                   SEPTEMBER 30, 2000
                                                              ----------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE
----                                                          -----------    -------------
C. Wayne Gower..............................................    108,340         966,048
John K. Crawford............................................     59,276         594,346
Linda W. Hischke............................................     22,853         229,144
Frank A. Coyle..............................................     15,683          85,112
Ken Perry...................................................     33,256         229,241


2000 STOCK OPTION PLAN


     Our board of directors approved the IASIS Healthcare Corporation 2000 Stock Option Plan on May 1, 2000, and our stockholders approved the plan on December 29, 2000. The plan is designed to comply with the requirements of "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Securities Exchange Act. Under the terms of this plan, a committee established by our board of directors administers this plan and may grant, in its discretion, incentive stock options and non-qualified stock options to selected directors, officers, employees and consultants of our company. Among other things, the committee has the power to determine at what time options may be granted as well as the terms, conditions, restrictions and performance criteria, if any, relating to the options. In addition, the plan prohibits the transfer of options, except by will or the laws of descent. Upon exercise of an option under the plan, an optionee is required to enter into a stockholders' agreement with us in the form then in effect. The stockholders' agreement governs the optionee's rights as a stockholder and restricts the optionee's ability to transfer his or her shares of common stock.



     The maximum number of shares of our common stock that may be issued pursuant to options granted under the plan is 7,208,940; provided, however, that the maximum number of shares of our common stock that any optionee may receive during the term of the plan may not exceed 3,675,000, all subject to adjustment as described in this plan.


     The terms and conditions applicable to options are set forth by the committee in each individual option agreement. However, no option granted under this plan may expire later than ten years from its date of grant. In addition, the committee may not grant incentive stock options to any person who is not our employee on the date of the grant, and the exercise price of an incentive stock option cannot be less than the fair market value of a share of our common stock on the date of its grant. The exercise price of an incentive stock option granted to a stockholder who owns at the time of the grant shares of our common stock with more than ten percent of the total combined voting power of all classes of our capital stock cannot be less than 110% of the fair market value of a share of our common stock on the date of the grant and the exercise period shall not exceed five years from the date of the grant. Furthermore, the aggregate fair market value of the shares of our common stock for which incentive stock options granted under this plan or any other stock option plan of our company, determined as of the date of grant, that become exercisable for the first time by any person during any calendar year may not exceed $100,000. Any incentive stock options granted in excess of this limitation will be treated for all purposes as non-qualified stock options.

     Our board of directors may amend this plan at any time for any reason subject to the stockholders approval to the extent necessary to meet the requirements of applicable law. However, no amendment can adversely affect an optionee's right under a previously granted option without the consent of the optionee. Unless terminated earlier by the board, this plan will terminate by its terms effective May 1, 2010, although previously granted options may be exercised after plan termination in accordance with the terms of the plan as in effect upon termination.



     As of December 31, 2000, options to purchase a total of 6,543,851 shares had been granted and were outstanding under this plan, of which options to purchase 1,380,851 shares were then vested and exercisable. Generally, options vest in five equal annual installments commencing September 30, 2000. A portion of the options granted to some optionees vested immediately on the date of grant.



     Our stock option agreements provide that, in the event of a change of control, all then unexercisable options shall become immediately exercisable in full. A change in control is deemed to have occurred when any person or group of persons within the meaning of Section 13(d) of the Exchange Act, other than Joseph Littlejohn & Levy Fund III, L.P. or any of its affiliates, shall acquire beneficially or of record more than 50% of our then outstanding voting securities or upon a sale of all or substantially all of our assets.


EMPLOYMENT ARRANGEMENTS


     We entered into a five-year employment agreement with David R. White under which he serves as our Chairman of the Board and Chief Executive Officer. His employment commenced on December 1, 2000. Mr. White's employment agreement provides for an initial base salary of $625,000 each year. Mr. White is also entitled to receive an annual target bonus of up to 200% of his base salary based upon the achievement of EBITDA and total indebtedness objectives set annually by our board of directors.



     Mr. White's employment agreement contains severance provisions regarding his compensation upon termination of his employment under some circumstances. If Mr. White's employment is terminated without cause or if he leaves our company for "good reason," he will be entitled to receive severance payments equal to two times his annual base salary, a lump sum payment equal to the present value of all other benefits he would have received through two years after the date of his termination, and could be eligible to receive a pro rata bonus that is determined based on a formula described in his employment agreement. This agreement contains a non-competition and non-solicitation provision pursuant to which Mr. White will not compete with us or our subsidiaries within 25 miles of the location of any hospital we manage for two years following the date of termination of his employment. During this time he will not solicit or hire our business partners and employees. In certain circumstances following a change in control, we have agreed to compensate Mr. White in the event any payment under his employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code.


     We have entered into employment agreements with C. Wayne Gower and John K. Crawford pursuant to which they respectively serve as our President and our Executive Vice President and Chief Financial Officer. The terms of these employment agreements commenced on February 1, 2000 and continue for five years. These employment agreements provide for initial base salaries of $510,000 per year for Mr. Gower and $350,000 per year for Mr. Crawford. Messrs. Gower and Crawford are also entitled to receive annual target bonuses of up to 100% of their base salaries based upon the achievement of certain EBITDA and total indebtedness objectives set annually by our board of directors. Each of the employment agreements contains a noncompetition and non-solicitation provision pursuant to which each of Messrs. Gower and Crawford has agreed, subject to certain exceptions, that for two years following the date of our termination of his employment agreement, he will not compete with us or our subsidiaries within 50 miles of the location of any hospital we manage and will not solicit or hire certain business partners and employees. The employment agreements also contain severance provisions regarding their compensation upon our termination of their employment under certain circumstances. If the employment of either Mr. Gower or Mr. Crawford is terminated without cause or if either of them leaves our company for "good reason", he will be entitled to receive severance payments equal to two times his respective annual base salaries, a lump sum payment equal to the present value of all other benefits he would have received through two years after the date of termination, and could be eligible to receive a pro rata bonus that is determined based on a formula described in his employment agreements.

                               STOCK OWNERSHIP OF
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT


     The following table presents information as of February 13, 2001 regarding ownership of shares of our common stock by each person known to be a holder of more than 5% of our common stock, the members of our board of directors at the time of the closing of this offering, each current executive officer named in the summary compensation table and all directors and executive officers as a group.


     When reviewing the following table, you should be aware that the amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

     Unless otherwise indicated, the address of each person listed below is 113 Seaboard Lane, Suite A-200, Franklin, Tennessee 37067.


                                                                            PERCENTAGE OF SHARES
                                                                            BENEFICIALLY OWNED(A)
                                                              SHARES       -----------------------
                                                           BENEFICIALLY    BEFORE THE    AFTER THE
BENEFICIAL OWNERS                                            OWNED(B)       OFFERING     OFFERING
-----------------                                          ------------    ----------    ---------
JLL Healthcare, LLC(c)...................................    27,974,625       87.5%          61.7%
David R. White...........................................       357,626        1.1              *
C. Wayne Gower...........................................       285,212          *              *
John K. Crawford.........................................       130,724          *              *
Frank A. Coyle...........................................        69,731          *              *
Linda W. Hischke.........................................        50,399          *              *
Michael S. Berk(d).......................................            --         --             --
Jay R. Bloom.............................................            --         --             --
Ramsey A. Frank(d).......................................    27,974,625       87.5           61.7
Paul S. Levy(d)..........................................    27,974,625       87.5           61.7
Jeffrey C. Lightcap(d)...................................    27,974,625       87.5           61.7
R. Clayton McWhorter(e)..................................       380,138        1.2              *
David Y. Ying(d).........................................    27,974,625       87.5           61.7
Directors and executive officers as a group (14
  persons)...............................................    29,258,954       89.3           63.4


---------------
 *  Less than 1%.


 (a) Percentage ownership is based on 31,961,445 shares outstanding prior to this offering and 45,311,445 shares outstanding after this offering.



 (b) The following shares of common stock subject to options currently exercisable or exercisable within 60 days of February 13, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person: Mr. White, 347,125; Mr. Gower, 239,740; Mr. Crawford, 130,724; Mr. Coyle, 35,076; Ms. Hischke, 50,399; all directors and executive officers as a group (14 persons), 813,563.


 (c) Through its controlling interest in JLL Healthcare, LLC, Joseph Littlejohn & Levy Fund III, L.P. may be deemed to beneficially own all of the shares of common stock owned by JLL Healthcare, LLC. Members of JLL Healthcare, LLC include Joseph Littlejohn & Levy Fund III, L.P., Trimaran Fund II, L.L.C. and other investors in the Trimaran investment program, J.P. Morgan Capital Corporation, FCA Ventures II, L.P. and other investors.

 (d) Messrs. Levy, Ying, Lightcap, Frank and Berk are all associated with Joseph Littlejohn & Levy Fund III, L.P. which, through its controlling interest in JLL Healthcare, LLC, may be deemed to beneficially own all of the shares of common stock owned by JLL Healthcare, LLC. Mr. Berk disclaims any beneficial ownership of this common stock. Messrs. Levy, Ying, Lightcap and Frank are managing members of JLL Associates III, LLC, the general partner of Joseph Littlejohn & Levy Fund III, L.P., and, as a result, each may be deemed to beneficially own all of the shares owned by JLL Healthcare, LLC.



 (e)Mr. McWhorter is Managing Partner of Clayton Associates, which is the co-general partner of FCA Ventures II, L.P. As a result, Mr. McWhorter may be deemed to beneficially own 366,413 shares of common stock owned by FCA Venture II, L.P. Mr. McWhorter disclaims beneficial ownership of shares of common stock owned by FCA Ventures II, L.P.


     Substantially all of our current stockholders have pledged their common stock of our company for the benefit of our lenders as security for our obligations under our bank credit facility. In the event of a default under our bank credit facility, our lenders would have the right to foreclose on the common stock of our current stockholders, which would result in a change in control of our company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RECAPITALIZATION, ACQUISITION AND MERGER TRANSACTIONS


     IASIS was formed in October 1999 through a series of transactions that were arranged by Joseph Littlejohn & Levy, Inc. and members of our management team. Joseph Littlejohn & Levy is the private equity firm that controls JLL Healthcare, LLC, our largest stockholder. In 1999, Joseph Littlejohn & Levy, Inc. and certain members of our management team secured an agreement from Paracelsus to enter into a recapitalization transaction involving PHC/Psychiatric Healthcare Corporation, a wholly owned subsidiary of Paracelsus that owned five hospitals in the Utah area. Pursuant to the recapitalization transaction, JLL Healthcare, LLC and certain other of our stockholders acquired an aggregate of 94% of the outstanding shares of common stock of PHC/Psychiatric Healthcare Corporation from Paracelsus for an aggregate purchase price of $125.0 million. As part of the recapitalization, PHC/Psychiatric Healthcare Corporation repurchased $155.0 million of its shares of common stock from Paracelsus. The recapitalization valued PHC/Psychiatric Healthcare Corporation at $287.0 million, net of a working capital adjustment of $1.0 million. Upon the closing of the recapitalization, Paracelsus retained approximately 6.0% of PHC/Psychiatric Healthcare Corporation's outstanding common stock. Paracelsus has sold its interest in our company.


     On October 15, 1999, PHC/Psychiatric Healthcare Corporation acquired ten acute care hospitals and other related facilities and assets from Tenet for approximately $431.8 million in cash and assumed liabilities of approximately $41.2 million.


     On October 15, 1999, concurrent with the acquisition of the hospitals and related facilities and assets from Tenet, JLL Healthcare LLC purchased 148,771.93 shares of our mandatorily redeemable series A preferred stock for a purchase price of $148,771,930. In addition, a company formed by members of our management, originally to acquire and operate hospitals and related businesses, was merged with and into a wholly owned subsidiary of PHC/Psychiatric Healthcare Corporation. In the merger, David White, Wayne Gower, Frank Coyle, Clayton McWhorter, Stuart McWhorter, one of our former directors, and an investment partnership with which Clayton McWhorter and Stuart McWhorter are affiliated received 4,605, 19,940, 15,197, 5,986, 12,894 and 159,823 shares of our common stock and 56.14, 243.10, 185.27, 72.99, 157.20 and 1,948.43 shares of our mandatorily redeemable series B preferred stock, respectively. The PHC/Psychiatric Healthcare Corporation subsidiary continued as the surviving entity of the merger. Following the recapitalization, PHC/Psychiatric Healthcare Corporation was renamed IASIS Healthcare Corporation.



     See "Stock Ownership of Principal Stockholders and Management" on page 64, for information regarding the current ownership of our common stock.


TRANSITION SERVICES AGREEMENT

     During fiscal 2000, we were a party to a transition services agreement with Paracelsus under which Paracelsus agreed to provide specified services to us, including data processing services and systems technology services. The fee for these services was equal to Paracelsus's cost, plus 2.0%. During fiscal 2000, we paid approximately $290,000 to Paracelsus pursuant to this agreement. The agreement was terminated in April 2000.

LICENSE AGREEMENTS

     During fiscal 2000, we were a party to a license agreement with Paracelsus under which Paracelsus granted us a license to utilize specific intellectual property, including administrative software, and policies, procedures and compliance manuals, related to the administration of our business. The license agreement was terminated in October 2000.

STOCKHOLDERS AGREEMENT


     In connection with the recapitalization of the Paracelsus hospitals and the acquisition of hospitals and related facilities from Tenet, JLL Healthcare, LLC and the other investors in our company entered into a stockholders agreement dated October 8, 1999, as amended, governing their ownership of our company. The following is a summary of the material terms of the stockholders agreement:



     - The stockholders other than JLL Healthcare, LLC have agreed to specified restrictions on the transfer of their shares.


     - There is no provision restricting how our stockholders vote on any matters.

     - From and after 180 days following an initial public offering of our common stock, the stockholders, under specified circumstances and subject to some conditions will have the right to require us to register their shares under the Securities Act and to participate in specified registrations of shares by us. JLL Healthcare is entitled to eight demand registrations, each other stockholder owning more than 5% of the outstanding common stock is entitled to two demand registrations, and each stockholder owning more than 3% and less than 5% is entitled to one demand registration.

     - From and after 180 days following an initial public offering, whenever the company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities (other than registrations on Forms S-8 and S-4), the stockholders shall have "piggyback" registration rights with respect to all these registrations.

     - We have agreed to pay the administrative fees and expenses of JLL Healthcare, LLC during the term of the stockholders agreement. During the fiscal year ended September 30, 2000, we paid JLL Healthcare, LLC approximately $1.4 million for its administrative fees and expenses, including approximately $1.3 million of expenses relating to the recapitalization, acquisition and merger transactions.


TAX SHARING AGREEMENTS



     In connection with the recapitalization, we and JLL Healthcare, LLC entered into a tax sharing agreement. This agreement will terminate and have no force and effect upon the closing of this offering. We and JLL Healthcare, LLC have been the only members of JLL Healthcare, LLC's consolidated group for U.S. federal income tax purposes as well as of some similar consolidated, combined or unitary groups for state and local income tax purposes. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. For any period in which we were included in JLL Healthcare, LLC's consolidated group, we would be liable in the event that any federal tax liability was incurred, but not discharged, by JLL Healthcare, LLC.



     Under a new tax sharing agreement, which will be effective upon the closing of the offering, we are responsible for and will indemnify JLL Healthcare, LLC for all taxes attributable to us. This new tax sharing agreement will also contain provisions regarding related tax matters, such as preparation of tax returns, filing of tax returns, and the handling of tax audits.


HEADQUARTERS LEASE AGREEMENT


     We lease a total of approximately 18,500 square feet of office space for our corporate headquarters in Franklin, Tennessee pursuant to a lease agreement with The Dover Centre, LLC, a Tennessee limited liability company in which Clayton McWhorter, a director of our company, owns a 37.5% membership interest. Clayton Associates, LLC, a Tennessee limited liability company of which Stuart
C. McWhorter, a former director of our company, is a 45% member, has an option to acquire the membership interest of Clayton McWhorter in The Dover Centre, LLC. The current annual rent per square foot for approximately 16,500 square feet of space is $17.00, subject to increase to $17.51, $18.04, $18.58 and $19.14 in August 2001, August 2002, August 2003 and August 2004, respectively. With respect to the remaining approximately 2,000 square feet of space, the current annual rent per square foot is $18.50, subject to increase to $19.05 and $19.62 in November 2001 and November 2002, respectively. Currently, the aggregate monthly base rent under the lease is $26,483. Additional rent is payable under the lease in an amount equal to the company's proportionate share of the excess of actual operating expenses over budgeted operating expenses for the base year 2000, grossed up to reflect 95% occupancy. The term of the lease with respect to approximately 16,500 square feet of space commenced on May 1, 2000 and terminates on July 31, 2005, and the term of the lease with respect to the remaining approximately 2,000 square feet of space commenced on October 15, 2000 and terminates on October 31, 2003. We have the option to renew the lease for two additional periods of five years each, subject to a base rent increase of 3%. During fiscal 2000, we paid The Dover Centre, LLC aggregate rent of $93,449.

ADDITIONAL INVESTMENT


     On December 15, 2000, JLL Healthcare, LLC, our largest stockholder, purchased an additional 149,625 shares of our common stock for a purchase price of $1,425,000 and Clayton McWhorter, Stuart McWhorter and an investment partnership with which Clayton McWhorter and Stuart McWhorter are affiliated purchased an additional 73 shares, 158 shares and 1,959 shares of our common stock, respectively, for an aggregate purchase price of $20,870.


EXCHANGE OF OUR PREFERRED STOCK


     On October 26, 2000, all outstanding shares of our Series A and Series B preferred stock were exchanged on the basis of ten common shares for each preferred share for an aggregate of 17,357,671 shares of our common stock. The preferred stock was mandatorily redeemable and dividends were payable in shares of our capital stock. Therefore, the accrual of dividends did not result in a cash payment.



EXCHANGE OF COMMON STOCK HELD BY JLL HEALTHCARE



     In connection with this offering, we entered into an agreement and plan of reorganization with JLL Healthcare. The plan of reorganization provides that upon the closing of this offering, JLL Healthcare will transfer to us all of our common stock that it owns in exchange for us issuing to JLL Healthcare an amount of newly issued common stock that maintains JLL Healthcare's current ownership percentage, after completing the 10.5-for-one common stock split. We are undertaking the reorganization to provide us with more flexibility in our capital structure, to increase the liquidity of our common stock over time, to achieve a more efficient tax structure and to provide administrative cost savings. We believe that the reorganization should be treated as a tax-free reorganization for U.S. federal income tax purposes, although we cannot assure you that it will be so treated. If not, we would be liable for a significant amount of tax.

                          DESCRIPTION OF INDEBTEDNESS

OUR BANK CREDIT FACILITY

     The following summary of the material provisions of our bank credit facility is not complete and is subject to, and is qualified in its entirety by reference to, the terms of our bank credit facility.

     Under our bank credit facility, a syndicate of lenders made a total of $455.0 million available to us in the form of:

     - an $80.0 million tranche A term loan;

     - a $250.0 million tranche B term loan; and

     - a commitment to provide a revolving credit facility of up to $125.0 million.


     Our revolving credit facility and tranche A term loan bear interest at either the Morgan Guaranty Trust Company of New York's alternate base rate, plus a margin ranging from 1.00% to 2.50%, or the reserve-adjusted Eurodollar rate, plus a margin ranging from 2.00% to 3.50%, both depending on our leverage ratio. The tranche B term loan bears interest at the alternate base rate, plus 3.25%, or the reserve-adjusted Eurodollar rate, plus 4.25%. The weighted average interest rate on our bank credit facility was approximately 11.1% at December 31, 2000. We also pay a commitment fee of 0.5% of the average daily amount available under the revolving credit facility.


     We may voluntarily prepay some or all of our obligations under our bank credit facility. In addition, the loans under our bank credit facility are subject to mandatory prepayment under specific circumstances, including prepayment with of a portion of excess cash flow and the net proceeds of specified casualty events, asset sales and debt issuances, each subject to various exceptions.

     Under the revolving credit facility, we may borrow, repay and reborrow up to $125.0 million from time to time. Letters of credit and swing line loans are available under the revolving credit facility. The revolving credit facility terminates on September 30, 2004. As of December 31, 2000, we had drawn $16.5 million under our revolving credit facility and had issued $28.6 million in letters of credit, resulting in remaining availability under the revolving credit facility of $79.9 million.


     The $80.0 million tranche A term loan was fully drawn in a single borrowing on the closing date of our bank credit facility and, once repaid, cannot be reborrowed. The tranche A term loan matures on September 30, 2004. The $250.0 million tranche B term loan was fully drawn in a single borrowing on the closing date of the credit facility and, once repaid, cannot be reborrowed. The tranche B term loan matures on September 30, 2006. There will be no substantial amortization of the tranche B term loan until the sixth year. As of December 31, 2000, $77.5 million was outstanding under the tranche A term loan and $247.5 million was outstanding under the tranche B term loan.


     Our bank credit facility contains negative covenants that limit our ability to:

     - incur debt;

     - create liens;

     - pay dividends;

     - make distributions or stock repurchases;

     - make investments or capital expenditures;

     - engage in transactions with affiliates;

     - sell assets; and

     - engage in mergers or acquisitions.

     Our bank credit facility requires us to comply with certain financial tests and to maintain certain financial ratios relating to:

     - total leverage;

     - fixed charge coverage; and

     - interest expense coverage.

Failure to satisfy any of these financial covenants constitutes a default under our bank credit facility.

     Our bank credit facility also includes customary:

     - representations and warranties;

     - affirmative covenants; and

     - events of default, including the occurrence of a change of control and a cross default to our other material indebtedness.


     Our obligations under our bank credit facility are guaranteed by our direct and indirect domestic subsidiaries that are not unrestricted subsidiaries. In addition, our obligations and the guarantor subsidiaries' obligations under our bank credit facility are secured by substantially all of our assets and the guarantor subsidiaries' assets, including the capital stock of subsidiaries, with customary and other specific exceptions. In addition, substantially all our current stockholders have pledged their common stock for the benefit of our lenders as security for our obligations under our bank credit facility.


     We will use the net proceeds from this offering to repay a portion of our outstanding indebtedness under our bank credit facility.

NOTES

     In October 1999, we issued $230 million aggregate principal amount of 13% senior subordinated notes due 2009. Interest on these notes is payable in cash on April 15 and October 15 of each year. These notes rank junior to all our senior indebtedness and equally with our other senior subordinated indebtedness. These notes mature on October 15, 2009.

     We may redeem any of these notes beginning on October 15, 2004. The initial redemption price will equal 106.5% of their principal amount, plus accrued and unpaid interest. The redemption price will decline each year after 2004. The redemption price will be 100% of the principal amount, plus accrued and unpaid interest, beginning on October 15, 2008.


     Before October 15, 2002, we may redeem up to 35% of the aggregate principal amount of all of the notes outstanding on the date of redemption with the net cash proceeds we receive from capital stock which we issue. The redemption price will equal 113.0% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest. At December 31, 2000, the fair market value of our outstanding senior subordinated exchange notes was $220.8 million, based upon quoted market prices as of that date.


     Upon the occurrence of a change of control, the terms of these notes require us to make an offer to purchase all outstanding notes. The purchase price will equal 101% of the principal amount of all notes outstanding, plus accrued and unpaid interest to the date of purchase.

     The terms of these notes restrict our ability, among other things, to:

     - incur additional indebtedness;

     - pay dividends or make distributions on our capital stock;

     - repurchase or redeem our capital stock;

     - make some kinds of investments and other restricted payments;

     - transfer or sell assets; and

     - merge or consolidate with other companies.

     All our subsidiaries have guaranteed our obligations under these notes. These guarantees are subordinated to all senior indebtedness of the guarantors.

                        DESCRIPTION OF OUR CAPITAL STOCK

OVERVIEW

     This prospectus contains a summary of our common stock and preferred stock. These summaries are not meant to be a complete description of each security. However, this prospectus contains the material terms of the securities being offered.


     Before the closing of this offering, we will amend and restate our certificate of incorporation to provide for an increase in our authorized capital stock as follows:



     - 100,000,000 shares of common stock, par value $.01 per share, of which 31,961,445 shares will be issued and outstanding prior to this offering;



     - 10,000,000 shares of nonvoting common stock, par value $.01 per share, of which no shares will be issued and outstanding; and



     - 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares will be issued and outstanding.



In addition, we have authorized a 10.5-for-one split of our outstanding common stock that will be effective prior to the closing of the offering.



     After the closing of the offering, JLL Healthcare, LLC and our directors and officers will beneficially own approximately 63.4% of the outstanding common stock, or 56.5% on a diluted basis. As long as JLL Healthcare, LLC and our directors and officers continue to own in the aggregate more than 50% of the outstanding shares of common stock, they will be in a position to elect our board of directors and control all matters affecting us, including any determination with respect to:


     - our direction and policies;

     - any merger, consolidation or sale of all or substantially all of our assets;

     - future issuances of common stock, preferred stock or other securities;

     - future incurrence of debt; and

     - any dividends on our common stock or preferred stock.


COMMON STOCK AND NONVOTING COMMON STOCK



     Voting rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders. Holders of shares of nonvoting common stock are not entitled to vote on matters to be voted upon by stockholders except as otherwise required by law.



     Dividends. The holders of common stock and nonvoting common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by our board of directors.



     Liquidation and dissolution. Upon the voluntary or involuntary liquidation, dissolution or winding-up of IASIS, our net assets will be distributed pro rata to the holders of our common stock and nonvoting common stock, subject to any preferences of holders of our preferred stock.


     Other rights.  Holders of our common stock have no right to:

     - convert the stock into any other security;

     - have the stock redeemed; or

     - purchase additional stock or to maintain their proportionate ownership interest.

     Our common stock does not have cumulative voting rights. Holders of our common stock are not required to make additional capital contributions.

     Holders of our nonvoting common stock have the right, subject to certain limitations, to convert any or all shares of nonvoting common stock into an equal number of shares of common stock but may not have their stock redeemed or purchase additional stock to maintain their proportionate ownership interest in our company.



     The outstanding shares of common stock are, and the shares sold in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock and nonvoting common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that may be designated and issued in the future.


PREFERRED STOCK

     Currently, our board of directors has the authority, within the limitations and restrictions stated in our amended and restated certificate of
incorporation, to provide by resolution for the issuance of          shares of
preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases, or redemptions; and

     - for any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation and by-laws will also contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled.

     In addition, we maintain directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

     We intend to enter into indemnification agreements with our directors and executive officers. These agreements will contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and obtain directors' and officers' liability insurance.

     At present there is no pending litigation or proceeding involving any director or officer, as to which indemnification is required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

PROPOSED PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AND PROVISIONS OF DELAWARE LAW


     Our amended and restated certificate of incorporation and our amended and restated by-laws include the provisions summarized below. These provisions may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Stockholder Action; Special Meeting of Stockholders

     Our amended and restated certificate of incorporation eliminates the ability of stockholders to act by written consent. It further provides that special meetings of our stockholders may be called only by the chairman of the board of directors, the president or a majority of the board of directors.

  Advance Notice Requirements for Stockholder Proposals and Directors
Nominations

     Our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public. Our amended and restated by-laws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

  Authorized But Unissued Shares

     The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.


  Delaware Anti-Takeover Law


     Our amended and restated certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 restricts some business combinations involving interested stockholders or their affiliates. An interested stockholder is defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock or is an affiliate or associate of the corporation or the owner of 15% or more of the outstanding voting stock of the corporation at any time in the past three years. Because of this election in our amended and restated certificate of incorporation, Section 203 will not apply to us.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for our common stock is First Union National Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there is not a current public market for our common stock. No prediction can be made as to the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

SALE OF RESTRICTED SHARES


     Upon completion of this offering, we will have an aggregate of 45,311,445 outstanding shares of common stock, excluding 6,514,422 shares underlying outstanding options. Of these shares, all of the 13,350,000 shares sold in this offering, or 15,352,500 shares if the underwriters' over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The remaining outstanding shares of our common stock will be deemed "restricted securities" as that term is defined under Rule 144. Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, including Rule 144(k).


LOCK-UP AGREEMENTS


     Our executive officers, directors and holders of substantially all of our currently outstanding shares and options have agreed, with exceptions, not to sell or transfer any of our common stock for 180 days after the date of this prospectus without first obtaining the prior written consent of Merrill Lynch.



     We have agreed not to issue, sell or otherwise dispose of any shares of common stock during the 180-day period following the date of the prospectus, except we may grant options to purchase shares of common stock under our 2000 Stock Option Plan and issue shares of common stock either upon the exercise of outstanding options under our 2000 Stock Option Plan.


RULE 144


     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including a person who is our affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:



     - 1% of the number of shares of common stock then outstanding, which is expected to be approximately 453,114 shares upon completion of this offering; or


     - the average weekly trading volume of our common stock on the New York Stock Exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to a sale, subject to restrictions specified in Rule 144.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

RULE 144(k)

     Under Rule 144(k) as currently in effect, a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell those shares without regard to the volume, manner-of-sale or other limitations contained in Rule 144.

STOCK OPTIONS


     Options to purchase 6,514,422 shares of common stock have been granted and are outstanding under our 2000 Stock Option Plan, of which 1,351,422 are vested and exercisable. Generally, the options vest in five equal annual installments commencing September 30, 2000. A portion of the options granted to some optionees vested immediately as of the date of grant. Upon completion of this offering, we will file a registration statement to register shares of common stock reserved for issuance under our 2000 Stock Option Plan. That registration statement would become effective immediately upon filing. Accordingly, shares covered by that registration statement would become eligible for sale in the public markets, subject to vesting restrictions, Rule 144 volume limitations applicable to our affiliates and the lock-up agreements with the underwriters.


REGISTRATION RIGHTS


     Our existing stockholders are parties to a stockholders agreement with us that provides for registration rights to cause us to register under the Securities Act all or part of the shares of our common stock. Registration of the sale of these shares of our common stock would permit their sale into the public market immediately. If our existing stockholders sell a large number of shares, the market price of our common stock could decline. These holders of registration rights are subject to lock-up periods of not more than 180 days following the date of this prospectus or any subsequent prospectus. Additionally, under the terms of the stockholders agreement, all our stockholders, other than JLL Healthcare, LLC, are required to obtain the prior written consent of JLL Healthcare, LLC to transfer their shares of common stock or exercise their demand registration rights. Please refer to the information in this prospectus under the heading "Certain Relationships and Related Party Transactions -- Stockholders Agreement" beginning on page 67 for a more detailed discussion of these registration rights.

               CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO
                           NON-UNITED STATES HOLDERS

     The following discussion is a summary of material United States federal income and estate tax consequences of the ownership and disposition of our common stock by non-United States holders. This discussion does not deal with all aspects of United States federal income and estate taxation and does not deal with foreign, state and local tax consequences. This discussion does not address all tax considerations that may be relevant to non-United States holders in light of their personal circumstances, or to certain non-United States holders that may be subject to special treatment under United States federal income or estate tax laws. Furthermore, this discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations, published positions of the Internal Revenue Service and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     In this section we use the term United States holder to refer to a beneficial owner of our common stock that is:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity (other than an estate or trust) created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust that:

          - is subject to the supervision of a court within the United States and the control of one or more United States persons; or

          - has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

     An individual may be treated as a resident of the United States in any calendar year for United States federal income tax purposes, instead of a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in that calendar year. For purposes of this calculation, you would count all of the days present in that calendar year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are subject to United States federal income tax as if they were United States citizens.

     We use the term non-United States holder to refer to a beneficial owner of our common stock that is not a United States holder.

DIVIDENDS

     We do not anticipate paying cash dividends on our common stock in the foreseeable future. See "Dividend Policy." In the event, however, that dividends are paid on shares of common stock, any dividend paid to a non-United States holder generally will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or at a lesser applicable treaty rate. However, dividends that are effectively connected with the conduct of a trade or business of the non-United States holder within the United States and, where a tax treaty applies, that are attributable to a United States permanent establishment of the non-United States holder are not subject to the withholding tax but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates.

     In order for dividends paid to a non-United States holder to be exempt from withholding under the effectively connected income exemption, the holder must comply with certification and disclosure requirements. In some circumstances, a foreign corporation that receives effectively connected dividends may be subject to an additional branch profits tax at a 30% rate or a lesser applicable treaty rate.

     For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, recently finalized Treasury regulations require a non-United States holder generally to provide certification as to that non-United States holder's entitlement to treaty benefits. These regulations also provide special rules to determine whether, for treaty applicability purposes, dividends that we pay to a non-United States holder that is an entity should be treated as paid to holders of interests in that entity.

GAIN ON DISPOSITION OF COMMON STOCK

     If you are a non-United States holder, you will generally not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of our common stock unless:

     - the gain is effectively connected with a trade or business of yours in the United States or, where a tax treaty provides, the gain is attributable to a United States permanent establishment of yours;

     - you are an individual and hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met;

     - you are subject to tax pursuant to the provisions of the United States federal income tax laws applicable to certain United States expatriates; or

     - we are or have been a United States real property holding corporation for United States federal income tax purposes.

     We believe that we are not, and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes. If we were to become a United States real property holding corporation, so long as our common stock is, as we expect, regularly traded on an established securities market, you would be subject to federal income tax on any gain from the sale or other disposition of our common stock only if you actually or constructively owned, during the five-year period preceding the disposition, more than 5% of our common stock.

     Special rules may apply to non-United States holders, such as controlled foreign corporations, passive foreign investment companies, foreign personal holding companies and corporations that accumulate earnings to avoid federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     We must report annually to the Internal Revenue Service and to you the amount of dividends paid to you and the tax withheld with respect to these dividends, regardless of whether withholding was required. Copies of the information returns reporting the dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or information exchange agreement.

     Pursuant to recently finalized Treasury regulations, a non-United States holder will be entitled to an exemption from information reporting requirements and backup withholding tax on dividends that we pay on our common stock if the non-United States holder provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a non-United States holder) or otherwise establishes an exemption. Payments by a United States office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31% and information reporting, unless the non-United States holder provides a Form W-8BEN (or satisfies certain documentary requirements for establishing that it is a non-United States holder) or otherwise establishes an exemption.

     Information reporting requirements, but generally not backup withholding, will also apply to payments of the proceeds from sales of our common stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against non-United States holder's United States federal income tax liability, if the required information is furnished to the Internal Revenue Service.

ESTATE TAX

     Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States, as specifically defined for United States federal estate tax purposes, at the time of death will be included in that holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may be subject to United States federal estate tax.

                                  UNDERWRITING


     We intend to offer the shares in the United States and Canada through the U.S. underwriters and elsewhere through the international managers. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc of America Securities LLC, CIBC World Markets Corp., Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc., Jefferies & Company, Inc. and SunTrust Equitable Securities Corporation are acting as U.S. representatives of the U.S. underwriters named below. Subject to the terms and conditions described in a U.S. purchase agreement among us and the U.S. underwriters, and concurrently with the sale of 2,670,000 shares to the international managers, we have agreed to sell to the U.S. underwriters, and the U.S. underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.



                                                                NUMBER
                                                              OF SHARES
U.S. UNDERWRITER                                              ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Salomon Smith Barney Inc. ..................................
Banc of America Securities LLC..............................
CIBC World Markets Corp. ...................................
Deutsche Banc Alex. Brown Inc. .............................
Lehman Brothers Inc. .......................................
Jefferies & Company, Inc. ..................................
SunTrust Equitable Securities Corporation...................
                                                              ----------
             Total..........................................  10,680,000
                                                              ==========



     We have also entered into an international purchase agreement with the international managers for sale of the shares outside the United States and Canada for whom Merrill Lynch International, Salomon Brothers International Limited, Bank of America International Limited, CIBC World Markets plc, Deutsche Bank AG London, Lehman Brothers International (Europe), Jefferies International Limited and SunTrust Equitable Securities Corporation are acting as lead managers. Subject to the terms and conditions in the international purchase agreement, and concurrently with the sale of 10,680,000 shares to the U.S. underwriters pursuant to the U.S. purchase agreement, we have agreed to sell to the international managers, and the international managers severally have agreed to purchase 2,670,000 shares from us. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. purchase agreement and the international purchase agreement.


     The U.S. underwriters and the international managers have agreed to purchase all of the shares sold under the U.S. and international purchase agreements if any of these shares are purchased. If an underwriter defaults, the U.S. and international purchase agreements provide that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreements may be terminated. The closings for the sale of shares to be purchased by the U.S. underwriters and the international managers are conditioned on one another.

     We have agreed to indemnify the U.S. underwriters and the international managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the U.S. underwriters and international managers may be required to make in respect of those liabilities.

     The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

COMMISSIONS AND DISCOUNTS

     The U.S. representatives have advised us that the U.S. underwriters propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers
at that price less a concession not in excess of $     per share. The U.S.
underwriters may allow, and the dealers may reallow, a discount not in excess of
$     per share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The following table shows the public offering price, underwriting discount and proceeds before expenses to IASIS Healthcare. The information assumes either no exercise or full exercise by the U.S. underwriters and the international managers of their over-allotment options.

                                                         PER SHARE    WITHOUT OPTION    WITH OPTION
                                                         ---------    --------------    -----------
    Public offering price..............................      $              $                $
    Underwriting discount..............................      $              $                $
    Proceeds, before expenses, to IASIS Healthcare.....      $              $                $


     The expenses of the offering, not including the underwriting discount, are estimated at $1,930,000 and are payable by IASIS Healthcare.


OVER-ALLOTMENT OPTION


     We have granted options to the U.S. underwriters to purchase up to 1,602,000 additional shares at the public offering price less the underwriting discount. The U.S. underwriters may exercise these options for 30 days from the date of this prospectus solely to cover any over-allotments. If the U.S. underwriters exercise these options, each will be obligated, subject to conditions contained in the purchase agreements, to purchase a number of additional shares proportionate to that U.S. underwriter's initial amount reflected in the above table.



     We have also granted options to the international managers, exercisable for 30 days from the date of this prospectus, to purchase up to 400,500 additional shares to cover any over-allotments on terms similar to those granted to the U.S. underwriters.


INTERSYNDICATE AGREEMENT

     The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the U.S. underwriters and the international managers may sell shares to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares will not offer to sell or sell shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions under the intersyndicate agreement. Similarly, the international managers and any dealer to whom they sell shares will not offer to sell or sell shares to U.S. or Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions under the intersyndicate agreement.

RESERVED SHARES


     At our request, the underwriters have reserved for sale, at the initial public offering price, up to 1,001,250 shares offered by this prospectus for sale to some of our directors, officers, employees, business associates and related persons. If these persons purchase reserved shares, this will reduce the number of shares available for sale to the general public. Any reserved shares that are not orally confirmed for purchase within one day of the pricing of this offering will be offered by the underwriters to the general public on the same terms as the other shares offered by this prospectus.


NO SALES OF SIMILAR SECURITIES


     We, our executive officers, directors and holders of substantially all of our currently outstanding shares and options have agreed, with exceptions, not to sell or transfer any of our common stock for 180 days after the date of this prospectus without first obtaining the prior written consent of Merrill Lynch. Specifically, we and these other individuals have agreed not to directly or indirectly


     - offer, pledge, sell or contract to sell any of our common stock,

     - sell any option or contract to purchase any of our common stock,

     - purchase any option or contract to sell any of our common stock,

     - grant any option, right or warrant for the sale of any of our common stock,

     - lend or otherwise dispose of or transfer any of our common stock,

     - request or demand that we file a registration statement related to our common stock, or

     - enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NEW YORK STOCK EXCHANGE LISTING


     The shares have been approved for listing on the New York Stock Exchange under the symbol "IAS." In order to meet the requirements for listing on that exchange, the U.S. underwriters and the international managers have undertaken to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.


     Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations among us and the U.S. representatives and lead managers. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

     - the valuation multiples of publicly traded companies that the U.S. representatives and the lead managers believe to be comparable to us,

     - our financial information,

     - the history of, and the prospects for, our company and the industry in which we compete,

     - an assessment of our management, its past and present operations and the prospects for, and timing of, our future revenue,

     - the present state of our development, and

     - the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

     An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

NASD REGULATIONS

     The net proceeds from this offering will be used to repay a portion of our outstanding indebtedness under our bank credit facility that consists of a revolving credit and tranche A and tranche B term loans. Because more than ten percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. participating in the offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8). This rule requires that the public offering price of an equity security be no higher than the price recommended by a qualified independent underwriter which has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Merrill Lynch has agreed to act as qualified independent underwriter for the offering. The price of the shares will be no higher than that recommended by Merrill Lynch.

PRICE STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

     Until the distribution of the shares is completed, SEC rules may limit underwriters and the selling group members from bidding for and purchasing our common stock. However, the U.S. representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

     The underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

     Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters makes any representation that the U.S. representatives or the lead managers will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.


INTERNET DISTRIBUTION



     Merrill Lynch will be facilitating internet distribution for the offering to some of its internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by Merrill Lynch. Other than the prospectus in electronic format, the information on the Merrill Lynch website relating to the offering is not a part of this prospectus.


OTHER RELATIONSHIPS


     Certain of the underwriters or their affiliates may from time to time provide investment banking, commercial banking or other services to us or Joseph Littlejohn & Levy, Inc. In addition, an affiliate of CIBC World Markets Corp. is one of our indirect equity investors. Jay Bloom, one of our directors, is a Managing Director of CIBC World Markets and is a Managing Director of Trimaran Fund II, L.L.C., an indirect equity investor in our company.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as special counsel to IASIS, is passing upon the validity of the shares offered by the company and certain other legal matters in connection with this offering. Bass, Berry & Sims PLC, Nashville, Tennessee, is also passing on certain legal matters for IASIS. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, also represents JLL Healthcare, LLC and its affiliates from time to time. Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, is acting as legal counsel to the underwriters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated and combined financial statements at September 30, 2000 and 1999 and for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The combined financial statements of the Tenet Hospitals as of May 31, 1999 and 1998, and for each of the years in the three-year period ended May 31, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


     We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Tenet Hospitals' past combined financial statements included in this registration statement.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the SEC. We filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement nor all of the exhibits and schedules. Additional information about our company and the common stock included in the registration statement and the exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits and schedules filed may be inspected without charge at the public reference room maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Information on the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this Web site is http://www.sec.gov. Our public files are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
IASIS HEALTHCARE CORPORATION
Report of Independent Auditors..............................   F-2
Consolidated and Combined Balance Sheets at September 30,
  1999 and September 30, 2000...............................   F-3
Consolidated and Combined Statements of Operations for the
  Year Ended December 31, 1998, the Nine Months Ended
  September 30, 1998 (unaudited) and 1999, and the Years
  Ended September 30, 1999 (unaudited) and 2000.............   F-4
Consolidated and Combined Statements of Cash Flows for the
  Year Ended December 31, 1998, the Nine Months Ended
  September 30, 1998 (unaudited) and 1999, and the Years
  Ended September 30, 1999 (unaudited) and 2000.............   F-5
Consolidated and Combined Statements of Stockholders' Equity
  (Deficit) for the Year Ended December 31, 1998, the Nine
  Months Ended September 30, 1999, and the Year Ended
  September 30, 2000........................................   F-6
Notes to Consolidated and Combined Financial Statements.....   F-7
Condensed and Consolidated Balance Sheets at December 31,
  2000 (unaudited) and September 30, 2000...................  F-25
Unaudited Condensed and Consolidated Statements of
  Operations for the Three Months Ended December 31, 2000
  and 1999..................................................  F-26
Unaudited Condensed and Consolidated Statements of Cash
  Flows for the Three Months Ended December 31, 2000 and
  1999......................................................  F-27
Notes to Unaudited Condensed and Consolidated Financial
  Statements................................................  F-28
TENET HOSPITALS
Independent Auditors' Report................................  F-35
Combined Balance Sheets at May 31, 1998 and 1999, and August
  31, 1999 (unaudited)......................................  F-36
Combined Statements of Income and Changes in Ownership
  Equity for the Years Ended May 31, 1997, 1998 and 1999 and
  the Three Months Ended August 31, 1998 and 1999
  (unaudited)...............................................  F-37
Combined Statements of Cash Flows for the Years Ended May
  31, 1997, 1998 and 1999, and the Three Months Ended August
  31, 1998 and 1999 (unaudited).............................  F-38
Notes to Combined Financial Statements......................  F-39

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
IASIS Healthcare Corporation

     We have audited the accompanying balance sheets of IASIS Healthcare Corporation as of September 30, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IASIS Healthcare Corporation as of September 30, 2000 and 1999, and the results of its operations and its cash flows for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


                                          Ernst & Young LLP


Nashville, Tennessee
November 21, 2000

     except for Note 15, as to


     which the date is


     February 6, 2001



     The foregoing report is in the form that will be signed upon completion of the stock split described in Note 15 to the financial statements.



                                          /s/ Ernst & Young LLP

                          IASIS HEALTHCARE CORPORATION

                    CONSOLIDATED AND COMBINED BALANCE SHEETS


                                                              SEPTEMBER 30,
                                                                  1999        SEPTEMBER 30,
                                                                NOTE (1)          2000
                                                              -------------   -------------
                                                                  (DOLLARS IN THOUSANDS
                                                                 EXCEPT PER SHARE DATA)
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................    $     --        $      --
  Accounts receivable, net of allowance for doubtful
    accounts of $10,850 and $31,403, respectively...........      19,674          146,744
  Inventories...............................................       4,501           19,874
  Current deferred tax assets...............................          --            1,146
  Prepaid expenses and other current assets.................       4,283           13,181
                                                                --------        ---------
         Total current assets...............................      28,458          180,945
Property and equipment, net.................................     136,927          361,293
Goodwill and other intangibles, net.........................      46,988          302,380
Deferred debt financing costs, net..........................          --           23,472
Deferred tax assets.........................................          --            2,036
Other assets................................................         886            3,713
                                                                --------        ---------
         Total assets.......................................    $213,259        $ 873,839
                                                                ========        =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $ 15,739        $  31,707
  Salaries and benefits payable.............................       5,229           13,040
  Accrued interest payable..................................          --           20,020
  Medical claims payable....................................          --           16,530
  Other accrued expenses and other current liabilities......       3,102           20,739
  Current portion of accrued loss on discontinued
    operations..............................................          --            4,008
  Current maturities of long-term debt and capital lease
    obligations.............................................         701            9,883
                                                                --------        ---------
         Total current liabilities..........................      24,771          115,927
Due to Paracelsus...........................................     270,814               --
Long-term debt and capital lease obligations................         798          547,771
Other long-term liabilities.................................          --           13,372
Minority interest...........................................       1,461            2,060
Mandatorily redeemable Series A Preferred Stock -- $0.01 par value, authorized 500,000 shares; 160,000 shares issued
  and outstanding at September 30, 2000 (liquidation
  preference value of $184,534 at September 30, 2000).......          --          183,199
Mandatorily redeemable Series B Preferred Stock -- $0.01 par value, authorized 50,000 shares; 5,311 shares issued and
  outstanding at September 30, 2000 (liquidation preference
  value of $6,125 at September 30, 2000)....................          --            6,079
Stockholders' equity (deficit):
  Common stock -- $0.01 par value, authorized 100,000,000
    shares; 14,404,288 shares issued and outstanding at
    September 30, 2000......................................          --              144
  Additional paid-in capital................................          --          259,654
  Treasury stock, at cost, 16,277,625 shares at September
    30, 2000................................................          --         (155,025)
  Accumulated deficit.......................................     (84,585)         (99,342)
                                                                --------        ---------
         Total stockholders' equity (deficit)...............     (84,585)           5,431
                                                                --------        ---------
         Total liabilities and stockholders' equity
           (deficit)........................................    $213,259        $ 873,839
                                                                ========        =========


                            See accompanying notes.

                          IASIS HEALTHCARE CORPORATION

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS


                                                               NINE MONTHS     NINE MONTHS
                                                YEAR ENDED        ENDED           ENDED        YEAR ENDED      YEAR ENDED
                                               DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   1998           1998            1999            1999            2000
                                               ------------   -------------   -------------   -------------   -------------
                                                               (UNAUDITED)                     (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue..................................    $178,309       $134,017        $137,397        $181,689       $  815,163
Costs and expenses:
  Salaries and benefits......................      63,158         47,306          47,169          63,021          285,451
  Supplies...................................      24,530         18,205          19,643          25,968          123,376
  Other operating expenses...................      46,816         36,868          37,203          47,150          234,176
  Provision for bad debts....................      11,822          8,131           9,934          13,625           60,579
  Interest, net..............................      17,088         13,426           7,304          10,966           62,352
  Depreciation and amortization..............      11,770          8,606           9,620          12,784           47,559
  Allocated management fees..................       6,587          4,940           5,027           6,674               --
  Reversal of excess loss contract accrual...      (7,500)        (7,500)             --              --               --
  Recapitalization costs.....................          --             --              --              --            3,478
                                                 --------       --------        --------        --------       ----------
         Total costs and expenses............     174,271        129,982         135,900         180,188          816,971
                                                 --------       --------        --------        --------       ----------
Earnings (loss) from continuing operations
  before minority interests and income
  taxes......................................       4,038          4,035           1,497           1,501           (1,808)
Minority interests...........................          68             54            (140)           (126)              74
                                                 --------       --------        --------        --------       ----------
Earnings (loss) from continuing operations
  before income taxes........................       3,970          3,981           1,637           1,627           (1,882)
Income tax expense...........................          --             --              --              --            2,219
                                                 --------       --------        --------        --------       ----------
         Net earnings (loss) from continuing
           operations........................       3,970          3,981           1,637           1,627           (4,101)
Discontinued operations:
  Losses from operations of discontinued
    physician practice operations............        (490)          (435)           (587)           (644)          (3,226)
  Loss on disposal of physician practice
    operations, including provision of $941
    for operating losses during phase out
    period...................................          --             --              --              --           (7,376)
                                                 --------       --------        --------        --------       ----------
         Net earnings (loss).................       3,480          3,546           1,050             983          (14,703)
Preferred stock dividends and accretion of
  preferred stock discount...................          --             --              --              --           25,402
                                                 --------       --------        --------        --------       ----------
         Net earnings (loss) attributable to
           common stockholders...............    $  3,480       $  3,546        $  1,050        $    983       $  (40,105)
                                                 ========       ========        ========        ========       ==========
  Loss per common share (Note 14):
  Loss from continuing operations
    attributable to common stockholders......    $     --       $     --        $     --        $     --       $    (2.10)
  Loss from discontinued operations..........          --             --              --              --            (0.75)
                                                 --------       --------        --------        --------       ----------
  Net loss attributable to common
    stockholders.............................    $     --       $     --        $     --        $     --       $    (2.85)
                                                 ========       ========        ========        ========       ==========
Weighted average number of common shares.....          --             --              --              --       14,077,192


                            See accompanying notes.

                          IASIS HEALTHCARE CORPORATION

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS


                                                              NINE MONTHS     NINE MONTHS
                                               YEAR ENDED        ENDED           ENDED        YEAR ENDED      YEAR ENDED
                                              DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                  1998           1998            1999            1999            2000
                                              ------------   -------------   -------------   -------------   -------------
                                                              (UNAUDITED)                     (UNAUDITED)
                                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).......................    $  3,480       $  3,546        $  1,050        $    983        $ (14,703)
  Adjustments to reconcile net earnings
    (loss) to net cash provided by (used in)
    operating activities:
    Depreciation and amortization...........      11,770          8,606           9,620          12,784           47,559
    Reversal of excess loss contract
      accrual...............................      (7,500)        (7,500)             --              --               --
    Minority interests......................          68             54            (140)           (126)              74
    Deferred tax assets, net................          --             --              --              --           (3,182)
    Loss accrual for discontinued
      operations............................          --             --              --              --            7,376
    Changes in operating assets and
      liabilities, net of effect of
      acquisitions:
      Accounts receivable...................       8,664          3,655           5,057          10,066         (117,440)
      Supplies, prepaid expenses and other
        current assets......................          94            294             374             175           (8,525)
      Accounts payable and other accrued
        liabilities.........................     (10,385)       (10,681)          1,590           1,887           49,467
                                                --------       --------        --------        --------        ---------
        Net cash provided by (used in)
          operating activities..............       6,191         (2,026)         17,551          25,769          (39,374)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......      (6,427)        (2,513)        (13,476)        (17,391)         (53,692)
  Payments for acquisitions, net............          --             --              --              --         (436,918)
  (Increase) decrease in other assets.......          16             --              --              16           (1,250)
                                                --------       --------        --------        --------        ---------
        Net cash used in investing
          activities........................      (6,411)        (2,513)        (13,476)        (17,375)        (491,860)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility.............          --             --              --              --          160,000
  Proceeds from issuance of preferred
    stock...................................          --             --              --              --          160,000
  Proceeds from issuance of common stock....          --             --              --              --               35
  Repurchase of common stock................          --             --              --              --         (155,025)
  Proceeds from senior bank debt
    borrowings..............................          --             --              --              --          330,000
  Proceeds from issuance of senior
    subordinated notes......................          --             --              --              --          230,000
  Payment of debt and capital leases........      (1,211)          (750)           (773)         (1,235)        (164,249)
  Common and preferred stock issuance costs
    incurred................................          --             --              --              --           (2,625)
  Debt financing costs incurred.............          --             --              --              --          (26,902)
  Net decrease in amount due to
    Paracelsus..............................      (1,532)         4,846          (4,787)        (11,164)              --
                                                --------       --------        --------        --------        ---------
        Net cash provided by (used in)
          financing activities..............      (2,743)         4,096          (5,560)        (12,399)         531,234
                                                --------       --------        --------        --------        ---------
Decrease in cash and cash equivalents.......      (2,963)          (443)         (1,485)         (4,005)              --
Cash and cash equivalents at beginning of
  period....................................       4,448          4,448           1,485           4,005               --
                                                --------       --------        --------        --------        ---------
Cash and cash equivalents at end of
  period....................................    $  1,485       $  4,005        $     --        $     --        $      --
                                                ========       ========        ========        ========        =========
Supplemental disclosure of cash flow
  information:
  Cash paid for interest....................    $ 17,088       $ 13,426        $  7,304        $ 10,966        $  43,547
                                                ========       ========        ========        ========        =========
Supplemental schedule of investing
  activities:
  Effects of acquisitions, net:
    Assets acquired, net of cash............    $     --       $     --        $     --        $     --        $(487,731)
    Liabilities assumed.....................          --             --              --              --           41,353
    Issuance of preferred and common stock,
      net...................................          --             --              --              --            9,460
                                                --------       --------        --------        --------        ---------
  Payment for acquisitions, net.............    $     --       $     --        $     --        $     --        $(436,918)
                                                ========       ========        ========        ========        =========


                            See accompanying notes.

                          IASIS HEALTHCARE CORPORATION

     CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                          STOCKHOLDER'S
                                                                                           DEFICIT OF
                                                                                          FORMER PARENT
                                             COMMON STOCK        ADDITIONAL                 COMPANY/
                                        ----------------------    PAID-IN     TREASURY     ACCUMULATED
                                          SHARES     PAR VALUE    CAPITAL       STOCK        DEFICIT       TOTAL
                                        ----------   ---------   ----------   ---------   -------------   --------
                                                           (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance at December 31, 1997..........          --     $ --       $     --    $      --     $(89,115)     $(89,115)
  Net income..........................          --       --             --           --        3,480         3,480
                                        ----------     ----       --------    ---------     --------      --------
Balance at December 31, 1998..........          --       --             --           --      (85,635)      (85,635)
  Net income..........................          --       --             --           --        1,050         1,050
                                        ----------     ----       --------    ---------     --------      --------
Balance at September 30, 1999.........          --       --             --           --      (84,585)      (84,585)
  Recapitalization:
    Effect of recapitalization........  13,964,996      140        280,822           --           --       280,962
    Repurchase of common stock held by
      Paracelsus......................          --       --             --     (155,025)          --      (155,025)
Acquisition of management company.....     435,617        4          4,145           --           --         4,149
Stock options exercised...............       3,675       --             35           --           --            35
Net loss..............................          --       --             --           --      (14,703)      (14,703)
Accretion of preferred stock
  discount............................          --       --             --           --          (54)          (54)
Preferred stock dividends.............          --       --        (25,348)          --           --       (25,348)
                                        ----------     ----       --------    ---------     --------      --------
Balance at September 30, 2000.........  14,404,288     $144       $259,654    $(155,025)    $(99,342)     $  5,431
                                        ==========     ====       ========    =========     ========      ========


                            See accompanying notes.

                          IASIS HEALTHCARE CORPORATION

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation


     IASIS Healthcare Corporation ("IASIS" or the "Company") (formerly known as Paracelsus Utah Facilities, the Company's predecessor entity) operates general, acute care hospitals, with a focus on developing and operating networks of medium-sized hospitals with 100 to 400 beds in mid-size urban and suburban markets. IASIS currently owns or leases 15 hospitals with a total of 2,194 operating beds. These hospitals are located in four regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; and three markets within the State of Texas. IASIS also operates five ambulatory surgery centers and a Medicaid managed health plan in Phoenix called Health Choice that serves over 40,000 members.


     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and rely on assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The consolidated (as of and for the year ended September 30, 2000) and combined financial statements (as of and for all other periods presented) include all subsidiaries and entities under common control of the Company. Significant intercompany transactions have been eliminated. Investments in entities that the Company does not control, but in which it has a substantial ownership interest and can exercise significant influence, are accounted for using the equity method.

     The combined financial statements included herein as of September 30, 1999 and for the year ended September 30, 1999 (unaudited), the nine-month periods ended September 30, 1999 and 1998 (unaudited) and the year ended December 31, 1998 have been prepared on the historical cost basis of Paracelsus Healthcare Corporation ("Paracelsus") and, accordingly, may not be indicative of the financial position, results of operations and cash flows of the Company which might have occurred had it been an independent, stand-alone entity during all of the periods presented. The results of the nine months ended September 30, 1999 and 1998 (unaudited) may not be indicative of operating results for the full respective years.

  Unaudited Combined Financial Statements

     The combined statements of operations and the combined statements of cash flows for the year ended September 30, 1999 and the nine-month period ended September 30, 1998 (unaudited combined financial statements) have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions of Regulation S-X and are unaudited. In the opinion of the Company's management, the unaudited combined financial statements include all adjustments consisting of only normal recurring adjustments, necessary for a fair presentation of the results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from the unaudited combined financial statements. The unaudited combined financial statements should be read in conjunction with the audited financial statements appearing herein.

  Net Revenue

     The Company's healthcare facilities have entered into agreements with third-party payors, including government programs and managed care health plans, under which the facilities are paid based upon established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges.

     Net patient service revenue is reported at the estimated net realizable amounts from third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement

                          IASIS HEALTHCARE CORPORATION
agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and are adjusted, if necessary, in future periods when final settlements are determined.

     Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company's financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

     The Company provides care without charge to patients who are financially unable to pay for the healthcare services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenue.


     Health Choice Arizona, Inc. ("Health Choice" or the "Plan") is a prepaid Medicaid managed health plan that derives approximately 100% of its revenue through a contract with the Arizona Health Care Cost Containment System (AHCCCS) to provide specified health services through contracted providers to qualified Medicaid enrollees. Revenue generated under the AHCCCS contract with Health Choice represents approximately 11% of the net revenue of IASIS for the year ended September 30, 2000. The contract with AHCCCS commenced on October 1, 1997 for an initial term of one year and reserves to AHCCCS the option to extend the term of the contract from time to time through September 30, 2002. Under the current amendment, the contract has been extended through September 30, 2001.



     Capitation payments received by Health Choice are recognized as revenue in the month that members are entitled to health care services.


     Contractually, Health Choice is reimbursed by AHCCCS for healthcare costs that exceed stated amounts at a rate of 75 percent (85 percent for catastrophic cases) of qualified healthcare costs in excess of stated levels of $5,000 to $35,000, depending on the rate code assigned to the member. Qualified costs must be incurred during the contract year and are the lesser of the amount paid by the Plan or the AHCCCS fee schedule. Amounts are recognized under the contract with AHCCCS when healthcare costs exceed stated amounts as provided under the contract including estimates of such costs at the end of each accounting period.

  Cash and Cash Equivalents

     The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

  Accounts Receivable

     The Company receives payments for services rendered from Federal and state agencies (under the Medicare, Medicaid and TRICARE programs), managed care health plans, commercial insurance companies, employers and patients. During the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998, approximately 45%, 34% and 34%, respectively, of the Company's gross patient revenue related to patients participating in the Medicare and Medicaid programs. The Company recognizes that revenues and receivables from government agencies are significant to its operations, but does not believe that there are significant credit risks associated with these government agencies. The Company believes that concentration of credit risk from other payors is limited by the number of patients and payors.

                          IASIS HEALTHCARE CORPORATION

  Inventories

     Inventories, principally medical supplies and pharmaceuticals, are stated at the lower of cost (first-in, first-out) or market.

  Long-lived Assets

     (a) Property and Equipment

     Property and equipment are stated at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase capacities or extend useful lives are capitalized. Depreciation expense, including amortization of assets capitalized under capital leases, is computed using the straight-line method and was $32.8 million, $7.9 million and $9.6 million for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. Buildings and improvements are depreciated over estimated useful lives ranging generally from 10 to 40 years. Estimated useful lives of equipment vary generally from 3 to 10 years. Leaseholds are amortized on a straight-line basis over the lesser of the terms of the respective leases or their estimated useful levels.

     (b) Goodwill and Other Intangibles

     Goodwill and other intangibles consist primarily of costs in excess of the fair value of identifiable net assets of acquired entities and are amortized using the straight-line method, generally over periods ranging from 20 to 35 years for hospital acquisitions.

     At September 30, 2000 and 1999, goodwill and other intangibles are net of accumulated amortization of $17.8 million and $6.5 million, respectively.

     When events, circumstances and operating results indicate that the carrying values of certain long-lived assets and the related identifiable intangible assets might be impaired, the Company prepares projections of the undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the projections indicate that the recorded amounts are not expected to be recoverable, such amounts are reduced to estimated fair value. Fair value is estimated based upon internal evaluations of each asset that include quantitative analyses of net revenue and cash flows, reviews of recent sales of similar assets and market responses based upon discussions with and offers received from potential buyers.

     (c) Deferred Debt Financing Costs

     Debt financing costs are deferred and amortized over the term of related debt. Amounts reported as of September 30, 2000 are net of accumulated amortization of $3.4 million.

  Income Taxes

     For the periods prior to the recapitalization, Paracelsus filed consolidated federal and state income tax returns which included all of its eligible subsidiaries, including the Company. The provisions for income taxes in the accompanying statement of operations for periods prior to the recapitalization were completed on a separate return basis (i.e., assuming the Company had not been included in a consolidated income tax return with Paracelsus). All income tax payments for these periods were made by the Company through Paracelsus.

     The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

  Medical Claims Payable

     Monthly capitation payments made by Health Choice to primary care physicians and other health care providers are expensed in the month services are contracted to be performed. Claims expense for non-

                          IASIS HEALTHCARE CORPORATION
capitated arrangements is accrued as services are rendered by hospitals, physicians, and other health care providers during the year. The Plan's medical claims expense is approximately $69.1 million for the year ended September 30, 2000 and is included in other operating expenses in the accompanying consolidated and combined statements of operations.

     Medical claims payable related to Health Choice include claims received but not paid and an estimate of claims incurred but not reported. Incurred but not reported claims are estimated using a combination of historical claims payment data and current inpatient utilization trends based upon preauthorization logs.

     Contracts between Health Choice and primary care physicians contain incentives to encourage physicians to practice preventive health care. These incentives are estimated monthly and recorded in medical claims payable. Actual incentives are paid semi-annually.

  Due To Paracelsus

     Due to Paracelsus for periods prior to the recapitalization consists of expenses allocated from Paracelsus to the Company and the net excess of funds transferred to or paid on behalf of the Company, including the initial costs of the former Paracelsus hospitals, over funds transferred to the centralized cash management account at Paracelsus. Generally, this balance was increased by automatic cash transfers from the account to reimburse the Company's bank accounts for completed construction project additions, fees and services provided by Paracelsus, and other operating expenses such as payroll, interest, insurance, and income taxes. Generally, the balance was decreased through daily cash deposits from collections of accounts receivable by the Company to the account. Interest cost of Paracelsus was allocated to the Company in proportion to its outstanding amounts due to Paracelsus. Interest expense allocated to the Company related to the net balances due Paracelsus was approximately $7.3 million and $17.0 million for the nine months ended September 30, 1999 and for the year ended December 31, 1998, respectively.

  Allocated Management Fees

     Paracelsus incurred various corporate general and administrative expenses. These corporate overhead expenses were allocated to the Company for periods prior to the recapitalization based on net revenue. The amounts allocated by Paracelsus are not necessarily indicative of the actual costs that may have been incurred had the Company operated as an entity unaffiliated with Paracelsus.

  Stock Based Compensation

     The Company, from time to time, grants stock options for a fixed number of common shares to employees. The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, recognizes no compensation expense for the stock option grants when the exercise price of the options equals, or is greater than, the market value of the underlying stock on the date of grant.

  Fair Value of Financial Instruments

     Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated and combined financial statements at fair value because of the short-term maturity of these instruments. The fair value of the Company's long-term bank facility debt and capital lease obligations also approximate carrying value as they bear interest at current market rates. The estimated fair value of the Company's senior subordinated notes was approximately $223.1 million at September 30, 2000, compared to a carrying value of $230.0 million at that date. The estimated fair value of the senior subordinated notes at September 30, 2000 is based upon quoted market prices at that date.

                          IASIS HEALTHCARE CORPORATION

  Reclassifications

     Certain prior period amounts have been reclassified to conform to current period presentation. Such reclassifications had no material effect on the financial position and results of operations previously reported.

  Reversal of Excess Loss Contract Accrual

     During 1998, the Company recorded an unusual gain of approximately $7.5 million resulting from a settlement with a payor regarding a dispute over administration of a 1996 capitation agreement. The gain represents the excess of a related accrual over the settlement payment of $5.5 million.

  Recent Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes comprehensive accounting and reporting standards for derivative instruments and hedging activities that require a company to record the derivative instruments at fair value in the balance sheet. Furthermore, the derivative instrument must meet specific criteria or the change in its fair value is to be recognized in earnings in the period of change. To achieve hedge accounting treatment, the derivative instrument needs to be part of a well-documented hedging strategy that describes the exposure to be hedged, the objective of the hedge and a measurable definition of its effectiveness in hedging the exposure. In July 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133, which requires the adoption of SFAS No. 133 in fiscal years beginning after June 15, 2000. Adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial statements.

2. RECAPITALIZATION AND ACQUISITION TRANSACTIONS

  Recapitalization


     Effective October 8, 1999, Paracelsus and unrelated third parties recapitalized five acute care hospitals in the Salt Lake City, Utah market ("Paracelsus Utah Facilities") owned by a subsidiary of Paracelsus, valued at $287.0 million, net of a working capital adjustment of $1.0 million. The recapitalization transaction resulted in Paracelsus retaining 840,000 shares of common stock representing a minority interest at an implied value of $8.0 million in the preexisting Paracelsus subsidiary ("HoldCo") that owned the Paracelsus Utah Facilities. Subsequent to the recapitalization, HoldCo changed its name to IASIS Healthcare Corporation and changed its fiscal year end to September 30.



     As part of the recapitalization, JLL Healthcare, LLC, one of IASIS' current principals, and certain other of the Company's stockholders purchased 13,124,996 shares of IASIS' common stock from Paracelsus for $125.0 million, and IASIS repurchased $155.0 million of its common stock from Paracelsus which is being held as treasury stock as of September 30, 2000. IASIS' $155.0 million purchase of its own stock was financed with a $160.0 million credit facility which was subsequently repaid concurrent with the Company's issuance of preferred stock, offering of senior subordinated notes and borrowing under a bank credit facility. Legal, accounting and other related costs of approximately $3.5 million associated with the recapitalization have been expensed.


     Prior to the recapitalization, all equity accounts of the Company were combined and reported as Stockholder's Deficit of Former Parent Company due to the Company's status as a combination of subsidiaries of Paracelsus Healthcare Corporation.

  The Tenet Acquisition

     Effective October 15, 1999, IASIS acquired ten acute care hospitals and other related facilities and assets ("Tenet hospitals") from Tenet Healthcare Corporation ("Tenet") for approximately $431.8 million

                          IASIS HEALTHCARE CORPORATION
in cash and assumption of approximately $41.2 million in liabilities. The Company did not acquire accounts receivable from Tenet but financed the related growth in working capital with proceeds from its borrowings under its bank facilities and other sources of capital.

  Management Company Acquisition

     Concurrent with the acquisition of the Tenet hospitals, a management company, originally formed by certain members of the Company's management to acquire and operate hospitals and related businesses, was merged with and into a wholly-owned subsidiary of IASIS, with IASIS' subsidiary as the surviving entity. In the merger, stockholders of the management company received shares of IASIS common stock and preferred stock with a total value of approximately $9.5 million.

  Other Information

     The following table summarizes the allocation of the aggregate purchase price of the acquisitions (in thousands):

                                                                      MANAGEMENT
                                                    TENET HOSPITALS    COMPANY      TOTAL
                                                    ---------------   ----------   --------
Purchase price, including direct costs of
  acquisition.....................................     $436,918         $9,460     $446,378
Identifiable assets acquired......................      220,850            289      221,139
Liabilities assumed...............................      (41,203)          (150)     (41,353)
                                                       --------         ------     --------
Identifiable net assets acquired..................      179,647            139      179,786
                                                       --------         ------     --------
Goodwill..........................................     $257,271         $9,321     $266,592
                                                       ========         ======     ========

     Direct costs of acquisitions of approximately $5.1 million were capitalized as a component of the purchase price and primarily consist of legal fees, professional and accounting fees and other costs related to the transactions.

     The acquisition of the Tenet hospitals and the management company were accounted for using the purchase method of accounting. The operating results of the acquired companies have been included in the accompanying consolidated and combined statements of operations from the October 15, 1999 date of acquisition.

     In connection with the recapitalization and the acquisitions, IASIS assumed the Medicare provider numbers of the prior owners but did not assume any pre-closing liability or obligation due to payors including private insurers and government payors such as the Medicare and Medicaid programs. IASIS also did not assume any cost report reimbursements, settlements, repayments, or fines, if any, to the extent they relate to periods prior to the respective closing dates of such transactions. The agreements with Tenet and Paracelsus include customary indemnifications and hold harmless provisions for any damages incurred by the Company related to these types of excluded liabilities.

     During fiscal 2000, the Company was a party to a transition services agreement with Paracelsus under which Paracelsus agreed to provide specified services to the Company, including data processing services and systems technology services, at the service provider's cost plus 2%. For the year ended September 30, 2000, the Company paid approximately $290,000 to Paracelsus pursuant to this agreement. This agreement was terminated in April 2000.

     Pursuant to the terms and conditions of a stockholders' agreement among the Company, JLL Healthcare, LLC, and certain other stockholders, the Company has agreed to pay certain administrative fees and expenses incurred by JLL Healthcare, LLC, during the term of the stockholders agreement. During the year ended September 30, 2000, the Company paid JLL Healthcare, LLC approximately $1.4 million for its administrative fees and expenses, including approximately $1.3 million of expenses relating to the recapitalization, acquisition and merger transactions.

                          IASIS HEALTHCARE CORPORATION

  Pro Forma Results

     The following represents the unaudited pro forma results of consolidated operations as if the acquisitions of the Tenet hospitals and the management company had occurred as of the beginning of the respective period, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired and changes in net interest expense resulting from changes in consolidated debt (in thousands):


                                       NINE MONTHS ENDED        YEAR ENDED           YEAR ENDED
                                       SEPTEMBER 30, 1999   SEPTEMBER 30, 1999   SEPTEMBER 30, 2000
                                       ------------------   ------------------   ------------------
Net revenue..........................       $579,966             $763,868           $   838,017
Net earnings (loss)..................             23               (2,944)              (19,499)
Net loss per common share............             --                   --           $     (3.19)
Weighted average number of common
  shares.............................             --                   --            14,077,192



     The pro forma information given above does not purport to be indicative of what actually would have occurred if the acquisitions had occurred as of the date assumed and is not intended to be a projection of the impact on future results or trends. Earnings per common share is not shown for any period other than the year ended September 30, 2000 as such periods represent combined financial statements for entities under common control. Net loss per common share for the year ended September 30, 2000 includes preferred stock dividends and accretion of approximately $25.4 million.


3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consist of the following (in thousands):

                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1999      2000
                                                              ------   --------
Bank facilities.............................................  $   --   $326,668
Senior subordinated notes...................................      --    230,000
Capital lease obligations (see Note 9)......................   1,499        986
                                                              ------   --------
                                                               1,499    557,654
Less current maturities.....................................     701      9,883
                                                              ------   --------
                                                              $  798   $547,771
                                                              ======   ========

  Bank Facilities

     Under a credit facility dated October 15, 1999, a syndicate of lenders made a total of $455.0 million available to the Company in the form of an $80.0 million Tranche A term loan, a $250.0 million Tranche B term loan and a $125.0 million revolving credit facility (collectively, the "Bank Facilities").

     As of September 30, 2000, amounts outstanding under the Tranche A and Tranche B term loans were $78.3 million and $248.3 million, respectively. The proceeds from the Tranche A and Tranche B term loans together with proceeds from the offering of the senior subordinated notes and the issuance of preferred stock were used for the following purposes:

     - repay in its entirety a $200.0 million credit facility of which approximately $160.0 million was outstanding in connection with the recapitalization transaction,

     - finance a portion of the acquisition of the Tenet hospitals,

                          IASIS HEALTHCARE CORPORATION

     - fund an opening cash balance required for working capital, and

     - pay related fees and expenses associated with the recapitalization and acquisition transactions.

     The $125.0 million revolving credit facility is available for working capital and other general corporate purposes, and any outstanding amounts will be due and payable on September 30, 2004. At September 30, 2000, no amounts were drawn under the revolving credit facility and the Company had issued approximately $25.2 million in letters of credit, resulting in remaining availability under the revolving credit facility of approximately $99.8 million. The revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued by the Company.

     The Tranche A term loan matures on September 30, 2004. The Tranche B term loan matures on September 30, 2006. Repayments under the term loans are due in quarterly installments. There are no substantial required repayments of the Tranche B term loan until September 30, 2005. In addition, the loans under the Bank Facilities are subject to mandatory prepayment under specific circumstances, including from a portion of excess cash flow and the net proceeds of specified casualty events, asset sales and debt issuances, each subject to various exceptions. The loans under the Bank Facilities bear interest at variable rates at fixed margins above either Morgan Guaranty Trust Company of New York's alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate on the Bank Facilities was approximately 10.5% at September 30, 2000. The Company also pays a commitment fee equal to 0.5% of the average daily amount available under the revolving credit facility.

     The Bank Facilities require that the Company comply with various financial ratios and tests and contains covenants limiting the Company's ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The Bank Facilities are guaranteed by the Company's subsidiaries. These guaranties are secured by a pledge of substantially all of the subsidiaries' assets. Substantially all of the Company's outstanding common stock is pledged for the benefit of the Company's lenders as security for the Company's obligations under the Bank Facilities.

  Senior Subordinated Notes

     On October 13, 1999, the Company issued $230.0 million in senior subordinated notes maturing on October 15, 2009 and bearing interest at 13% per annum. On May 25, 2000, the Company exchanged all of its outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended (the "Notes"). Terms and conditions of the exchange offer were as set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission that became effective on April 17, 2000. The Notes are unsecured obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. Interest on the Notes is payable semi-annually.

     If a change of control occurs, as defined in the indenture, each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder's Notes pursuant to the terms of the indenture. Except as described above with respect to a change of control, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     The Notes are guaranteed jointly and severally by all of the Company's subsidiaries ("Subsidiary Guarantors"). The Company is a holding company with no independent assets nor operations apart from its ownership of the Subsidiary Guarantors. At September 30, 2000, all of the Subsidiary Guarantors were wholly owned and fully and unconditionally guaranteed the Notes.

     The indenture for the Notes contains certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and the ability to merge or consolidate.

                          IASIS HEALTHCARE CORPORATION

     Maturities of long-term debt and capital lease obligations at September 30, 2000 are as follows (in thousands):

2001........................................................  $  9,883
2002........................................................    17,599
2003........................................................    25,088
2004........................................................    37,555
2005........................................................   180,029
Thereafter..................................................   287,500
                                                              --------
                                                              $557,654
                                                              ========

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Land........................................................  $ 15,200   $ 29,371
Buildings and improvements..................................   112,694    213,034
Equipment...................................................    65,525    199,073
                                                              --------   --------
                                                               193,419    441,478
Less allowances for depreciation and amortization...........   (67,416)   (99,491)
                                                              --------   --------
                                                               126,003    341,987
Construction-in-progress (estimated cost to complete at
  September 30, 2000 -- $7,715).............................    10,924     19,306
                                                              --------   --------
                                                              $136,927   $361,293
                                                              ========   ========

     Assets leased under capital leases were $1.4 million and $1.6 million, net of accumulated amortization of approximately $900,000 and $800,000 at September 30, 2000 and 1999, respectively.

5. PREFERRED STOCK

     Concurrent with the acquisition of the Tenet hospitals, the Company issued 160,000 shares of Series A preferred stock for proceeds, net of issuance costs, of $158.6 million. In connection with the merger with the management company, the Company issued 5,311 shares of Series B preferred stock valued at an aggregate of approximately $5.3 million, net of issuance costs. Issuance costs of approximately $1.4 million and $46,000 were recorded against the aggregate preference value of the Series A and Series B preferred stock, respectively, and will be accreted over 11 years and 21 years, respectively. Accretion for the year ended September 30, 2000 was approximately $54,000. The Series A preferred stock and the Series B preferred stock (collectively referred to as preferred stock) are identical in all respects, except as provided below. The Series A preferred stock is mandatorily redeemable on October 15, 2010 and the Series B preferred stock is mandatorily redeemable on October 15, 2020, in each case, for $1,000 per share plus all accrued and unpaid dividends to the redemption date or as soon thereafter as will not be prohibited by then-existing debt agreements. The preferred stock has a liquidation preference over the common stock equal to the redemption price of $1,000 per share plus all accrued and unpaid dividends.

     Dividends on the preferred stock are payable when, as and if declared by the board of directors and will accrue at the rate of 16.0% per annum from their date of issuance. No dividends or distributions may be made on the common stock unless and until all accrued and unpaid dividends are first paid to the holders of the preferred stock.

                          IASIS HEALTHCARE CORPORATION

     Without the consent of the holders of a majority of the outstanding preferred stock, the Company may not enter into any merger, consolidation or other business combination unless and until the preferred stock is repurchased for an amount equal to $1,000 per share plus all accrued and unpaid dividends thereon. Except as required by law or as described above, the holders of the preferred stock are not entitled to vote on any matter submitted to a vote of the stockholders. The redemption of, and payment of cash dividends on, the preferred stock is restricted by the terms of the Bank Facilities and the Notes indenture.


     On October 26, 2000, all shares of the Company's mandatorily redeemable Series A and Series B preferred stock were converted into shares of the Company's common stock on the basis of ten common shares for each preferred share. The conversion will be recorded in the first quarter of fiscal 2001 and will increase the Company's stockholders' equity by approximately $189.3 million.


6. STOCK OPTIONS


     On May 1, 2000, the Company's Board of Directors, subject to stockholder approval, approved the IASIS Healthcare Corporation 2000 Stock Option Plan ("2000 Stock Option Plan") to afford an incentive to selected directors, officers, employees and consultants of the Company through the grant of stock options. The maximum number of shares of common stock reserved for the grant of stock options under the 2000 Stock Option Plan is 7,208,940, subject to adjustment as provided for in the 2000 Stock Option Plan. The number of options to be granted and the exercise price per share of common stock purchasable upon exercise of an option will be determined by a committee of the Board of Directors, subject to stockholder approval. In the case of an incentive stock option, the exercise price will not be less than the fair market value of a share of common stock on the date of its grant. As a condition to the exercise of an option, the optionee shall agree to be bound by the terms and conditions of a stockholders' agreement among the Company, JLL Healthcare, LLC, and certain other stockholders, including restrictions on transferability contained therein. As of September 30, 2000, 5,399,821 options had been granted under the 2000 Stock Option Plan. The options become exercisable in part on the date of grant or over a period not to exceed seven years after the date of grant, subject to earlier vesting provisions as provided for in the 2000 Stock Option Plan. All options granted under the 2000 Stock Option Plan expire no later than 10 years from the respective date of grant. At September 30, 2000, there were 1,809,119 options available for grant.


     Information regarding the Company's stock option activity for fiscal 2000 is summarized below:


                                                                                    WEIGHTED
                                                                 OPTION PRICE       AVERAGE
                                                 STOCK OPTIONS     PER SHARE     EXERCISE PRICE
                                                 -------------   -------------   --------------
Balances, September 30, 1999...................           --     $          --       $   --
  Granted......................................    5,399,821     $9.52 - 40.00       $24.13
  Exercised....................................        3,675     $        9.52       $ 9.52
  Cancelled....................................           --     $          --       $   --
                                                  ----------
Balances, September 30, 2000...................    5,396,146
                                                  ==========


     At September 30, 1999, the Company had no stock options outstanding. All previously outstanding stock options were cancelled in connection with the recapitalization and acquisition of the management company.

                          IASIS HEALTHCARE CORPORATION

     The following table summarizes information regarding the options outstanding at September 30, 2000:


                                          OPTIONS OUTSTANDING
                                      ----------------------------
                                          NUMBER                        WEIGHTED-          OPTIONS
                                      OUTSTANDING AT    REMAINING      AVERAGE FAIR     EXERCISABLE AT
                                      SEPTEMBER 30,    CONTRACTUAL   VALUE OF OPTIONS   SEPTEMBER 30,
EXERCISE PRICE                             2000           LIFE           GRANTED             2000
--------------                        --------------   -----------   ----------------   --------------
$9.52...............................    1,805,535           9             $2.54            218,504
$24.76..............................    2,004,031           9             $  --            181,861
$40.................................    1,586,580           9             $  --            143,885
                                        ---------                                          -------
                                        5,396,146                                          544,250
                                        =========                                          =======


     If the Company had measured compensation cost for the stock options granted during the year ended September 30, 2000 under the fair value based method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the net loss for the year ended September 30, 2000 would have changed to the pro forma amount set forth below (in thousands):

                                                              AS REPORTED   PRO FORMA
                                                              -----------   ---------
Net Loss....................................................   $(14,703)    $(15,145)

     The fair values of options granted used to compute pro forma net loss disclosures were estimated on the date of grant using a minimum value option-pricing model based on the following assumptions:

                                                                2000
                                                            -------------
Risk-free interest rate...................................  5.75% - 6.63%
                                                               2 1/2 to 5
Expected life.............................................          years
Expected dividend yield...................................           0.0%

     The effect of applying SFAS No. 123 for providing pro forma disclosure is not likely to be representative of the effect on reported net income for future years.

7. INCOME TAXES

     Income tax expense for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998 on income from continuing operations consists of the following (in thousands):

                                                             1998      1999      2000
                                                            -------   -------   -------
Current:
  Federal.................................................  $    --   $    --   $ 3,299
  State...................................................       --        --       366
Deferred:
  Federal.................................................       --        --    (1,530)
  State...................................................       --        --        84
                                                            -------   -------   -------
                                                            $    --   $    --   $ 2,219
                                                            =======   =======   =======

                          IASIS HEALTHCARE CORPORATION

     A reconciliation of the federal statutory rate to the effective income tax rate for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998 follows (in thousands):

                                                               1998     1999     2000
                                                              -------   -----   ------
Federal statutory rate......................................  $ 1,218   $ 367   $ (659)
State income taxes, net of federal income tax benefit.......       --      --      293
Non-deductible goodwill amortization........................      722     542      410
Unbenefitted affiliate loss.................................      696      --       --
Other non-deductible expenses...............................       20      27      209
Change in valuation allowance charged to tax provision......   (2,604)   (929)   1,727
Other items, net............................................      (52)     (7)     239
                                                              -------   -----   ------
Provision for income taxes..................................  $    --   $  --   $2,219
                                                              =======   =====   ======

     A summary of the items comprising the deferred tax assets and liabilities at September 30 follows (in thousands):

                                                           1999                     2000
                                                  ----------------------   ----------------------
                                                   ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                  --------   -----------   --------   -----------
Depreciation and fixed asset basis
  differences...................................  $     --       $41       $     --     $10,976
Amortization and intangible asset basis
  differences...................................     5,745        --         44,749          --
Allowance for doubtful accounts.................     3,811        --          8,624          --
Accrued expenses and other long-term
  liabilities...................................       984        --          9,747          --
Deductible carryforwards and credits............     9,265        --          2,597          --
Discontinued operations.........................        --        --          2,913          --
Valuation allowance.............................   (19,764)       --        (54,472)         --
                                                  --------       ---       --------     -------
          Total.................................  $     41       $41       $ 14,158     $10,976
                                                  ========       ===       ========     =======

     Net deferred income tax assets totaled $3,182,000 at September 30, 2000 with $1,146,000 included in other current assets and $2,036,000 included in other assets. Current and non-current deferred tax assets were both $0 at September 30, 1999.

     At September 30, 2000, federal net operating loss carryforwards (expiring
2019) are available to offset future taxable income of approximately $1.8 million. Utilization of the federal net operating loss carryforward in any one year is limited to approximately $500,000. Future utilization of the federal net operating loss will result in a reduction of intangible assets. In addition, the Company has $1.9 million of deferred tax assets related to the Tenet acquisition whose future realization will result in a reduction of intangible assets.

     At September 30, 2000, minimum tax credit carryforwards of approximately $1.1 million are available to offset future federal regular income tax liability, to the extent that exceeds future federal alternative minimum tax liability.

     At September 30, 2000, state net operating loss carryforwards (expiring in 2020) are available to offset future taxable income of approximately $19.0 million in various states. Net deferred tax assets related to such carryforwards are approximately $900,000.

     The Company maintains a valuation allowance for deferred tax assets it believes will not be realized. The valuation allowance increased $34.7 million during the year ended September 30, 2000 primarily as a result of recapitalization and purchase accounting adjustments.

                          IASIS HEALTHCARE CORPORATION

8. CONTINGENCIES

  Net Revenue

     Final determination of amounts earned under the Medicare and Medicaid programs often occurs in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. In the opinion of management, adequate provision has been made for adjustments that may result from such routine audits and appeals.

  Professional, General and Workers Compensation Liability Risks

     The Company is subject to claims and legal actions in the ordinary course of business, including claims relating to patient treatment. To cover these types of claims, the Company maintains general liability and professional liability insurance in excess of self-insured retentions through a commercial insurance carrier in amounts that the Company believes to be sufficient for its operations, although, potentially, some claims may exceed the scope of coverage in effect. The Company has expensed the full self-insured retention exposure for general liability and professional liability claims. The Company is currently not a party to any such proceedings that, in the Company's opinion, would have a material adverse effect on the Company's business, financial condition or results of operations.

     Prior to the recapitalization, Paracelsus assumed the liability for all professional and general liability claims. Accordingly, at September 30, 1999, no reserve for general and professional liability risks was recorded in the accompanying combined balance sheet. The cost of general and professional liability coverage was allocated by Paracelsus to the Company based on actuarially determined estimates. The net cost (income) allocated to the Company for the nine months ended September 30, 1999 and for the year ended December 31, 1998, was approximately $1.3 million and $(45,000), respectively, net of adjustments allocated for a change in estimate in accordance with actuarial evaluations of approximately $0 and $1.2 million, respectively.

     The Company is subject to claims and legal actions in the ordinary course of business relative to workers compensation and other labor and employment matters. To cover these types of claims, the Company maintains workers compensation insurance coverage, with a self-insured retention. The Company accrues costs of workers compensation claims based upon estimates derived from its claims experience.

     Prior to the recapitalization, the Company participated in Paracelsus' self-insured program for workers compensation and health insurance. The cost of workers compensation coverage was allocated by Paracelsus to the Company based on actuarially determined estimates. The cost of health insurance was allocated by Paracelsus to the Company based upon claims paid on behalf of the Company and an estimate of the total cost of unpaid claims in accordance with an average lag time and past experience. The cost allocated to the Company for the self-insured workers compensation and health insurance programs for the nine months ended September 30, 1999 and for the year ended December 31, 1998, was approximately $3.2 million and $4.5 million, respectively.

  General Liability Claims

     The Company is currently, and from time to time expects to be, subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians' staff privileges. Plaintiffs in these matters may request punitive or other damages that may not be covered by insurance. The Company is not aware that it is currently a party to any such proceeding which, in management's opinion, if adversely decided, would have a material effect on the Company's results of operations or financial position.

  Health Choice

     Health Choice has entered into a capitated contract whereby the Plan provides healthcare services in exchange for fixed periodic and supplemental payments from AHCCCS. These services are provided

                          IASIS HEALTHCARE CORPORATION
regardless of the actual costs incurred to provide these services. The Company receives reinsurance and other supplemental payments from AHCCCS to cover certain costs of healthcare services that exceed certain thresholds. The Company believes the capitated payments, together with reinsurance and other supplemental payments, are sufficient to pay for the services Health Choice is obligated to deliver. The Company has provided performance guaranties in the form of a surety bond in the amount of $9.4 million and a letter of credit in the amount of $1.6 million for the benefit of AHCCCS to support its obligations under the contract to provide and pay for the healthcare services.

  Tax Sharing Agreement

     The Company and some of its subsidiaries are included in JLL Healthcare, LLC's consolidated group for U.S. Federal income tax purposes as well as in some consolidated, combined or unitary groups which include JLL Healthcare, LLC for state, local and foreign income tax purposes. The Company and JLL Healthcare, LLC have entered into a tax sharing agreement in connection with the recapitalization. The tax sharing agreement requires the Company to make payments to JLL Healthcare, LLC such that, with respect to tax returns for any taxable period in which the Company or any of its subsidiaries is included in JLL Healthcare, LLC's consolidated group or any combined group, including JLL Healthcare, LLC, the amount of taxes to be paid by the Company will be determined, subject to some adjustments, as if the Company and each of its subsidiaries included in JLL Healthcare, LLC's consolidated group or a combined group including JLL Healthcare, LLC filed their own consolidated, combined or unitary tax return.

     Each member of a consolidated group for U.S. Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between the Company and JLL Healthcare, LLC, for any period in which the Company were included in JLL Healthcare, LLC's consolidated group, the Company could be liable in the event that any Federal tax liability was incurred, but not discharged, by any other member of JLL Healthcare, LLC's consolidated group.

  Other

     In connection with the acquisition of the Tenet hospitals, the Company agreed to use its best efforts to cause Tenet to be released from its obligations under certain contractual obligations that the Company assumed in the Tenet acquisition. If the Company is unable to cause Tenet to be released from its obligations, in 2002 the Company may be required to make a cash payment to Tenet of up to $4.0 million and increase a letter of credit the Company has currently provided to Tenet by $5.0 million.

9. LEASES

     The Company leases various buildings, office space and equipment under capital and operating lease agreements. The leases expire at various times and have various renewal options. Operating lease rental expense relating primarily to the rental of buildings and equipment for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998 approximated $31.8 million, $8.1 million and $11.2 million, respectively.

                          IASIS HEALTHCARE CORPORATION

     Future minimum payments at September 30, 2000, by fiscal year and in the aggregate, under capital leases and noncancellable operating leases, net of sublease income, with initial terms of one year or more consist of the following (in thousands):

                                                                               OPERATING
                                                              CAPITAL LEASES    LEASES
                                                              --------------   ---------
2001........................................................      $  792       $ 27,190
2002........................................................         115         27,354
2003........................................................          88         26,792
2004........................................................          55         26,101
2005........................................................          29         25,622
Thereafter..................................................          --         86,848
                                                                  ------       --------
Total minimum lease payments................................       1,079       $219,907
                                                                               ========
Amount representing interest (at rates ranging from 6.75% to
  11.10%)...................................................         (93)
                                                                  ------
Present value of net minimum lease payments (including $715
  classified as current)....................................      $  986
                                                                  ======

     Aggregate future minimum rentals to be received under noncancelable subleases as of September 30, 2000 were approximately $6.6 million.

     The Company leases its corporate headquarters in Franklin, Tennessee from a lessor in which one of the Company's directors owns an indirect interest. The term of the lease with respect to approximately 89% of the leased space commenced on May 1, 2000 and terminates on July 31, 2005, and the term of the lease with respect to the remaining approximately 11% of leased space commenced on October 15, 2000 and terminates on October 31, 2003. The Company has the option to renew the lease for two additional periods of five years each, subject to an increase in base rent. For the year ended September 30, 2000, the Company paid the lessor approximately $93,000.

10. DISCONTINUED OPERATIONS

     During the fourth quarter of fiscal 2000, IASIS implemented plans to sell its physician practice operations businesses and close related practice support offices during fiscal 2001, resulting in an estimated loss on sale and closure of $7.4 million in the year ended September 30, 2000. The estimated loss on sale and closure and operating results of the physician practice operations businesses are reflected as discontinued operations in the accompanying consolidated and combined statements of operations. IASIS estimated losses of approximately $900,000 from the physician practice operations businesses from the date IASIS committed itself to the sale and closure through the projected sale and closure dates in fiscal 2001. The remainder of the estimated loss on sale and closure consists primarily of lease termination costs and physician contract termination costs. The estimated loss on sale and closure includes approximately $3.2 million of costs expected to be paid subsequent to fiscal 2001 which are recorded within other long term liabilities in the accompanying consolidated and combined balance sheets.

     Net revenue for the physician practice operations was approximately $11.7 million, $3.6 million and $4.8 million for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998.

11. RETIREMENT PLANS

     Substantially all employees who are employed by the Company or its subsidiaries, upon qualification, are eligible to participate in a defined contribution 401(k) plan (the "Plan"). Employees who elect to participate generally make contributions from 1% to 20% of their eligible compensation, and the Company matches, at its discretion, such contributions up to a maximum percentage. Generally, employees immediately vest 100% in their own contributions and vest in the employer portion of contributions in a

                          IASIS HEALTHCARE CORPORATION
period not to exceed five years. Company contributions to the Plan were approximately $3.3 million for the year ended September 30, 2000.

     Prior to the recapitalization, the Company participated in Paracelsus' defined contribution 401(k) Retirement Plan (the "Paracelsus Plan"). The Paracelsus Plan covered substantially all employees of the Company. Participants could contribute up to 15% of pretax compensation. Paracelsus matched on behalf of the Company $0.25 for each dollar of employee contributions up to 6% of the employee's gross salary and could make additional discretionary contributions. The employees immediately vested 100% in their own contributions and vesting in the employer portion of contributions occurred gradually after seven years to 100%. The cost allocated to the Company for contributions to the Paracelsus Plan made by Paracelsus on behalf of the Company for the nine months ended September 30, 1999 and for the year ended December 31, 1998 was approximately $281,000 and $417,000, respectively.

12. SEGMENT AND GEOGRAPHIC INFORMATION


     The Company's acute care hospitals and related health care businesses are similar in their activities and the economic environments in which they operate (i.e., urban markets). Accordingly, the Company's reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) its Medicaid managed health plan, Health Choice and a related entity (collectively referred to as Health Choice). Prior to the acquisition of the Tenet hospitals, including Health Choice, management had determined that the Company did not have separately reportable segments as defined under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. The following is a financial summary by business segment for the periods indicated (EBITDA is defined as earnings from continuing operations before interest expense, minority interests, income taxes, recapitalization costs, and depreciation and amortization):



                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED        YEAR ENDED
                                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                          1998           1999            2000
                                                      ------------   -------------   -------------
                                                                     (IN THOUSANDS)
ACUTE CARE SERVICE:
Net patient revenue.................................    $178,309       $137,397        $732,814
Revenue between segments............................          --             --          (7,073)
                                                        --------       --------        --------
Net revenue.........................................     178,309        137,397         725,741
Salaries and benefits...............................      63,158         47,169         281,006
Supplies............................................      24,530         19,643         123,023
Other operating expenses(1).........................      45,903         42,230         152,850
Provision for bad debts.............................      11,822          9,934          60,579
                                                        --------       --------        --------
EBITDA..............................................      32,896         18,421         108,283
Interest expense, net...............................      17,088          7,304          62,214
Depreciation and amortization.......................      11,770          9,620          47,406
                                                        --------       --------        --------
Earnings (loss) from continuing operations before
  minority interests and income taxes(1)............    $  4,038       $  1,497        $ (1,337)
                                                        ========       ========        ========
Segment assets......................................    $215,223       $211,934        $870,501
                                                        ========       ========        ========
Capital expenditures................................    $  6,427       $ 13,476        $ 53,670
                                                        ========       ========        ========
Earnings (loss) from continuing operations before
  minority interests and income taxes(1)............    $  4,038       $  1,497        $ (1,337)
Recapitalization costs..............................          --             --           3,478
Minority interests..................................          68           (140)             74
                                                        --------       --------        --------
Earnings (loss) from continuing operations before
  income taxes......................................    $  3,970       $  1,637        $ (4,889)
                                                        ========       ========        ========

                          IASIS HEALTHCARE CORPORATION

                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED        YEAR ENDED
                                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                          1998           1999            2000
                                                      ------------   -------------   -------------
                                                                     (IN THOUSANDS)
HEALTH CHOICE:
Net patient revenue.................................    $     --       $     --        $     --
Capitation payments.................................          --             --          89,422
Revenue between segments............................          --             --              --
                                                        --------       --------        --------
Net revenue.........................................          --             --          89,422
Salaries and benefits...............................          --             --           4,445
Supplies............................................          --             --             353
Other operating expenses(1).........................          --             --          81,326
Provision for bad debts.............................          --             --              --
                                                        --------       --------        --------
EBITDA..............................................          --             --           3,298
Interest expense, net...............................          --             --             138
Depreciation and amortization.......................          --             --             153
                                                        --------       --------        --------
Earnings from continuing operations before minority
  interests and income taxes(1).....................    $     --       $     --        $  3,007
                                                        ========       ========        ========
Segment assets......................................    $     --       $     --        $  2,695
                                                        ========       ========        ========
Capital expenditures................................    $     --       $     --        $     22
                                                        ========       ========        ========
Earnings from continuing operations before minority
  interests and income taxes(1).....................    $     --       $     --        $  3,007
Recapitalization costs..............................          --             --              --
Minority interests..................................          --             --              --
                                                        --------       --------        --------
Earnings from continuing operations before income
  taxes.............................................    $     --       $     --        $  3,007
                                                        ========       ========        ========


---------------

(1) Amounts exclude recapitalization costs.

                          IASIS HEALTHCARE CORPORATION

13. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES AND ALLOWANCES FOR DOUBTFUL ACCOUNTS

     A summary of other accrued expenses and other current liabilities at September 30 follows (in thousands):

                                                               1999     2000
                                                              ------   -------
Health insurance payable....................................  $   --   $ 4,280
Federal income taxes payable................................      --     4,159
Taxes other than income.....................................      --     7,769
Other.......................................................   3,102     4,531
                                                              ------   -------
                                                              $3,102   $20,739
                                                              ======   =======

     A summary of activity in the Company's allowances for doubtful accounts follows (in thousands):

                                                             PROVISION     ACCOUNTS
                                                                FOR      WRITTEN OFF,
                                                 BEGINNING   DOUBTFUL       NET OF       ENDING
                                                  BALANCE    ACCOUNTS     RECOVERIES    BALANCE
                                                 ---------   ---------   ------------   --------
Allowance for doubtful accounts:
  Year-ended December 31, 1998.................   $20,368     $11,822      $(19,553)    $12,637
  Nine months ended September 30, 1999.........    12,637       9,934       (11,721)     10,850
  Year-ended September 30, 2000................    10,850      60,579       (40,026)     31,403

     The operating results of the Tenet hospitals from the October 15, 1999 date of acquisition accounted for approximately $45.8 million of the provision for doubtful accounts and approximately $22.3 million of accounts written off, net of recoveries, for the year-ended September 30, 2000.


14. LOSS PER COMMON SHARE



     Loss per common share is based on the weighted average number of common shares outstanding. Outstanding options to purchase 544,268 shares have not been included in the computation of loss per common share because the effect would be anti-dilutive. Loss from continuing operations per common share and net loss per common share include preferred stock dividends and accretion of $25,402. Earnings per common share is not shown for any period other than the year ended September 30, 2000 as such periods represent combined financial statements for entities under common control.



15. SUBSEQUENT EVENT



     On February 6, 2001, the Company declared a 10.5-for-one stock split of the outstanding common stock and common stock options and approved an increase in authorized shares of common stock to be effective prior to the effectiveness of a registration statement for an initial public offering of the Company's common stock. All common share and per share data and authorized common shares included in the accompanying consolidated and combined financial statements and footnotes thereto have been restated to reflect these events.

                          IASIS HEALTHCARE CORPORATION

                   CONDENSED AND CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  2000             2000
                                                              -------------   --------------
                                                               (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS, EXCEPT
                                                                     PER SHARE DATA)
                                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $      --       $      --
  Accounts receivable, net of allowance for doubtful
    accounts of $30,032 and $31,403, respectively...........      165,949         146,744
  Inventories...............................................       20,110          19,874
  Current deferred tax assets...............................        1,146           1,146
  Prepaid expenses and other current assets.................       15,041          13,181
                                                                ---------       ---------
         Total current assets...............................      202,246         180,945
Property and equipment, net.................................      361,059         361,293
Goodwill and other intangibles, net.........................      300,334         302,380
Deferred debt financing costs, net..........................       22,555          23,472
Deferred tax assets.........................................        2,036           2,036
Other assets................................................        3,719           3,713
                                                                ---------       ---------
         Total assets.......................................    $ 891,949       $ 873,839
                                                                =========       =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  47,265       $  31,707
  Salaries and benefits payable.............................       15,328          13,040
  Accrued interest payable..................................       12,738          20,020
  Medical claims payable....................................       16,993          16,530
  Other accrued expenses and other current liabilities......       15,321          20,739
  Current portion of accrued loss on discontinued
    operations..............................................        2,974           4,008
  Current maturities of long-term debt and capital lease
    obligations.............................................       12,457           9,883
                                                                ---------       ---------
         Total current liabilities..........................      123,076         115,927
Long-term debt and capital lease obligations................      560,322         547,771
Other long-term liabilities.................................       13,920          13,372
Minority interest...........................................        2,075           2,060
Mandatorily redeemable Series A preferred stock -- $0.01 par value, authorized 500,000 shares; no shares issued and
  outstanding at December 31, 2000 and 160,000 shares at
  September 30, 2000........................................           --         183,199
Mandatorily redeemable Series B preferred stock -- $0.01 par value, authorized 50,000 shares; no shares issued and
  outstanding at December 31, 2000 and 5,311 shares at
  September 30, 2000........................................           --           6,079
                                                                ---------       ---------
         Total liabilities..................................      699,393         868,408
Stockholders' equity:
  Common stock -- $0.01 par value, authorized 100,000,000
    shares; 31,932,016 shares and 14,404,288 shares issued
    and outstanding at December 31, 2000 and September 30,
    2000, respectively......................................          319             144
  Additional paid-in capital................................      450,215         259,654
  Treasury stock, at cost, 16,277,625 shares at December 31,
    2000 and September 30, 2000.............................     (155,025)       (155,025)
  Accumulated deficit.......................................     (102,953)        (99,342)
                                                                ---------       ---------
         Total stockholders' equity.........................      192,556           5,431
                                                                ---------       ---------
         Total liabilities and stockholders' equity.........    $ 891,949       $ 873,839
                                                                =========       =========


   See accompanying notes to condensed and consolidated financial statements.

                          IASIS HEALTHCARE CORPORATION

        CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                 THREE MONTHS ENDED
                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS,
                                                                EXCEPT SHARE AMOUNTS)
Net revenue.................................................  $   219,369   $   177,695
Costs and expenses:
  Salaries and benefits.....................................       77,085        60,906
  Supplies..................................................       32,136        26,116
  Other operating expenses..................................       64,995        49,829
  Provision for bad debts...................................       17,395        13,229
  Interest, net.............................................       17,208        14,375
  Depreciation and amortization.............................       14,108        10,384
  Recapitalization costs....................................           --         3,442
                                                              -----------   -----------
          Total costs and expenses..........................      222,927       178,281
                                                              -----------   -----------
Loss from continuing operations before minority interests
  and income taxes..........................................       (3,558)         (586)
Minority interests..........................................           53           (92)
                                                              -----------   -----------
Loss from continuing operations before income taxes.........       (3,611)         (494)
Income tax expense..........................................           --            --
                                                              -----------   -----------
          Net loss from continuing operations...............       (3,611)         (494)
Discontinued operations:
  Losses from operations of discontinued physician practice
     operations.............................................           --        (1,219)
                                                              -----------   -----------
          Net loss..........................................       (3,611)       (1,713)
Preferred stock dividends accrued (reversed) and
  accretion.................................................      (25,348)        5,520
                                                              -----------   -----------
Net earnings (loss) attributable to common stockholders.....  $    21,737   $    (7,233)
                                                              ===========   ===========
Earnings (loss) per common share (Notes 8 and 9):
Earnings (loss) from continuing operations attributable to
  common stockholders.......................................  $      0.81   $     (0.46)
Loss from discontinued operations...........................           --         (0.09)
                                                              -----------   -----------
Net earnings (loss) attributable to common stockholders.....  $      0.81   $     (0.55)
                                                              ===========   ===========
Weighted average number of common shares....................   26,779,284    13,101,074


   See accompanying notes to condensed and consolidated financial statements.

                          IASIS HEALTHCARE CORPORATION

        CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (3,611)  $  (1,713)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................     14,108      10,384
    Minority interests......................................         53         (92)
    Changes in operating assets and liabilities, net of
     effect of acquisitions:
      Accounts receivable...................................    (19,205)    (81,968)
      Supplies, prepaid expenses and other current assets...     (2,408)    (15,925)
      Accounts payable and other accrued liabilities........      5,061      22,168
                                                              ---------   ---------
         Net cash used in operating activities..............     (6,002)    (67,146)
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (9,391)     (9,175)
  Payments for acquisitions, net............................         --    (434,424)
  Increase in other assets..................................       (907)     (1,487)
                                                              ---------   ---------
         Net cash used in investing activities..............    (10,298)   (445,086)
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility.............................         --     160,000
  Proceeds from issuance of preferred stock.................         --     160,000
  Proceeds from issuance of common stock....................      1,620          --
  Repurchase of common stock................................         --    (155,025)
  Proceeds from senior bank debt borrowings.................     45,600     330,000
  Proceeds from issuance of senior subordinated notes.......         --     230,000
  Payment of debt and capital leases........................    (30,920)   (160,230)
  Common and preferred stock issuance costs incurred........         --      (2,540)
  Debt financing costs incurred.............................         --     (25,360)
                                                              ---------   ---------
         Net cash provided by financing activities..........     16,300     536,845
                                                              ---------   ---------
Increase in cash and cash equivalents.......................         --      24,613
Cash and cash equivalents at beginning of period............         --          --
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $      --   $  24,613
                                                              =========   =========
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest................................................  $  24,492   $   5,367
                                                              =========   =========
    Income taxes............................................  $   3,250   $      --
                                                              =========   =========
Supplemental schedule of investing activities:
  Effects of acquisitions, net:
    Assets acquired, net of cash............................  $      --   $(490,420)
    Liabilities assumed.....................................         --      46,536
    Issuance of preferred and common stock, net.............         --       9,460
                                                              ---------   ---------
  Payments for acquisitions, net............................  $      --   $(434,424)
                                                              =========   =========
Supplemental schedule of noncash investing and financing
  activities:
  Capital lease obligations incurred to acquire equipment...  $     600   $     179
                                                              =========   =========
  Exchange of preferred stock for common stock..............  $ 189,278   $      --
                                                              =========   =========


   See accompanying notes to condensed and consolidated financial statements.

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The unaudited condensed and consolidated financial statements include the accounts of IASIS Healthcare Corporation ("IASIS" or "the Company") (formerly known as Paracelsus Utah Facilities, the Company's predecessor entity) and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

     In the opinion of management, the accompanying unaudited condensed and consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed and consolidated financial statements and notes. Actual results could differ from those estimates.

     Certain prior period amounts have been reclassified in order to conform to current period presentation. Such reclassifications had no material effect on the financial position and results of operations as previously reported.

     IASIS operates networks of medium-sized hospitals in high-growth urban and suburban markets. As of December 31, 2000, the Company owned or leased 15 hospitals with a total of 2,194 operating beds. The Company's hospitals are currently located in four regions:

     - Salt Lake City, Utah;

     - Phoenix, Arizona;

     - Tampa-St. Petersburg, Florida; and

     - three cities in the State of Texas, including San Antonio.

     The Company also operates five ambulatory surgery centers and a Medicaid managed health plan called Health Choice that serves over 42,000 members in Arizona.

2. RECAPITALIZATION AND ACQUISITION TRANSACTIONS

     IASIS was formed in October 1999 through a series of transactions that were arranged by Joseph Littlejohn & Levy, Inc. and members of the Company's current management team. Joseph Littlejohn & Levy is the private equity firm that controls JLL Healthcare, LLC, the Company's largest stockholder.

  Recapitalization


     Effective October 8, 1999, Paracelsus Healthcare Corporation ("Paracelsus") and unrelated third parties recapitalized five acute care hospitals (Paracelsus Utah Facilities) in the Salt Lake City, Utah market owned by a subsidiary of Paracelsus valued at $287.0 million, net of a working capital adjustment of $1.0 million. In connection with the recapitalization, JLL Healthcare, LLC and some of the Company's stockholders purchased 13,124,996 shares of the outstanding common stock of the Paracelsus subsidiary for an aggregate of $125.0 million. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus, which is being held as treasury stock as of December 31, 2000. The recapitalization transaction resulted in Paracelsus retaining an approximately 6% minority interest at an implied value of approximately $8.0 million in the subsidiary. After the recapitalization, the former Paracelsus subsidiary changed its

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

name to IASIS Healthcare Corporation and changed its fiscal year end to September 30. The Company's $155.0 million purchase of its own stock was financed with a $160.0 million credit facility, which was subsequently repaid concurrent with the Company's issuance of preferred stock, offering of senior subordinated notes and borrowing under a bank credit facility. The Company expensed legal, accounting and other related costs of approximately $3.5 million associated with the recapitalization during the fiscal year ended September 30, 2000.

  The Tenet Acquisition

     Effective October 15, 1999, the Company acquired ten acute care hospitals and other related facilities and assets ("Tenet hospitals") from Tenet Healthcare Corporation ("Tenet") for approximately $431.8 million in cash and approximately $41.2 million in assumed liabilities. The Company did not acquire accounts receivable from Tenet but financed the related growth in working capital with proceeds from borrowings under its bank credit facilities and other sources of capital.

  Management Company Acquisition

     Concurrent with the Tenet transaction, a company formed by members of the Company's management to acquire and operate hospitals and related businesses was merged with and into a wholly owned subsidiary of the Company. In the merger, stockholders of this company received shares of the Company's common stock and preferred stock with a total value of approximately $9.5 million.

  Other Information

     The following table summarizes the allocation of the aggregate purchase price of the acquisitions (in thousands):

                                                                      MANAGEMENT
                                                    TENET HOSPITALS    COMPANY      TOTAL
                                                    ---------------   ----------   --------
Purchase price, including direct costs of
  acquisition.....................................     $436,918         $9,460     $446,378
Identifiable assets acquired......................      220,850            289      221,139
Liabilities assumed...............................      (41,203)          (150)     (41,353)
                                                       --------         ------     --------
  Identifiable net assets acquired................      179,647            139      179,786
                                                       --------         ------     --------
Goodwill..........................................     $257,271         $9,321     $266,592
                                                       ========         ======     ========

     Direct costs of acquisitions of approximately $5.1 million were capitalized as a component of the purchase price and primarily consisted of legal fees, professional and accounting fees and other costs related to the transactions.

     The Tenet transaction and merger with a company formed by members of the Company's management were accounted for using the purchase method of accounting. The operating results of the acquired companies have been included in the condensed and consolidated statements of operations from their date of acquisition, October 15, 1999.

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consist of the following (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2000           2000
                                                              ------------   -------------
Bank facilities.............................................    $341,500       $326,668
Senior subordinated notes...................................     230,000        230,000
Capital lease obligations...................................       1,279            986
                                                                --------       --------
                                                                 572,779        557,654
Less current maturities.....................................      12,457          9,883
                                                                --------       --------
                                                                $560,322       $547,771
                                                                ========       ========

  Bank Facilities

     Under a credit facility dated October 15, 1999, a syndicate of lenders made a total of $455.0 million available to the Company in the form of an $80.0 million tranche A term loan, a $250.0 million tranche B term loan and a $125.0 million revolving credit facility (collectively, the "Bank Facilities").

     As of December 31, 2000, amounts outstanding under the tranche A and tranche B term loans were $77.5 million and $247.5 million, respectively. As of December 31, 2000, the Company had drawn $16.5 million under the revolving credit facility and had issued approximately $28.6 million in letters of credit, resulting in remaining availability under the revolving credit facility of approximately $79.9 million. The revolving credit facility includes a $75.0 million sub-limit for letters of credit that may be issued by the Company. Repayments under the term loans are due in quarterly installments. In addition, the loans under the Bank Facilities are subject to mandatory prepayment under specific circumstances, including from a portion of excess cash flow and the net proceeds of specified casualty events, asset sales and debt issuances, each subject to various exceptions. The loans under the Bank Facilities bear interest at variable rates at specified margins above either Morgan Guaranty Trust Company of New York's alternate base rate or its reserve-adjusted Eurodollar rate. The weighted average interest rate on outstanding borrowings under the Bank Facilities was approximately 11.1% at December 31, 2000. The Company also pays a commitment fee equal to 0.5% of the average daily amount available under the revolving credit facility.

     The Bank Facilities require the Company to comply with various financial ratios and tests and contain covenants limiting the Company's ability to, among other things, incur debt, engage in acquisitions or mergers, sell assets, make investments or capital expenditures, make distributions or stock repurchases and pay dividends. The Bank Facilities are guaranteed by the Company's subsidiaries and these guaranties are secured by a pledge of substantially all of the subsidiaries' assets. Substantially all of the Company's outstanding common stock is pledged for the benefit of the Company's lenders as security for the Company's obligations under the Bank Facilities.

  Senior Subordinated Notes

     On October 13, 1999, the Company issued $230.0 million of 13% senior subordinated notes due 2009. On May 25, 2000, the Company exchanged all of its outstanding 13% senior subordinated notes due 2009 for 13% senior subordinated exchange notes due 2009 that have been registered under the Securities Act of 1933, as amended (the "Notes"). Terms and conditions of the exchange offer were as set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission that became effective on April 17, 2000. The Notes are unsecured obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. Interest on the Notes is payable semi-annually.

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Except with respect to a change of control, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Notes are guaranteed, jointly and severally, by all of the Company's subsidiaries ("Subsidiary Guarantors"). The Company is a holding company with no independent assets or operations apart from its ownership of the Subsidiary Guarantors. At December 31, 2000, all of the Subsidiary Guarantors were wholly owned and fully and unconditionally guaranteed the Notes. The indenture for the Notes contains certain covenants, including but not limited to, restrictions on new indebtedness, asset sales, capital expenditures, dividends and the Company's ability to merge or consolidate.

4. PREFERRED STOCK


     Concurrent with the Tenet transaction, the Company issued 160,000 shares of mandatorily redeemable Series A preferred stock for proceeds, net of issuance costs, of $158.6 million. In connection with the merger with the company formed by members of the Company's management, the Company issued 5,311 shares of mandatorily redeemable Series B preferred stock valued at an aggregate of $5.3 million. On October 26, 2000, all shares of the Company's mandatorily redeemable Series A and Series B preferred stock were exchanged for shares of the Company's common stock on the basis of ten common shares for each preferred share. The preferred stock was exchanged for common stock without benefit to the preferred stockholders of the accrued dividends, therefore, previously accrued preferred stock dividends were reversed. The exchange increased the net earnings available for common stockholders and stockholders' equity by approximately $25.3 million and $189.3 million, respectively.


5. DISCONTINUED OPERATIONS

     During the fourth quarter of fiscal 2000, IASIS implemented plans to sell its physician practice operations businesses and close related practice support offices during fiscal 2001, resulting in an estimated loss on sale and closure of $7.4 million in the year ended September 30, 2000. The operating results of the physician practice operations businesses are reflected as discontinued operations in the accompanying condensed and consolidated statements of operations. IASIS estimated losses of approximately $900,000 from the physician practice operations businesses from the date IASIS committed itself to the sale and closure through the projected sale and closure dates in fiscal 2001. The remainder of the estimated loss on sale and closure consists primarily of lease termination costs and physician contract termination costs. The estimated loss on sale and closure includes approximately $3.2 million of costs expected to be paid subsequent to fiscal 2001 which are recorded within other long term liabilities in the accompanying condensed and consolidated balance sheets.

     Net revenue for the physician practice operations was approximately $1.6 million for the three months ended December 31, 1999.

6. SEGMENT AND GEOGRAPHIC INFORMATION

     The Company's acute care hospitals and related health care businesses are similar in their activities and the economic environments in which they operate (i.e., urban markets). Accordingly, the Company's reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) its Medicaid managed health plan, Health Choice and a related entity (collectively referred to as Health Choice). The following is a financial summary by business segment for the periods

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)


indicated (EBITDA represents earnings from continuing operations before interest expense, minority interests, income taxes, recapitalization costs and depreciation and amortization):



                                                                 THREE MONTHS
                                                              ENDED DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
ACUTE CARE SERVICE:
Net patient revenue.........................................  $194,260   $159,460
Revenue between segments....................................    (1,663)      (739)
                                                              --------   --------
    Net revenue.............................................   192,597    158,721
Salaries and benefits.......................................    75,929     60,001
Supplies....................................................    32,039     26,045
Other operating expenses(1).................................    40,664     32,740
Provision for bad debts.....................................    17,395     13,229
                                                              --------   --------
    EBITDA..................................................    26,570     26,706
Interest expense, net.......................................    17,208     14,375
Depreciation and amortization...............................    14,054     10,346
                                                              --------   --------
    Earnings (loss) from continuing operations before
      minority interests and income taxes(1)................  $ (4,692)  $  1,985
                                                              ========   ========
Segment assets..............................................  $887,069   $851,197
                                                              ========   ========
Earnings (loss) from continuing operations before minority
  interests and income taxes(1).............................  $ (4,692)  $  1,985
Recapitalization costs......................................        --      3,442
Minority interests..........................................        53        (92)
                                                              --------   --------
Loss from continuing operations before income taxes.........  $ (4,745)  $ (1,365)
                                                              ========   ========
HEALTH CHOICE:
Net patient revenue.........................................  $     --   $     --
Capitation payments.........................................    26,772     18,974
Revenue between segments....................................        --         --
                                                              --------   --------
    Net revenue.............................................    26,772     18,974
Salaries and benefits.......................................     1,156        905
Supplies....................................................        97         71
Other operating expenses(1).................................    24,331     17,089
Provision for bad debts.....................................        --         --
                                                              --------   --------
    EBITDA..................................................     1,188        909
Interest expense, net.......................................        --         --
Depreciation and amortization...............................        54         38
                                                              --------   --------
    Earnings from continuing operations before minority
      interests and income taxes(1).........................  $  1,134   $    871
                                                              ========   ========
Segment assets..............................................  $  4,002   $  2,582
                                                              ========   ========
Earnings from continuing operations before minority
  interests and income taxes(1).............................  $  1,134   $    871
Recapitalization costs......................................        --         --
Minority interests..........................................        --         --
                                                              --------   --------
Earnings from continuing operations before income taxes.....  $  1,134   $    871
                                                              ========   ========


---------------

(1) Amounts exclude recapitalization costs.

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

7. CONTINGENCIES

  Net Revenue

     Final determination of amounts earned under the Medicare and Medicaid programs often occurs in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. In the opinion of management, adequate provision has been made for adjustments that may result from such routine audits and appeals.

  Professional, General and Workers Compensation Liability Risks

     The Company is subject to claims and legal actions in the ordinary course of business, including claims relating to patient treatment. To cover these types of claims, the Company maintains general liability and professional liability insurance in excess of self-insured retentions through a commercial insurance carrier in amounts that the Company believes to be sufficient for its operations, although, potentially, some claims may exceed the scope of coverage in effect. The Company has expensed the full self-insured retention exposure for general liability and professional liability claims. The Company is currently not a party to any such proceedings that, in the Company's opinion, would have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company is subject to claims and legal actions in the ordinary course of business relative to workers compensation and other labor and employment matters. To cover these types of claims, the Company maintains workers compensation insurance coverage, with a self-insured retention. The Company accrues costs of workers compensation claims based upon estimates derived from its claims experience.

  General Liability Claims

     The Company is currently, and from time to time expects to be, subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians' staff privileges. Plaintiffs in these matters may request punitive or other damages that may not be covered by insurance. The Company is not aware that it is currently a party to any such proceeding which, in management's opinion, if adversely decided, would have a material effect on the Company's results of operations or financial position.

  Health Choice

     Health Choice has entered into a capitated contract whereby the plan provides healthcare services in exchange for fixed periodic and supplemental payments from the Arizona Health Care Cost Containment System ("AHCCCS"). These services are provided regardless of the actual costs incurred to provide these services. The Company receives reinsurance and other supplemental payments from AHCCCS to cover certain costs of healthcare services that exceed certain thresholds. The Company believes the capitated payments, together with reinsurance and other supplemental payments, are sufficient to pay for the services Health Choice is obligated to deliver. The Company has provided performance guaranties in the form of a surety bond in the amount of $9.4 million and a letter of credit in the amount of $1.6 million for the benefit of AHCCCS to support its obligations under the Health Choice contract to provide and pay for the healthcare services.

  Tax Sharing Agreement

     The Company and some of its subsidiaries are included in JLL Healthcare, LLC's consolidated group for U.S. Federal income tax purposes as well as in some consolidated, combined or unitary groups which include JLL Healthcare, LLC for state, local and foreign income tax purposes. The Company and JLL Healthcare, LLC have entered into a tax sharing agreement in connection with the recapitalization. The tax sharing agreement requires the Company to make payments to JLL Healthcare, LLC such that, with

                          IASIS HEALTHCARE CORPORATION

                 NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

respect to tax returns for any taxable period in which the Company or any of its subsidiaries is included in JLL Healthcare, LLC's consolidated group or any combined group, including JLL Healthcare, LLC, the amount of taxes to be paid by the Company will be determined, subject to some adjustments, as if the Company and each of its subsidiaries included in JLL Healthcare, LLC's consolidated group or a combined group including JLL Healthcare, LLC filed their own consolidated, combined or unitary tax return.


     Each member of a consolidated group for U.S. Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between the Company and JLL Healthcare, LLC, for any period in which the Company was included in JLL Healthcare, LLC's consolidated group, the Company could be liable in the event that any Federal tax liability was incurred, but not discharged, by any other member of JLL Healthcare, LLC's consolidated group.


  Other

     In connection with the acquisition of the Tenet hospitals, the Company agreed to use its best efforts to cause Tenet to be released from its obligations under certain contractual obligations that the Company assumed in the Tenet acquisition. If the Company is unable to cause Tenet to be released from its obligations, in 2002 the Company may be required to make a cash payment to Tenet of up to $4.0 million and increase a letter of credit the Company has currently provided to Tenet by $5.0 million.


8. EARNINGS (LOSS) PER SHARE



     Earnings (loss) per common share are based on the weighted average number of common shares outstanding. Earnings (loss) from continuing operations per common share and net earnings (loss) per common share include the reversal of $(25,348) of preferred stock dividends and the accrual of $5,520 of preferred stock dividends and accretion for the three months ended December 31, 2000 and 1999, respectively.



9. SUBSEQUENT EVENTS



     On February 6, 2001, the Company declared a 10.5-for-one stock split of the outstanding common stock and common stock options and approved an increase in authorized shares of common stock to be effective prior to the effectiveness of a registration statement for an initial public offering of the Company's common stock. All common share and per share data and authorized common shares included in the accompanying unaudited condensed and consolidated financial statements and footnotes thereto have been restated to reflect these events.



     On February 1, 2001, the Company sold limited partnership units in the Company's subsidiary that owns Odessa Regional Hospital to third party investors for an aggregate of $2.1 million. The net proceeds of this equity sale will be used to fund a portion of the expansion of the hospital, which is expected to be completed within the next 18 to 24 months. After giving effect to this sale, the Company will own approximately 88.7% of the equity in this subsidiary.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Tenet Healthcare Corporation:

     We have audited the accompanying combined balance sheets of St. Luke's Medical Center, St. Luke's Behavioral Health Center, Mesa General Hospital Medical Center, Tempe St. Luke's Hospital, Health Choice Arizona, Inc., Memorial Hospital of Tampa, Town & Country Hospital, Palms of Pasadena Hospital, Odessa Regional Hospital, Southwest General Hospital, Mid-Jefferson Hospital and Park Place Medical Center including certain medical office buildings and other healthcare businesses related to the operations of these hospitals (collectively the "Tenet Hospitals"), as of May 31, 1999 and 1998, and the related combined statements of income and changes in ownership equity and cash flows for each of the years in the three-year period ended May 31, 1999. These combined financial statements are the responsibility of Tenet Hospitals' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Tenet Hospitals as of May 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Dallas, Texas
September 20, 1999

                                TENET HOSPITALS

                        COMBINED BALANCE SHEETS (NOTE 1)

                                                              AUGUST 31,     MAY 31,     MAY 31,
                                                                 1999         1999        1998
                                                              -----------   ---------   ---------
                                                              (UNAUDITED)
                                                                         IN THOUSANDS
                                             ASSETS
Current assets:
  Accounts receivable, less allowance for doubtful accounts
     ($2,209 (unaudited) at August 31, 1999, $10,152 at May
     31, 1999 and $11,095 at May 31, 1998)..................   $  13,010    $ 137,910   $ 119,340
  Inventories of supplies, at cost..........................      15,413       15,154      13,567
  Deferred income taxes.....................................         684        4,159         608
  Prepaid expenses and other current assets.................      12,263       11,996      10,403
                                                               ---------    ---------   ---------
          Total current assets..............................      41,370      169,219     143,918
Other assets................................................       2,981        3,010       2,393
Property and equipment, net.................................     283,046      288,419     291,810
Costs in excess of net assets acquired, less accumulated
  amortization ($20,160 (unaudited) at August 31, 1999,
  $19,084 at May 31, 1999 and $15,444 at May 31, 1998)......     127,272      128,830     132,929
Other intangible assets at cost, less accumulated
  amortization ($581 (unaudited) at August 31, 1999, $901 at
  May 31, 1999 and $546 at May 31, 1998)....................       3,573        5,079       2,947
                                                               ---------    ---------   ---------
                                                               $ 458,242    $ 594,557   $ 573,997
                                                               =========    =========   =========
                                     LIABILITIES AND EQUITY
Current liabilities:
  Current portion of long-term debt.........................   $   1,088    $   1,137   $     841
  Accounts payable..........................................      20,215       19,575      20,029
  Employee compensation and benefits........................      10,002        9,806       9,046
  Medical claims payable....................................      15,442       15,123       7,945
  Other current liabilities.................................      18,992       42,629      44,795
                                                               ---------    ---------   ---------
          Total current liabilities.........................      65,739       88,270      82,656
Long-term debt, net of current portion......................       6,619        6,834       7,750
Other long-term liabilities and minority interests..........      16,905       17,671      18,529
Deferred income taxes.......................................      43,817       43,852      42,105
Commitments and contingencies Equity:
  Ownership equity..........................................     572,861      570,404     531,807
  Due from affiliate........................................    (247,699)    (132,474)   (108,850)
                                                               ---------    ---------   ---------
          Total equity......................................     325,162      437,930     422,957
                                                               ---------    ---------   ---------
                                                               $ 458,242    $ 594,557   $ 573,997
                                                               =========    =========   =========

            See accompanying notes to combined financial statements.

                                TENET HOSPITALS

         COMBINED STATEMENTS OF INCOME AND CHANGES IN OWNERSHIP EQUITY

                                        THREE MONTHS   THREE MONTHS
                                           ENDED          ENDED       YEAR ENDED   YEAR ENDED   YEAR ENDED
                                         AUGUST 31,     AUGUST 31,     MAY 31,      MAY 31,      MAY 31,
                                            1999           1998          1999         1998         1997
                                        ------------   ------------   ----------   ----------   ----------
                                        (UNAUDITED)    (UNAUDITED)
                                                                   IN THOUSANDS
Net patient service revenues..........    $119,879       $114,352      $490,256     $477,735     $476,931
Capitation premiums...................      22,317         19,130        82,250       69,491       63,678
                                          --------       --------      --------     --------     --------
          Net operating revenues......     142,196        133,482       572,506      547,226      540,609
Operating expenses:
  Salaries and benefits...............      47,434         47,601       192,573      199,186      195,532
  Supplies............................      20,361         20,170        82,915       81,503       80,407
  Provision for doubtful accounts.....      11,843          9,936        41,904       37,827       32,579
  Other operating expenses............      43,542         39,064       154,959      145,768      141,735
  Depreciation........................       5,198          6,433        21,663       20,279       19,487
  Amortization........................       1,932          1,230         4,975        5,012        5,216
  Impairment and restructuring
     charges..........................          --             --            --       19,455           --
  Overhead allocated from affiliate...       1,880          1,702         7,518       10,641       19,717
  Loss on sale of accounts
     receivable.......................       4,548             --            --           --           --
                                          --------       --------      --------     --------     --------
          Operating income............       5,458          7,346        65,999       27,555       45,936
Interest expense......................        (203)          (405)         (996)        (909)      (1,161)
Interest income (expense) on certain
  due from (to) affiliate balances....         413           (131)        1,665         (270)         125
Minority interests....................         114           (545)       (2,421)      (2,597)      (3,176)
                                          --------       --------      --------     --------     --------
          Income before income taxes,
            extraordinary charge and
            cumulative effect of
            accounting change.........       5,782          6,265        64,247       23,779       41,724
Taxes on income.......................       2,307          2,500        25,650       10,513       17,130
                                          --------       --------      --------     --------     --------
          Income before extraordinary
            charge and cumulative
            effect of accounting
            change....................       3,475          3,765        38,597       13,266       24,594
Extraordinary charge from early
  extinguishment of corporate debt
  (note 1h)...........................          --             --            --       (6,726)          --
Cumulative effect of accounting
  change..............................       1,018             --            --           --           --
                                          --------       --------      --------     --------     --------
          Net income..................       2,457          3,765        38,597        6,540       24,594
Ownership equity, beginning of
  period..............................     570,404        531,807       531,807      525,267      500,673
                                          --------       --------      --------     --------     --------
Ownership equity, end of period.......    $572,861       $535,572      $570,404     $531,807     $525,267
                                          ========       ========      ========     ========     ========

            See accompanying notes to combined financial statements.

                                TENET HOSPITALS

                       COMBINED STATEMENTS OF CASH FLOWS

                                          THREE MONTHS   THREE MONTHS
                                             ENDED          ENDED       YEAR ENDED   YEAR ENDED   YEAR ENDED
                                           AUGUST 31,     AUGUST 31,     MAY 31,      MAY 31,      MAY 31,
                                              1999           1998          1999         1998         1997
                                          ------------   ------------   ----------   ----------   ----------
                                          (UNAUDITED)    (UNAUDITED)
                                                                     IN THOUSANDS
Cash flows from operating activities:
  Net income............................   $   2,457       $ 3,765       $ 38,597     $  6,540     $ 24,594
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
    Depreciation and amortization.......       7,130         7,663         26,638       25,291       24,703
    Provision for doubtful accounts.....      11,843         9,936         41,904       37,827       32,579
    Deferred income taxes...............       3,440          (451)        (1,804)      (3,634)      (2,238)
    Impairment and restructuring
       charges..........................          --            --             --       19,455           --
    Extraordinary charge................          --            --             --        6,726           --
    Gain on sale of property and
       equipment........................          --            --             --         (400)          --
    Cumulative effect of accounting
       change...........................       1,018            --             --           --           --
    Increase (decrease) in cash from
       changes in operating assets and
       liabilities Accounts receivable,
       net..............................     113,057        (3,311)       (64,689)     (44,067)      18,351
       Inventories, prepaid expenses and
         other current assets...........        (525)         (739)          (648)        (539)       1,553
       Accounts payable and accrued
         expenses.......................     (22,133)       (7,629)         5,418       22,993      (53,650)
       Net expenditures for impairment
         and restructuring..............        (350)         (350)        (1,400)          --           --
                                           ---------       -------       --------     --------     --------
         Net cash provided by operating
            activities..................     115,937         8,884         44,016       70,192       45,892
                                           ---------       -------       --------     --------     --------
Cash flows from investing activities:
  Purchases of property and equipment...        (598)       (3,070)       (17,280)     (27,655)     (23,481)
  Proceeds from sale of property and
    equipment...........................          --            --             --        1,300           --
  Proceeds from collection of note
    receivable..........................          --            --             --        2,500           --
  Other items...........................         916           (74)          (680)          50           --
                                           ---------       -------       --------     --------     --------
         Net cash provided by (used in)
            investing activities........         318        (3,144)       (17,960)     (23,805)     (23,481)
                                           ---------       -------       --------     --------     --------
Cash flows from financing activities:
  Net payments with affiliate...........    (115,225)       (5,017)       (23,624)     (41,991)     (36,979)
  Principal payments on borrowings......        (264)          (96)          (667)      (1,934)          --
  Other items...........................        (766)         (627)        (1,765)      (2,462)          --
                                           ---------       -------       --------     --------     --------
         Net cash used in financing
            activities..................    (116,255)       (5,740)       (26,056)     (46,387)     (36,979)
                                           ---------       -------       --------     --------     --------
Net decrease in cash and cash
  equivalents...........................          --            --             --           --      (14,568)
Cash and cash equivalents, beginning of
  period................................          --            --             --           --       14,568
                                           ---------       -------       --------     --------     --------
Cash and cash equivalents, end of
  period................................   $      --       $    --       $     --     $     --     $     --
                                           =========       =======       ========     ========     ========
Supplemental disclosures:
Interest paid, net of amounts
  capitalized...........................   $     203       $   405       $    996     $    909     $  1,161
Taxes received (paid) are made at the
  Parent level

            See accompanying notes to combined financial statements.

                                TENET HOSPITALS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         THREE YEARS ENDED MAY 31, 1999

1 SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business and Basis of Presentation

     On August 15, 1999, Tenet Healthcare Corporation (Tenet) and certain of its wholly-owned subsidiaries entered into an Asset Sale Agreement (Agreement) with JLL Hospital, LLC (JLL), pursuant to which JLL agreed to acquire from Tenet and certain of its subsidiaries substantially all of the property, equipment and lease rights related to the operations of nine acute care hospitals, one specialty hospital and a health maintenance organization (HMO) including certain medical office buildings and other healthcare businesses related to the operations of these hospitals for a purchase price of $405.2 million, subject to certain net working capital and other adjustments at the closing date. In addition, an eleventh hospital contemplated in the Agreement, Odessa Regional Hospital, is owned by Odessa Hospital, Ltd., a partnership that is owned 75% by Tenet Healthcare, Ltd. (a partnership indirectly wholly-owned by Tenet) as general partner and 25% by various physicians as limited partners. Pursuant to the Odessa Partnership Agreement, the limited partners have a right of first refusal with respect to any sale of substantially all the assets of the partnership. In the event the limited partners do not exercise the right of first refusal, Tenet will cause Tenet Healthcare, Ltd. to convey all of its interests in Odessa Hospital, Ltd. to JLL pursuant to the Odessa Asset Sale Agreement and the above purchase price will increase by $42 million, subject to certain net working capital and other adjustments at the closing date. In the event the limited partners exercise the right of first refusal, Tenet will cause Tenet Healthcare, Ltd. to convey all of its interests in Odessa Hospital, Ltd. to the limited partners. The eleven hospitals and the HMO including certain medical office buildings and other healthcare businesses related to the operations of these hospitals are referred to collectively herein as the "Tenet Hospitals."

     The Tenet Hospitals are primarily engaged in the operation of general hospitals and related healthcare facilities and are subject to changes in government legislation that could impact Medicare and Medicaid reimbursement levels and to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

     The combined financial statements of the Tenet Hospitals include the accounts of the following entities:

St. Luke's Medical Center...................................  Phoenix, Arizona         280  beds
St. Luke's Behavioral Health Center.........................  Phoenix, Arizona         70   beds
Mesa General Hospital Medical Center........................  Mesa, Arizona            143  beds
Tempe St. Luke's Hospital...................................  Tempe, Arizona           106  beds
Health Choice Arizona, Inc. (HMO)...........................  Phoenix, Arizona         --   --
Memorial Hospital of Tampa..................................  Tampa, Florida           174  beds
Town & Country Hospital.....................................  Tampa, Florida           201  beds
Palms of Pasadena Hospital..................................  St. Petersburg, Florida  307  beds
Odessa Regional Hospital....................................  Odessa, Texas            100  beds
Southwest General Hospital..................................  San Antonio, Texas       286  beds
Mid-Jefferson Hospital......................................  Nederland, Texas         138  beds
Park Place Medical Center...................................  Port Arthur, Texas       244  beds

     At May 31, 1999, the Tenet Hospitals' concentrations of general hospital beds were in Arizona with 29.2%, Florida with 33.3% and Texas with 37.5%. The concentrations of hospital beds in these three states increase the risk that any adverse economic, regulatory or other developments that may occur in such states may adversely affect the Tenet Hospitals' results of operations or financial condition.

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

     The accompanying combined financial statements reflect the historical accounts of the Tenet Hospitals for years presented which reflect the May 31 fiscal year end of Tenet. The combined financial statements include allocations for certain general and administrative, financial, legal, human resources, information systems and other services from Tenet. The basis for allocations are generally determined on a pro-rata basis utilizing net operating revenues for all of Tenet's hospitals. Such expense allocations to the Tenet Hospitals may not be representative of the costs of such services to be incurred in the future or on a stand alone basis. Management believes the allocation method described above is reasonable.

     The Tenet Hospitals maintain their books and records on the accrual basis of accounting. All significant transactions and balances resulting from business conducted between the Tenet Hospitals have been eliminated.

  (b) Unaudited Interim Combined Financial Statements

     The accompanying unaudited combined balance sheet as of August 31, 1999 and the related unaudited combined statements of income and changes in ownership equity and cash flows for the three months ended August 31, 1999 and 1998 (interim financial statements) of the Tenet Hospitals have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.

     The interim unaudited combined financial statements should be read in conjunction with the audited May 31, 1999 and 1998 financial statements appearing herein. The results of the three months ended August 31, 1999 may not be indicative of operating results for the full respective year.

     On June 1, 1999, the Tenet Hospitals changed its method of accounting for start-up costs to expense such costs as incurred in accordance with Statement of Position 98-5, published by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. The adoption of the Statement resulted in the write-off of previously capitalized start-up costs as of May 31, 1999 in the amount of $1.0 million, net of tax benefit, which amount is shown in the accompanying unaudited combined statements of income and changes in ownership equity as a cumulative effect of an accounting change in the three months ended August 31, 1999.

  (c) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Tenet Hospitals to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  (d) Revenue Recognition

     Net patient service revenues consist primarily of charges that are based on the hospitals' established billing rates less contractual allowances and discounts, principally for patients covered by Medicare, Medicaid and other contractual programs. These allowances and discounts were approximately $761.7 million in 1999, $649.7 million in 1998 and $573.1 million in 1997. Payments under these programs are based on either predetermined rates or the costs of services. Estimates of governmental contractual allowances (Medicare and Medicaid) are based on historically developed models adjusted for currently effective reimbursement or contract rates, the results of which are adjusted as final settlements of cost reports are reached, and are determined on a hospital-by-hospital year-by-year basis. Settlements for retrospectively determined rates are estimated in the period the related services are rendered and are

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

adjusted in future periods as final settlements are determined. Final settlements of prior year cost reports resulted in adjustments that increased net patient service revenue by approximately $5.9 million in 1999 and decreased net patient service revenue by approximately $10.4 million and $1.5 million in 1998 and 1997, respectively. Estimates of commercial contractual allowances are based primarily on the terms of the contractual arrangements with commercial payors. Obligations related to settlements are included in other current liabilities in the accompanying combined balance sheets, which amounts approximated $25.0 million and $19.0 million at May 31, 1999 and 1998, respectively. Management of the Tenet Hospitals believes that adequate provision has been made for adjustments that may result from final determination of amounts earned under these programs. There are no known material claims, disputes or unsettled matters with third-party payors not adequately provided for in the combined financial statements. Approximately 40%, 47%, and 50% of net operating revenues in 1999, 1998 and 1997, respectively were from the participation of the Tenet Hospitals in Medicare and Medicaid programs.

     The Tenet Hospitals provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than its established rates. Because the Tenet Hospitals do not pursue collection of amounts determined to qualify as charity care, they are not reported in the accompanying combined statements of income and changes in ownership equity.

     Health Choice Arizona, Inc. HMO (Health Choice or the Plan) is a prepaid health plan that derives approximately 99% of its revenue through a contract with the Arizona Health Care Cost Containment System (AHCCCS) to provide specified health services, through contracted providers to qualified enrollees. Revenues generated under the AHCCCS contract with Health Choice represent 14%, 13% and 12% of the net operating revenues of the combined Tenet Hospitals for 1999, 1998 and 1997, respectively. The term of the contract with AHCCCS is five years, with annual renewal provisions, and expires September 30, 2002. The contract provides for fixed monthly premiums, based on negotiated per capita member rates. Health Choice recently received notification from the state of Arizona making inquiry into a 1999 claim of approximately $3.4 million submitted by the Plan for payment under a certain state program. The particular claim in question relates to costs incurred by Health Choice for providing health care services to potential members (enrollees) of AHCCCS as they apply for eligibility under the AHCCCS program. In connection with these services, Health Choice records a receivable due from AHCCCS. As a result of it discussions with AHCCCS and an analysis of its internal data, Health Choice recorded a $1.4 million allowance against the $3.4 million claim. There are no other significant claims at risk.

     Capitation premiums received by Health Choice are recognized as revenue in the month that members are entitled to health care services.

     Contractually, Health Choice is reimbursed for health care costs that exceed stated amounts. AHCCCS reimburses Health Choice 75 percent (85 percent for catastrophic cases) of qualified health care costs in excess of stated levels of $5,000 to $35,000 depending on the rate code assigned to the member. Qualified costs must be incurred during the contract year and are the lesser of the amount paid by the Plan or the AHCCCS fee schedule. Amounts are recognized under the contract with AHCCCS when health care costs exceed stated amounts as provided under the contract including estimates of such costs at month end. Billed amounts were $1,572,790, $1,133,819 and $941,765 in 1999, 1998 and 1997,
respectively. Unbilled amounts were $973,281, $1,159,614 and $636,896 in 1999, 1998 and 1997, respectively.

  (e) Medical Expenses

     Monthly capitation payments made by Health Choice to primary care physicians and other health care providers are expensed in the month services are contracted to be performed. Claims expense for non-capitated arrangements is accrued as services are rendered by hospitals, physicians, and other health care

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

providers during the year. These expenses are approximately $66.9 million, $48.6 million and $41.0 million in 1999, 1998 and 1997, respectively, and are included in other operating expenses in the accompanying statements of income and changes in ownership equity.

     Medical claims payable related to Health Choice include claims received but not paid and an estimate of claims incurred but not reported. Incurred but not reported claims are estimated using a combination of historical claims payment data and known admissions based upon preauthorization logs.

     Contracts between Health Choice and primary care physicians contain incentives to encourage physicians to practice preventive health care. These incentives are estimated monthly and recorded in medical claims payable. Actual incentives are paid semi-annually.

  (f) Long-Lived Assets

     The Tenet Hospitals use the straight-line method of depreciation for buildings, building improvements and equipment over their estimated useful lives as follows: buildings and improvements -- 25 to 40 years; equipment -- 3 to 15 years. Capital leases are recorded at the beginning of the lease term as assets and liabilities at the lower of present value of the minimum lease payments or the fair value of the assets, and such assets, including improvements are amortized over the shorter of the lease term or estimated useful life.

     Costs in excess of the fair value of the net assets of purchased businesses (goodwill) generally are amortized over 20 to 40 years. Other intangible assets consist of start-up costs, covenants not to compete, and capitalized software costs. The straight-line method is used to amortize other intangible assets generally for periods ranging from one to fifteen years. See Note 1(b).

     Impairment of long-lived assets, including goodwill related to such assets, is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable from estimated future cash flows. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

     The Tenet Hospitals begin the process of determining if their facilities are impaired at each fiscal year-end by reviewing all of the facilities' three-year historical and one-year projected cash flows. Facilities whose cash flows are negative and trending significantly downward on this basis are selected for further impairment analysis. Their future cash flows (undiscounted and without interest charges) are estimated over the expected useful life of the facility and consider patient volumes, changes in payor mix, revenue and expense growth rates and reductions in Medicare payments due to the Balanced Budget Act of 1997 (the "BBA") and other regulatory actions, which assumptions vary by hospital, home health agency and physician practice. The sum of those expected future cash flows is compared to the carrying value of the assets. If the sum of the expected future cash flows is less than the carrying amount of the assets, the Tenet Hospitals recognize an impairment loss. Refer to Note 2 for further discussion on this matter.

  (g) Equity

     Ownership equity represents Tenet's investment in the net assets of the Tenet Hospitals and is non-interest bearing.

     The Tenet Hospitals have a cash management agreement with Tenet. Pursuant to this agreement, daily balances in Tenet Hospitals' cash accounts are transferred to Tenet in the form of inter-company advances and Tenet funds cash disbursements on behalf of the Tenet Hospitals in a similar manner. This activity is reflected in the accompanying combined balance sheets as "Due from affiliate."

     Due from affiliate includes net intercompany activity with Tenet. Intercompany activity includes advances to the Tenet Hospitals by Tenet for insurance coverage, working capital requirements, other

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

operating expenses, and asset purchases. Additionally, Tenet charged the Tenet Hospitals management fees of approximately $7.5 million, $10.6 million and $19.7 million in 1999, 1998 and 1997, respectively, for general and administrative, financial, legal, human resources, information services and other services. Offsetting these advances and management fees are excess cash amounts the Tenet Hospitals advance daily to Tenet resulting in a net due from affiliate balance at May 31, 1999 and 1998. Intercompany interest (income) expense was approximately $(1.5) million, $644,000 and $13,000 in 1999, 1998 and 1997, respectively, for the portion of the due to/from affiliate balances subject to interest charges pursuant to Tenet internal policy.

  (h) Income Taxes

     Tenet files a federal income tax return and state income tax returns for the respective states in which it does business, which include the operating results of the Tenet Hospitals as appropriate. Tenet allocates taxes to each of the Tenet Hospitals on a separate-return basis whereby current and deferred taxes are allocated to each of the Tenet Hospitals pursuant to the asset and liability method, as if each of the Tenet Hospitals were a separate taxpayer.

  (i) Extraordinary Charge

     The approximate $6.7 million extraordinary charge, which is net of tax benefits of approximately $4.2 million, represents the allocation to the Tenet Hospitals of an extraordinary charge recorded by Tenet in fiscal 1998 related to the redemption of certain Tenet senior notes.

2. IMPAIRMENT AND RESTRUCTURING CHARGES

     Restructuring charges are non-routine operating costs related to a distinct operating business decision. These charges are typically, but not necessarily, limited to charges associated with the consolidation and/or relocation of operations, the disposition of operations or productive assets (including various exit costs), or a significant change in strategic business plans.

     In the fourth quarter of the year ended May 31, 1998, Tenet Hospitals recorded impairment and restructuring charges of approximately $19.5 million related to the anticipated closure of a specialty hospital including lease commitments and other costs of closure by May 31, 1999. Prior to final closure, Tenet began negotiations with potential buyers for certain Arizona operations, including the specialty hospital, St. Luke's Behavioral Health Center. A substantial amount of these charges relate to lease commitments that will result in cash payments over ten years.

     The table below presents a reconciliation of beginning and ending liability balances in connection with impairment and restructuring charges:

                                           TRANSACTIONS FOR FISCAL 1998                TRANSACTIONS FOR FISCAL 1999
                               BALANCES    ----------------------------    BALANCES    -----------------------------    BALANCES
                              AT MAY 31,               CASH      OTHER    AT MAY 3,                 CASH      OTHER    AT MAY 31,
DESCRIPTION OF CHARGES           1997      CHARGES   PAYMENTS    ITEMS       1998      CHARGES    PAYMENTS    ITEMS       1999
----------------------        ----------   -------   --------   -------   ----------   --------   ---------   ------   ----------
Estimated costs to close a
  facility:
  Lease commitments.........     $--       $15,100     $--      $    --    $15,100       $--       $(1,400)    $--      $13,700
  Other anticipated closure
    costs...................      --         2,604      --           --      2,604        --            --      --        2,604
  Impairment losses.........      --         1,751      --       (1,751)        --        --            --      --           --
                                 ---       -------     ---      -------    -------       ---       -------     ---      -------
                                 $--       $19,455     $--      $(1,751)   $17,704       $--       $(1,400)    $--      $16,304
                                 ===       =======     ===      =======    =======       ===       =======     ===      =======

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

(3) PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and consists of the following (dollars in thousands):

                                                                1999        1998
                                                              ---------   --------
Land........................................................  $  28,029   $ 27,958
Buildings and improvements..................................    219,406    213,810
Construction in progress....................................        519      7,689
Equipment...................................................    150,164    130,975
                                                              ---------   --------
                                                                398,118    380,432
Less accumulated depreciation and amortization..............   (109,699)   (88,622)
                                                              ---------   --------
          Property and equipment, net.......................  $ 288,419   $291,810
                                                              =========   ========

(4) OTHER TRANSACTIONS WITH AFFILIATES

     Health Choice remitted fee-for-service payments of approximately $12.6 million in 1999, $14.9 million in 1998 and $13.4 million in 1997 to certain of the Tenet Hospitals which amounts are eliminated in the accompanying combined statements of income and changes in ownership equity.

     Health Choice paid approximately $39.3 million and $7.7 million of sub-capitation fees to First Choice, an organization in which Tenet has significant ownership interest, in 1999 and 1998, respectively (none in 1997). At May 31, 1999 and 1998, Health Choice owed First Choice approximately $4.4 million and $1.5 million, respectively, in sub-capitation fees net of medical claims expense. Additionally, Health Choice received approximately $2.8 million and $534,000 in management fees revenue from First Choice in 1999 and 1998, respectively (none in 1997).

(5) LONG-TERM DEBT MATURITIES AND LEASE OBLIGATIONS

     Future long-term debt maturities and minimum operating lease payments for the next five years are as follows (dollars in thousands):

                                                                                              LATER
                                            2000      2001      2002      2003      2004      YEARS
                                           -------   -------   -------   -------   -------   -------
Long-term debt...........................  $ 1,137   $   753   $   820   $   892   $   971   $ 3,398
Lease obligations........................   13,266    12,955    12,668    12,451    10,617    83,900

     Long-term debt consists of loans payable secured by property and equipment and other unsecured debt with interest rates approximating 8.5%. Rental expense under operating leases, including short-term leases, was approximately $14.1 million in 1999, $18.5 million in 1998 and $20 million in 1997.

6. PROFESSIONAL AND GENERAL LIABILITY INSURANCE

     In its normal course of business, the Tenet Hospitals are subject to claims and lawsuits relating to patient treatment. The Tenet Hospitals believe that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its combined financial statements.

     The Tenet Hospitals insure substantially all of its professional and comprehensive general liability risks in excess of self-insured retentions through a majority-owned insurance subsidiary of Tenet. These self-insured retentions currently are $1 million per occurrence and in prior years varied by hospital and by policy period from $500,000 to $3 million per occurrence. A significant portion of these risks is, in turn, reinsured with major independent insurance companies. The Tenet Hospitals are charged an allocation of cost by Tenet for its portion of cost relating to this program. The amount allocated to the Tenet Hospitals for these costs was approximately $1.8 million in fiscal 1999, $3.1 million in fiscal 1998 and $1.6 million in

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

fiscal 1997, which amounts are included in other operating expenses in the accompanying statements of income and changes in ownership equity.

     Health Choice's contract with AHCCCS requires the Plan to maintain professional liability insurance, comprehensive general insurance and automobile liability insurance coverage of at least $1 million for each occurrence. During 1999 and 1998, Health Choice was covered under Tenet's umbrella policy.

     A significant portion of these risks is, in turn, reinsured with major independent insurance companies. During 1997, Health Choice maintained an occurrence-based policy with coverages of $3 million per claim and $5 million in the aggregate annually which was applicable to Health Choice individually.

7. INCOME TAXES

     Taxes on income from operations consist of the following amounts (dollars in thousands):

                                                             1999      1998      1997
                                                            -------   -------   -------
Current:
  Federal.................................................  $24,636   $12,695   $17,380
  State...................................................    2,818     1,452     1,988
                                                            -------   -------   -------
                                                             27,454    14,147    19,368
                                                            -------   -------   -------
Deferred:
  Federal.................................................   (1,619)   (3,261)   (2,008)
  State...................................................     (185)     (373)     (230)
                                                            -------   -------   -------
                                                             (1,804)   (3,634)   (2,238)
                                                            -------   -------   -------
                                                            $25,650   $10,513   $17,130
                                                            =======   =======   =======

     A reconciliation between the amount of reported income tax expense and the amount computed by multiplying income before tax by the statutory Federal income tax rate is shown below (dollars in thousands):

                                                     1999                1998                1997
                                               -----------------   -----------------   -----------------
                                               AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                                               -------   -------   -------   -------   -------   -------
Tax provision at statutory federal rates.....  $22,487    35.0%    $ 8,323    35.0%    $14,603    35.0%
State income taxes net of federal income tax
  benefit....................................    1,711     2.7         701     2.9       1,144     2.7
Goodwill amortization........................    1,274     1.9       1,271     5.3       1,273     3.1
Other........................................      178     0.3         218     1.0         110     0.3
                                               -------    ----     -------    ----     -------    ----
Taxes on income..............................  $25,650    39.9%    $10,513    44.2%    $17,130    41.1%
                                               =======    ====     =======    ====     =======    ====

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

     Deferred tax assets and liabilities as of May 31, 1999 and 1998 relate to the following (dollars in thousands):

                                                                     1999                   1998
                                                             --------------------   --------------------
                                                             ASSETS   LIABILITIES   ASSETS   LIABILITIES
                                                             ------   -----------   ------   -----------
Depreciation and fixed asset basis differences.............  $   --     $46,302     $   --     $44,487
Receivables -- doubtful accounts and adjustments...........   4,312          --        585          --
Accruals for insurance risks...............................      --       1,179         --       1,179
Other long-term liabilities................................   1,909          --      1,630          --
Intangible assets..........................................      --         986         --       1,054
Other accrued liabilities..................................      --         455         --          --
Inventories................................................      23          --         20          --
Other......................................................   2,985          --      2,988          --
                                                             ------     -------     ------     -------
                                                             $9,229     $48,922     $5,223     $46,720
                                                             ======     =======     ======     =======

     Management of the Tenet Hospitals believes that realization of the deferred tax assets is more likely than not to occur as temporary differences reverse against future taxable income. Accordingly, no valuation allowance has been established.

8. EMPLOYEE BENEFIT PLANS

     Substantially all employees who are employed by the Tenet Hospitals, upon qualification, are eligible to participate in the Tenet defined contribution 401(k) plan. Employees who elect to participate generally make contributions ranging from 1% to 20% of their eligible compensation, and Tenet matches such contributions up to a maximum percentage. Expenses allocated to the Tenet Hospitals during fiscal 1999, 1998 and 1997 for the plan were approximately $2.1 million, $1.9 million and $1.8 million, respectively, and are included in salaries and benefits in the accompanying combined statements of income and changes in ownership equity.

     The Tenet Hospitals do not provide post-retirement healthcare or life insurance benefits.

9. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value at May 31, 1999 and 1998 of accounts and notes receivable, current portion of long-term debt, accounts payable and interest payable approximate fair value because of the short maturity of these instruments. The carrying value at May 31, 1999 and 1998 of other assets and liabilities consisting primarily of long-term notes receivable and long-term debt are not materially different from the estimated fair values of these instruments.

     The sale of accounts receivable by certain Tenet Hospitals was effective August 31, 1999 and accordingly was recorded in the three-month interim period ended August 31, 1999 (see Note 13). The loss on sale of $4.5 million is reflected in operations in the three-month interim period ended August 31, 1999 and arose solely because of the decision to sell the receivables rather than collect them in the ordinary course of business.

10. CONTINGENCIES

     Tenet is involved in a lease dispute with the lessor of Mesa General Hospital Medical Center (Mesa General) regarding the calculation of rent escalations under the lease. Currently, the lessor and Tenet are exchanging documentation regarding interpretation of the escalation clause. The ultimate outcome of this dispute is not determinable and accordingly no adjustments have been made to the accompanying combined financial statements. Pursuant to the Agreement, Tenet has agreed to pay JLL a multiple of

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

incremental annual lease payments that may result from the resolution of this matter, if any. Mesa General continues to make lease payments in accordance with Tenet's interpretation of the lease.

     Pursuant to its contract with the state of Arizona, Health Choice is required annually to provide performance bonds, in an acceptable form, to guarantee performance of the Plan's obligations under its contract. In both 1999 and 1998, the Plan provided approximately $6.7 million related to this commitment in the form of either a letter of credit under a surety bond or a performance bond.

     Future contract awards are contingent upon the continuation of the AHCCCS program by the state of Arizona and the Plan's ability and desire to retain its status as a contractor under the program. As disclosed in Note 1(d), Health Choice derives approximately 99% of its revenue through a contract with AHCCCS.

11. SEGMENT DISCLOSURES

     The Tenet Hospitals have adopted Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information." The Tenet Hospitals business is providing health care through its acute care hospitals, physician practices, and related health care business. Tenet's chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about each of its hospitals including the Tenet Hospitals' facilities and subsidiaries for assessing performance and allocating resources. Accordingly, the Tenet Hospitals reportable operating segments consist of (1) acute care hospitals, physician practices and related healthcare businesses; collectively, and (2) its HMO, Health Choice.

                                                              ACUTE CARE     HMO
THREE MONTHS ENDED AUGUST 31, 1999 (UNAUDITED)                 SERVICES    SERVICES    TOTAL
----------------------------------------------                ----------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Net patient service revenues................................   $120,766    $    --    $120,766
Capitation premiums.........................................         --     22,317      22,317
Revenues between segments...................................       (887)        --        (887)
                                                               --------    -------    --------
          Net operating revenues............................   $119,879    $22,317    $142,196
                                                               ========    =======    ========
Interest expense............................................   $   (203)   $    --    $   (203)
Interest income (expense) on certain due from (to) affiliate
  balances..................................................       (797)     1,210         413
Depreciation and amortization...............................      7,079         51       7,130
Income tax expense..........................................      1,793        514       2,307
                                                               --------    -------    --------
          Net income........................................   $  1,644    $   813    $  2,457
                                                               ========    =======    ========
          Total assets......................................   $401,391    $56,851    $458,242
                                                               ========    =======    ========
          Capital expenditures..............................   $    594    $     4    $    598
                                                               ========    =======    ========

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

                                                              ACUTE CARE     HMO
THREE MONTHS ENDED AUGUST 31, 1998 (UNAUDITED)                 SERVICES    SERVICES    TOTAL
----------------------------------------------                ----------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Net patient service revenues................................   $115,527    $    --    $115,527
Capitation premiums.........................................         --     19,130      19,130
Revenues between segments...................................     (1,175)        --      (1,175)
                                                               --------    -------    --------
          Net operating revenues............................   $114,352    $19,130    $133,482
                                                               ========    =======    ========
Interest expense............................................   $   (405)   $    --    $   (405)
Interest income (expense) on certain due from (to) affiliate
  balances..................................................       (139)         8        (131)
Depreciation and amortization...............................      7,618         45       7,663
Income tax expense..........................................      2,094        406       2,500
                                                               --------    -------    --------
          Net income........................................   $  3,079    $   686    $  3,765
                                                               ========    =======    ========
          Total assets......................................   $520,904    $43,575    $564,479
                                                               ========    =======    ========
          Capital expenditures..............................   $  3,047    $    23    $  3,070
                                                               ========    =======    ========

                                                              ACUTE CARE     HMO
1999                                                           SERVICES    SERVICES    TOTAL
----                                                          ----------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Net patient service revenues................................   $502,856    $    --    $502,856
Capitation premiums.........................................         --     82,250      82,250
Revenues between segments...................................    (12,600)               (12,600)
                                                               --------    -------    --------
          Net operating revenues............................   $490,256    $82,250    $572,506
                                                               ========    =======    ========
Interest expense............................................   $   (988)   $    (8)   $   (996)
Interest income (expense) on certain due from (to) affiliate
  balances..................................................     (3,203)     4,868       1,665
Depreciation and amortization...............................     26,453        185      26,638
Income tax expense..........................................     22,386      3,264      25,650
                                                               --------    -------    --------
          Net income........................................   $ 34,993    $ 3,604    $ 38,597
                                                               ========    =======    ========
          Total assets......................................   $541,340    $53,217    $594,557
                                                               ========    =======    ========
          Capital expenditures..............................   $ 17,023    $   257    $ 17,280
                                                               ========    =======    ========

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

                                                              ACUTE CARE     HMO
1998                                                           SERVICES    SERVICES    TOTAL
----                                                          ----------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Net patient service revenues................................   $492,635    $    --    $492,635
Capitation premiums.........................................         --     69,491      69,491
Revenues between segments...................................    (14,900)               (14,900)
                                                               --------    -------    --------
          Net operating revenues............................   $477,735    $69,491    $547,226
                                                               ========    =======    ========
Impairment and restructuring charges........................   $ 19,455    $    --    $ 19,455
Interest expense............................................       (901)        (8)       (909)
Interest income (expense) on certain due from (to) affiliate
  balances..................................................       (300)        30        (270)
Depreciation and amortization...............................     25,042        249      25,291
Income tax expense..........................................      9,330      1,183      10,513
Extraordinary charge........................................      6,726         --       6,726
                                                               --------    -------    --------
          Net income........................................   $  2,855    $ 3,685    $  6,540
                                                               ========    =======    ========
          Total assets......................................   $529,628    $44,369    $573,997
                                                               ========    =======    ========
          Capital expenditures..............................   $ 27,331    $   324    $ 27,655
                                                               ========    =======    ========

                                                              ACUTE CARE      HMO
1997                                                           SERVICES     SERVICES     TOTAL
----                                                          ----------    --------    --------
                                                                    (DOLLARS IN THOUSANDS)
Net patient service revenues..............................     $490,331     $    --     $490,331
Capitation premiums.......................................           --      63,678       63,678
Revenues between segments.................................      (13,400)         --      (13,400)
                                                               --------     -------     --------
          Net operating revenues..........................     $476,931     $63,678     $540,609
                                                               ========     =======     ========
Interest income (expense).................................     $ (1,322)    $   161     $ (1,161)
Interest income (expense) on certain due from (to)
  affiliate balances......................................        2,137      (2,012)         125
Depreciation and amortization.............................       24,523         180       24,703
Income tax expense........................................       15,489       1,641       17,130
                                                               --------     -------     --------
          Net income......................................     $ 21,885     $ 2,709     $ 24,594
                                                               ========     =======     ========
          Total assets....................................     $520,334     $42,024     $562,358
                                                               ========     =======     ========
          Capital expenditures............................     $ 23,341     $   140     $ 23,481
                                                               ========     =======     ========

     Major customers are disclosed at Note 1(a) and 1(d).

12. RECENTLY ISSUED ACCOUNTING STANDARDS

     As of June 1, 1999, the Tenet Hospitals changed their method of accounting for start-up costs in accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities" which requires such costs to be expensed as incurred instead of capitalized and amortized. The change in accounting principle will result in the write-off of the start-up costs at June 1, 1999 (approximately $1.0 million net of tax benefit) capitalized as of May 31, 1999. Previously, the Tenet Hospitals capitalized start-up costs and amortized them over one year.

     SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," provides guidance on the circumstances under which the costs of certain computer software should be capitalized and/or expensed and is effective for financial statements for fiscal years beginning after December 15, 1998, which will apply to the Tenet Hospitals beginning June 1, 1999. The adoption of

                                TENET HOSPITALS

                         THREE YEARS ENDED MAY 31, 1999

SOP 98-1 did not have a significant impact on the results of operations of the Tenet Hospitals at June 1, 1999.

     Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), as amended by SFAS 137, is effective for financial statements for fiscal years beginning after June 15, 2000, and will apply to the Tenet Hospitals beginning June 1, 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. The Tenet Hospitals do not expect the adoption of SFAS 133 to have a material effect on their future results of operations.

13. SUBSEQUENT EVENT

     Effective August 31, 1999, Tenet and certain Tenet subsidiaries entered into a Receivables Sale Agreement pursuant to which those Tenet subsidiaries agreed to sell to Tenet, without recourse, patient related receivables existing on August 31, 1999 as well as receivables generated thereafter. Concurrently, Tenet entered into a Receivables Purchase Agreement with a subsidiary indirectly wholly-owned by Tenet, pursuant to which Tenet agreed to sell to the subsidiary all patient related receivables acquired by Tenet pursuant to the Receivables Sale Agreement. Approximately $98 million of net receivables were sold by the Tenet Hospitals to Tenet on August 31, 1999.

     The patient related receivables sold by the Tenet Hospitals to Tenet on August 31, 1999, were sold at amounts which were less than the balances of such receivables on the respective Tenet Hospitals' balance sheets, due to the fact that they were discounted to primarily reflect the time value of money and anticipated collection costs.

             INDEX TO UNAUDITED PRO FORMA AND PRO FORMA AS ADJUSTED

                COMBINED AND CONSOLIDATED FINANCIAL INFORMATION


                                                              PAGE
                                                              ----
Unaudited Pro Forma Combined Statements of
  Operations -- Nine Months Ended September 30, 1999........   P-3
Notes to Unaudited Pro Forma Combined Statements of
  Operations -- Nine Months Ended September 30, 1999........   P-4
Unaudited Pro Forma Combined Statements of
  Operations -- Year Ended September 30, 1999...............   P-6
Notes to Unaudited Pro Forma Combined Statements of
  Operations -- Year Ended September 30, 1999...............   P-7
Unaudited Pro Forma and Pro Forma As Adjusted Combined
  Statements of Operations -- Year Ended September 30,
  2000......................................................   P-9
Notes to Unaudited Pro Forma and Pro Forma As Adjusted
  Combined Statements of Operations -- Year Ended September
  30, 2000..................................................  P-10
Unaudited Pro Forma Combined Statements of
  Operations -- Three Months Ended December 31, 1999........  P-13
Notes to Unaudited Pro Forma Combined Statements of
  Operations -- Three Months Ended December 31, 1999........  P-14
Unaudited Pro Forma as Adjusted Consolidated Statements of
  Operations -- Three Months Ended December 31, 2000........  P-16
Notes to Unaudited Pro Forma as Adjusted Consolidated
  Statements of Operations -- Three Months Ended December
  31, 2000..................................................  P-17

           UNAUDITED PRO FORMA AND PRO FORMA AS ADJUSTED COMBINED AND
                       CONSOLIDATED FINANCIAL INFORMATION



     The following unaudited pro forma combined and consolidated financial information and explanatory notes set forth the pro forma effects of the recapitalization, the merger of the management company with a subsidiary of our company and the Tenet acquisition. The merger with the management company and the Tenet acquisition have been accounted for as purchases. Goodwill was recorded for the excess of the purchase consideration over the fair value of the identifiable net assets acquired. Pro forma as adjusted financial information gives effect to the consummation of this offering and the application of the net proceeds as set forth in "Use of Proceeds" as if these events had occurred at the beginning of the period presented and for the year ended September 30, 2000, to the effects of the recapitalization, the merger with the management company and the Tenet acquisition. The following unaudited pro forma and pro forma as adjusted combined and consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited financial statements of our company and of Tenet and the respective related notes, which are included elsewhere in this prospectus.



     The unaudited pro forma combined statements of operations for the nine months ended September 30, 1999 include the results of operations of the Paracelsus hospitals and the management company for the nine months ended September 30, 1999 and the results of operations of the Tenet hospitals for the nine months ended August 31, 1999.


     The unaudited pro forma combined statements of operations for the year ended September 30, 1999 include the results of operations of the Paracelsus hospitals and the operations of a company formed by members of our management team for the year ended September 30, 1999, and the results of operations of the Tenet hospitals for the year ended August 31, 1999.


     The unaudited pro forma and pro forma as adjusted combined statements of operations for the fiscal year ended September 30, 2000 give effect to the Tenet acquisition and the merger with a company formed by members of our management team as if each of these transactions had occurred on October 1, 1999.


     The unaudited pro forma combined statements of operations for the three months ended December 31, 1999 give effect to the Tenet acquisition and the merger with a company formed by members of our management team as if each of these transactions had occurred on October 1, 1999.


     The unaudited pro forma as adjusted consolidated statements of operations for the three months ended December 31, 2000 include the results of operations of our company for the quarter ended December 31, 2000.



     The unaudited pro forma and pro forma as adjusted financial information does not purport to be indicative of the results of operations that we would have actually achieved had the pro forma transactions occurred as of the dates specified, nor are they necessarily indicative of the results of operations that we may achieve in the future. Non-recurring costs of $3.5 million recognized in the year ended September 30, 2000 in connection with the recapitalization are not reflected in the unaudited pro forma combined statements of operations for any period presented. We have based the unaudited pro forma and pro forma as adjusted combined and consolidated financial information on assumptions and adjustments described in the notes to the unaudited pro forma and pro forma as adjusted combined and consolidated financial information included below.

                          IASIS HEALTHCARE CORPORATION

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                PRO FORMA                                PRO FORMA
                                             RECAPITALIZATION              MANAGEMENT   ACQUISITION       PRO
                                PARACELSUS     ADJUSTMENTS       TENET      COMPANY     ADJUSTMENTS      FORMA
                                ----------   ----------------   --------   ----------   -----------    ---------
                                                                 (IN THOUSANDS)
Net revenue..................    $137,397        $    --        $443,311    $   758      $     --      $581,466
Costs and expenses:
  Salaries and benefits......      47,169             --         146,103      1,792                     195,064
  Supplies and other
    operating expenses.......      56,846             --         181,078        874         1,000(4)    239,798
  Provision for bad debts....       9,934             --          33,831         --            --        43,765
  Interest, net..............       7,304          7,063(3)       (1,407)       (13)       36,245(3)     49,192
  Depreciation &
    amortization.............       9,620             --          19,446        123         5,961(5)     35,150
  Allocated management
    fees(1)..................       5,027             --           6,085         --            --        11,112
  Loss on sale of accounts
    receivable(2)............          --             --           4,548         --            --         4,548
                                 --------        -------        --------    -------      --------      --------
         Total costs and
           expenses..........     135,900          7,063         389,684      2,776        43,206       578,629
                                 --------        -------        --------    -------      --------      --------
Earnings (loss) from
  continuing operations
  before minority interests
  and income taxes...........       1,497         (7,063)         53,627     (2,018)      (43,206)        2,837
Minority interests...........        (140)            --           1,386         --        (1,868)(6)      (622)
                                 --------        -------        --------    -------      --------      --------
Earnings (loss) from
  continuing operations
  before income taxes........       1,637         (7,063)         52,241     (2,018)      (41,338)        3,459
Income tax expense...........          --             --          20,989         --       (19,605)(7)     1,384
                                 --------        -------        --------    -------      --------      --------
Net earnings (loss) from
  continuing operations......    $  1,637        $(7,063)       $ 31,252    $(2,018)     $(21,733)     $  2,075
                                 ========        =======        ========    =======      ========      ========


    See accompanying Notes to the Unaudited Pro Forma Combined Statements of
                                   Operations

                          IASIS HEALTHCARE CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

(1) Allocated management fees include allocations of corporate costs for general and administrative functions. The costs were historically allocated based on relative revenues or costs incurred divided by the number of hospital operations. The historical allocated costs do not necessarily represent the level of costs that the individual hospitals expect to incur in the future.

(2) Effective August 31, 1999, certain of the Tenet hospitals entered into a Receivables Sale Agreement to sell to Tenet Healthcare patient related receivables. A loss was generated on the sale as the amounts realized upon sale were less than the patient receivables balances on certain Tenet hospitals individual balance sheets due to the fact that the receivables were discounted to reflect the time value of money and anticipated collection costs.

(3) To record interest expense on the debt incurred to finance the transactions, calculated on a nine-month basis as follows:


                                                           INTEREST    INTEREST
INSTRUMENT                                      AMOUNT       RATE      EXPENSE
----------                                     --------    --------    --------
Revolving credit facility....................  $     --      10.00%    $   469
Term loans
  Tranche A..................................    80,000      10.00       6,000
  Tranche B..................................   250,000      10.75      20,156
                                               --------                -------
Total term loans and revolving credit
  facility...................................   330,000                 26,625
Senior subordinated notes....................   230,000      13.00      22,425
                                               --------                -------
                                                560,000                 49,050
Capitalized leases...........................     1,499    Various         142
                                               --------                -------
                                               $561,499                $49,192
                                               ========                =======


     The $125.0 million revolving credit facility has a 0.5% commitment fee on the unused balance.

     The above interest amounts on the revolving credit facility and term loans assume a Eurodollar rate (equivalent to LIBOR) of 6.5%. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense for the nine months ended September 30, 1999 by approximately $.3 million.

     Estimated allocation of pro forma interest expense between the operations of Paracelsus and the operations of Tenet and the management company:

                                                          TENET AND
                                                        THE MANAGEMENT
                                          PARACELSUS       COMPANY         TOTAL
                                          ----------    --------------    -------
Allocation of interest expense on
  revolving credit facility, term loans
  and senior subordinated notes(a)......   $14,225         $34,825        $49,050
Interest on capitalized leases..........       142              --            142
                                           -------         -------        -------
Total...................................    14,367          34,825         49,192
Historical interest expense (income)....     7,304          (1,420)         5,884
                                           -------         -------        -------
Pro forma adjustment....................   $ 7,063         $36,245        $43,308
                                           =======         =======        =======

     (a) Interest expense was allocated based on the amounts borrowed to finance both the Paracelsus recapitalization and the Tenet and the management company transactions. IASIS borrowed

                          IASIS HEALTHCARE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

         $160,000 to finance the recapitalization and $400,000 to finance the Tenet and the management company transactions for a total borrowing of $560,000, resulting in 29% of the interest expense, or $14,225, being allocated to Paracelsus and 71% of the interest expense, or $34,825, being allocated to the Tenet and the management company transactions.

(4) Operating expenses in the historical combined financial statements for Tenet hospitals did not include rent expense for St. Luke's Behavioral Health Center. Payments made were charged against restructuring reserves established as of May 31, 1998. Accordingly, a pro forma adjustment has been made to supplies and other expenses in the amount of $1.0 million, representing nine months of these rent payments.

(5) To adjust depreciation and amortization based on the increase in goodwill in connection with the Tenet acquisition and the merger with management company and pro forma amortization of deferred financing fees. Goodwill is being amortized over a ten to thirty-five year period. Deferred financing fees are amortized over the term of the related debt. The following table presents the allocation of the respective purchase price and determination of the amount of goodwill recognized in connection with the Tenet acquisition and the merger with management company as well as a reconciliation of the pro forma depreciation and amortization adjustment:

                                                        MANAGEMENT
                                             TENET       COMPANY       TOTAL
                                            --------    ----------    --------
Purchase price, including direct costs of
  acquisition.............................  $436,918      $9,460      $446,378

Identifiable assets acquired..............   220,850         289       221,139
Liabilities assumed.......................   (41,203)       (150)      (41,353)
                                            --------      ------      --------
  Identifiable net assets acquired........   179,647         139       179,786
                                            --------      ------      --------
Goodwill..................................  $257,271      $9,321      $266,592
                                            ========      ======      ========


Amortization of goodwill of $266,592 recognized in
  connection with Tenet acquisition and the merger with
  management company........................................  $ 7,194
Amortization of deferred financing fees of $26,901..........    3,319
                                                              -------
Pro forma amortization......................................   10,513
Amortization included in historical combined Tenet hospitals
  and management company financial statements...............    4,552
                                                              -------
Pro forma adjustment........................................  $ 5,961
                                                              =======


(6) To eliminate the minority interest relating to the 25% interest in Odessa Regional Hospital previously owned by various physicians as limited partners. Tenet Healthcare Corporation conveyed to IASIS 100% of the assets of Odessa Regional Hospital.

(7) To record the tax benefit on the pro forma adjustments and to adjust the effective tax rate on the pro forma combined financial statements to equal 40.0% for the nine months ended September 30, 1999.

                          IASIS HEALTHCARE CORPORATION

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1999


                                                             PRO FORMA                                PRO FORMA
                                                          RECAPITALIZATION              MANAGEMENT   ACQUISITION
                                             PARACELSUS     ADJUSTMENTS       TENET      COMPANY     ADJUSTMENTS    PRO FORMA
                                             ----------   ----------------   --------   ----------   -----------    ---------
                                                                              (IN THOUSANDS)
Net revenue................................   $181,689        $    --        $581,220    $   939      $     --      $763,848
Costs and expenses:
  Salaries and benefits....................     63,021             --         192,406      2,273                     257,700
  Supplies and other operating expenses....     73,118             --         242,543      1,053         1,333(4)    318,047
  Provision for bad debts..................     13,625             --          43,811         --            --        57,436
  Interest, net............................     10,966          8,189(3)       (1,415)       (10)       47,859(3)     65,589
  Depreciation & amortization..............     12,784             --          26,105        199         8,255(5)     47,343
  Allocated management fees(1).............      6,674             --           7,696         --            --        14,370
  Loss on sale of accounts receivable(2)...         --             --           4,548         --            --         4,548
                                              --------        -------        --------    -------      --------      --------
         Total costs and expenses..........    180,188          8,189         515,694      3,515        57,447       765,033
                                              --------        -------        --------    -------      --------      --------
Earnings (loss) from continuing operations
  before minority interests and income
  taxes....................................      1,501         (8,189)         65,526     (2,576)      (57,447)       (1,185)
Minority interests.........................       (126)            --           1,762         --        (1,868)(6)      (232)
                                              --------        -------        --------    -------      --------      --------
Earnings (loss) from continuing operations
  before income taxes......................      1,627         (8,189)         63,764     (2,576)      (55,579)         (953)
Income tax expense (benefit)...............         --             --          25,457         --       (25,457)(7)        --
                                              --------        -------        --------    -------      --------      --------
Net earnings (loss) from continuing
  operations...............................   $  1,627        $(8,189)       $ 38,307    $(2,576)     $(30,122)     $   (953)
                                              ========        =======        ========    =======      ========      ========


    See accompanying Notes to the Unaudited Pro Forma Combined Statements of
                                   Operations

                          IASIS HEALTHCARE CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

(1) Allocated management fees include allocations of corporate costs for general and administrative functions. The costs were historically allocated based on relative revenues or costs incurred divided by the number of hospital operations. The historical allocated costs do not necessarily represent the level of costs that the individual hospitals expect to incur in the future.

(2) Effective August 31, 1999, certain of the Tenet hospitals entered into a Receivables Sale Agreement to sell to Tenet Healthcare patient related receivables. A loss was generated on the sale as the amounts realized upon sale were less than the patient receivables balances on certain Tenet hospitals individual balance sheets due to the fact that the receivables were discounted to reflect the time value of money and anticipated collection costs.

(3) To record interest expense on the debt incurred to finance the transactions, calculated on a twelve-month basis as follows:


                                                           INTEREST    INTEREST
INSTRUMENT                                      AMOUNT       RATE      EXPENSE
----------                                     --------    --------    --------
Revolving credit facility....................  $     --      10.00%    $   625
Term loans
  Tranche A..................................    80,000      10.00       8,000
  Tranche B..................................   250,000      10.75      26,875
                                               --------                -------
Total term loans and revolving credit
  facility...................................   330,000                 35,500
Senior subordinated notes....................   230,000      13.00      29,900
                                               --------                -------
                                                560,000                 65,400
Capitalized leases...........................     1,499    Various         189
                                               --------                -------
                                               $561,499                $65,589
                                               ========                =======


     The $125.0 million revolving credit facility has a 0.5% commitment fee on the unused balance.

     The above interest amounts on the revolving credit facility and term loans assume a Eurodollar rate (equivalent to LIBOR) of 6.5%. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense for the year ended September 30, 1999 by approximately $.4 million.

     Estimated allocation of pro forma interest expense between the operations of Paracelsus and the operations of Tenet and the management company:


                                                          TENET AND
                                                        THE MANAGEMENT
                                          PARACELSUS       COMPANY         TOTAL
                                          ----------    --------------    -------
Allocation of interest expense on
  revolving credit facility, term loans
  and senior subordinated notes(a)......   $18,966         $46,434        $65,400
Interest on capitalized leases..........       189              --            189
                                           -------         -------        -------
Total...................................    19,155          46,434         65,589
Historical interest expense (income)....    10,966          (1,425)         9,541
                                           -------         -------        -------
Pro forma adjustment....................   $ 8,189         $47,859        $56,048
                                           =======         =======        =======


     (a) Interest expense was allocated based on the amounts borrowed to finance both the Paracelsus recapitalization and the Tenet and the management company transactions. IASIS borrowed

                          IASIS HEALTHCARE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

         $160,000 to finance the recapitalization and $400,000 to finance the Tenet and the management company transactions for a total borrowing of $560,000, resulting in 29% of the interest expense, or $18,966, being allocated to Paracelsus and 71% of the interest expense, or $46,434, being allocated to the Tenet and the management company transactions.

(4) Operating expenses in the historical combined financial statements for Tenet hospitals did not include rent expense for St. Luke's Behavioral Health Center. Payments made were charged against restructuring reserves established as of May 31, 1998. Accordingly, a pro forma adjustment has been made to supplies and other expenses in the amount of $1.3 million, representing one year of these rent payments.

(5) To adjust depreciation and amortization based on the increase in goodwill in connection with the Tenet acquisition and the merger with management company and pro forma amortization of deferred financing fees. Goodwill is being amortized over a ten to thirty-five year period. Deferred financing fees are amortized over the term of the related debt. The following table presents the allocation of the respective purchase price and determination of the amount of goodwill recognized in connection with the Tenet acquisition and the merger with management company as well as a reconciliation of the pro forma depreciation and amortization adjustment:

                                                        MANAGEMENT
                                             TENET       COMPANY       TOTAL
                                            --------    ----------    --------
Purchase price, including direct costs of
  acquisition.............................  $436,918      $9,460      $446,378

Identifiable assets acquired..............   220,850         289       221,139
Liabilities assumed.......................   (41,203)       (150)      (41,353)
                                            --------      ------      --------
  Identifiable net assets acquired........   179,647         139       179,786
                                            --------      ------      --------
Goodwill..................................  $257,271      $9,321      $266,592
                                            ========      ======      ========


Amortization of goodwill of $266,592 recognized in
  connection with Tenet acquisition and the merger with
  management company........................................  $9,592
Amortization of deferred financing fees of $26,901..........   4,484
                                                              ------
Pro forma amortization......................................  14,076
Amortization included in historical combined Tenet hospitals
  and management company financial statements...............   5,821
                                                              ------
Pro forma adjustment........................................  $8,255
                                                              ======


(6) To eliminate the minority interest relating to the 25% interest in Odessa Regional Hospital previously owned by various physicians as limited partners. Tenet Healthcare Corporation conveyed to IASIS 100% of the assets of Odessa Regional Hospital.


(7) To remove historical tax expense. A tax benefit has not been recorded because of the uncertainty of our future ability to utilize net operating losses.

                          IASIS HEALTHCARE CORPORATION


                 UNAUDITED PRO FORMA AND PRO FORMA AS ADJUSTED

                       COMBINED STATEMENTS OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 2000


                                                               PRO FORMA
                                               MANAGEMENT   RECAPITALIZATION
                           IASIS      TENET     COMPANY        ADJUSTMENT
                          --------   -------   ----------   ----------------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue.............  $815,163   $22,807     $  47          $    --
Costs and expenses:
  Salaries and
    benefits............   285,451     8,588       126               --
  Supplies and other
    operating
    expenses............   357,552    12,368       131               --
  Provision for bad
    debts...............    60,579       370        --               --
  Interest, net.........    62,352       (15)      453               --
  Depreciation &
    amortization........    47,559     1,019        11               --
  Allocated management
    fees(1).............        --       313        --               --
  Recapitalization
    costs...............     3,478        --        --           (3,478)(4)
  Loss on sale of
    accounts
    receivable(2).......        --     2,191        --               --
                          --------   -------     -----          -------
        Total costs and
          expenses......   816,971    24,834       721           (3,478)
                          --------   -------     -----          -------
Earnings (loss) from
  continuing operations
  before minority
  interests and income
  taxes.................    (1,808)   (2,027)     (674)           3,478
Minority interests......        74      (156)       --               --
                          --------   -------     -----          -------
Earnings (loss) from
  continuing operations
  before income taxes...    (1,882)   (1,871)     (674)           3,478
Income tax expense
  (benefit).............     2,219      (747)       --               --
                          --------   -------     -----          -------
Net earnings (loss) from
  continuing
  operations............  $ (4,101)  $(1,124)    $(674)         $ 3,478
                          ========   =======     =====          =======
Basic and diluted net
  earnings (loss) from
  continuing operations
  per common share(3)...        --        --        --               --
Weighted average number
  of common shares used
  for basic net earnings
  (loss) from continuing
  operations per common
  share(3)..............        --        --        --               --
Weighted average number
  of common and common
  equivalent shares used
  for diluted net
  earnings from
  continuing operations
  per common share(3)...        --        --        --               --

                           PRO FORMA
                          ACQUISITION                  PRO FORMA      PRO FORMA
                          ADJUSTMENTS     PRO FORMA    OFFERING      AS ADJUSTED
                          -----------    -----------   ---------     -----------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue.............    $    --      $   838,017   $     --      $   838,017
Costs and expenses:
  Salaries and
    benefits............         --          294,165         --          294,165
  Supplies and other
    operating
    expenses............         --          370,051         --          370,051
  Provision for bad
    debts...............         --           60,949         --           60,949
  Interest, net.........      2,294(5)        65,084    (19,124)(9)       45,960
  Depreciation &
    amortization........        219(6)        48,808         --           48,808
  Allocated management
    fees(1).............         --              313         --              313
  Recapitalization
    costs...............         --               --         --               --
  Loss on sale of
    accounts
    receivable(2).......         --            2,191         --            2,191
                            -------      -----------   --------      -----------
        Total costs and
          expenses......      2,513          841,561    (19,124)         822,437
                            -------      -----------   --------      -----------
Earnings (loss) from
  continuing operations
  before minority
  interests and income
  taxes.................     (2,513)          (3,544)    19,124           15,580
Minority interests......        (98)(7)         (180)        --             (180)
                            -------      -----------   --------      -----------
Earnings (loss) from
  continuing operations
  before income taxes...     (2,415)          (3,364)    19,124           15,760
Income tax expense
  (benefit).............        747(8)         2,219      4,613(10)        6,832
                            -------      -----------   --------      -----------
Net earnings (loss) from
  continuing
  operations............    $(3,162)     $    (5,583)  $ 14,511      $     8,928
                            =======      ===========   ========      ===========
Basic and diluted net
  earnings (loss) from
  continuing operations
  per common share(3)...         --      $     (0.18)                $      0.20
Weighted average number
  of common shares used
  for basic net earnings
  (loss) from continuing
  operations per common
  share(3)..............         --       31,434,863                  44,784,863
Weighted average number
  of common and common
  equivalent shares used
  for diluted net
  earnings from
  continuing operations
  per common share(3)...         --               --         --       44,977,529



  See accompanying Notes to the Unaudited Pro Forma and Pro Forma as Adjusted
                       Combined Statements of Operations

                          IASIS HEALTHCARE CORPORATION


                 NOTES TO UNAUDITED PRO FORMA AND PRO FORMA AS


                   ADJUSTED COMBINED STATEMENTS OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

(1) Allocated management fees include allocations of corporate costs for general and administrative functions. The costs were historically allocated based on relative revenues or costs incurred divided by the number of hospital operations. The historical allocated costs do not necessarily represent the level of costs that the individual hospitals expect to incur in the future.

(2) Effective August 31, 1999, certain of the Tenet hospitals entered into a Receivables Sale Agreement to sell to Tenet Healthcare patient related receivables. A loss was generated on the sale as the amounts realized upon sale were less than the patient receivables balances on certain Tenet hospitals individual balance sheets due to the fact that the receivables were discounted to reflect the time value of money and anticipated collection costs.


(3) Pro forma and pro forma as adjusted net earnings (loss) from continuing operations per common share and the pro forma and pro forma as adjusted weighted average number of common and common equivalent shares give effect to the exchange of our mandatorily redeemable Series A and Series B preferred stock for 17,357,671 shares of our common stock which occurred on October 26, 2000 and to a 10.5-for-one common stock split. Pro forma net earnings (loss) from continuing operations per common share and the pro forma as adjusted weighted average number of common and common equivalent shares also give effect to the sale of 13,350,000 shares of common stock in the offering and the application of the estimated net proceeds thereof to the repayment of debt, as described in "Use of Proceeds," as if it had occurred as of October 1, 1999.


(4) To eliminate non-recurring legal, accounting and other related charges of approximately $3.5 million incurred in connection with the recapitalization transaction.

(5) To record interest expense on the debt incurred to finance the transactions for the period October 1, 1999 through October 15, 1999, calculated on a fifteen day basis as follows:


                                                            INTEREST    INTEREST
INSTRUMENT                                       AMOUNT       RATE      EXPENSE
----------                                      --------    --------    --------
Revolving credit facility.....................  $     --      10.00%     $   26
Term loans
  Tranche A...................................    80,000      10.00         333
  Tranche B...................................   250,000      10.75       1,120
                                                --------                 ------
Total term loans and revolving credit
  facility....................................   330,000                  1,479
Senior subordinated notes.....................   230,000      13.00       1,246
                                                --------                 ------
                                                 560,000                  2,725
Capitalized leases............................     1,499    Various           7
                                                --------                 ------
Pro forma debt and interest...................  $561,499                 $2,732
                                                ========
Combined net interest expense of Tenet and the
  management company recognized during the
  period October 1, 1999 through October 15,
  1999........................................                              438
                                                                         ------
     Pro forma adjustment.....................                           $2,294
                                                                         ======


     The $125.0 million revolving credit facility has a 0.5% commitment fee on the unused balance.

     The above interest amounts on the revolving credit facility and term loans assume a Eurodollar rate (equivalent to LIBOR) of 6.5%.

                          IASIS HEALTHCARE CORPORATION


                 NOTES TO UNAUDITED PRO FORMA AND PRO FORMA AS


           ADJUSTED COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)


(6) To adjust depreciation and amortization based on the increase in goodwill in connection with the Tenet acquisition and the merger with management company and pro forma amortization of deferred financing fees. Goodwill is being amortized over a ten to thirty-five year period. Deferred financing fees are amortized over the term of the related debt. The following table presents the allocation of the respective purchase price and determination of the amount of goodwill recognized in connection with the Tenet acquisition and the merger with management company as well as a reconciliation of the pro forma depreciation and amortization adjustment:

                                                        MANAGEMENT
                                             TENET       COMPANY       TOTAL
                                            --------    ----------    --------
Purchase price, including direct costs of
  acquisition.............................  $436,918      $9,460      $446,378
Identifiable assets acquired..............   220,850         289       221,139
Liabilities assumed.......................   (41,203)       (150)      (41,353)
                                            --------      ------      --------
  Identifiable net assets acquired........   179,647         139       179,786
                                            --------      ------      --------
Goodwill..................................  $257,271      $9,321      $266,592
                                            ========      ======      ========


Amortization of goodwill of $266,592 recognized in
  connection with Tenet acquisition and the merger with
  management company for the period October 1, 1999 through
  October 15, 1999..........................................    $400
Amortization of deferred financing fees of $26,901 for the
  period October 1, 1999 through October 15, 1999...........     180
                                                                ----
Pro forma amortization......................................     580
Amortization included in historical combined Tenet hospitals
  and management company financial statements...............     361
                                                                ----
Pro forma adjustment........................................    $219
                                                                ====


 (7) To eliminate the minority interest relating to the 25% interest in Odessa Regional Hospital previously owned by various physicians as limited partners. Tenet Healthcare Corporation conveyed to IASIS 100% of the assets of Odessa Regional Hospital.

 (8) To remove historical tax benefit because of the uncertainty of our future ability to utilize net operating losses.

                          IASIS HEALTHCARE CORPORATION


                 NOTES TO UNAUDITED PRO FORMA AND PRO FORMA AS


           ADJUSTED COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)



 (9)To adjust interest expense to give effect to the consummation of this public offering and the application of net proceeds to repay a portion of outstanding indebtedness as if these events had occurred on October 1, 1999, as follows:



                                                           INTEREST    INTEREST
INSTRUMENT                                      AMOUNT       RATE      EXPENSE
----------                                     --------    --------    --------
Revolving credit facility, including letter
  of credit fees.............................  $     --    Various     $ 1,351
Term loans
  Tranche A -- average outstanding balance...    35,375       9.93       3,513
  Tranche B -- average outstanding balance...   111,375      10.68      11,895
                                               --------                -------
Total term loans and revolving credit
  facility...................................   146,750                 16,759
Senior subordinated notes....................   230,000      13.00      29,900
                                               --------                -------
                                                376,750                 46,659
Capitalized leases...........................     1,289    Various          98
Other interest income, net...................        --    Various        (797)
                                               --------                -------
                                               $378,039                $45,960
                                               ========                =======



(10)To adjust income tax expense for the effect of changes in interest expense.

                          IASIS HEALTHCARE CORPORATION

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 1999



                                                                           PRO FORMA         PRO FORMA
                                                           MANAGEMENT   RECAPITALIZATION    ACQUISITION
                                       IASIS      TENET     COMPANY        ADJUSTMENT       ADJUSTMENTS     PRO FORMA
                                      --------   -------   ----------   ----------------    -----------    -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue.........................  $177,695   $22,807     $  47          $    --           $    --      $   200,549
Costs and expense:
  Salaries and benefits.............    60,906     8,588       126               --                --           69,620
  Supplies and other operating
    expenses........................    75,945    12,368       131               --                --           88,444
  Provision for bad debts...........    13,229       370        --               --                --           13,599
  Interest, net.....................    14,375       (15)      453               --             2,294(5)        17,107
  Depreciation & amortization.......    10,384     1,019        11               --               219(6)        11,633
  Allocated management
    fees(1).........................        --       313        --               --                --              313
  Recapitalization costs............     3,442        --        --           (3,442)(4)            --               --
  Loss on sale of accounts
    receivable(2)...................        --     2,191        --               --                --            2,191
                                      --------   -------     -----          -------           -------      -----------
    Total costs and expenses........   178,281    24,834       721           (3,442)            2,513          202,907
                                      --------   -------     -----          -------           -------      -----------
Earnings (loss) from continuing
  operations before minority
  interests and income taxes........      (586)   (2,027)     (674)           3,442            (2,513)          (2,358)
Minority interests..................       (92)     (156)       --               --               (98)(7)         (346)
                                      --------   -------     -----          -------           -------      -----------
Earnings (loss) from continuing
  operations before income taxes....      (494)   (1,871)     (674)           3,442            (2,415)          (2,012)
Income tax expense (benefit)........        --      (747)       --               --               747(8)            --
                                      --------   -------     -----          -------           -------      -----------
Net earnings (loss) from continuing
  operations........................  $   (494)  $(1,124)    $(674)         $ 3,442           $(3,162)     $    (2,012)
                                      ========   =======     =====          =======           =======      ===========
Net loss from continuing operations
  per common share(3)...............        --        --        --               --                --      $     (0.07)
Weighted average number of common
  shares(3).........................        --        --        --               --                --       30,458,745


    See accompanying Notes to the Unaudited Pro Forma Combined Statements of
                                   Operations

                          IASIS HEALTHCARE CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)


(1) Allocated management fees include allocations of corporate costs for general and administrative functions. The costs were historically allocated based on relative revenues or costs incurred divided by the number of hospital operations. The historical allocated costs do not necessarily represent the level of costs that the individual hospitals expect to incur in the future.

(2) Effective August 31, 1999, certain of the Tenet hospitals entered into a Receivables Sale Agreement to sell to Tenet Healthcare patient related receivables existing on that date as well as patient related receivables generated thereafter. A loss was generated on the sale as the amounts realized upon sale were less than the patient receivables balances on certain Tenet hospitals individual balance sheets due to the fact that the receivables were discounted to reflect the time value of money and anticipated collection costs.


(3) Pro forma net loss from continuing operations per common share and the pro forma weighted average number of common and common equivalent shares (pro forma) give effect to the exchange of our mandatorily redeemable Series A and Series B preferred stock for 17,357,671 shares of our common stock which occurred on October 26, 2000 and to a 10.5-for-one common stock split.


(4) To eliminate non-recurring legal, accounting and other related charges incurred in connection with the recapitalization transaction.

(5) To record interest expense on the debt incurred to finance the transactions, for the period October 1, 1999 through October 15, 1999 calculated on a fifteen day basis as follows:


                                                            INTEREST    INTEREST
INSTRUMENT                                       AMOUNT       RATE      EXPENSE
----------                                      --------    --------    --------
Revolving credit facility.....................  $     --      10.00%     $   26
Term loans
  Tranche A...................................    80,000      10.00         333
  Tranche B...................................   250,000      10.75       1,120
                                                --------                 ------
Total term loans and revolving credit
  facility....................................   330,000                  1,479
Senior subordinated notes.....................   230,000      13.00       1,246
                                                --------                 ------
                                                 560,000                  2,725
Capitalized leases............................     1,289    Various           7
                                                --------                 ------
                                                $561,289                 $2,732
                                                ========


Combined net interest expense of Tenet and the management
  company recognized during the period October 1, 1999
  through October 15, 1999..................................     438
                                                              ------
Pro forma adjustment........................................  $2,294
                                                              ======

     The $125.0 million revolving credit facility has a 0.5% commitment fee on the unused balance.

     The above interest amounts on the revolving credit facility and term loans assume a Eurodollar rate (equivalent to LIBOR) of 6.5%.

(6) To adjust depreciation and amortization based on the increase in goodwill in connection with the Tenet acquisition and the merger with management company and pro forma amortization of deferred financing fees for the period October 1, 1999 through October 15, 1999. Goodwill is being amortized over a ten to thirty-five year period. Deferred financing fees are amortized over the term of the related debt. The following table presents the allocation of the respective purchase price and determination of

                          IASIS HEALTHCARE CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

    the amount of goodwill recognized in connection with the Tenet acquisition and the merger with the management company as well as a reconciliation of the pro forma depreciation and amortization adjustment:

                                                        MANAGEMENT
                                             TENET       COMPANY       TOTAL
                                           ---------    ----------    --------
Purchase price, including direct costs of
  acquisition............................   $436,918      $9,460      $446,378

Identifiable assets acquired.............    220,850         289       221,139
Liabilities assumed......................    (41,203)       (150)      (41,353)
                                           ---------      ------      --------
  Identifiable net assets acquired.......    179,647         139       179,786
                                           ---------      ------      --------
Goodwill.................................   $257,271      $9,321      $266,592
                                           =========      ======      ========


Amortization of goodwill of $266,592 recognized in
  connection with the Tenet acquisition and the merger with
  management company for the period October 1, 1999 through
  October 15, 1999..........................................  $400
Amortization of deferred financing fees of $26,901 for the
  period October 1, 1999 through October 15, 1999...........   180
                                                              ----
                                                               580
Amortization included in historical combined Tenet hospitals
  and management company financial statements...............   361
                                                              ----
Pro forma adjustment........................................  $219
                                                              ====


(7) To eliminate the minority interest relating to the 25% interest in Odessa Regional Hospital previously owned by various physicians as limited partners. Tenet Healthcare conveyed to IASIS 100% of the assets of Odessa Regional Hospital.

(8) To remove historical tax benefit because of the uncertainty of our future ability to utilize net operating losses.

                          IASIS HEALTHCARE CORPORATION


     UNAUDITED PRO FORMA AS ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 2000


                                                                       PRO FORMA     PRO FORMA
                                                           IASIS       OFFERING     AS ADJUSTED
                                                        -----------    ---------    ------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT
                                                                    PER SHARE DATA)
Net revenue...........................................  $   219,369     $    --     $   219,369
Costs and expenses:
  Salaries and benefits...............................       77,085          --          77,085
  Supplies and other operating expenses...............       97,131          --          97,131
  Provision for bad debts.............................       17,395          --          17,395
  Interest, net.......................................       17,208      (5,124)(2)      12,084
  Depreciation & amortization.........................       14,108          --          14,108
                                                        -----------     -------     -----------
          Total costs and expenses....................      222,927      (5,124)        217,803
                                                        -----------     -------     -----------
  Earnings (loss) from continuing operations before
     minority interests and income taxes..............       (3,558)      5,124           1,566
  Minority interests..................................           53          --              53
                                                        -----------     -------     -----------
          Earnings (loss) from continuing operations
            before income taxes.......................       (3,611)      5,124           1,513
  Income tax expense..................................           --         761(3)          761
                                                        -----------     -------     -----------
          Net earnings (loss) from continuing
            operations................................  $    (3,611)    $ 4,363     $       752
                                                        ===========     =======     ===========
          Net earnings from continuing operations
            attributable to common stockholders.......       21,737          --             752
                                                        ===========     =======     ===========
  Basic and diluted net earnings from continuing
     operations per common share(1)...................  $      0.81          --     $      0.02
  Weighted average number of common shares used for
     basic net earnings from continuing operations per
     common share(1)..................................   26,779,284          --      45,143,711
  Weighted average number of common and common
     equivalent shares used for diluted net earnings
     from continuing operations per common share(1)...           --          --      45,631,810



   See accompanying Notes to the Unaudited Pro Forma as Adjusted Consolidated
                           Statements of Operations.

                          IASIS HEALTHCARE CORPORATION


 NOTES TO UNAUDITED PRO FORMA AS ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)


(1)Net earnings from continuing operations per common share include the reversal of $(25,348) in preferred stock dividends. Pro forma as adjusted net earnings from continuing operations per common share and the pro forma as adjusted weighted average number of common and common equivalent shares give effect to the exchange of our mandatorily redeemable Series A and Series B preferred stock for 17,357,671 shares of our common stock, to a 10.5-for-one common stock split and to the sale of 13,350,000 shares of common stock in the offering and the application of the estimated net proceeds thereof to the repayment of debt, as described in "Use of Proceeds," as if these events had occurred as of October 1, 2000.



(2)To adjust interest expense to give effect to the offering and the application of net proceeds thereof to repay a portion of outstanding indebtedness as if these events had occurred on October 1, 2000, as follows:



                                                           INTEREST    INTEREST
INSTRUMENT                                      AMOUNT       RATE      EXPENSE
----------                                     --------    --------    --------
Revolving credit facility, including letter
  of credit fees.............................  $ 16,500    Various     $   688
Term loans
  Tranche A..................................    34,000      10.30         876
  Tranche B..................................   109,000      11.10       3,025
                                               --------                -------
Total term loans and revolving credit
  facility...................................   159,500                  4,589
Senior subordinated notes....................   230,000      13.00       7,475
                                               --------                -------
                                                389,500                 12,064
Capitalized leases...........................     1,499    Various         158
Interest income..............................        --    Various        (138)
                                               --------                -------
                                               $390,999                $12,084
                                               ========                =======



(3)To adjust income tax expense for the effect of the change in interest expense.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               13,350,000 SHARES


                                  [IASIS LOGO]

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS

                             ----------------------

                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY
                         BANC OF AMERICA SECURITIES LLC
                               CIBC WORLD MARKETS
                           DEUTSCHE BANC ALEX M BROWN
                                LEHMAN BROTHERS
                           JEFFERIES & COMPANY, INC.
                         SUNTRUST EQUITABLE SECURITIES

                                            , 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       Omitted Graphic and Image Material

     The following graphic and image material is omitted from the form of the prospectus filed electronically:

     Inside Back Cover: A color photograph of each of the following hospitals, with the name of the hospital and city and state in which the hospital is located contained in a caption underneath the photograph: Jordon Valley Hospital, West Jordan, Utah; Salt Lake Regional Medical Center, Salt Lake City, Utah; Rocky Mountain Medical Center, Salt Lake City, Utah; St. Luke's Medical Center, Phoenix, Arizona; Tempe St. Luke's Hospital, Tempe, Arizona; and Town & Country Hospital, Tampa, Florida.

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[Alternate International Page]
                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED FEBRUARY 13, 2001

PROSPECTUS


                               13,350,000 SHARES


                                  [IASIS LOGO]

                                  COMMON STOCK

                             ----------------------


     This is IASIS Healthcare Corporation's initial public offering. We are selling all of the shares. The international managers are offering 2,670,000 shares outside the U.S. and Canada and the U.S. underwriters are offering 10,680,000 shares in the U.S. and Canada.



     We expect the public offering price to be between $14.00 and $16.00 per share. Currently, no public market exists for the shares. After pricing of the offering, the shares will trade on the New York Stock Exchange under the symbol "IAS."


     INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                             ----------------------

                                                              PER SHARE              TOTAL
                                                              ---------              -----
Public offering price.......................................      $                    $
Underwriting discount.......................................      $                    $
Proceeds, before expenses, to IASIS Healthcare..............      $                    $


     The international managers may also purchase up to an additional 400,500 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The U.S. underwriters may similarly purchase up to an additional 1,602,000 shares from us.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares will be ready for delivery on or about           , 2001.
                             ----------------------

MERRILL LYNCH INTERNATIONAL                                 SALOMON SMITH BARNEY

BANK OF AMERICA INTERNATIONAL LIMITED
              CIBC WORLD MARKETS
                                                           DEUTSCHE BANK
                                                                 LEHMAN BROTHERS
JEFFERIES INTERNATIONAL LIMITED                    SUNTRUST EQUITABLE SECURITIES
                             ----------------------

             The date of this prospectus is                , 2001.

[ALTERNATE INTERNATIONAL PAGE]



                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    8
Forward-Looking Statements..................................   15
Use of Proceeds.............................................   16
Dividend Policy.............................................   16
Capitalization..............................................   17
Dilution....................................................   18
Selected Financial Data.....................................   19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Business....................................................   36
Management..................................................   57
Stock Ownership of Principal Stockholders and Management....   64
Certain Relationships and Related Party Transactions........   66
Description of Indebtedness.................................   69
Description of Our Capital Stock............................   71
Shares Eligible for Future Sale.............................   74
Certain United States Federal Tax Consequences to Non-United
  States Holders............................................   76
Underwriting................................................   79
Legal Matters...............................................   83
Experts.....................................................   84
Where You Can Find More Information.........................   84
Index to Financial Statements...............................  F-1
Index to Unaudited Pro Forma and Pro Forma As Adjusted
  Combined and Consolidated Financial Information...........  P-1


                            ------------------------


     You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

[Alternate International Page]

                                  UNDERWRITING


     We intend to offer the shares outside the U.S. and Canada through the international managers and in the U.S. and Canada through the U.S. underwriters. Merrill Lynch International, Salomon Brothers International Limited, Bank of America International Limited, CIBC World Markets plc, Deutsche Bank AG London, Lehman Brothers International (Europe), Jefferies International Limited and SunTrust Equitable Securities Corporation are acting as lead managers for the international managers named below. Subject to the terms and conditions described in an international purchase agreement among us and the international managers, and concurrently with the sale of 10,680,000 shares to the U.S. underwriters, we have agreed to sell to the international managers, and the international managers severally have agreed to purchase from us, the number of shares listed opposite their names below.



                                                               NUMBER
                                                              OF SHARES
INTERNATIONAL MANAGER                                         ---------
Merrill Lynch International.................................
Salomon Brothers International Limited......................
Bank of America International Limited.......................
CIBC World Markets plc......................................
Deutsche Bank AG London.....................................
Lehman Brothers International (Europe)......................
Jefferies International Limited.............................
SunTrust Equitable Securities Corporation...................
                                                              ---------
             Total..........................................  2,670,000
                                                              =========



     We have also entered into a U.S. purchase agreement with U.S. underwriters for sale of the shares in the U.S. and Canada for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc of America Securities LLC, CIBC World Markets Corp., Deutsche Banc Alex M Brown Inc., Lehman Brothers Inc., Jefferies & Company, Inc. and SunTrust Equitable Securities Corporation are acting as U.S. representatives. Subject to the terms and conditions in the U.S. purchase agreement, and concurrently with the sale of 2,670,000 shares to the international managers pursuant to the international purchase agreement, we have agreed to sell to the U.S. underwriters and the U.S. underwriters severally have agreed to purchase 10,680,000 shares from us. The initial public offering price per share and the total underwriting discount per share are identical under the international purchase agreement and the U.S. purchase agreement.


     The international managers and the U.S. underwriters have agreed to purchase all of the shares sold under the international and the U.S. purchase agreements if any of these shares are purchased. If an underwriter defaults, the international and U.S. purchase agreements provide that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreements may be terminated. The closings for the sale of shares to be purchased by the international managers and the U.S. underwriters are conditioned on one another.

     We have agreed to indemnify the international managers and the U.S. underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the international managers and U.S. underwriters and may be required to make in respect of those liabilities.

     The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

[Alternate International Page]

COMMISSIONS AND DISCOUNTS

     The lead managers have advised us that the international managers propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a
concession not in excess of $     per share. The international managers may
allow, and the dealers may reallow, a discount not in excess of $     per share
to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The following table shows the public offering price, underwriting discount and proceeds before expenses to IASIS Healthcare. The information assumes either no exercise or full exercise by the international managers and the U.S. underwriters of their over-allotment options.

                                                                         WITHOUT    WITH
                                                             PER SHARE   OPTION    OPTION
                                                             ---------   -------   ------
Public offering price......................................      $          $        $
Underwriting discount......................................      $          $        $
Proceeds, before expenses, to IASIS Healthcare.............      $          $        $


     The expenses of the offering, not including the underwriting discount, are estimated at $1,930,000 and are payable by IASIS Healthcare.


OVER-ALLOTMENT OPTION


     We have granted options to the international managers to purchase up to 400,500 additional shares at the public offering price less the underwriting discount. The international managers may exercise these options for 30 days from the date of this prospectus solely to cover any over-allotments. If the international managers exercise these options, each will be obligated, subject to conditions contained in the purchase agreements, to purchase a number of additional shares proportionate to that international manager's initial amount reflected in the above table.



     We have also granted options to the U.S. underwriters, exercisable for 30 days from the date of this prospectus, to purchase up to 1,602,000 additional shares to cover any over-allotments on terms similar to those granted to the international managers.


INTERSYNDICATE AGREEMENT

     The international managers and the U.S. underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the intersyndicate agreement, the international managers and the U.S. underwriters may sell shares to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the intersyndicate agreement, the international managers and any dealer to whom they sell shares will not offer to sell or sell shares to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions under the intersyndicate agreement. Similarly, the U.S. underwriters and any dealer to whom they sell shares will not offer to sell or sell shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions under the intersyndicate agreement.

RESERVED SHARES


     At our request, the underwriters have reserved for sale, at the initial public offering price, up to 1,001,250 shares offered by this prospectus for sale to some of our directors, officers, employees, business associates and related persons. If these persons purchase reserved shares, this will reduce the number of shares available for sale to the general public. Any reserved shares that are not orally confirmed for purchase within one day of the pricing of this offering will be offered by the underwriters to the general public on the same terms as the other shares offered by this prospectus.

[Alternate International Page]

NO SALES OF SIMILAR SECURITIES


     We, our executive officers, directors and holders of substantially all of our currently outstanding shares and options have agreed, with exceptions, not to sell or transfer any common stock for 180 days after the date of this prospectus without first obtaining the prior written consent of Merrill Lynch. Specifically, we and these other individuals have agreed not to directly or indirectly


     - offer, pledge, sell or contract to sell any common stock,

     - sell any option or contract to purchase any common stock,

     - purchase any option or contract to sell any common stock,

     - grant any option, right or warrant for the sale of any common stock,

     - lend or otherwise dispose of or transfer any common stock,

     - request or demand that we file a registration statement related to the common stock, or

     - enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NEW YORK STOCK EXCHANGE LISTING


     The shares have been approved for listing on the New York Stock Exchange under the symbol "IAS." In order to meet the requirements for listing on that exchange, the international managers and the U.S. underwriters have undertaken to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.


     Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations among us and the U.S. representatives and lead managers. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

     - the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

     - our financial information,

     - the history of, and the prospects for, our company and the industry in which we compete,

     - an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

     - the present state of our development, and

     - the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

     An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

NASD REGULATIONS

     The net proceeds from this offering will be used to repay a portion of our outstanding indebtedness under our bank credit facility that consists of a revolving credit facility and tranche A and tranche B term

[Alternate International Page]

loans. Because more than ten percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. participating in the offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8). This rule requires that the public offering price of an equity security be no higher than the price recommended by a qualified independent underwriter which has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Merrill Lynch has agreed to act as qualified independent underwriter for the offering. The price of the shares will be no higher than that recommended by Merrill Lynch.

PRICE STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

     Until the distribution of the shares is completed, SEC rules may limit underwriters from bidding for and purchasing our common stock. However, the U.S. representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

     The underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

     Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the U.S. representatives makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.


UK SELLING RESTRICTIONS



     Each international manager has agreed that



     - it has not offered or sold and will not offer or sell any shares of common stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

[Alternate International Page]


     - it has completed and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom; and



     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of common stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 as amended by the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom such document may otherwise lawfully be issued or passed on.



NO PUBLIC OFFERING OUTSIDE THE UNITED STATES



     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus or any other material relating to our company or shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.



     Purchasers of the shares offered by this prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover page of this prospectus.



INTERNET DISTRIBUTION



     Merrill Lynch will be facilitating internet distribution for the offering to some of its internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by Merrill Lynch. Other than the prospectus in electronic format, the information on the Merrill Lynch website relating to the offering is not a part of this prospectus.


OTHER RELATIONSHIPS


     Certain of the underwriters or their affiliates may from time to time provide investment banking, commercial banking or other services to us or Joseph Littlejohn & Levy, Inc. In addition, an affiliate of CIBC World Markets Corp. is one of our indirect equity investors. Jay Bloom, one of our directors, is a Managing Director of CIBC World Markets and is a Managing Director of Trimaran Fund II, L.L.C., an indirect equity investor in our company.



                                 LEGAL MATTERS



     Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as special counsel to IASIS, is passing upon the validity of the shares offered by the company and certain other legal matters in connection with this offering. Bass, Berry & Sims PLC, Nashville, Tennessee, is also passing on certain legal matters for IASIS. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, also represents JLL Healthcare, LLC and its affiliates from time to time. Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, is acting as legal counsel to the underwriters.

[Alternate International Page]


                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated and combined financial statements at September 30, 2000 and 1999 and for the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The combined financial statements of the Tenet Hospitals as of May 31, 1999 and 1998, and for each of the years in the three-year period ended May 31, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


     We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Tenet Hospitals' past combined financial statements included in this registration statement.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the SEC. We filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement nor all of the exhibits and schedules. Additional information about our company and the common stock included in the registration statement and the exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits and schedules filed may be inspected without charge at the public reference room maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Information on the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this Web site is http://www.sec.gov. Our public files are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

[Alternate International Page]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               13,350,000 SHARES


                                  [IASIS LOGO]

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS

                             ----------------------

                          MERRILL LYNCH INTERNATIONAL
                              SALOMON SMITH BARNEY
                     BANK OF AMERICA INTERNATIONAL LIMITED
                               CIBC WORLD MARKETS
                                 DEUTSCHE BANK
                                LEHMAN BROTHERS
                        JEFFERIES INTERNATIONAL LIMITED
                         SUNTRUST EQUITABLE SECURITIES

                                            , 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:


SEC registration fee........................................  $   61,410.00
NASD filing fee.............................................      24,937.50
Printing and engraving costs................................      *
Legal fees and expenses.....................................      *
Accounting fees and expenses................................      *
NYSE listing fee............................................      *
Miscellaneous...............................................      *
                                                              ----------
     Total..................................................  $   *
                                                              ==========


---------------
* To be completed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act. Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require, among other things, that IASIS indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act.


     As permitted by the DGCL, our amended and restated certificate of incorporation, a copy of which is filed as Exhibit 3.1 to this Registration Statement, eliminates all liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.



     Our amended and restated by-laws, a copy of which is filed as Exhibit 3.4 to this Registration Statement, provides us with the authority to indemnify our directors, officers and agents to the full extent allowed by the laws of the State of Delaware.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


     On October 15, 1999, we issued 435,617 shares of our common stock and 5,311 shares of our mandatorily redeemable Series B preferred stock in connection with the merger of a subsidiary of our company with a management company owned by certain members of our management. The shares of common stock issued in the merger were valued at $4,149,000 and the shares of preferred stock were valued at $5,311,000. On October 15, 1999, we sold 160,000 shares of our mandatorily redeemable Series A preferred stock to four purchasers for aggregate consideration of $160,000,000. On July 21, 2000, we issued 3,532 shares of our common stock and 43.08 shares of our mandatorily redeemable Series B preferred stock in settlement of a dispute with one of our former employees. On December 15, 2000, we sold 152,501 shares of our common stock to certain of our existing stockholders for aggregate consideration of $1,452,443. We have sold shares of our common stock to our former employees pursuant to the exercise of stock options in the amounts, on the dates and for the consideration as follows: 3,675 shares on July 30, 2000 for $35,000; 11,359 shares on November 29, 2000 for $108,190; 6,197 shares on November 30, 2000 for $59,018; 14,541 shares on January 18, 2001 for $138,490; 7,444 shares on January
25, 2001 for $70,900; and 7,444 shares on January 26, 2001 for $70,900. The shares issued in each of the above transactions were issued in a private transaction exempt under Section 4(2) of the Securities Act, which exempts sales of securities that do not involve a public offering.


     On October 15, 1999, we issued an aggregate principal amount of $230,000,000 of our 13% Senior Subordinated Notes due 2009 in offerings under Rule 144A and Regulation S.


     On October 26, 2000, we exchanged 160,000 shares of our Series A preferred stock and 5,311 shares of our Series B preferred stock for an aggregate of 17,357,671 shares of our common stock. The exchange was exempt under Section 3(a)(9) of the Securities Act, which exempts exchanges of securities solely between an issuer and its security holders.



     Pursuant to an Agreement and Plan of Reorganization, upon the closing of this offering JLL Healthcare, LLC will transfer to us the 27,974,625 shares of common stock it owns in exchange for us issuing to JLL Healthcare, LLC an amount of newly issued common stock that maintains JLL Healthcare's current ownership percentage, after completing the stock split that is described in the prospectus that is part of this registration statement. The exchange will be exempt under
Section 3(a)(9) of the Securities Act, which exempts exchanges of securities solely between an issuer and its security holders.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement
  2.1     Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC
          Holdings, Inc., PHC/Psychiatric Healthcare Corporation,
          PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley
          Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-
          Jordan Valley, Inc., Paracelsus PHC Regional Medical Center,
          Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare
          of Utah, Inc. and JLL Hospital, LLC(1)
  2.2     Asset Sale Agreement between Tenet Healthcare Corporation
          and JLL Hospital, LLC, dated August 15, 1999(1)
  2.3     Amendment No. 1 to Asset Sale Agreement, made and entered
          into as of October 15, 1999, by and between Tenet Healthcare
          Corporation and IASIS Healthcare Corporation(1)
  2.4     Amendment No. 2 to Asset Sale Agreement, made and entered
          into as of October 15, 1999, by and between Tenet Healthcare
          Corporation and IASIS Healthcare Corporation(1)
  2.5     Asset Sale Agreement between Odessa Hospital, Ltd., and JLL
          Hospital, LLC, dated as of August 15, 1999(1)
  2.6     Amendment No. 1 to Asset Sale Agreement, dated as of October
          15, 1999, by and between Odessa Hospital, Ltd. and IASIS
          Healthcare Corporation(1)
  2.7     Agreement and Plan of Reorganization between JLL Healthcare,
          LLC and IASIS Healthcare Corporation**
  3.1     Amended and Restated Certificate of Incorporation of IASIS
          Healthcare Corporation
  3.2     Amended and Restated By-Laws of IASIS Healthcare Corporation
  4.1     Specimen of Common Stock Certificate

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.2     Indenture, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, the Delaware and Limited Partnership
          Subsidiary Guarantors and The Bank of New York, as
          Trustee(1)
  4.3     Supplemental Indenture, dated October 25, 1999, among IASIS
          Healthcare Corporation, the Delaware and Limited Partnership
          Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as
          guaranteeing subsidiary and The Bank of New York, as
          Trustee(1)
  4.4     Supplemental Indenture, dated November 4, 1999, among IASIS
          Healthcare Corporation, the Delaware, Limited Partnership
          and Arizona Subsidiary Guarantors, the Utah Subsidiary
          Guarantor, as guaranteeing subsidiary and The Bank of New
          York, as Trustee(1)
  4.5     Senior Subordinated Guarantee, dated October 15, 1999 by the
          Delaware and Limited Partnership Subsidiary Guarantors in
          favor of (i) the holders of IASIS Healthcare Corporation's outstanding 13% Senior Subordinated Notes due 2009 and 13%
          Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration
          Statement and (ii) the Bank of New York, as Trustee under
          the Indenture governing the above-referenced notes(1)
  4.6     Senior Subordinated Guarantee, dated October 25, 1999 by the
          Arizona Subsidiary Guarantor in favor of (i) the holders of
          IASIS Healthcare Corporation's outstanding 13% Senior
          Subordinated Notes due 2009 and 13% Senior Subordinated
          Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the
          above-referenced notes(1)
  4.7     Senior Subordinated Guarantee, dated November 4, 1999 by the
          Utah Subsidiary Guarantor in favor of (i) the holders of
          IASIS Healthcare Corporation's outstanding 13% Senior
          Subordinated Notes due 2009 and 13% Senior Subordinated
          Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the
          above-referenced notes(1)
  4.8     Form of IASIS Healthcare Corporation 13% Senior Subordinated
          Exchange Note due 2009(1)
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
 10.1     Stockholders Agreement, dated as of October 8, 1999, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC,
          Paracelsus Healthcare Corporation and each of the other
          investors listed thereto(1)
 10.2     Amendment to Stockholders Agreement dated December 19, 2000, by and among IASIS Healthcare Corporation, JLL Healthcare,
          LLC, BTIP/Berenson Minella and Berenson Minella Investments
          LLC(4)
 10.3     Amendment to Stockholders Agreement dated February 6, 2001 between IASIS Healthcare Corporation and JLL Healthcare, LLC
 10.4     Credit Agreement, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, Various Lenders, J.P. Morgan
          Securities Inc. and The Bank of Nova Scotia, as Co-Lead
          Arrangers and Co-Book Runners, Paribas, as Documentation
          Agent, The Bank of Nova Scotia, as Syndication Agent, and
          Morgan Guaranty Trust Company of New York, as Administrative
          Agent(1)
 10.5     First Amendment, dated as of November 16, 1999, to the
          Credit Agreement, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, Various Lenders, J.P. Morgan
          Securities Inc. and The Bank of Nova Scotia, as Co-Lead
          Arrangers and Co-Book Runners, Paribas, as Documentation
          Agent, The Bank of Nova Scotia, as Syndication Agent, and
          Morgan Guaranty Trust Company of New York, as Administrative
          Agent(1)
 10.6     Security Agreement, dated as of October 15, 1999, between
          IASIS Healthcare Corporation, Various Subsidiaries of IASIS
          Healthcare Corporation and Morgan Guaranty Trust Company of
          New York, as Collateral Agent(1)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.7     Pledge Agreement, dated as of October 15, 1999, between
          IASIS Healthcare Corporation, Various Subsidiaries of IASIS
          Healthcare Corporation and Morgan Guaranty Trust Company of
          New York, as Collateral Agent(1)
 10.8     Subsidiaries Guaranty, dated as of October 15, 1999 (as
          amended, restated, modified and/or supplemented from time to time), made by each of the Subsidiary Guarantors of IASIS
          Healthcare Corporation(1)
 10.9     Hypothecation Agreement, dated as of October 15, 1999 (as
          amended, restated, modified and/or supplemented from time to time), among each of the pledgors party thereto in favor of
          Morgan Guaranty Trust Company of New York, as Collateral
          Agent(1)
 10.10    Employee Leasing Agreement, dated as of October 15, 1999, by and among IASIS Healthcare Corporation and Tenet Healthcare
          Corporation and certain subsidiaries of Tenet Healthcare
          Corporation(1)
 10.11    Tenet Buypower Purchasing Assistance Agreement, dated as of
          October 15, 1999, by and between IASIS Healthcare
          Corporation and Tenet HealthSystem Medical, Inc.(1)
 10.12    IASIS Healthcare Corporation 2000 Stock Option Plan(2)
 10.13    Form of Employment Agreement between IASIS Healthcare
          Corporation and each of Messrs. C. Wayne Gower and John K.
          Crawford(3)
 10.14    Pioneer Hospital Lease dated as of May 15, 1996, by and
          between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley, Hospital, Inc., as Tenant(3)
 10.15    First Amendment to Pioneer Hospital Lease by and between AHP of Utah, Inc., as Landlord, and Paracelsus Pioneer Valley
          Hospital, Inc., as Tenant(3)
 10.16    Second Amendment to Lease dated as of November 6, 1996, by and between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley Hospital, Inc., as Tenant(3)
 10.17    Third Amendment to Lease dated as of March 18, 1999, by and between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley Hospital, Inc., as Tenant(3)
 10.18    Lease dated as of July 29, 1977, by and between Sierra
          Equities, Inc., as Landlord, and Mesa General Hospital,
          Inc., as Tenant(3)
 10.19    Addendum to Lease entered into by and between Sierra
          Equities, Inc., as Landlord, and Mesa General Hospital,
          Inc., as Tenant(3)
 10.20    Conforming Amendment to Lease dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa
          General Hospital, Inc., as Tenant(3)
 10.21    Amendment to Hospital Lease dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa
          General Hospital, L.P., as Tenant(3)
 10.22    Facility Lease dated as of February 1, 1995, between
          Meditrust of Arizona, Inc., as Lessor, and OrNda Healthcorp
          of Phoenix, Inc., as Lessee(3)
 10.23    Contract between Arizona Health Care Cost Containment System
          Administration and Health Choice Arizona(3)
 10.24    Amendment to Contract between Arizona Healthcare Cost
          Containment System Administration and Health Choice Arizona,
          effective October 1, 2000(4)
 10.25    Employment Agreement dated February 7, 2001 between IASIS
          Healthcare Corporation and David R. White
 10.26    Form of Indemnification Agreement
 10.27    Tax Sharing Agreement between IASIS Healthcare Corporation and JLL Healthcare, LLC**
 21       Subsidiaries of IASIS Healthcare Corporation(3)
 23.1     Consent of Ernst & Young LLP

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 23.2     Consent of KPMG LLP*
 23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (Included in Exhibit 5.1)
 24.1     Power of Attorney (included on the signature page of this
          Registration Statement)


---------------

 * Denotes documents previously filed.



** Denotes documents to be filed by amendment.


(1) Incorporated reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-94521).

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.


(4)Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.



     (b) Financial Statement Schedules



        None.


ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     - For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     - For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Franklin, State of Tennessee on the 13th day of February, 2001.


                                          IASIS HEALTHCARE CORPORATION

                                          By: /s/ DAVID R. WHITE
                                            ------------------------------------
                                              David R. White
                                              Chairman of the Board and
                                              Chief Executive Officer


     Each person whose signature appears below constitutes and appoints David R. White, John K. Crawford and Frank A. Coyle, and each of them individually without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connections therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by the virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on its behalf by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                   TITLE                        DATE
                   ---------                                   -----                        ----

/s/ DAVID R. WHITE                                Chairman of the Board and Chief     February 13, 2001
------------------------------------------------    Executive Officer (Principal
David R. White                                      Executive Officer)

/s/ JOHN K. CRAWFORD                              Executive Vice President, Chief     February 13, 2001
------------------------------------------------    Financial Officer and Director
John K. Crawford                                    (Principal Financial and
                                                    Accounting Officer)

/s/ R. CLAYTON MCWHORTER                                      Director                February 13, 2001
------------------------------------------------
R. Clayton McWhorter

*                                                             Director                February 13, 2001
------------------------------------------------
C. Wayne Gower

*                                                             Director                February 13, 2001
------------------------------------------------
Paul S. Levy

                   SIGNATURE                                   TITLE                        DATE
                   ---------                                   -----                        ----
*                                                             Director                February 13, 2001
------------------------------------------------
David Y. Ying

*                                                             Director                February 13, 2001
------------------------------------------------
Jeffrey C. Lightcap

*                                                             Director                February 13, 2001
------------------------------------------------
Anthony Grillo

*                                                             Director                February 13, 2001
------------------------------------------------
Ramsey A. Frank

*                                                             Director                February 13, 2001
------------------------------------------------
Frank J. Rodriquez

*                                                             Director                February 13, 2001
------------------------------------------------
Michael S. Berk

*                                                             Director                February 13, 2001
------------------------------------------------
Jay R. Bloom

*                                                             Director                February 13, 2001
------------------------------------------------
Robert F. Kiss

/s/ JOHN K. CRAWFORD                                                                  February 13, 2001
------------------------------------------------
*John K. Crawford, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement
  2.1     Recapitalization Agreement, dated as of August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC
          Holdings, Inc., PHC/Psychiatric Healthcare Corporation,
          PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley
          Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-
          Jordan Valley, Inc., Paracelsus PHC Regional Medical Center,
          Paracelsus Davis Hospital, Inc., PHC Utah, Inc., Clinicare
          of Utah, Inc. and JLL Hospital, LLC(1)
  2.2     Asset Sale Agreement between Tenet Healthcare Corporation
          and JLL Hospital, LLC, dated August 15, 1999(1)
  2.3     Amendment No. 1 to Asset Sale Agreement, made and entered
          into as of October 15, 1999, by and between Tenet Healthcare
          Corporation and IASIS Healthcare Corporation(1)
  2.4     Amendment No. 2 to Asset Sale Agreement, made and entered
          into as of October 15, 1999, by and between Tenet Healthcare
          Corporation and IASIS Healthcare Corporation(1)
  2.5     Asset Sale Agreement between Odessa Hospital, Ltd., and JLL
          Hospital, LLC, dated as of August 15, 1999(1)
  2.6     Amendment No. 1 to Asset Sale Agreement, dated as of October
          15, 1999, by and between Odessa Hospital, Ltd. and IASIS
          Healthcare Corporation(1)
  2.7     Agreement and Plan of Reorganization between JLL Healthcare,
          LLC and IASIS Healthcare Corporation**
  3.1     Amended and Restated Certificate of Incorporation of IASIS
          Healthcare Corporation
  3.2     Amended and Restated By-Laws of IASIS Healthcare Corporation
  4.1     Specimen of Common Stock Certificate
  4.2     Indenture, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, the Delaware and Limited Partnership
          Subsidiary Guarantors and The Bank of New York, as
          Trustee(1)
  4.3     Supplemental Indenture, dated October 25, 1999, among IASIS
          Healthcare Corporation, the Delaware and Limited Partnership
          Subsidiary Guarantors, the Arizona Subsidiary Guarantor, as
          guaranteeing subsidiary and The Bank of New York, as
          Trustee(1)
  4.4     Supplemental Indenture, dated November 4, 1999, among IASIS
          Healthcare Corporation, the Delaware, Limited Partnership
          and Arizona Subsidiary Guarantors, the Utah Subsidiary
          Guarantor, as guaranteeing subsidiary and The Bank of New
          York, as Trustee(1)
  4.5     Senior Subordinated Guarantee, dated October 15, 1999 by the
          Delaware and Limited Partnership Subsidiary Guarantors in
          favor of (i) the holders of IASIS Healthcare Corporation's outstanding 13% Senior Subordinated Notes due 2009 and 13%
          Senior Subordinated Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration
          Statement and (ii) the Bank of New York, as Trustee under
          the Indenture governing the above-referenced notes(1)
  4.6     Senior Subordinated Guarantee, dated October 25, 1999 by the
          Arizona Subsidiary Guarantor in favor of (i) the holders of
          IASIS Healthcare Corporation's outstanding 13% Senior
          Subordinated Notes due 2009 and 13% Senior Subordinated
          Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the
          above-referenced notes(1)
  4.7     Senior Subordinated Guarantee, dated November 4, 1999 by the
          Utah Subsidiary Guarantor in favor of (i) the holders of
          IASIS Healthcare Corporation's outstanding 13% Senior
          Subordinated Notes due 2009 and 13% Senior Subordinated
          Exchange Notes due 2009 to be issued in the Exchange Offer and covered by this Registration Statement and (ii) the Bank of New York, as Trustee under the Indenture governing the
          above-referenced notes(1)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.10    Form of IASIS Healthcare Corporation 13% Senior Subordinated
          Exchange Note due 2009(1)
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
 10.1     Stockholders Agreement, dated as of October 8, 1999, by and among IASIS Healthcare Corporation, JLL Healthcare, LLC,
          Paracelsus Healthcare Corporation and each of the other
          investors listed thereto(1)
 10.2     Amendment to Stockholders Agreement dated December 19, 2000, by and among IASIS Healthcare Corporation, JLL Healthcare,
          LLC, BTIP/Berenson Minella and Berenson Minella Investments
          LLC(4)
 10.3     Amendment to Stockholders Agreement dated February 6, 2001 by and between IASIS Healthcare Corporation and JLL
          Healthcare, LLC
 10.4     Credit Agreement, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, Various Lenders, J.P. Morgan
          Securities Inc. and The Bank of Nova Scotia, as Co-Lead
          Arrangers and Co-Book Runners, Paribas, as Documentation
          Agent, The Bank of Nova Scotia, as Syndication Agent, and
          Morgan Guaranty Trust Company of New York, as Administrative
          Agent(1)
 10.5     First Amendment, dated as of November 16, 1999, to the
          Credit Agreement, dated as of October 15, 1999, among IASIS
          Healthcare Corporation, Various Lenders, J.P. Morgan
          Securities Inc. and The Bank of Nova Scotia, as Co-Lead
          Arrangers and Co-Book Runners, Paribas, as Documentation
          Agent, The Bank of Nova Scotia, as Syndication Agent, and
          Morgan Guaranty Trust Company of New York, as Administrative
          Agent(1)
 10.6     Security Agreement, dated as of October 15, 1999, between
          IASIS Healthcare Corporation, Various Subsidiaries of IASIS
          Healthcare Corporation and Morgan Guaranty Trust Company of
          New York, as Collateral Agent(1)
 10.7     Pledge Agreement, dated as of October 15, 1999, between
          IASIS Healthcare Corporation, Various Subsidiaries of IASIS
          Healthcare Corporation and Morgan Guaranty Trust Company of
          New York, as Collateral Agent(1)
 10.8     Subsidiaries Guaranty, dated as of October 15, 1999 (as
          amended, restated, modified and/or supplemented from time to time), made by each of the Subsidiary Guarantors of IASIS
          Healthcare Corporation(1)
 10.9     Hypothecation Agreement, dated as of October 15, 1999 (as
          amended, restated, modified and/or supplemented from time to time), among each of the pledgors in favor of Morgan
          Guaranty Trust Company of New York, as Collateral Agent(1)
 10.10    Employee Leasing Agreement, dated as of October 15, 1999, by and among IASIS Healthcare Corporation and Tenet Healthcare
          Corporation and certain subsidiaries of Tenet Healthcare
          Corporation(1)
 10.11    Tenet BuyPower Purchasing Assistance Agreement, dated as of
          October 15, 1999, by and between IASIS Healthcare
          Corporation and Tenet HealthSystem Medical, Inc.(1)
 10.12    IASIS Healthcare Corporation 2000 Stock Option Plan(2)
 10.13    Form of Employment Agreement between IASIS Healthcare
          Corporation and each of Messrs. C. Wayne Gower and John K.
          Crawford(3)
 10.14    Pioneer Hospital Lease dated as of May 15, 1996, by and
          between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley, Hospital, Inc., as Tenant(3)
 10.15    First Amendment to Pioneer Hospital Lease by and between AHP of Utah, Inc., as Landlord, and Paracelsus Pioneer Valley
          Hospital, Inc., as Tenant(3)
 10.16    Second Amendment to Lease dated as of November 6, 1996, by and between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley Hospital, Inc., as Tenant(3)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.17    Third Amendment to Lease dated as of March 18, 1999, by and between AHP of Utah, Inc., as Landlord, and Paracelsus
          Pioneer Valley Hospital, Inc., as Tenant(3)
 10.18    Lease dated as of July 29, 1977, by and between Sierra
          Equities, Inc., as Landlord, and Mesa General Hospital,
          Inc., as Tenant(3)
 10.19    Addendum to Lease entered into by and between Sierra
          Equities, Inc., as Landlord, and Mesa General Hospital,
          Inc., as Tenant(3)
 10.20    Conforming Amendment to Lease dated as of June 10, 1991, by and between Sierra Equities, Inc., as Landlord, and Mesa
          General Hospital, Inc., as Tenant(3)
 10.21    Amendment to Hospital Lease dated as of October 31, 2000, by and between Sierra Equities, Inc., as Landlord, and Mesa
          General Hospital, L.P., as Tenant(3)
 10.22    Facility Lease dated as of February 1, 1995, between
          Meditrust of Arizona, Inc., as Lessor, and OrNda Healthcorp
          of Phoenix, Inc., as Lessee(3)
 10.23    Contract between Arizona Health Care Cost Containment System
          Administration and Health Choice Arizona(3)
 10.24    Amendment to Contract between Arizona Health Care Cost
          Containment System and Health Choice Arizona, effective
          October 1, 2000(4)
 10.25    Employment Agreement dated February 7, 2001 between IASIS
          Healthcare Corporation and David R. White
 10.26    Form of Indemnification Agreement
 10.27    Tax Sharing Agreement between IASIS Healthcare Corporation and JLL Healthcare, LLC**
 21       Subsidiaries of IASIS Healthcare Corporation(3)
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of KPMG LLP*
 23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)
 24.1     Power of Attorney (included on the signature page of this
          Registration Statement)


---------------

  *Denotes documents previously filed.



 ** Denotes documents to be filed by amendment.


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-94521).

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.


(4)Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.